                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [ ]  CONFIDENTIAL, FOR USE OF THE
                                                 COMMISSION ONLY (AS PERMITTED
                                                 BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                                Comdisco, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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

                              [logo of comdisco]
                             6111 North River Road
                           Rosemont, Illinois 60018

                                                    Nicholas K. Pontikes
                                                    President
                                                    and Chief Executive
                                                    Officer

                              March 20, 2000

Dear Fellow Stockholders:

On behalf of your board of directors and your management, I cordially invite you to attend our special meeting of stockholders. It will be held on Thursday, April 20, 2000, beginning at 10:00 a. m. (C.S.T.), at Comdisco's corporate office located at 6111 North River Road, Rosemont, Illinois 60018.

At the special meeting you will be asked to consider and approve a proposal that we refer to in the enclosed proxy statement as our "tracking stock proposal." Under the tracking stock proposal, we would amend and restate our current certificate of incorporation to:

  .  increase the number of our authorized shares of common stock,

  .  authorize Comdisco to issue our common stock in multiple series, and

  .  to initially designate two new series of common stock.

One new series of common stock, our Ventures Tracking Stock, is intended to track the performance of Comdisco Ventures, our venture financing business, through which we have provided equity-linked financing products to venture-stage companies since 1987. Your existing common stock will be reclassified into the other new series of common stock, our Comdisco Stock, that is intended to track our other businesses, including our technology services businesses and our global equipment leasing businesses that we refer to as Comdisco Group. Also, as part of the tracking stock proposal you will be asked to consider and approve the creation of a stock-based compensation plan for management of Comdisco Ventures and the amendment and restatement of some of our stock compensation plans to allow us to issue any designated series of common stock under those plans.

The board of directors unanimously recommends that you adopt the tracking stock proposal. The board of directors adopted the tracking stock proposal following its review of various alternatives to support our strategic objectives and to increase the overall return to stockholders. The board of directors believes that the recent historical price performance of our existing common stock has failed to adequately reflect the value of the various businesses of Comdisco, including our venture financing business. The board of directors believes that the tracking stock proposal will, among other things:

  . enable investors to review separate financial information about Comdisco Ventures and separately value Ventures Tracking Stock. This should encourage investors and analysts to focus more attention on Comdisco Ventures and its contribution to the value of Comdisco.

  . enable us to issue Ventures Tracking Stock in one or more private or public financings, thus raising capital for Comdisco Group and/or Comdisco Ventures.

  . provide us with greater flexibility in responding to strategic opportunities, such as acquisitions, by allowing us to issue either Comdisco Stock or Ventures Tracking Stock, as appropriate under the circumstances.

  . enable us to attract, retain and motivate the senior management and employees of Comdisco Ventures through the issuance of stock-based compensation tied to Ventures Tracking Stock.

  . preserve the financial, tax, strategic and operational benefits of being a single enterprise.

If you approve the tracking stock proposal, we currently plan to offer to the public for cash, shares of Ventures Tracking Stock representing approximately 15% of the initial equity value of Comdisco Ventures, subject to market and other conditions.

We expect that we will first issue Ventures Tracking Stock in our fiscal year 2000. Comdisco Group initially will hold the remaining equity value of Comdisco Ventures that is not represented by issued Ventures Tracking Stock.

We currently intend to distribute Ventures Tracking Stock representing the remainder of Comdisco's retained interest in Comdisco Ventures to the holders of Comdisco Stock at some time in the future, although we will not be obligated to do so.

We have included for your convenience, in "Q and A" format, a summary of certain questions you may have about the special meeting and the tracking stock proposal and our answers to these questions beginning on page 1 of the proxy statement.

Please also see page 25 for a discussion of the material risk factors you should consider relating to the tracking stock proposal.

The vote of each and every stockholder is most important to us. We are grateful that so many of you have in the past exercised your right to vote your shares.

Whether or not you plan to attend, please sign and return the enclosed proxy in the accompanying envelope, vote via telephone, or vote via the Internet as set forth in the proxy, as soon as possible so that your shares will be voted at the meeting.

Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose. We look forward to seeing you at this meeting.

Thank you for your cooperation and continued support and interest in Comdisco.

                                          Regards,

                                          Nicholas K. Pontikes

This proxy statement is dated March 20, 2000 and was first mailed to Comdisco stockholders on March 28, 2000.

                             6111 North River Road
                           Rosemont, Illinois 60018

  Notice of Special Meeting of Stockholders To Be Held on Thursday, April 20,
                                   2000

We will hold a special meeting of stockholders of Comdisco, Inc., a Delaware corporation, at our corporate office at 6111 North River Road, Rosemont, Illinois 60018 on Thursday, April 20, 2000, beginning at 10:00 a.m. (C.S.T.) in the first floor auditorium.

The special meeting will be held to consider and vote upon our proposal that would authorize Comdisco to:

  (1)amend and restate Comdisco's certificate of incorporation to:

    . designate two series of common stock of Comdisco, of which shares initially would be designated as "Comdisco, Inc.--Comdisco Stock," and "Comdisco, Inc.--Ventures Tracking Stock;"

    . reclassify each outstanding share of the existing common stock of Comdisco as one share of Comdisco Stock;

    . authorize the board of directors to create additional series of common stock other than Comdisco Stock and Ventures Tracking Stock; and

    . increase the number of shares of common stock authorized for issuance from 750,000,000 shares to 1,800,000,000 shares.

  (2) establish the Comdisco Ventures Management Incentive Plan to allow us to issue Ventures Tracking Stock to the senior management of Comdisco Ventures.

  (3) amend and restate the following stock based compensation plans to allow us in the future to issue Comdisco Stock, Ventures Tracking Stock and any other subsequently designated series of common stock under those plans:

    .  1998 Long-Term Stock Ownership Incentive Plan;

    .  1999 Non-Employee Directors Stock Option Plan; and

    .  U.S. Employee Stock Purchase Plan.

A complete copy of our certificate of incorporation as proposed to be amended and restated in accordance with the tracking stock proposal is attached as Annex II to this proxy statement, and is referred to in this proxy statement as our "restated charter." A copy of the Comdisco Ventures Management Incentive Plan as proposed to be adopted is attached as Annex III. Copies of the stock-based compensation plans as proposed to be amended and restated in accordance with the tracking stock proposal are attached as Annexes IV, V and VI to this proxy statement.

We refer to this proposal in this proxy statement as the "tracking stock proposal." We describe the proposal in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

Only stockholders of record at the close of business on March 27, 2000, are entitled to notice and to vote at the special meeting. For at least ten days prior to the special meeting, a list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the special meeting, during ordinary business hours at Comdisco's corporate office.
[COMDISCO LOGO]

Stockholders are cordially invited to attend the special meeting. However, whether or not a stockholder plans to attend, each stockholder entitled to vote is urged to vote by one of the following methods: (i) signing, dating and promptly returning the enclosed proxy card in the accompanying envelope, (ii) by using a toll-free telephone number as described on the enclosed proxy card or (iii) by using the Internet address as described on the enclosed proxy card.

The proxy statement and proxy card are enclosed with this notice.

                                          By order of the Board of Directors

                                          PHILIP A. HEWES
                                          Secretary

New York, New York

March 20, 2000.

                                   IMPORTANT

Please complete, sign and return the enclosed proxy card immediately or use the telephone voting procedure or Internet voting procedure. A return envelope, which requires no postage if mailed in the United States, is enclosed.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND OUR TRACKING STOCK
 PROPOSAL.................................................................   1

SUMMARY OF OUR TRACKING STOCK PROPOSAL....................................   8

RISK FACTORS..............................................................  25

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.................  31

INFORMATION ABOUT COMDISCO COMMON STOCK OWNERSHIP.........................  32

COMPENSATION COMMITTEE REPORT.............................................  34

COMDISCO EXECUTIVE OFFICER COMPENSATION AND BENEFITS......................  36

COMDISCO STOCK PRICE PERFORMANCE GRAPH....................................  39

COMMON STOCK PRICE RANGE..................................................  40

THE TRACKING STOCK PROPOSAL...............................................  41

  Amendment and Restatement of Our Current Certificate of Incorporation...  41

  Background and Reasons for the Tracking Stock Proposal..................  41

  Increase in Authorized Common Stock.....................................  43

  Initial Issuance of Ventures Tracking Stock.............................  44

  Options, Awards and Rights to Purchase relating to Ventures Tracking
   Stock..................................................................  44

  Subsequent Issuances of Ventures Tracking Stock.........................  45

  Distribution of Comdisco Group's Retained Interest in Comdisco Ventures.  45

  Description of Comdisco Stock and Ventures Tracking Stock...............  46
    Authorized Stock and Designations of Series of Common Stock...........  46
    Conversion and Redemption.............................................  47
    Dividends.............................................................  47
    Mandatory Dividend, Redemption or Conversion of Ventures Tracking
     Stock................................................................  48
    Conversion of Ventures Tracking Stock at Option of Comdisco...........  50
    Redemption of Ventures Tracking Stock in Exchange for Stock of
     Subsidiary...........................................................  51
    General Conversion and Redemption Provisions..........................  51
    Voting Rights.........................................................  52
    Liquidation...........................................................  54
    Retained Interest of Comdisco Group in Comdisco Ventures..............  55
    Effectiveness of Certain Terms........................................  57
    Determinations by the Board...........................................  57
    Preemptive Rights.....................................................  58

  Other Provisions of Our Charter, Bylaws and Delaware Law................  58
    Preferred Stock.......................................................  58
    Amended and Restated Rights Agreement.................................  58
    Authorized Shares.....................................................  60
    Classified Board of Directors; Removal of Directors; Limitation on
     Ability to Call Special Meetings.....................................  61
    Business Combinations with Substantial Stockholders...................  61
    Stockholder Proposals and Nominations.................................  62

                                                                            PAGE
                                                                            ----
    Restated Rights Agreement.............................................   62
    Delaware Law..........................................................   62

  Stock Transfer Agent and Registrar......................................   63

  Stock Exchange Listings.................................................   63

  No Dissenters' Rights...................................................   63

  Certain Management and Allocation Policies..............................   63
    General...............................................................   63
    Fiduciary and Management Responsibilities.............................   63
    Preparation of Financial Statements...................................   63
    Treasury Activities...................................................   64
    Competition Between Groups............................................   65
    Transfers of Assets Between Groups....................................   65
    Review of Corporate Opportunities.....................................   65
    Shared Services and Support Activities................................   65
    Taxes.................................................................   66
    Dividend Policy.......................................................   66
    Changes in Policies...................................................   66

  Anti-takeover Considerations............................................   67

  Certain U.S. Federal Income Tax Considerations..........................   67
    Reclassification of Existing Common Stock.............................   68
    Issuance of Ventures Tracking Stock...................................   68
    Conversion of Ventures Tracking Stock into Comdisco Stock.............   69
    Dividends.............................................................   69
    Absence of Authority Regarding Tracking Stock; Possible Legislative,
     Regulatory, or Other Changes.........................................   69
    Certain U.S. Tax Consequences to Non-U.S. Holders.....................   70

  Description of Comdisco Ventures Management Incentive Plan..............   71

  Description of Amended and Restated Stock Plans.........................   72
    The Amended and Restated Incentive Plan...............................   73
    The Amended and Restated Director Plan................................   74
    The Amended and Restated Stock Purchase Plan..........................   75

  Recommendation of the Board of Directors................................   76

INDEPENDENT AUDITORS......................................................   76

LEGAL MATTERS.............................................................   76

Annex I--Illustrations of Certain Terms
Annex II--Comdisco, Inc. Amended and Restated Certificate of Incorporation
Annex III--Comdisco Ventures Management Incentive Plan
Annex IV--Amended and Restated 1998 Long-Term Stock Ownership Incentive
 Plan
Annex V--Amended and Restated 1999 Non-Employee Directors Stock Option
 Plan
Annex VI--Amended and Restated U.S. Employee Stock Purchase Plan
Annex VII--Comdisco Group Description of Business and Financial
 Information
Annex VIII--Comdisco Ventures Description of Business and Financial
 Information

            QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND OUR
                            TRACKING STOCK PROPOSAL

Time, Place And Date Of The Special Meeting

Why did I receive this proxy statement?

We sent you this proxy statement and the enclosed proxy card because Comdisco's board of directors is soliciting your proxy to vote at the special meeting of stockholders. The special meeting will be held on Thursday, April 20, 2000, beginning at 10:00 a.m. (C.S.T.) at our corporate office, 6111 North River Road, Rosemont, Illinois 60018.

At this special meeting, we will ask you to consider and approve the tracking stock proposal described in this proxy statement.

This proxy statement summarizes the information you need to know to vote on an informed basis at the special meeting; however, you do not need to attend the special meeting to vote your shares (under the section entitled "Special Meeting Voting and Record Date", see "How do I vote by proxy?"). We began sending this proxy statement, the attached notice of special meeting and the enclosed proxy card on March 28, 2000, to all stockholders entitled to vote.

The Tracking Stock Proposal

What is the tracking stock proposal?

If you approve the tracking stock proposal we will be authorized to:

(1) amend and restate our current certificate of incorporation to:

  . authorize the board of directors to issue common stock in multiple series, with the initial two series of common stock expected to be Comdisco Stock and Ventures Tracking Stock;

  . re-classify each outstanding share of existing common stock as one share of Comdisco Stock; and

  . increase the total authorized shares of common stock from 750,000,000 to 1,800,000,000.

(2) establish the Comdisco Ventures Management Incentive Plan described in this proxy statement.

(3) amend and restate our 1998 Long-Term Stock Ownership Incentive Plan, our 1999 Non-Employee Directors Stock Option Plan and our U.S. Employee Stock Purchase Plan to allow us to issue Comdisco Stock, Ventures Tracking Stock and any other series of common stock subsequently designated by the board of directors under those plans.

What is "tracking stock"?

"Tracking stock," which people sometimes call "alphabet stock," "letter stock" or "targeted stock," is a type of common stock that the issuing company intends to reflect (or "track") the performance of a particular business. Tracking stock is an equity interest in a corporation with rights determined in part by reference to the performance of specific assets of the corporation.

As mentioned above, we propose creating two new series of common stock, to be designated as Comdisco Stock and Ventures Tracking Stock, in the form of tracking stock.

  . We intend Ventures Tracking Stock to reflect the performance of Comdisco Ventures, our venture financing business.

  . We intend Comdisco Stock to reflect the performance of our other businesses, including our interest in Prism, and our retained interest in Comdisco Ventures. We refer to these businesses and our retained interest in Comdisco Ventures as Comdisco Group.

  . We have allocated, for financial reporting purposes, all Comdisco's consolidated assets, liabilities, revenue, expenses and cash flow between Comdisco Group and Comdisco Ventures. More detailed descriptions of these businesses, and their financial statements, are included as annexes to this proxy statement. We encourage you to review this information before you vote.

We can't assure you that the market values of Comdisco Stock and Ventures Tracking Stock will in fact reflect the performance of Comdisco Group and Comdisco Ventures as we intend. Holders of Comdisco Stock and Ventures Tracking Stock will continue to be common stockholders of Comdisco and, as such, will be subject to risks associated with an investment in Comdisco as a whole and all of our businesses, assets and liabilities.

What happens to my existing common stock when you implement the tracking stock proposal? Do I need to send in my certificates?

If we file our restated charter implementing the tracking stock proposal, that filing will automatically re-classify each of your shares as one share of Comdisco Stock and your existing stock certificate will automatically represent the same number of shares of Comdisco Stock. Since the re-classification is automatic, you do not need to send in your stock certificates or make any notation reflecting the change.

How and when will you first issue Ventures Tracking Stock?

If you approve the tracking stock proposal and it is implemented by the board of directors, we currently plan to offer to the public, for cash, subject to market and other conditions at the time, shares of Ventures Tracking Stock intended to represent approximately 15% of the equity value initially attributed to Comdisco Ventures. We expect that this initial public offering would occur some time in our fiscal year 2000. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on circumstances at the time.

This would leave Comdisco Group with a retained interest intended to represent the remaining equity value initially attributed to Comdisco Ventures that is not represented by issued and outstanding Ventures Tracking Stock.

Instead of an initial public offering for cash, we may first issue Ventures Tracking Stock through a distribution to, or by an offer of exchange with, the holders of Comdisco Stock.

Why are you proposing the tracking stock proposal?

The board of directors believes that designating Comdisco Stock and Ventures Tracking Stock as tracking stocks should:

  . enable investors to review separate financial information about Comdisco Ventures and separately value Ventures Tracking Stock. This should encourage investors and analysts to focus more attention on Comdisco Ventures and its contribution to the value of Comdisco.

  . enable us to issue Ventures Tracking Stock in one or more private or public financings, thus raising capital for Comdisco Group and/or Comdisco Ventures.

  . provide us with greater flexibility in responding to strategic opportunities, such as acquisitions, by allowing us to issue either Comdisco Stock or Ventures Tracking Stock as appropriate under the circumstances.

  . preserve the financial, tax, strategic and operational benefits of being a single enterprise.

The designation of the tracking stocks, together with the creation of the Comdisco Ventures Management Incentive Plan and the amendments of the Comdisco stock plans, will also enable us to issue stock-based compensation tied to Ventures Tracking Stock, thereby providing more focused incentives to management and employees of Comdisco Ventures.

The tracking stock proposal will also provide us with the additional flexibility in the future to designate additional series of common stock with respect to our other businesses, if similar considerations would warrant this action.

Finally, the increase in our authorized common stock which is part of the tracking stock proposal will ensure that Comdisco continues to have sufficient common stock to meet its obligations under its rights plan and compensation plans, while maintaining the ability to sell additional stock or effect stock splits in the future.

Will Comdisco Stock be listed on the NYSE? What about Ventures Tracking Stock?

When we re-classify our existing common stock as Comdisco Stock, it will continue to trade on the NYSE under the symbol "CDO". We currently intend to apply to the NASDAQ National Market for listing of Ventures Tracking Stock.

What voting rights will I have?

On all matters as to which holders of Comdisco Stock and Ventures Tracking Stock will vote together as a single class, and subject to some exceptions and qualifications:

  .  each share of Comdisco Stock will entitle the holder to one vote;

  . each share of Ventures Tracking Stock will entitle the holder, for any particular vote, to one vote prior to the 31st trading day after the effective date of our restated charter and after that date, to a number of votes equal to the average market value of one share of Ventures Tracking Stock divided by the average market value of one share of Comdisco Stock over a specified 20 trading day period prior to the record date of that vote; and

  . in no event will Ventures Tracking Stock represent in excess of 35% of the total voting power of all outstanding shares of the common stock of Comdisco.

Do you intend to pay dividends?

We currently intend to retain all earnings of Comdisco Ventures to finance operations and fund future growth for Comdisco Ventures. We do not expect to pay any dividends on Ventures Tracking Stock for the foreseeable future. We do not expect to change our dividend policy with respect to our currently outstanding existing common stock (which will become Comdisco Stock) as a result of the tracking stock proposal.

What kind of financial information will I receive in the future?

You will continue to receive consolidated financial information for Comdisco as a whole. In addition, you will receive separate operating results and business and financial information for Comdisco Group and Comdisco Ventures.

Will the tracking stock proposal result in a change of control of Comdisco?

No.

Will the tracking stock proposal result in a spin-off?

No. This proposal will not result in a distribution or spin-off of any of our assets or liabilities and will not affect ownership of our assets or responsibility for our liabilities. Holders of Comdisco Stock and Ventures Tracking Stock will all be stockholders of the same company and subject to all risks associated with an investment in Comdisco and all of our businesses, assets and liabilities. These series of common stock do not represent ownership interests in the assets of any business group and do not entitle their holders to any special rights to receive specific assets of any business group.

If I hold my shares through a broker, how do I vote on the tracking stock proposal?

You should contact your broker directly to determine the procedures through which you can vote on the tracking stock proposal.

What are the consequences of my not voting on the tracking stock proposal?

Your failure to vote on the tracking stock proposal will have the same effect as a vote against the proposal.

What are the tax consequences of the tracking stock proposal?

We believe that neither you nor Comdisco will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing common stock into Comdisco Stock. Moreover, we believe that, except where cash is received in lieu of fractional shares, neither you nor Comdisco will recognize any income, gain, or loss upon the distribution of a dividend of Ventures Tracking Stock to the holders of Comdisco Stock, or upon the exchange of Ventures Tracking Stock for Comdisco Stock, as we presently contemplate such transactions would be carried out. There are, however, no court decisions bearing directly on similar transactions, and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. Thus, you should consult a tax advisor.

How does the board of directors recommend I vote on the tracking stock proposal?

The board of directors recommends a vote FOR the tracking stock proposal.

Special Meeting Voting And Record Date

Who can vote?

You are entitled to vote if you owned our existing common stock at the close of business on March 27, 2000. This is called the record date.

How many shares of voting stock are outstanding?

The existing common stock is our only class of voting stock as of the record date. The existing common stock held by Comdisco in treasury is not eligible to vote. On March 1, 2000, there were 152,183,133 shares of our existing common stock outstanding.

How many votes do I have?

Each share of existing common stock that you own entitles you to one vote. The proxy card indicates the number of shares of existing common stock that you owned on the record date and are eligible to vote at the special meeting.

How do I vote in person?

If you owned existing common stock on the record date, you can attend the special meeting. If you plan to attend the special meeting you may vote in person. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the record date.

How do I vote by proxy?

To vote by proxy, you should either:

  . Complete, sign and date the enclosed proxy card and return it promptly, to be received by Comdisco no later than April 19, 2000 at 3:00 p.m. (C.S.T.) in the prepaid envelope provided;

  . Call the toll-free telephone number on the proxy card no later than April 19, 2000 at 3:00 p.m. (C.S.T.) and follow the recorded instructions; or

  . Access ChaseMellon's website registration page through the Internet at http://www.eproxy.com/cdo as identified on the proxy card no later than April 19, 2000 at 3:00 p.m. (C.S.T.) and follow the instructions.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may revoke your proxy in any one of three ways:

  . You may deliver another proxy with a later date any time prior to April 19, 2000 at 3:00 p.m. (C.S.T.).

  . You may notify Comdisco's Secretary, Philip A. Hewes, in writing before the special meeting that you have revoked your proxy.

  .  You may vote in person at the special meeting.

If I plan to attend the special meeting, should I still vote by proxy?

Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Returning the proxy card, voting by telephone or voting through the Internet will not affect your right to attend the special meeting and vote.

How will my proxy get voted?

If you properly fill in your proxy card and send it to us, deliver your proxy by telephone, or deliver your proxy through the Internet, in each case in time to vote no later than April 19, 2000 at 3:00 p.m. (C.S.T.), your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" the tracking stock proposal.

If you mark "abstain" on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. If necessary and unless you have indicated on your proxy card that you wish to vote against the tracking stock proposal, the individuals named on your proxy card may vote in favor of a proposal to adjourn the special meeting to a later date in order to solicit and obtain sufficient votes for the tracking stock proposal.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular card. Sign and return all proxy cards to ensure that all your shares are voted.

Is voting confidential?

We keep all the proxies, ballots, telephone voting and voting tabulations private as a matter of general practice. We only let our Inspector of Elections, David J. Keenan, and certain employees of our independent tabulating agent, ChaseMellon Shareholder Services, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

Quorum And Required Vote

What is a quorum and why is it necessary?

In order to carry on the business of the special meeting, we must have a quorum. This means a majority of the votes eligible to be cast by holders of our voting stock must be represented in person or by proxy at the special meeting. Abstentions and broker non-votes will count for quorum purposes. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

What is a broker non-vote?

Under the rules of the New York Stock Exchange, a "broker non-vote" occurs when a broker returns a proxy but does not have authority to vote on a particular proposal.

What vote is required to approve the tracking stock proposal?

The approval of this proposal will require the favorable vote of the holders of a majority of Comdisco's outstanding existing common stock. For purposes of this vote, abstentions and broker non-votes on the proposal will have the same effect as votes against the proposal.

Our directors and executive officers beneficially owned approximately 30% of the outstanding shares of our existing common stock as of March 1, 2000. They have advised us that they will vote, or cause to be voted, all shares of existing common stock that they beneficially own in favor of the tracking stock proposal.

Cost Of Proxy Solicitation

What are the costs of soliciting these proxies and who pays them?

We will pay all the costs of soliciting these proxies, which includes reimbursing banks, brokers and other institutions, nominees and fiduciaries for expenses. Additionally, we have retained ChaseMellon Shareholder Services to assist us in the distribution and solicitation of proxies (including Internet voting) for an approximate fee of $11,500 and Proxy Services Corporation to assist us with telephone proxy solicitation for an approximate fee of $750, plus out-of-pocket expenses.

Additional Information And Stockholder Communication

Where can I find more information about Comdisco?

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the special meeting:

  . Annual Report of Comdisco on Form 10-K for the fiscal year ended September 30, 1999, as amended by Form 10-K/A;

  . Quarterly Report of Comdisco on Form 10-Q for the quarter ended December 31, 1999, as amended by Form 10-Q/A; and

  .  Current Report of Comdisco on Form 8-K dated March 9, 2000.

You should rely only on the information incorporated by reference or provided in this proxy statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of this document.

Can I get information on Comdisco's latest earnings, Form 10-K, Form 10-Q or the Annual Report directly from Comdisco?

Yes.

  .  You can contact Comdisco Investor Relations at 847/518-5853.

  .  You can e-mail Comdisco Investor Relations at ixscalis@comdisco.com.

  .  You can visit Comdisco's website at www.comdisco.com.

  . You can write to Comdisco at 6111 North River Road, Rosemont, Illinois 60018, Attention: Investor Relations

                    SUMMARY OF OUR TRACKING STOCK PROPOSAL

This summary, together with the section "Questions and Answers About the Special Meeting and Our Tracking Stock Proposal" on pages 1 through 7 highlights important selected information from this document. To understand the tracking stock proposal fully and for a more complete description of the legal terms of the tracking stock proposal, you should read carefully this entire proxy statement and the documents referred to within this proxy statement.

Comdisco, Comdisco Group And Comdisco Ventures

Comdisco

Comdisco provides global technology infrastructure solutions to help its customers maximize their technology's reliability, efficiency and flexibility to achieve exceptional business results. From an accounting standpoint, we have separated Comdisco Ventures, our venture financing business, from the rest of our businesses. We have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flow between Comdisco Group and Comdisco Ventures. Our principal executive offices are located at 6111 N. River Road, Rosemont, Illinois 60018. Our telephone number is (847) 698-3000.

Comdisco Group

Comdisco Group is:

  . our technology services businesses, including: our continuity services; managed network services and desktop management solutions;

  . our global leasing and remarketing businesses in areas such as electronics, communications, laboratory and scientific and industrial automation equipment;

  . our interest in Prism Communication Services, Inc., a majority-owned subsidiary through which we provide integrated communications services; and

  .  our retained interest in Comdisco Ventures.

We have included a more detailed description of the current business of Comdisco Group, and related historical financial information, in Annex VII to this proxy statement. You should review this information before you decide how to vote on the tracking stock proposal.

Comdisco Ventures

Comdisco Ventures is a leading provider of venture lease, venture debt and direct equity financing to venture capital-backed companies. Comdisco Ventures' relationships with leading venture capital firms help it identify what it believes are the best positioned companies in the most attractive high growth industries. Comdisco Ventures offers a broad range of innovative equity-linked financing products, which complement equity from venture capital firms and debt from venture-oriented banks and asset-based lenders. Comdisco Ventures was formed in 1987 and has been operated as a division of Comdisco since that time. Comdisco Ventures' principal offices are located at 3000 Sand Hill Road, Menlo Park, California.

We have included a more detailed description of the current business of Comdisco Ventures, and related historical financial information, in Annex VIII to this proxy statement. You should review this information before you decide how to vote on the tracking stock proposal.

The Tracking Stock Proposal

Amendment of Our Certificate of Incorporation and Designations of New Series of Common Stock

You are being asked to consider and vote in favor of the tracking stock proposal. If you approve the tracking stock proposal, we will file a restated charter that will:

  . authorize the board of directors to issue common stock in multiple series, with the initial two series of common stock intended to be designated as Comdisco Stock and Ventures Tracking Stock;

  . re-classify each outstanding share of existing common stock as one a share of Comdisco Stock; and

  . increase the total authorized shares of common stock from 750,000,000 to 1,800,000,000.

Further, as part of the tracking stock proposal:

  . We intend Ventures Tracking Stock to reflect the performance of Comdisco Ventures.

  .  We intend Comdisco Stock to reflect the performance of Comdisco Group.

  . We have allocated, for financial reporting purposes, all of Comdisco's consolidated assets, liabilities, revenue, expenses and cash flow between Comdisco Group and Comdisco Ventures.

  . We will initially authorize 750,000,000 shares of Comdisco Stock and 750,000,000 shares of Ventures Tracking Stock.

If you approve the tracking stock proposal, we expect to file our restated charter, establish the Comdisco Ventures Management Incentive Plan and amend and restate the stock plans shortly before we issue Ventures Tracking Stock. Our board of directors, in its sole discretion, may determine not to proceed with the tracking stock proposal at any time prior to the effectiveness of the restated charter, or may determine not to designate Ventures Tracking Stock in the restated charter.

Initial Issuance of Ventures Tracking Stock

We currently plan to offer to the public, for cash, shares of Ventures Tracking Stock intended to represent approximately 15% of the equity value initially attributed to Comdisco Ventures. This will leave Comdisco Group with a retained interest intended to represent the remainder of the equity value initially attributable to Comdisco Ventures that is not represented by issued and outstanding Ventures Tracking Stock.

We expect that this initial public offering would occur some time in our fiscal year 2000. However, we could choose to conduct this offering at a later time, or not to make any offering at all, depending on circumstances at the time. Instead of an initial offering to the public, Comdisco may first issue Ventures Tracking Stock:

  .  as a dividend to the holders of Comdisco Stock, or

  . by an offer to exchange shares of Ventures Tracking Stock for shares of Comdisco Stock.

We also currently plan to grant to senior management of Comdisco Ventures under the Comdisco Ventures Management Incentive Plan, stock options to purchase, or restricted stock awards of, Ventures Tracking Stock representing approximately 15% of the total shares of Ventures Tracking Stock deemed outstanding after we first issue Ventures Tracking Stock, assuming for this purpose that Comdisco Group's retained interest in Comdisco Ventures is represented by issued and outstanding shares of Ventures Tracking Stock.

The grant of these stock awards or exercise of these stock options would reduce Comdisco Group's retained interest in Comdisco Ventures.

Subsequent Issuances of Ventures Tracking Stock

After we first issue Ventures Tracking Stock, we may issue additional shares of Ventures Tracking Stock from time to time and further reduce Comdisco Group's retained interest in Comdisco Ventures by:

  . distributing a dividend of Ventures Tracking Stock to the holders of Comdisco Stock;

  .  selling Ventures Tracking Stock to the public for cash;

  .  offering to exchange Ventures Tracking Stock for Comdisco Stock;

  . issuing Ventures Tracking Stock or options to purchase Ventures Tracking Stock to employees under compensation arrangements;

  .  using Ventures Tracking Stock as consideration in an acquisition; or

  .  any combination of the above.

Authorized but unissued shares of Comdisco Stock, Ventures Tracking Stock and any common stock not previously designated by the board of directors as Comdisco Stock or Ventures Tracking Stock, will be available for issuance by Comdisco from time to time at the discretion of the board of directors. The board of directors could authorize issuance of the remaining shares for any proper corporate purpose, such as raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses. Your approval is not necessary for the issuance of the remaining authorized but unissued shares of common stock unless such approval is required by the board of directors, Delaware law, or NYSE or NASDAQ rules.

Distribution of Retained Interest in Comdisco Ventures to Holders of Comdisco Stock

We currently intend to distribute, by way of a dividend or offer to exchange shares, the remainder of Comdisco's retained interest in Comdisco Ventures to the holders of Comdisco Stock at some time in the future, subject to market and other conditions at the time, although we will not be obligated to do so.

Risk Factors

When evaluating whether to vote in favor of the tracking stock proposal, you should be aware that there are a number of risks relating to such proposal. Some of the risks are set forth below:

  . the market value of Comdisco Stock may be less than the market value of the existing common stock after the reclassification;

  .  financial performance of one group could adversely affect the other;

  . actions by directors and officers could favor the holders of one series of common stock or one group over the other;

  . the board of directors may pay more or less dividends on a series of common stock than if the related group was a separate company;

  . allocation of corporate opportunities could favor one group over the other group;

  . holders of a series of common stock may receive less consideration upon a sale of assets than if the related group was a separate company;

  . in circumstances where a separate series vote is required, a series of common stock with less than a majority of the voting power may have limited influence on stockholder votes; and

  . the existence of a tracking stock structure could discourage a change of control.

You should carefully consider these risks, described more fully in "Risk Factors" beginning on page 25, as well as the other information and data included in this proxy statement before you vote on the tracking stock proposal.

Net Proceeds

We currently plan to use the proceeds of any initial public offering of Ventures Tracking Stock to repay outstanding loans due from Comdisco Ventures to Comdisco and for Comdisco Ventures' general corporate purposes. Pending any specific application, the net proceeds of any offering will be invested in short-term, investment-grade securities. Although we currently have no plans to sell additional Ventures Tracking Stock to the public, it is within the sole discretion of the board of directors to do so.

Reasons for the Tracking Stock Proposal

The tracking stock proposal was adopted by our board of directors following its review of various alternatives to enhance stockholder value and support Comdisco's strategic objectives. The board of directors believes that the recent historical price performance of the existing common stock has failed to adequately reflect the value of the various businesses of Comdisco, including Comdisco Ventures. The board of directors believes that proceeding with the tracking stock proposal, and initially designating Comdisco Stock and Ventures Tracking Stock as tracking stocks, will:

  . enable investors to review separate financial information about Comdisco Ventures and separately value Ventures Tracking Stock. This should encourage investors and analysts to focus more attention on Comdisco Ventures and its contribution to the value of Comdisco.

  . enable us to issue Ventures Tracking Stock in one or more private or public financings, thus raising capital for Comdisco Group or Comdisco Ventures.

  . provide us with greater flexibility in responding to strategic opportunities, such as acquisitions, by allowing us to issue either Comdisco Stock or Ventures Tracking Stock as appropriate under the circumstances.

  . enable us to attract, retain and motivate the senior management and employees of Comdisco Ventures through the issuance of stock-based compensation tied to Ventures Tracking Stock.

  . preserve the financial, tax, strategic and operational benefits of being a single enterprise.

The tracking stock proposal also gives the board of directors the flexibility to use its authority to designate additional series of common stock to obtain the benefits of the creation of tracking stock for Comdisco's other business groups as it deems appropriate.

Finally, the increase in the number of authorized shares of common stock contemplated by the tracking stock proposal will ensure that we have a sufficient number of shares of common stock available to implement the tracking stock proposal, provide additional common stock available for future designation and issuance, fund our rights plan and stock compensation plan obligations, provide for future stock splits and allow Comdisco to address any future capital needs that may arise.

           SUMMARY COMPARISON OF EXISTING COMMON STOCK WITH TERMS OF
                   COMDISCO STOCK AND VENTURES TRACKING STOCK

             Existing Common                            Ventures Tracking
                  Stock            Comdisco Stock             Stock
             ---------------       --------------       -----------------
Business:  All businesses of   Comdisco Group         Comdisco Ventures
           Comdisco            consists of (1) our    consists of
                               technology services    Comdisco's venture
                               businesses, including  financing businesses.
                               our continuity
                               services, our managed
                               network services and
                               our desktop
                               management solutions,
                               (2) our global
                               electronics,
                               communications,
                               laboratory and
                               scientific, and
                               industrial automation
                               equipment leasing and
                               remarketing
                               businesses, (3) our
                               interest in Prism,
                               our subsidiary
                               through which we
                               provide integrated
                               communications
                               services and (4) our
                               retained interest in
                               Comdisco Ventures.

                               We cannot assure you   We cannot assure you
                               that the market value  that the market value
                               of Comdisco Stock      of Ventures Tracking
                               will in fact reflect   Stock will in fact
                               the performance of     reflect the
                               Comdisco Group as we   performance of
                               intend. Holders of     Comdisco Ventures as
                               Comdisco Stock will    we intend. Holders of
                               continue to be common  Ventures Tracking
                               stockholders of        Stock will continue
                               Comdisco and, as       to be common
                               such, will be subject  stockholders of
                               to all of the risks    Comdisco and, as
                               associated with an     such, will be subject
                               investment in          to all of the risks
                               Comdisco and all of    associated with an
                               our businesses,        investment in
                               assets and             Comdisco and all of
                               liabilities.           our businesses,
                                                      assets and
                                                      liabilities.

Issuance:  Our existing common The restated charter   We currently plan to
           stock is already    would re-classify      offer to the public,
           outstanding.        each outstanding       for cash, shares of
                               share of existing      Ventures Tracking
                               common stock as one    Stock intended to
                               share of Comdisco      represent
                               Stock.                 approximately 15% of
                                                      the equity value
                                                      initially attributed
                                                      to Comdisco Ventures.
                                                      We expect that this
                                                      initial public
                                                      offering would occur
                                                      some time in our
                                                      fiscal year 2000.
                                                      However, we could
                                                      choose to conduct the
                                                      offering at a later
                                                      time, or not to make
                                                      the offering at all,
                                                      depending on
                                                      circumstances at the
                                                      time. Instead of this
                                                      initial public
                                                      offering, Comdisco
                                                      may first issue
                                                      Ventures Tracking
                                                      Stock as a dividend
                                                      to the holders of
                                                      Comdisco Stock, or by
                                                      an offer to exchange
                                                      shares of Ventures
                                                      Tracking Stock for
                                                      shares of Comdisco
                                                      Stock. Comdisco Group
                                                      would hold a retained
                                                      interest in Comdisco
                                                      Ventures intended to
                                                      represent

                                                           Ventures Tracking
            Existing Common Stock     Comdisco Stock             Stock
            ---------------------     --------------       -----------------
                                                         the balance of the
                                                         equity value
                                                         initially
                                                         attributable to
                                                         Comdisco Ventures.

                                                         We also currently
                                                         plan to grant to
                                                         Comdisco Ventures
                                                         senior management
                                                         under the Comdisco
                                                         Management Incentive
                                                         Plan options to
                                                         purchase, or
                                                         restricted stock
                                                         awards of, Ventures
                                                         Tracking Stock
                                                         representing
                                                         approximately 15% of
                                                         the Ventures Tracking
                                                         Stock deemed
                                                         outstanding at the
                                                         time we first issue
                                                         Ventures Tracking
                                                         Stock (assuming, for
                                                         this purpose, that
                                                         Comdisco Group's
                                                         retained interest in
                                                         Comdisco Ventures is
                                                         represented by issued
                                                         and outstanding
                                                         shares of Ventures
                                                         Tracking Stock). The
                                                         exercise of these
                                                         stock options or
                                                         grant of stock awards
                                                         would reduce Comdisco
                                                         Group's retained
                                                         interest in Comdisco
                                                         Ventures.

                                                         After we first issue
                                                         Ventures Tracking
                                                         Stock, we may issue
                                                         additional shares of
                                                         Ventures Tracking
                                                         Stock, and further
                                                         reduce Comdisco
                                                         Group's retained
                                                         interest in Comdisco
                                                         Ventures by:

                                                         .  distributing a
                                                            dividend of
                                                            Ventures Tracking
                                                            Stock to the
                                                            holders of
                                                            Comdisco Stock;
                                                         .  selling Ventures
                                                            Tracking Stock to
                                                            the public for
                                                            cash;
                                                         .  offering to
                                                            exchange Ventures
                                                            Tracking Stock for
                                                            Comdisco Stock;
                                                         .  issuing Ventures
                                                            Tracking Stock or
                                                            options to
                                                            purchase Ventures
                                                            Tracking Stock to
                                                            employees under
                                                            compensation
                                                            arrangements;
                                                         .  using Ventures
                                                            Tracking Stock as
                                                            consideration in
                                                            an acquisition; or
                                                         .  any combination of
                                                            the above.

                                                         Finally, we currently
                                                         intend to distribute,
                                                         by way of a dividend
                                                         or offer to exchange
                                                         shares, the remainder
                                                         of Comdisco's
                                                         retained interest in
                                                         Comdisco Ventures to
                                                         the holders of
                                                         Comdisco Stock at
                                                         some time in the
                                                         future, subject to
                                                         market and

                 Existing Common                            Ventures Tracking
                      Stock            Comdisco Stock             Stock
                 ---------------       --------------       -----------------
                                                          other conditions at
                                                          the time, although we
                                                          will not be obligated
                                                          to do so.

Retained       N/A                 We would adjust the    N/A
Interest:                          retained interest in
                                   Comdisco Ventures of
                                   Comdisco Group as
                                   appropriate to
                                   reflect issuances or
                                   repurchases of
                                   Ventures Tracking
                                   Stock, capital
                                   contributions to, or
                                   returns of capital
                                   from, Comdisco
                                   Ventures and certain
                                   other events.

Authorized     We are currently    The tracking stock     The tracking stock
and            authorized to issue proposal will          proposal will
Outstanding    only one series of  authorize us to issue  authorize us to issue
Common Stock:  common stock.       multiple series of     multiple series of
                                   common stock, and we   common stock, and we
                                   will initially         will initially
                                   designate two series   designate two series
                                   of common stock--      of common stock--
                                   Comdisco Stock and     Comdisco Stock and
                                   Ventures Tracking      Ventures Tracking
                                   Stock.                 Stock.

               We are currently    The tracking stock     The tracking stock
               authorized to issue proposal will          proposal will
               up to 750,000,000   authorize us to        authorize us to
               shares of common    increase the number    increase the number
               stock.              of authorized shares   of authorized shares
                                   to 1,800,000,000       to 1,800,000,000
                                   shares of common       shares of common
                                   stock.                 stock.

               Approximately       We will initially      We will initially
               152,183,133 shares  authorize 750,000,000  authorize 750,000,000
               of existing common  shares of Comdisco     shares of Ventures
               stock were          Stock. Authorized      Tracking Stock.
               outstanding on      shares of Comdisco     Authorized shares of
               March 1, 2000.      Stock, together with   Ventures Tracking
               These shares count  the then authorized    Stock, together with
               against the total   shares of Ventures     the then authorized
               number of shares we Tracking Stock, will   shares of Comdisco
               are authorized to   count against the      Stock, will count
               issue.              total number of        against the total
                                   shares of common       number of shares of
                                   stock we are           common stock we are
                                   authorized to issue.   authorized to issue.
                                   Immediately following  After the tracking
                                   the implementation of  stock proposal is
                                   the tracking stock     implemented, we
                                   proposal,              expect to issue those
                                   approximately          shares of Ventures
                                   152,183,133 shares of  Tracking Stock
                                   Comdisco Stock will    described above in
                                   be outstanding, based  this table under
                                   on the number of       "Issuance."
                                   shares of existing
                                   common stock
                                   outstanding on March
                                   1, 2000.

Listing:       NYSE under the      Comdisco will apply    Comdisco will apply
               symbol "CDO."       to the NYSE for the    to the NASDAQ
                                   redesignation of the   National Market for
                                   existing common stock  the listing of
                                   as Comdisco Stock,     Ventures Tracking
                                   which would continue   Stock.
                                   to trade under the
                                   symbol "CDO."

Dividends:     Comdisco has paid   We do not expect to    We currently intend
               consecutive         change our dividend    to retain all of our
               quarterly cash      policy with respect    earnings attributable
               dividends on the    to our existing        to Comdisco Ventures
               existing common     common stock, which    to finance its
               stock for over 22   becomes Comdisco       operations, repay its
               years through       Stock as a result of   intercompany
               fiscal 1999.        the tracking stock     indebtedness and fund
                                   proposal.              future growth. We do
                                                          not

                  Existing Common                            Ventures Tracking
                       Stock            Comdisco Stock             Stock
                  ---------------       --------------       -----------------
                                                           expect to pay any
                                                           cash dividends on
                                                           Ventures Tracking
                                                           Stock in the
                                                           foreseeable future.

                We are permitted to We will be permitted   We will be permitted
                pay dividends out   to pay dividends out   to pay dividends out
                of the assets of    of all funds of        of all funds of
                Comdisco legally    Comdisco legally       Comdisco legally
                available for       available for the      available for the
                dividends under     payment of dividends   payment of dividends
                Delaware law.       under Delaware law,    under Delaware law,
                                    but our restated       but our restated
                                    charter will provide   charter will provide
                                    that the total         that the total
                                    amounts paid as        amounts paid as
                                    dividends on Comdisco  dividends on Ventures
                                    Stock cannot exceed    Tracking Stock cannot
                                    the available          exceed the available
                                    dividend amount for    dividend amount for
                                    Comdisco Group. The    Comdisco Ventures.
                                    available dividend     The available
                                    amount for Comdisco    dividend amount for
                                    Group is based on the  Comdisco Ventures is
                                    amount that would be   based on the amount
                                    legally available for  that would be legally
                                    the payment of         available for the
                                    dividends under        payment of dividends
                                    Delaware law if        under Delaware law if
                                    Comdisco Group were a  Comdisco Ventures
                                    separate Delaware      were a separate
                                    corporation and        Delaware corporation
                                    certain other          and certain other
                                    assumptions were       assumptions were
                                    applied.               applied.

                Dividends on the    The board of           The board of
                existing common     directors, subject to  directors, subject to
                stock are payable   the limitations set    the limitations set
                at the sole         forth above, may, in   forth above, may, in
                discretion of the   its sole discretion,   its sole discretion,
                board of directors  declare and pay        declare and pay
                and are determined  dividends on neither   dividends on neither
                after consideration series of common       series of common
                of various factors  stock, on one, but     stock, on one, but
                including (without  not both, series of    not both, series of
                limitation) the     common stock, or on    common stock, or on
                earnings and        both series of common  both series of common
                financial condition stock, in equal or     stock, in equal or
                of Comdisco and its unequal amounts.       unequal amounts.
                subsidiaries.

Voting Rights:  One vote per share. Comdisco Stock will    On all matters as to
                                    have one               which all series of
                                    vote per share.        our common stock vote
                                                           together as a single
                                                           class, each
                                                           outstanding share of
                                                           Ventures Tracking
                                                           Stock will have one
                                                           vote prior to the
                                                           31st trading day
                                                           after the effective
                                                           date of the restated
                                                           charter. For each
                                                           vote of stockholders
                                                           on or after that day,
                                                           each share of
                                                           Ventures Tracking
                                                           Stock will have a
                                                           number of votes equal
                                                           to the ratio of the
                                                           average market value
                                                           of one share of
                                                           Ventures Tracking
                                                           Stock to the average
                                                           market value of one
                                                           share of Comdisco
                                                           Stock over a
                                                           specified 20 trading
                                                           day period prior to
                                                           the record date of
                                                           that vote.
                                                           Outstanding Ventures
                                                           Tracking Stock will
                                                           in no event represent
                                                           in excess of 35% of
                                                           the total voting
                                                           power of all
                                                           outstanding shares of
                                                           all series of
                                                           Comdisco common
                                                           stock.

                Existing Common                            Ventures Tracking
                     Stock            Comdisco Stock             Stock
                ---------------       --------------       -----------------
                                  Because each share of  Because each share of
                                  Ventures Tracking      Ventures Tracking
                                  Stock will have a      Stock will have a
                                  variable number of     variable number of
                                  votes, the relative    votes, the relative
                                  voting power of one    voting power of one
                                  share of Comdisco      share of Comdisco
                                  Stock and one share    Stock and one share
                                  of Ventures Tracking   of Ventures Tracking
                                  Stock will fluctuate   Stock will fluctuate
                                  as described more      as described more
                                  fully beginning on     fully beginning on
                                  page 52.               page 52.

                                  The holders of         The holders of
                                  Comdisco Stock and     Comdisco Stock and
                                  Ventures Tracking      Ventures Tracking
                                  Stock will vote        Stock will vote
                                  together as a single   together as a single
                                  class, except for      class, except for
                                  certain class votes    certain class votes
                                  as provided under      as provided under
                                  Delaware law or by     Delaware law or by
                                  NYSE or Nasdaq rules.  NYSE or Nasdaq rules.

Rights on     None.               If we dispose of all   If we dispose of all
Disposition:                      or substantially all   or substantially all
                                  of the assets of       of the assets of
                                  Comdisco Group, and    Comdisco Ventures,
                                  the disposition is     and the disposition
                                  not an exempt          is not an exempt
                                  disposition, as        disposition, as
                                  described on page 49,  described on page 49,
                                  we would be required   we would be required
                                  to choose one of the   to choose one of the
                                  following              following
                                  alternatives:          alternatives:

                                  .  pay a dividend to   .  pay a dividend to
                                     the holders of         the holders of
                                     Comdisco Stock in      Ventures Tracking
                                     an amount equal to     Stock in an amount
                                     the net proceeds       equal to the net
                                     of such                proceeds of such
                                     disposition;
                                  .  if the disposition     disposition (net
                                     involves all of        of corresponding
                                     the assets of          amounts allocated
                                     Comdisco Group,        to Comdisco Group
                                     redeem all             in respect of its
                                     outstanding shares     retained interest
                                     of Comdisco Stock      in Comdisco
                                     in exchange for an     Ventures);
                                     amount
                                     equal to the net    .  if the disposition
                                     proceeds of the        involves all of
                                     disposition; or        the assets of
                                  .  if the disposition     Comdisco Ventures,
                                     involves               redeem all
                                     substantially all,     outstanding shares
                                     but not all, of        of Ventures
                                     the assets of          Tracking Stock in
                                     Comdisco Group,        exchange for an
                                     redeem a number of     amount equal to
                                     whole shares of        the net proceeds
                                     Comdisco Stock in      of the disposition
                                     exchange for an        (net of
                                     amount equal to        corresponding
                                     the net proceeds       amounts allocated
                                     of the                 to Comdisco Group
                                     disposition.           in respect of its
                                                            retained interest
                                                            in Comdisco
                                                            Ventures);
                                                         .  if the disposition
                                                            involves
                                                            substantially all,
                                                            but not all, of
                                                            the assets of
                                                            Comdisco Ventures,
                                                            redeem a number of
                                                            whole shares of
                                                            Ventures Tracking
                                                            Stock in exchange
                                                            for an amount
                                                            equal to the net
                                                            proceeds

                 Existing Common
                      Stock            Comdisco Stock      Ventures Tracking Stock
                 ---------------       --------------      -----------------------
                                                             of the disposition (net
                                                             of corresponding
                                                             amounts allocated to
                                                             Comdisco Group in
                                                             respect of its retained
                                                             interest in Comdisco
                                                             Ventures); or
                                                          .  convert each share of
                                                             Ventures Tracking Stock
                                                             into a number of shares
                                                             of Comdisco Stock equal
                                                             to 115% of the ratio of
                                                             the average market
                                                             value of one share of
                                                             Ventures Tracking Stock
                                                             to the average market
                                                             value of one share of
                                                             Comdisco
                                                             Stock, calculated during a
                                                             specified 20-day
                                                             trading period prior to
                                                             the disposition.

Sales of Less  None                The proceeds from any  The proceeds from any
than                               disposition of assets  disposition of assets that
Substantially                      that do not comprise   do not comprise all or
All of                             all or substantially   substantially all of the
the Assets of                      all of the properties  properties and assets
a Group:                           and assets attributed  attributed to Comdisco
                                   to Comdisco Group      Ventures will be assets
                                   will be assets         attributed to Comdisco
                                   attributed to          Ventures and used for its
                                   Comdisco Group and     benefit, subject to the
                                   used for its benefit,  policies described under
                                   subject to the         "The Tracking Stock
                                   policies described     Proposal--Certain
                                   under "The Tracking    Management and Allocation
                                   Stock Proposal--       Policies" beginning on
                                   Certain Management     page 63.
                                   and Allocation
                                   Policies" beginning
                                   on page 63.

Conversion at  None                None                   We will have the right, at
Option                                                    any time, to convert
of Company:                                               shares of Ventures
                                                          Tracking Stock into a
                                                          number of shares of
                                                          Comdisco Stock initially
                                                          equal to 125% of the ratio
                                                          of the average market
                                                          value of one share of
                                                          Ventures Tracking Stock to
                                                          the average market value
                                                          of one share of Comdisco
                                                          Stock over a 20-day
                                                          trading period ending on
                                                          the fifth trading day
                                                          prior to the mailing of
                                                          the conversion notice for
                                                          conversions occurring in
                                                          the first quarter after
                                                          the original issuance of
                                                          Ventures Tracking Stock.
                                                          The percentage applied to
                                                          the ratio of market values
                                                          will decline ratably each
                                                          quarter over a period of
                                                          ten quarters to 115%.

                                                          Notwithstanding the
                                                          conversion provisions
                                                          outlined above, in the
                                                          event that certain adverse
                                                          tax law changes were to
                                                          take place,

                Existing Common                            Ventures Tracking
                     Stock            Comdisco Stock             Stock
                ---------------       --------------       -----------------
                                                         as further explained
                                                         on page 51, we will
                                                         have the right to
                                                         convert shares of
                                                         Ventures Tracking
                                                         Stock into a number
                                                         of shares of Comdisco
                                                         Stock equal to a
                                                         percentage, which
                                                         will not be more than
                                                         110% or less than
                                                         100% (as determined
                                                         by our board of
                                                         directors, at the
                                                         time the restated
                                                         charter is filed, to
                                                         be in the best
                                                         interests of our
                                                         stockholders),
                                                         applied to the ratio
                                                         of the average market
                                                         values of the
                                                         Ventures Tracking
                                                         Stock and the
                                                         Comdisco Stock
                                                         described above,
                                                         regardless of when
                                                         such adverse tax law
                                                         changes take place.

Liquidation:  Upon liquidation of Upon liquidation of    Upon liquidation of
              Comdisco, holders   Comdisco, holders of   Comdisco, holders of
              of existing common  Comdisco Stock will    Ventures Tracking
              stock are entitled  be entitled to         Stock will be
              to receive the net  receive the net        entitled to receive
              assets of Comdisco, assets of Comdisco,    the net assets of
              if any, remaining   if any, available for  Comdisco, if any,
              for distribution to distribution to        available for
              holders of existing stockholders (after    distribution to
              common stock in     payment or provision   stockholders (after
              equal amounts per   for all liabilities    payment or provision
              share.              of Comdisco and        for all liabilities
                                  payment of the         of Comdisco and
                                  liquidation            payment of the
                                  preference payable to  liquidation
                                  any holders of         preference payable to
                                  preferred stock, if    any holders of
                                  any). Amounts due      preferred stock, if
                                  upon liquidation in    any). Amounts due
                                  respect of shares of   upon liquidation in
                                  Comdisco Stock and     respect of shares of
                                  Ventures Tracking      Comdisco Stock and
                                  Stock will be          Ventures Tracking
                                  distributed pro rata   Stock will be
                                  in accordance with     distributed pro rata
                                  the relative average   in accordance with
                                  market value of one    the relative average
                                  share of Comdisco      market value of one
                                  Stock and one share    share of Comdisco
                                  of Ventures Tracking   Stock and one share
                                  Stock over a           of Ventures Tracking
                                  specified 20- trading  Stock over a
                                  day period ending 300  specified 20- trading
                                  days after the         day period ending 300
                                  implementation of the  days after the
                                  tracking stock         implementation of the
                                  proposal (or if the    tracking stock
                                  liquidation occurs     proposal (or if the
                                  prior to that date,    liquidation occurs
                                  the 20-trading day     prior to that date,
                                  period prior to the    the 20-trading day
                                  liquidation). In the   period prior to the
                                  absence of a public    liquidation). In the
                                  trading market for     absence of a public
                                  Ventures Tracking      trading market for
                                  Stock, market value    Ventures Tracking
                                  would be determined    Stock, market value
                                  in good faith by the   would be determined
                                  board of directors.    in good faith by the
                                                         board of directors.

Certain       N/A                 Because Comdisco       Because Comdisco
Management                        Group and Comdisco     Group and Comdisco
and                               Ventures are part of   Ventures are part of
Allocation                        a single enterprise,   a single enterprise,
Policies:                         we will establish      we will establish
                                  guidelines for         guidelines for
                                  allocation of          allocation of
                                  corporate costs and    corporate costs and
                                  charges among          charges among
                                  Comdisco, Comdisco     Comdisco, Comdisco
                                  Group and Comdisco     Group and Comdisco
                                  Ventures, including:   Ventures, including:

                Existing Common                            Ventures Tracking
                     Stock            Comdisco Stock             Stock
                ---------------       --------------       -----------------
                                  .  allocation of       .  allocation of
                                     indebtedness of        indebtedness of
                                     Comdisco,              Comdisco,
                                  .  accounting for      .  accounting for
                                     transfers of cash      transfers of cash
                                     or property from       or property from
                                     one group to the       one group to the
                                     other,                 other,
                                  .  the allocation of   .  the allocation of
                                     shared services        shared services
                                     and corporate          and corporate
                                     general and            general and
                                     administrative         administrative
                                     costs,                 costs,
                                  .  allocation of       .  allocation of
                                     retirement plan        retirement plan
                                     costs and              costs and
                                  .  the allocation of   .  the allocation of
                                     taxes and tax          taxes and tax
                                     benefits.              benefits.

                                  We will also           We will also
                                  establish guidelines   establish guidelines
                                  to handle certain      to handle certain
                                  corporate opportunity  corporate opportunity
                                  and fiduciary duty     and fiduciary duty
                                  questions.             questions.

                                  Once adopted, the      Once adopted, the
                                  board of directors or  board of directors or
                                  management may modify  management may modify
                                  or rescind any of      or rescind any of
                                  these policies at any  these policies at any
                                  time, or may adopt     time, or may adopt
                                  additional policies,   additional policies,
                                  at any time, in its    at any time, in its
                                  or their sole          or their sole
                                  discretion, without    discretion, without
                                  stockholder approval.  stockholder approval.
                                  These policies are     These policies are
                                  described more fully   described more fully
                                  on pages 63 to 66.     on pages 63 to 66.

Stockholders  Holders of existing Holders of Comdisco    Holders of Ventures
of One        common stock are    Stock will continue    Tracking Stock will
Company:      subject to the      to be subject to the   continue to be
              risks associated    risks associated with  subject to the risks
              with an investment  an investment in       associated with an
              in Comdisco and all Comdisco and all of    investment in
              of its businesses,  its businesses,        Comdisco and all of
              assets and          assets and             its businesses,
              liabilities.        liabilities.           assets and
                                  Financial effects      liabilities.
                                  arising from Comdisco  Financial effects
                                  Ventures that affect   arising from Comdisco
                                  Comdisco's overall     Group that affect
                                  results of operations  Comdisco's overall
                                  or financial           results of operations
                                  condition could, if    or financial
                                  significant, affect    condition could, if
                                  the results of         significant, affect
                                  operations or          the results of
                                  financial position of  operations or
                                  Comdisco Group or the  financial position of
                                  market price of        Comdisco Ventures or
                                  Comdisco Stock. Any    the market price of
                                  net losses of          Ventures Tracking
                                  Comdisco Group or      Stock. Any net losses
                                  Comdisco Ventures,     of Comdisco Group
                                  and dividends or       or Comdisco Ventures,
                                  distributions on, or   and dividends or
                                  repurchases of,        distributions on, or
                                  Comdisco Stock,        repurchases of,
                                  Ventures Tracking      Comdisco Stock,
                                  Stock, or any other    Ventures Tracking
                                  common stock or        Stock, or any other
                                  preferred stock, will  common stock or
                                  reduce the assets of   preferred stock, will
                                  Comdisco legally       reduce the assets of
                                  available for payment  Comdisco legally
                                  of future dividends    available for payment
                                  on Comdisco Stock and  of future dividends
                                  Ventures Tracking      on Comdisco Stock and
                                  Stock.                 Ventures Tracking
                                                         Stock.

                 Existing Common                            Ventures Tracking
                      Stock            Comdisco Stock             Stock
                 ---------------       --------------       -----------------
Redemption in  None                None                   Although we have no
Exchange for                                              present intention to
Stock                                                     do so, our board of
of                                                        directors may in the
Subsidiary:                                               future decide to
                                                          spin-off Comdisco
                                                          Ventures. To do so,
                                                          Comdisco may redeem
                                                          Ventures Tracking
                                                          Stock for a number of
                                                          shares of one or more
                                                          wholly owned
                                                          subsidiaries of
                                                          Comdisco then owning
                                                          all of the assets and
                                                          liabilities of
                                                          Comdisco Ventures.

No Dissenters' Rights

Under Delaware law, stockholders will not have appraisal rights in connection with the tracking stock proposal.

U.S. Federal Income Tax Considerations

We have been advised by Hopkins & Sutter, our special tax counsel, that (i) for U.S. Federal income tax purposes, Comdisco Stock and Ventures Tracking Stock will be treated as stock of Comdisco; (ii) except where cash is received in lieu of fractional shares, neither you nor Comdisco will recognize any income, gain, or loss upon the reclassification of the existing stock, the distribution of a dividend of Ventures Tracking Stock to the holders of Comdisco Stock, or the exchange of Ventures Tracking Stock for Comdisco Stock, as we presently contemplate such transactions would be carried out; and (iii) the Ventures Tracking Stock so received will not be "section 306 stock" in your hands. However, there are no court decisions or other authorities that control the tax treatment of tracking stock, such as the Ventures Tracking Stock. In addition, the Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of Comdisco Stock and Ventures Tracking Stock. The U.S. Federal income tax treatment of the tracking stock proposal is therefore subject to some uncertainty. See "The Tracking Stock Proposal-- Certain U.S. Federal Income Tax Considerations" beginning on page 67.

Establishment of Comdisco Ventures Management Incentive Plan

As part of the tracking stock proposal, we will establish the Comdisco Ventures Management Incentive Plan. Under this plan, we will grant to senior management of Comdisco Ventures options to purchase, or restricted stock awards of, Ventures Tracking Stock representing approximately 15% of the total shares of Ventures Tracking Stock deemed outstanding after we first issue Ventures Tracking Stock, assuming for this purpose that Comdisco Group's retained interest in Comdisco Ventures is represented by issued and outstanding shares of Ventures Tracking Stock. See Annex III for the complete text of the plan as proposed.

Amendments to Stock Based Compensation Plans

As part of the tracking stock proposal, we will amend and restate each of Comdisco's 1998 Long-Term Stock Ownership Incentive Plan, 1999 Non-Employee Directors Stock Option Plan and U.S. Employee Stock Purchase Plan to authorize the granting of awards of any designated series of common stock, including Comdisco Stock and Ventures Tracking Stock, or any combination of common stocks, and an increase in the number of shares of common stock to be reserved for issuance under the plans. In order for the tracking stock proposal to be successful, the board of directors believes that we must be able to use Comdisco Stock, Ventures Tracking Stock or any subsequently designated series of common stock, under our compensation plans to provide a more focused incentive compensation for the management and employees of the business group that is tracked by that series. We would also then be able to provide our directors with incentive compensation based on Comdisco Stock, Ventures Tracking Stock or any subsequently designated series of common stock, in order to more directly align their interests with those of all Comdisco stockholders. See Annexes IV, V and VI for the complete texts of the plans as proposed to be amended and restated.

                 COMDISCO--SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data presented below as of September 30, 1999, and for each of the years in the three-year period ended September 30, 1999, were derived from Comdisco's consolidated financial statements, which have been audited by KPMG LLP, independent auditors. The summary consolidated financial data should be read in conjunction with the audited financial information of Comdisco, Inc. provided in Comdisco's Form 10-K, as amended by Form 10-K/A, for the 1999 fiscal year. The summary income statement data for the three months ended December 31, 1999 and 1998 and the balance sheet data as of December 31, 1999 and 1998 are derived from unaudited financial statements of Comdisco, Inc. which are included in Comdisco's Form 10-Q, as amended by Form 10-Q/A, for the quarter ended December 31, 1999. The unaudited summary financial data reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The operating results for the three months ended December 31, 1999 and 1998 are not necessarily indicative of the results to be expected for any other interim period or any other fiscal year.


                                COMDISCO, INC.
                SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                       (in millions, except share data)

                             Three Months Ended
                                December 31,            Years Ended September 30,
                           ----------------------- ------------------------------------
                              1999        1998        1999        1998         1997
                           ----------- ----------- ----------- -----------  -----------
  Income Statement Data:
  Revenue:
    Leasing............... $       555    $    732 $     2,655 $     2,435  $     2,116
    Sales.................          68          58         891         329          269
    Technology services...         147         118         522         433          354
    Other.................         107          13          91          46           80
                           ----------- ----------- ----------- -----------  -----------
      Total revenue.......         877         921       4,159       3,243        2,819
                           ----------- ----------- ----------- -----------  -----------
  Costs and expenses:
    Leasing...............         411         557       1,969       1,791        1,534
    Sales.................          50          51         846         275          210
    Technology services...         125         100         440         362          296
    Selling, general &
     administrative.......         115          69         306         249          244
    Interest..............          84          84         337         326          299
    Prism Communication
     Services.............          27         --           36         --           --
    Other.................         --          --          150         --            25
                           ----------- ----------- ----------- -----------  -----------
      Total costs and
       expenses...........         812         861       4,084       3,003        2,608
                           ----------- ----------- ----------- -----------  -----------
  Earnings before income
   taxes..................          65          60          75         240          211
  Income taxes............          23          22          27          87           80
                           ----------- ----------- ----------- -----------  -----------
  Net earnings before
   preferred dividends....          42          38          48         153          131
  Preferred dividends.....         --          --          --           (2)          (8)
                           ----------- ----------- ----------- -----------  -----------
  Net earnings to common
   stockholders........... $        42 $        38 $        48 $       151  $       123
                           =========== =========== =========== ===========  ===========
  Net earnings per common
   share:
    Earnings per common
     share--basic......... $       .27 $       .25 $       .32 $       .99  $       .83
                           =========== =========== =========== ===========  ===========
    Earnings per common
     share--diluted....... $       .26 $       .24 $       .30 $       .93  $       .78
                           =========== =========== =========== ===========  ===========
  Diluted shares
   outstanding............ 162,338,000 161,389,000 161,787,000 162,770,000  157,589,000

                                                  December 31,  September  30,
                                                  ------------- ---------------
                                                   1999   1998   1999    1998
                                                  ------ ------ ------- -------
  Balance Sheet Data:
  Cash and cash equivalents...................... $  291 $   73 $   387 $    63
  Receivables, net...............................    801    422     696     340
  Net leased assets..............................  5,778  6,022   5,623   5,900
  Total assets...................................  8,433  7,337   7,807   7,063
  Total debt.....................................  5,841  5,341   5,571   5,035
  Total stockholders' equity.....................  1,228  1,001   1,060     979

                COMDISCO GROUP--SUMMARY COMBINED FINANCIAL DATA

The summary financial data presented below as of September 30, 1999, and for each of the years in the three-year period ended September 30, 1999, were derived from Comdisco Group's financial statements set forth in Annex VII hereto, which have been audited by KPMG LLP, independent auditors. As discussed in the report of KPMG LLP, Comdisco Group has accounted for its interest in Comdisco Ventures in a manner similar to the equity method of accounting. Generally accepted accounting principles require that Comdisco Ventures be consolidated with Comdisco Group. The summary financial data should be read in conjunction with the financial information of Comdisco Group in Annex VII as well as the audited financial information of Comdisco, Inc. provided in Comdisco's Form 10-K, as amended by Form 10-K/A, for the 1999 fiscal year. The summary income statement data for the three months ended December 31, 1999 and 1998 and the balance sheet data as of December 31, 1999 and 1998 are derived from unaudited financial statements of Comdisco Group which are also included in Annex VII. The unaudited summary financial data reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The operating results for the three months ended December 31, 1999 and 1998 are not necessarily indicative of the results to be expected for any other interim period or any other fiscal year.


                                COMDISCO GROUP
                  SUMMARY HISTORICAL COMBINED FINANCIAL DATA
                                 (in millions)

                                     Three Months
                                         Ended
                                     December 31,   Years Ended September 30,
                                     -------------- ---------------------------
                                      1999    1998    1999      1998     1997
                                     ------  ------ --------  -------- --------
  Income Statement Data:
  Revenue:
    Leasing......................... $  517  $  704 $  2,525  $  2,343 $  2,045
    Sales...........................     66      57      885       322      262
    Technology services.............    147     118      522       433      354
    Other...........................      6       6       18        31       63
                                     ------  ------ --------  -------- --------
      Total revenue.................    736     885    3,950     3,129    2,724
                                     ------  ------ --------  -------- --------
  Costs and expenses:
    Leasing.........................    383     539    1,881     1,731    1,488
    Sales...........................     49      50      841       271      206
    Technology services.............    125     100      440       362      296
    Selling, general &
     administrative.................     75      66      285       239      232
    Interest........................     73      80      313       315      291
    Prism Communications Services...     27     --        36       --       --
    Other...........................    --      --       150       --        25
                                     ------  ------ --------  -------- --------
      Total costs and expenses......    732     835    3,946     2,918    2,538
                                     ------  ------ --------  -------- --------
  Earnings before income taxes and
   retained interest in Comdisco
   Ventures.........................      4      50        4       211      186
  Provision (benefit) for income
   taxes............................     (1)     18       (1)       75       70
                                     ------  ------ --------  -------- --------
  Earnings before retained interest
   in Ventures......................      5      32        5       136      116
  Net earnings of Ventures..........     37       6       43        17       15
                                     ------  ------ --------  -------- --------
  Net earnings...................... $   42  $   38 $     48  $    153 $    131
                                     ======  ====== ========  ======== ========

                                                    December 31,  September 30,
                                                    ------------- -------------
                                                     1999   1998   1999   1998
                                                    ------ ------ ------ ------
  Balance Sheet Data:
  Cash and cash equivalents........................ $  291 $   73 $  387 $   63
  Receivables, net.................................    387    289    355    274
  Net leased assets................................  5,447  5,815  5,335  5,710
  Total assets.....................................  8,232  7,311  7,694  7,042
  Total debt.......................................  5,841  5,341  5,571  5,035
  Total division equity............................  1,228  1,001  1,060    979

                   COMDISCO VENTURES--SUMMARY FINANCIAL DATA

The summary financial data presented below as of September 30, 1999, and for each of the years in the three-year period ended September 30, 1999, was derived from Comdisco Ventures' financial statements set forth in Annex VIII hereto, which have been audited by KPMG LLP, independent auditors. The summary financial data should be read in conjunction with the financial information of Comdisco Ventures in Annex VIII as well as the audited financial information of Comdisco, Inc. provided in Comdisco's Form 10-K, as amended by Form 10-K/A, for the 1999 fiscal year. The summary income statement data for the three months ended December 31, 1999 and 1998 and the balance sheet data as of December 31, 1999 and 1998 are derived from unaudited financial statements of Comdisco Ventures which are also included in Annex VIII. The unaudited summary financial data reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The operating results for the three months ended December 31, 1999 and 1998 are not necessarily indicative of the results to be expected for any other interim period or any other fiscal year.


                               COMDISCO VENTURES
                       SUMMARY HISTORICAL FINANCIAL DATA
                                (in thousands)

                                       Three Months
                                          Ended
                                       December 31,   Years Ended September 30,
                                     ---------------- -------------------------
                                       1999    1998     1999     1998    1997
                                     -------- ------- -------- -------- -------
  Income Statement Data:
  Revenue:
    Leasing......................... $ 37,993 $25,515 $118,403 $ 85,086 $68,620
    Sales...........................    2,318   1,269    6,142    7,136   6,942
    Interest income on notes........   11,759   2,314   22,580    6,655   3,139
    Warrant sale proceeds and
     capital gains..................   88,725   7,000   80,731   14,938  16,435
    Other...........................      408     151      683      483     195
                                     -------- ------- -------- -------- -------
      Total revenue.................  141,203  36,249  228,539  114,298  95,331
                                     -------- ------- -------- -------- -------
  Costs and expenses:
    Leasing.........................   28,294  18,405   88,114   60,363  46,355
    Sales...........................    1,008   1,036    4,460    3,980   4,423
    Selling, general &
     administrative.................   18,422   1,562   18,166    5,793   5,436
    Interest........................   10,791   4,014   23,373   10,835   7,670
    Bad debt expense................   21,800     800   23,200    4,786   6,250
                                     -------- ------- -------- -------- -------
      Total costs and expenses......   80,315  25,817  157,313   85,757  70,134
                                     -------- ------- -------- -------- -------
  Earnings before income taxes......   60,888  10,432   71,226   28,541  25,197
  Income taxes......................   23,685   4,160   28,402   11,381  10,047
                                     -------- ------- -------- -------- -------
  Net earnings...................... $ 37,203 $ 6,272 $ 42,824 $ 17,160 $15,150
                                     ======== ======= ======== ======== =======

                                               December 31,      September 30,
                                            ------------------ -----------------
                                               1999     1998     1999     1998
                                            ---------- ------- -------- --------
  Balance Sheet Data:
  Equity securities........................ $  423,280 $52,884 $197,335 $ 16,995
  Receivables, net.........................    413,815 132,811  341,061   66,425
  Net leased assets........................    330,807 206,590  288,347  189,747
  Total assets.............................  1,190,205 402,215  845,574  281,243
  Inter-group payable......................    638,299 282,353  533,297  189,281
  Division equity..........................    351,007  93,726  199,649   71,080

                                 RISK FACTORS

You should carefully consider the risk factors described below, as well as the other information included in this proxy statement, before you decide how to vote on the proposals.

We cannot predict how the issuance of Ventures Tracking Stock will affect the market price of Comdisco Stock

We cannot predict the price at which Comdisco Stock will trade following the issuance of Ventures Tracking Stock. The market price of Comdisco Stock may not equal or exceed the market price of our existing common stock. Some of the terms of Comdisco Stock and Ventures Tracking Stock may adversely affect their trading price. Examples include:

  . the right of the Comdisco board of directors to convert Ventures Tracking Stock into Comdisco Stock; and

  . the discretion of Comdisco's board of directors in making various determinations relating to (1) a variety of matters affecting the rights of the holders of Comdisco Stock and Ventures Tracking Stock, such as dividends and the allocation of merger proceeds, and (2) a variety of cash management and allocation matters.

Holders of Comdisco Stock and Ventures Tracking Stock will be common stockholders of Comdisco and will not have any legal rights relating to specific assets of Comdisco

Holders of Comdisco Stock and Ventures Tracking Stock will be common stockholders of the same company. Comdisco Group and Comdisco Ventures will not be separate legal entities but rather parts of Comdisco. As a result, stockholders will continue to be subject to all of the risks of an investment in Comdisco and all of our businesses, assets and liabilities. The reclassification of the existing common stock as Comdisco Stock and the issuance of Ventures Tracking Stock, and the allocation of assets and liabilities and stockholders' equity between Comdisco Group and Comdisco Ventures will not result in a distribution or spin-off to stockholders of any of our assets or liabilities and will not affect ownership of our assets or responsibility for our liabilities or those of our subsidiaries. As a result, the implementation of the tracking stock proposal will not affect the rights of the holders of any debt of Comdisco or its subsidiaries. The assets we attribute to one group will be subject to the liabilities of the other groups, whether such liabilities arise from lawsuits, contracts or indebtedness that we attribute to another group. If we are unable to satisfy one group's liabilities out of the assets we attribute to it, we may be required to satisfy those liabilities with assets we have attributed to another group. Further, holders of Comdisco Stock and Ventures Tracking Stock will only have the rights specified in our restated charter, and will not have any legal rights related to specific assets of any specific group.

Financial performance of one group could adversely affect the other group

The financial performance of one group that affects our consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the other group and the market price of the tracking stock relating to the other group. In addition, net losses of either group and dividends and distributions on, or repurchases of, any series of common stock or repurchases of preferred stock at a price per share greater than par value will reduce the funds we can pay on each series of common stock under Delaware law. For these reasons, you should read our consolidated financial information in addition to the financial information we provide for each group.

If Comdisco encounters financial difficulty, the value of a group's stock may suffer for reasons unrelated to the prospects of that group

Financial results of each group will affect Comdisco's consolidated results of operations, financial position and borrowing costs. This could affect the results of operations or financial position of the other group or the market price of the series of stock relating to the other group.

Holders of Comdisco Stock and Ventures Tracking Stock will vote together as a single class and will have limited separate voting rights

Holders of Comdisco Stock and Ventures Tracking Stock will vote together as a single class, except in certain limited circumstances provided under Delaware General Corporation Law or New York Stock Exchange or Nasdaq rules. In addition to the approval of the holders of a majority of the voting power of all shares of tracking stock voting together as a single class, the approval of a majority of the outstanding shares of Comdisco Stock and Ventures Tracking Stock, each voting as a separate class, would be required under Delaware law to approve any amendment to our restated charter that would change the par value of the shares of the series or alter or change the powers, preferences or special rights of the shares of the series so as to affect them adversely.

Limits exist on voting power of Ventures Tracking Stock, and as a result the holders of Comdisco Stock will be able to control majority votes

Except for limited matters on which a separate class vote may be required, holders of Comdisco Stock and Ventures Tracking Stock will vote together as a single class on all matters requiring a stockholder vote. Matters on which the Comdisco Stock and Ventures Tracking Stock will vote together may involve an apparent or real divergence of interests between the holders of each series of common stock in the aggregate. The aggregate voting power of all of the outstanding shares of Ventures Tracking Stock at any time is limited to 35% of the total voting power of all of the outstanding shares of all series of Comdisco common stock. Consequently, the aggregate voting power of all of the outstanding shares of Ventures Tracking Stock will not represent a majority of the outstanding voting power of all of the outstanding shares of all series of Comdisco common stock. Currently, if matters come before the stockholders of Comdisco that require a majority vote, the holders of Comdisco Stock, if they vote in a similar manner, will be able to control the vote. These matters may include mergers or other extraordinary transactions. In addition, the issuance or repurchase of shares of any series of common stock could cause changes in the relative voting power of the groups, subject to the 35% limitation on the voting power of the Ventures Tracking Stock described above.

In circumstances where a separate class vote is required, a series of common stock with less than a majority of the total voting power can block action

If Delaware law, NYSE or NASDAQ rules or the board of directors requires a separate vote on a matter by the holders of either Comdisco Stock or Ventures Tracking Stock, those holders could prevent approval of the matter--even if the holders of a majority of the total number of votes cast or entitled to be cast, voting together as a class, were to vote in favor of it.

Existing stockholders of Comdisco will have a reduced interest in Comdisco Ventures

Holders of Comdisco Stock initially will participate in the ownership of Comdisco Ventures through Comdisco Group's retained interest in Comdisco Ventures. Comdisco Group's retained interest in Comdisco Ventures will decrease as a result of the issuance of additional shares of the series of common stock that tracks Comdisco Ventures. After any issuance of Ventures Tracking Stock, the existing stockholders of Comdisco will no longer share as holders of Comdisco Stock in the gains or losses attributable to the portion of that group that is represented by the outstanding shares of Ventures Tracking Stock that are issued. The price at which any shares of Ventures Tracking Stock may be sold in the future may not reflect accurately the value of the series of common stock that is issued and thus holders of Comdisco Stock may not appropriately benefit from such issuances. Existing stockholders of Comdisco will not have any special rights to subscribe for Ventures Tracking Stock.

The cost of maintaining separate businesses will likely exceed the costs associated with operating Comdisco as a single entity

The costs associated with implementing the tracking stock proposal and the ongoing costs of operating separate businesses will likely exceed the costs associated with operating Comdisco as it currently exists. At a minimum, the issuance of Ventures Tracking Stock will result in a complex capital structure and additional reporting requirements with respect to Comdisco Ventures.

Conversion of Ventures Tracking Stock into Comdisco Stock may adversely affect the holders of Ventures Tracking Stock or the holders of Comdisco Stock

At any time, the board of directors, in its sole discretion and without stockholder approval, could choose to convert shares of Ventures Tracking Stock into shares of Comdisco Stock, including a conversion at a time when either or both series of our common stock may be considered to be overvalued or undervalued. Any conversion at a premium would dilute the interests of the holders of Comdisco Stock in Comdisco. Any conversion would also preclude holders of Ventures Tracking Stock from retaining their investment in a security that is intended to reflect separately the performance of Comdisco Ventures. It would also give holders of shares of Ventures Tracking Stock a greater or lesser premium than any premium that might be paid by a third-party buyer of all or substantially all of the assets of Comdisco Ventures.

Having multiple series of common stock could create conflicts between the interests of the holders of each series, and our board of directors could resolve those conflicts in a manner that adversely affects holders of one or more groups

Having multiple series of common stock could give rise to occasions when the interests of holders of one or more series might diverge or appear to diverge from the interests of holders of the remaining series. In addition, given the inter-group relationships between Comdisco Group and Comdisco Ventures, there will likely be inherent conflicts of interest between the groups. Inter-group issues that could give rise to conflicts of interest include:

  . whether to allocate the proceeds of issuances (or the costs of repurchases) of Ventures Tracking Stock to Comdisco Group in respect of its retained interest in Comdisco Ventures, on the one hand, or to the equity of Comdisco Ventures on the other;

  . how to allocate consideration received in connection with a merger involving Comdisco among holders of each series of common stock;

  . whether and when to issue Comdisco Stock in exchange for Ventures Tracking Stock;

  .  whether or when to approve dispositions of assets of any group;

  . how to allocate available cash between Comdisco Group and Comdisco Ventures and decisions as to whether and how to make transfers of funds from one group to another;

  . how to allocate assets and resources, such as distribution and fulfillment services and management time, between the groups;

  .  how to allocate costs and expenses between the groups; and

  . whether and to what extent the groups compete with each other and how corporate opportunities are allocated between the groups.

Our board of directors intends to adopt certain policies relating to cash management and allocations between Comdisco Ventures and Comdisco Group. For a more comprehensive description of these policies, see "Cash Management and Allocation Policies," beginning on page 63. We cannot assure you that the policies determined by our board of directors are as favorable to the holders of one series of common stock as policies that could be set by the related business group if it were a separate company. Our board of directors will make operational and financial decisions concerning the groups, and implement these policies in a manner, that may affect these businesses differently, potentially favoring one group at the expense of the other. Our board of directors will be required to make any decision relating to these matters in the good faith business judgment that the decision is in the best interests of Comdisco and all of our stockholders as a whole. Although it has no present intention to do so, the board of directors also may, in the exercise of its business judgment in accordance with the directors' fiduciary duties to Comdisco and our stockholders, modify, rescind or add to any of these policies. A decision to modify or rescind these policies, or adopt additional policies, could have different effects on the holders of Ventures Tracking Stock or Comdisco Stock, or could adversely affect the holders of one series of common stock compared to the other.

If directors own disproportionate interests (in percentage or value terms) in Comdisco Stock or Ventures Tracking Stock, that disparity could create, or appear to create, potential conflicts of interest when those directors are faced with decisions that could affect the holders of one series of common stock differently than the holders of the other series.

Principles of Delaware law may protect decisions of our board of directors that have a disparate impact upon holders of Comdisco Stock and Ventures Tracking Stock

Delaware law provides that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to the holders of any particular class or series of stock. Recent cases in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of tracking stocks may be judged under the "business judgment rule." Under these principles of Delaware law and the "business judgment rule," you may not be able to challenge board of directors' decisions that have a disparate impact upon holders of Comdisco Stock or Ventures Tracking Stock, if the board of directors is adequately informed with respect to such decisions and acts in good faith and in the honest belief that it is acting in the best interest of our stockholders and does not have a conflict of interest.

Stockholders will not vote separately as a series on how to allocate consideration received in connection with a merger of Comdisco between holders of Comdisco Stock or Ventures Tracking Stock

Our restated charter will not contain any provisions governing how consideration received in connection with a merger or consolidation involving Comdisco is to be allocated among the holders of Comdisco Stock and Ventures Tracking Stock. None of the holders of Comdisco Stock or Ventures Tracking Stock will have a separate class vote in any merger or consolidation so long as we divide the type and amount of consideration among these holders in a manner we determine, in our sole discretion, to be fair. As a result, the consideration to be received by holders of Comdisco Stock or Ventures Tracking Stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if that group had been sold separately or if a separate class vote on such merger or consolidation had occurred.

We may dispose of assets of Comdisco Group or Comdisco Ventures without your approval

Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of Comdisco. Any disposition requiring stockholder approval would require a vote of all Comdisco stockholders voting together as a single class. As long as the assets attributed to a group represent less than substantially all of our assets, we may approve sales and other dispositions of any amount of the assets of that group without any stockholder approval. If we dispose of all or substantially all of the assets of any group, we would be required, if the disposition is not an exempt disposition under the terms of our restated charter, to choose one of the following three alternatives:

  . declare and pay a dividend to the holders of the relevant series of common stock;

  .  redeem shares of the relevant series of common stock; or

  . if Comdisco Ventures' assets were sold, convert shares of Ventures Tracking Stock into outstanding shares of Comdisco Stock.

Holders of any series of common stock may receive less value for their shares than the value that a third-party buyer might pay for all or substantially all of the assets of such group. The board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of Comdisco Stock or Ventures Tracking Stock.

Corporate-level income taxes may be incurred on a sale of a group that would not be incurred if the group were a separate corporation

Comdisco may incur a tax liability upon a sale of the assets of a group, which would be allocated to that group and reduce the amount available for distribution to the holders of the tracking stock for that group. By contrast, if the group were a separate corporation whose stock was held directly by such holders, they could sell their stock directly to the buyer, in which case no corporate-level tax would be incurred. Consequently, the holders of tracking stock could receive less upon a disposition of a related group than they would if they directly held stock of a separate corporation.

We do not intend to pay dividends on Ventures Tracking Stock, and even if we decide to do so, we are not required to pay dividends equally on Comdisco Stock and Ventures Tracking Stock

We do not intend to pay cash dividends in the foreseeable future on Ventures Tracking Stock. We do not intend to change our current dividend policy with respect to our existing common stock, which will become Comdisco Stock. Under our restated charter, however, our board of directors could decide to pay dividends on neither series of common stock, on one, but not both series of common stock, or on both series of common stock, in equal or unequal amounts. Such a decision would not necessarily have to reflect:

  .  the financial performance of any group;

  . the amount of assets available for dividends on any series of common stock; or

  .  the amount of prior dividends declared on any series of common stock.

Having multiple series of common stock may inhibit or prevent acquisition bids for Comdisco, Comdisco Group or Comdisco Ventures

If Comdisco Group or Comdisco Ventures were separate companies, any person interested in acquiring either of them without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend Comdisco Stock and Ventures Tracking Stock to reflect the separate performance of Comdisco Group and Comdisco Ventures, as appropriate, a person interested in acquiring only one group without negotiation with Comdisco's management could obtain control of that group only by obtaining control of the outstanding voting stock of Comdisco.

The existence of multiple series of common stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of multiple series of common stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of Comdisco by delaying or preventing such a change in control.

In addition, some of the provisions of our restated charter, by-laws, and Delaware law may inhibit changes of control not approved by the board of directors. For additional anti-takeover constraints, see "The Tracking Stock Proposal--Other Provisions of Our Charter, Bylaws and Delaware Law" beginning on page 58.

The market prices of Comdisco Stock and Ventures Tracking Stock could decline if we issue more common stock

Our restated charter will allow our board of directors, in its sole discretion, to issue authorized but unissued shares of common stock in multiple series. Our board of directors may issue Comdisco Stock or Ventures Tracking Stock, or may designate and issue a new series of common stock, to, among other things:

  .  raise capital;

  .  pay stock dividends or provide for stock splits;

  .  acquire companies or businesses; or

  .  provide compensation or benefits to employees.

Under Delaware law, the board of directors would not need your approval for these issuances. We do not intend to seek your approval for any such issuances unless:

  .  stock exchange regulations or other applicable law require approval; or

  .  the board of directors deems it advisable.

These issuances could cause the market prices of the series of common stock issued to decline as more stock became available.

We may not offer Ventures Tracking Stock at all

This proxy statement describes our current intentions regarding future issuances of Ventures Tracking Stock. Because these issuances are subject to various conditions and uncertainties, we cannot assure you that any issuances will occur.

The IRS could assert that the receipt of tracking stock is taxable to you or us or that the tracking stock is "section 306 stock"

We have been advised by our special tax counsel that unless you receive cash in lieu of fractional shares, no income, gain or loss will be recognized by you or Comdisco for U.S. Federal income tax purposes as a result of the reclassification of the existing stock, the distribution of a dividend of Ventures Tracking Stock to the holders of Comdisco Stock, or an exchange of Ventures Tracking Stock for Comdisco Stock, as we presently contemplate such transactions would be carried out. However, the IRS could disagree. There are no court decisions or other authorities that control the tax treatment of tracking stock such as Ventures Tracking Stock. In addition, the IRS has announced that it will not issue rulings on the characterization of stock with characteristics similar to Ventures Tracking Stock. It is possible, therefore, that the IRS could successfully assert that the receipt of Ventures Tracking Stock, as well as the subsequent conversion of Ventures Tracking Stock into Comdisco Stock, or the sale of Ventures Tracking Stock by Comdisco, could be taxable to Comdisco or you. In addition, it is possible that the IRS will successfully assert that Ventures Tracking Stock is section 306 stock, with the consequence that the sale price on a subsequent disposition of that stock would be treated as ordinary income. See "The Tracking Stock Proposal--Certain U.S. Federal Income Tax Considerations" beginning on page 67.

A recent Clinton Administration proposal, if enacted, could result in taxation on issuances of tracking stock

In February 2000, the Clinton Administration proposed legislation that would tax shareholders on the receipt of tracking stock as a distribution on or in exchange for their existing stock, and grant the IRS authority to treat tracking stock as nonstock or stock of another entity. This proposal, if enacted, could impede Comdisco's ability to distribute or sell Ventures Tracking Stock after it is enacted. The enactment of the Clinton Administration proposal could be a "Tax Event" that would entitle us to convert outstanding Ventures Tracking Stock into a number of shares of Comdisco Stock equal to a factor, which will not be more than 110% or less than 100% (as determined by our board of directors at the time the restated charter is filed to be in the best interests of our stockholders), applied to the ratio of the average market values of the Ventures Tracking Stock and the Comdisco Stock over a specified trading period prior to that conversion. See "The Tracking Stock Proposal--Description of Comdisco Stock and Ventures Tracking Stock--Conversion of Ventures Tracking Stock at Option of Comdisco" at page 50 and "--Certain U.S. Federal Income Tax Considerations," beginning on page 67.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by our use of words such as "intend," "plan," "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in various cautionary statements herein, particularly under the heading "Risk Factors", beginning on page 25, that we believe could cause our actual results to differ materially from the forward-looking statements that we make. The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We do not assume any obligation to update any forward-looking statement we make.

               INFORMATION ABOUT COMDISCO COMMON STOCK OWNERSHIP

Comdisco Common Stock Owned by Comdisco Directors and Executive Officers

This table shows the number of shares of our existing common stock beneficially owned by the directors, named executive officers (named executive officers are defined in the section entitled "Comdisco Executive Officer Compensation and Benefits" on page 36), and all directors and executive officers as a group, as of March 1, 2000.


                                                     Shares Owned
                                                    Beneficially on        % of
       Name                                          March 1, 2000         Class
       ----                                         ---------------        -----
       Nicholas K. Pontikes........................   37,317,934(a)(b)       24%
       Robert A. Bardagy...........................      514,892(b)           *
       C. Keith Hartley............................      182,228(b)(c)        *
       Philip A. Hewes.............................      302,502(b)(c)        *
       Rick Kash...................................      230,289(b)           *
       Harry M. Jansen Kraemer, Jr.................       37,726(b)           *
       Carolyn L. Murphy...........................       58,326(b)           *
       Thomas H. Patrick...........................      231,450(b)(c)        *
       William N. Pontikes.........................    2,824,087(b)(c)        2%
       James Voelker...............................       12,714(d)           *
       John J. Vosicky.............................      933,755(b)(c)        *
       John C. Kenning.............................      454,164(b)           *
       Thomas Flohr................................    1,119,372(b)           *
       Jack Slevin.................................      343,954(b)(e)        *
       All directors and executive officers as a
        group, including seven executive officers
        not named above............................   46,212,831(a)(b)(c)   30%

* percentage of shares beneficially owned does not exceed 1% of the class of outstanding.

(a) Includes shares over which N. Pontikes exercises sole or shared voting and dispositive powers but with respect to which he disclaims any beneficial interest (with the exception of a percentage of the shares owned by Ponfam Corporation and Ponchil Limited Partnership equal to his proportionate ownership interest in those entities), which shares are held of record as follows: Pontikes Trust, 18,600,498 shares; Pontikes Nonexempt Marital Trust, 5,901,622 shares; Pontikes Exempt Marital Trust, 268,154 shares; Ponchil Limited Partnership, 9,818,506 shares; Ponfam Corporation, 288,062 shares; Pontikes Family Foundation, 165,120 shares; Nicholas K. Pontikes SIP Trust, 600,000 shares (sole voting and sole dispositive powers); Tenancy-For-Years and three family trusts as remaindermen, 852,000 shares (sole voting and shared dispositive powers); and various family trusts, 106,380 shares (sole voting and dispositive powers).

(b) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to May 1, 2000 as follows: Mr. N. Pontikes, 555,359 shares; Mr. Bardagy, 164,160 shares; Mr. Flohr, 823,422 shares; Mr. Hartley, 109,050 shares; Mr. Hewes, 123,341 shares; Mr. Kash, 118,050 shares; Mr. Kenning, 293,858 shares; Mr. Kraemer, 37,726 shares; Ms. Murphy, 37,726 shares; Mr. W. Pontikes, 260,323 shares; Mr. Patrick, 118,050 shares; Mr. Slevin, 293,024 shares; Mr. Voelker, 2,714 shares; Mr. Vosicky, 388,818 shares; and directors and executive officers as a group, 4,059,933 shares. The percentages set forth in the above table give effect to the exercise of these options.

(c) Includes shares held by or for the benefit of the immediate families of the above individuals and for which the named stockholders disclaim any beneficial interest, as follows: Mr. W. Pontikes, 842,601 shares; Mr. Vosicky, 7,000 shares; and directors and executive officers as a group, 849,601 shares.

  Also includes other shares held by or for the benefit of the immediate families of the above individuals, over which such individuals hold no voting or dispositive powers and for which the named stockholders disclaim any beneficial interest, as follows: Mr. Hartley, 470 shares; Mr. Hewes, 6,386 shares; Mr. Patrick, 15,928 shares; Mr. W. Pontikes, 149,484 shares; Mr. Vosicky, 12,152 shares; and directors and executive officers as a group, 207,172 shares.

(d) Mr. Voelker was named a director of Comdisco on November 2, 1999.

(e) Mr. Slevin served as Chairman of the Board and Chief Executive Officer of Comdisco until his resignation in January, 1999.

Stockholders Who Own at Least 5% of Comdisco Common Stock

This table shows as of March 1, 2000 all persons we know to be the beneficial owners of more than 5% of Comdisco common stock.


                                              Number of
      Name and Address                          Shares     % of Class
      ----------------                        ----------   ----------
      Pontikes Trust*                         18,600,498       12%
      6111 N. River Road, Rosemont, IL 60018

      Ponchil Limited Partnership*             9,818,506        6%
      6111 N. River Road, Rosemont, IL 60018

      Pontikes Family Trusts*                  7,728,156        5%
      6111 N. River Road, Rosemont, IL 60018

      Iridian Asset Management                 8,624,000**      6%
      276 Post Road West, Westport, CT 06880

* Mr. N. Pontikes may be deemed to be the beneficial owner of these securities. See footnote (a) to the table on page 32.

** Estimated as of March 10, 2000, based on information provided by Iridian
   Asset Management.

                         COMPENSATION COMMITTEE REPORT

Role of the Committee

In 1993, the board of directors defined the scope of authority that would be delegated to the non-employee directors who serve as members of the Compensation Committee. Overall direction was given to this committee to review and approve Comdisco's compensation policies to ensure that executive officers are rewarded appropriately for their contributions to our growth and profitability and to ensure that compensation policies support our business objectives, organization structure, culture and stockholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of our executive officers.

Consistent Compensation Strategy

Since its inception, the Compensation Committee has continued to evaluate Comdisco's compensation plans in accordance with the committee's objectives of linking compensation to profit measures and increasing stockholder value. The senior management team continues to be compensated as originally suggested by outside compensation consultants in 1994. The total compensation for the Chief Executive Officer and certain executive officers is comprised of the following components: (i) base salary, (ii) annual incentive (cash and stock options) based on our pre-tax earnings objectives and (iii) long-term performance units based on total shareholder return objectives. Each of these components constituted approximately one-third of the executive's total compensation. Therefore, approximately two-thirds of the executive's compensation is subject to both our performance and stockholder returns.

A significant portion of the senior management team's compensation is directly dependent upon Comdisco achieving a total shareholder return which exceeds the 60th percentile of the S&P 500. The Compensation Committee has been extremely pleased with the fact that we have exceeded the performance objectives by placing above the targeted percentile in total shareholder return for the each of the three-year performance periods commencing with the initiation of the performance unit plan in 1993. This is a clear reflection that senior management has been able to consistently manage Comdisco in a manner that directly correlates with stockholder interests.

Chief Executive Officer Compensation--1999 and 2000

1999 Fiscal Year. Nicholas Pontikes, who became Chief Executive Officer on January 11, 1999, had a compensation package for fiscal 1999 which reflects the Committee's strategy of placing a majority of the compensation at risk subject to the attainment of pre-tax earnings goals and longer-term total shareholder return goals. Comdisco had a compensation agreement with Mr. Pontikes which provided for a base salary of $450,000 for fiscal 1999. Mr. Pontikes was also eligible for annual cash incentive compensation based upon meeting 1999 fiscal year pre-tax earnings targets. The amount of annual cash incentive payments can be found in the Summary Compensation Table. Mr. Pontikes was eligible for an annual stock option award which was based upon the attainment of pre-tax earnings objectives for fiscal 1999. The pre-tax earnings objectives were not met for this stock option, and therefore no options were granted to Mr. Pontikes under this plan. For the Long-Term perspective, Mr. Pontikes was granted 300 Performance Units under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in the "Long-Term Incentive Plan (LTIP) Awards" section that follows on page 38. To further align Mr. Pontikes' interests with those of Comdisco's stockholders, the Committee offered Mr. Pontikes the right to forego cash compensation in exchange for stock options. Under this "Cash-to-Option Alternative," Mr. Pontikes elected to forego $375,000 in cash compensation. In return, Mr. Pontikes received a stock option to acquire 150,000 shares at $14.56, the closing price of Comdisco's existing common stock on the date that election was made.

Jack Slevin, who resigned as the Chief Executive Officer on January 11, 1999, had an employment agreement in place with Comdisco for fiscal 1999. The employment agreement provided for an annual base salary of $600,000 for fiscal 1999. Mr. Slevin's base salary was paid through January 31, 1999. Comdisco did not meet the 1999 pre-tax earnings objectives set up for Mr. Slevin and therefore no annual cash incentive payments were made under this plan. Mr. Slevin was eligible for an annual stock option award based upon the attainment of pre-tax earnings objectives for fiscal 1999. The objectives were not met and therefore no options were awarded under this plan. Mr. Slevin was granted 366 Performance Units under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan. Since Mr. Slevin is no longer an employee of Comdisco, he will not satisfy the three year employment condition to the award and therefore will not be eligible for any payments under the performance unit award. Mr. Slevin participated in the "Cash-to-Option Alternative" described above, and elected to forego $150,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 60,000 shares at $14.56, the closing price of Comdisco's existing common stock on the date that election was made. As part of his severance arrangement, that option and all previous option awards granted to Mr. Slevin under previous years' "Cash-to-Option" programs will continue to vest and will remain exercisable through November 1, 2001. For his remaining stock options, all subsequent vesting ceased as of January 11, 1999, but Mr. Slevin will be entitled to exercise any previously vested options through November 1, 2001. Mr. Slevin also received a stock grant of 180,000 shares of Comdisco's existing common stock on January 26, 1999 pursuant to the terms of an employment agreement dated October 20, 1994.

2000 Fiscal Year. Mr. Pontikes' base salary remained constant for the balance of fiscal 1999, despite being named the Chief Executive Officer on January 11, 1999. Mr. Pontikes' base salary for fiscal 2000 has been increased to $600,000 in recognition of the increased responsibilities of serving as the Chief Executive Officer. Mr. Pontikes will also be eligible to receive annual cash incentive compensation of up to $600,000, provided that certain pre-tax earnings objectives have been attained. Mr. Pontikes will also earn an annual stock option award of 32,103 options if Comdisco attains certain pre-tax earnings objectives for fiscal 2000. The exercise price of these options, if earned, will be at the closing price of Comdisco's existing common stock on September 30, 2000. For the long-term perspective, Mr. Pontikes was granted 400 Performance Units under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in the table in the "Long-Term Incentive Plan (LTIP) Awards" section that follows on page 38. The Committee offered Mr. Pontikes the right to forego cash compensation to be earned in 2000 in exchange for stock options. Under this "Cash-to-Option Alternative," Mr. Pontikes elected to forego $600,000 in cash compensation. In return, Mr. Pontikes received a stock option to acquire 192,616 shares at $18.6875, the closing price of Comdisco's existing common stock on the date that election was made.

1999 Executive Officer Compensation

During fiscal 1999, we entered into incentive compensation agreements with certain of our executive officers. The agreements included the following elements which are similar to the components discussed above for Mr. Nicholas
K. Pontikes: (i) base salary, (ii) annual incentive (cash and stock options) based on our pre-tax earnings objectives and (iii) Long-Term performance units based on total shareholder return objectives. These executive officers also participated in the "Cash-to-Option Alternative" under which they had the right to forego cash compensation in exchange for stock options.

This report has been provided by C. Keith Hartley, Rick Kash, Harry M. Jansen Kraemer, Jr., and Carolyn Murphy, the members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation: There are none.

             COMDISCO EXECUTIVE OFFICER COMPENSATION AND BENEFITS

Summary Compensation Table

This table shows the compensation paid in fiscal 1999, 1998 and 1997 to (i) Nicholas K. Pontikes, our President and Chief Executive Officer, (ii) our four other most highly compensated executive officers serving on September 30, 1999 and (iii) Jack Slevin, who served as our Chairman and Chief Executive Officer until his resignation, effective in January, 1999. The persons named in this table and in this section are referred to as the "named executive officers."

                             Annual Compensation              Long-Term Compensation
                            ---------------------- ----------------------------------------------
                                                     Awards              Payouts
                                                   ----------   -------------------------
                                                   Securities
                                                   Underlying   Long-Term
     Name and Principal                             Options     Incentive    All Other
          Position          Year  Salary   Bonus    (shares)     Payouts  Compensation(a)
     ------------------     ---- -------- -------- ----------   --------- ---------------
  Nicholas K. Pontikes      1999 $450,000 $ 81,250  150,000     $170,129      $ 5,896
  President and Chief       1998  325,000  325,000  687,210(b)   349,350        6,909
  Executive Officer         1997  277,917  278,200   26,700      478,000       14,111

  Thomas Flohr              1999  300,000  300,000  120,000      150,971          -0-
  Senior Vice President     1998  300,000  300,000  323,530(b)       -0-          -0-
                            1997  300,000  300,000   21,400          -0-          -0-

  John C. Kenning           1999  267,000  133,500   39,600      226,485        5,896
  Executive Vice President  1998  267,000  267,000  195,020(b)       -0-        6,909
                            1997  268,808  286,200   24,970          -0-       14,111

  William N. Pontikes       1999  255,000   63,750   24,500      265,129        5,896
  Executive Vice President  1998  230,000  230,000  240,710(b)   339,350        6,909
                            1997  220,000  268,200   26,700      473,000       14,111

  John J. Vosicky           1999  260,000   65,000   18,000      290,129        5,896
  Executive Vice President  1998  240,000  215,000  101,700(b)   359,350        6,909
  & Chief Financial
   Officer                  1997  240,000  218,200   26,700      483,000       14,411

  Jack Slevin               1999  206,250      -0-  240,000          -0-        5,896
                            1998  550,000  475,000  306,220(b)   764,350        6,909
                            1997  550,000  444,000   58,850      831,000       14,111


(a) Amounts of "All Other Compensation" are amounts contributed by Comdisco under the Comdisco Retirement Plan Trust Agreement, effective April 1, 1998 (formerly known as the Comdisco Profit Sharing Plan and Trust).

(b) Amounts reflect options granted pursuant to Comdisco's Shared Investment Plan (SIP) on Sunday, February 1, 1998 with a one-day term and an exercise price based on the closing price of the New York Stock Exchange on Friday, January 30, 1998. The options were exercised on the date of grant by the named executive officers. Under the terms of the voluntary plan, the participants took out personal full-recourse loans to fund their exercise of the options to purchase Comdisco existing common stock at $17.3438 per share, the closing price on January 30, 1998. The loans, borrowed from a commercial bank, are the personal obligation of the participants. Comdisco has agreed to guarantee repayment to the bank in the event of a default by a participant. Pursuant to the SIP, Comdisco received approximately $109 million in cash from 106 members of Comdisco's senior management team who collectively purchased over 6 million shares of Comdisco existing common stock.

Option Grants in Last Fiscal Year

This table presents additional information concerning the options shown in the Summary Compensation Table for fiscal 1999.

                                                                        Potential Realizable
                                                                       Value at Assumed Annual
                                                                        Rates of Stock Price
                                                                       Appreciation for Option
                                      Individual Grants                         Term
                        --------------------------------------------- -------------------------
                         Number of    % of Total
                         Securities    Options/
                         Underlying  SARs Granted Exercise
                          Options/   to Employees or Base
                        SARs Granted  in Fiscal    Price   Expiration
  Name                      (#)          1999      ($/Sh)     Date    0%      5%        10%
  ----                  ------------ ------------ -------- ---------- --- ---------- ----------
  Nicholas K. Pontikes    150,000*       7.43     $14.5625  10/01/08  -0- $1,373,742 $3,481,331
  Thomas Flohr            120,000*       5.94      14.5625  10/01/08  -0-  1,098,993  2,785,065
  John C. Kenning          39,600*       1.96      14.5625  10/01/08  -0-    362,668    919,071
  William N. Pontikes      24,000*       1.19      14.5625  10/01/08  -0-    219,799    557,013
  John J. Vosicky          18,000*        .89      14.5625  10/01/08  -0-    164,849    417,760
  Jack Slevin              60,000*       2.97      14.5625  10/01/08  -0-    549,497  1,392,532


*Reflects options issued in lieu of cash compensation pursuant to the "Cash-to-Option Alternative" election referenced in the Compensation Committee Report.

We have included amounts under the columns labeled "5%" and "10%" pursuant to certain rules promulgated by the SEC and those amounts are not intended to forecast future appreciation, if any, in the price of our existing common stock. Such amounts are based on the assumption that the named executive officers hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of our existing common stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, and any increase will benefit all stockholders proportionately.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Value

This table contains information with respect to the named executive officers concerning the exercise of options during fiscal 1999 and unexercised options held as of the end of fiscal 1999.


                         Number              Total Number of Shares        Total Value of
                           of                Underlying Unexercised   Unexercised In-the-Money
                         Shares                  Options Held at      Options Held at September
                        Acquired               September 30, 1999             30, 1999*
                           on      Value    ------------------------- -------------------------
  Name                  Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
  ----                  -------- ---------- ----------- ------------- ----------- -------------
  Nicholas K. Pontikes      -0-         -0-   487,009      227,927     5,964,015    1,125,160
  Thomas Flohr              -0-         -0-   746,725      214,835     8,507,341      924,466
  John C. Kenning        53,842   1,162,978   208,550      164,936     1,968,322    1,346,843
  William N. Pontikes       -0-         -0-   244,983       81,705     2,528,685      499,492
  John J. Vosicky        34,286     874,893   379,148       57,472     4,813,915      307,429
  Jack Slevin           950,000  16,013,536   400,774      123,926     5,823,115      756,811


*Based on the closing price of our existing common stock, $19.3125, on September 30, 1999.

LONG-TERM INCENTIVE PLAN (LTIP) AWARDS

This table provides information on the Performance Unit Awards granted during fiscal 1999 under our 1995 Long-Term Stock Ownership Incentive Plan to the named executive officers.


                                                   Estimated Future Payouts
                                 Performance or              under
                                     Other           Non-Stock Price-Based
                        Number    Period Until              Plans*
                          of       Maturation     ---------------------------
  Name                  Units      or Payout      Threshold  Target  Maximum
  ----                  ------ ------------------ --------- -------- --------
  Nicholas K. Pontikes   300   September 30, 2001 $150,000  $300,000 $900,000
  Thomas Flohr           133   September 30, 2001   66,500   133,000  399,000
  John C. Kenning        166   September 30, 2001   83,000   166,000  488,000
  William N. Pontikes    183   September 30, 2001   91,500   183,000  549,000
  John J. Vosicky        183   September 30, 2001   91,500   183,000  549,000


* The target performance objective is that our total shareholder return, the sum of the stock price appreciation plus dividends (reinvested), be ranked at or above the sixtieth percentile of the total shareholder return of all companies in the S&P 500 for the period running from October 1, 1998 through September 30, 2001. The threshold performance objective is a fiftieth percentile ranking. If the actual ranking is less than the fiftieth percentile, no compensation will be paid under these awards. The 366 Performance Unit Awards granted to Mr. Slevin in fiscal 1999 terminated on his resignation from Comdisco in January, 1999.

How We Compensate Our Directors

Employee directors receive no additional compensation for serving on the board of directors or its committees. Non-employee directors are paid a quarterly retainer of $6,000, a board meeting fee of $2,000 plus expenses, and a committee meeting fee of $2,000 plus expenses if the committee meeting is not held on the same day as a board of directors meeting. Directors are reimbursed for customary and usual travel expenses.

Directors may elect, in advance, to defer all or part of their cash compensation in either a restricted stock award or a stock option. The restricted stock award would be issued under our Long-Term Stock Ownership Incentive Plans and the number of shares of restricted stock received is determined by using the following formula: $32,000 (traditional cash fee plus meeting fees) multiplied by 1.5, then divided by the closing price of our common stock on the first business day of the next fiscal year. The stock options would be issued under our Outside Director Deferred Fee Option Plan and the number of stock options received is determined by using the following formula: $32,000 (traditional cash fee plus meeting fees) multiplied by 1.5, then divided by the closing price of our common stock on the last day of the fiscal year minus $1.00. The options have a ten year term, vest after six months, and have an exercise price of $1.00. On October 1, 1998, Messrs. Hartley, Kash, Kraemer, Murphy, and Patrick each received options to purchase 9,450 shares at $1.00 per share under our Outside Director Deferred Fee Option Plan.

In addition, on October 1, 1999 and pursuant to our 1999 Non-Employee Directors' Stock Option Plan, each non-employee director was granted an option to acquire 9,450 shares of our existing common stock at $18.6875 per share, the closing price on that date. These options have a ten year term and vest on April 1, 2000.

                    COMDISCO STOCK PRICE PERFORMANCE GRAPH

The following performance graph compares the performance of our existing common stock for the last five fiscal years (October 1, 1994--September 30, 1999) to that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Midcap 400 Index. The S&P Midcap 400 Index, which includes Comdisco, represents a comparison to companies with similar market capitalizations of $200 million to $5 billion. Our most similar peers are divisions or subsidiaries of large publicly-held companies. At this time, therefore, we feel that the most appropriate comparison is to publicly-held companies with similar market capitalizations.

[COMDISCO COMPARISON CHART]

This graph assumes you invested $100 in our existing common stock and each of the indexes on September 30, 1994, and that all dividends were reinvested.

In accordance with SEC rules, the information included under captions "Compensation Committee Report" and "Comdisco Stock Price Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by Comdisco under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                           COMMON STOCK PRICE RANGE

This table shows the quarterly price range of the existing common stock, as traded on the NYSE, and cash dividends paid on our existing common stock for fiscal 1999 and 1998 and the first quarter of fiscal 2000, adjusted for the two-for-one stock split distributed in June, 1998.


                                                                  2000
                                                         -----------------------
      Quarter                                             High   Low   Dividends
      -------                                            ------ ------ ---------
      First............................................. $43.00 $17.45   $.025
                                                                  1999
                                                         -----------------------
      Quarter                                             High   Low   Dividends
      -------                                            ------ ------ ---------
      First............................................. $19.44 $12.50   $.025
      Second............................................  17.88  10.75    .025
      Third.............................................  30.88  15.81    .025
      Fourth............................................  26.94  17.50    .025
                                                                  1998
                                                         -----------------------
      Quarter                                             High   Low   Dividends
      -------                                            ------ ------ ---------
      First............................................. $16.88 $14.16   $.025
      Second............................................  21.94  14.88    .025
      Third.............................................  22.44  16.50    .025
      Fourth............................................  20.88  12.44    .025

On December 21, 1999, the last full day the existing common stock traded before the public announcement of the tracking stock proposal, the reported closing sales price on the NYSE for the existing common stock was $36.00 per share. On March 17, 2000, the last full day the existing common stock traded before the printing of this proxy statement, the reported closing sales price on the NYSE for the existing common stock was $47.4375 per share.

As of March 1, 2000 there were approximately 152,183,133 holders of record of existing common stock.

We have paid consecutive quarterly cash dividends on the existing common stock for over 22 years through the first quarter of fiscal 2000. For a description of our intended dividend policy following implementation of the tracking stock proposal, see "The Tracking Stock Proposal--Certain Management and Allocation Policies--Dividend Policy" on page 66.

                          THE TRACKING STOCK PROPOSAL

Amendment and Restatement of Our Current Certificate of Incorporation

You are being asked to consider and vote in favor of the tracking stock proposal, which would authorize us to amend and restate our current certificate of incorporation. We refer to our current certificate of incorporation, as so amended and restated, as our "restated charter." The restated charter would, among other things:

  . authorize the board of directors to issue multiple series of common stock, with two initial series of common stock designated as Comdisco Stock and Ventures Tracking Stock;

  . reclassify each share of existing common stock of Comdisco as one share of Comdisco Stock;

  . increase the authorized common stock of Comdisco from 750,000,000 to 1,800,000,000 shares; and

  . initially authorize 750,000,000 shares of Comdisco Stock and 750,000,000 of Ventures Tracking Stock.

If you approve the proposals, we expect to file the restated charter and re-classify your common stock shortly before we first issue Ventures Tracking Stock. At that time, each holder of one share of the existing common stock would become the holder of one share of Comdisco Stock. A copy of the proposed restated charter, in substantially the same form in which it will be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex II.

At any time prior to the effectiveness of the restated charter, the board of directors may abandon the tracking stock proposal without further action by the stockholders. If the tracking stock proposal is not approved by the stockholders, the existing common stock will not be reclassified as Comdisco Stock, and Ventures Tracking Stock will not be issued. After the restated charter is effective, the board of directors may determine in its sole discretion, not to proceed with the initial public offering of, or otherwise issue, Ventures Tracking Stock.

Background and Reasons for the Tracking Stock Proposal

We continually review each of our businesses and Comdisco as a whole to determine the best way to realize the inherent value of our business operations. As a result of this review process, we recently began to evaluate various alternatives to maximize stockholder value, including the creation of a "tracking stock" intended to track the performance of Comdisco Ventures.

At board meetings on July 15, 1999, November 4, 1999, and December 15, 1999, the board of directors met with management of Comdisco and discussed the alternatives to achieve Comdisco's strategies and have Comdisco's equity valuation more fully recognize the value of our venture financing business. In these discussions, our board of directors evaluated the effect that each alternative would have on our ability to:

  .  enhance stockholder value;

  .  raise funds in a cost-effective manner in the capital markets;

  .  create a more valuable currency for strategic acquisitions; and

  .  attract and retain key personnel.

The board of directors considered the following alternatives:

  .  the preservation of our current equity and operating structure;

  .  the operation of one or more of our businesses as stand-alone companies;

  .  one or more "spin-offs" of the businesses; and

  .  the tracking stock proposal.

Our board of directors used several criteria to contrast the benefits and drawbacks of these alternatives to our stockholders, including:

  . the assessment of the capital markets acceptance of the alternatives and the likelihood of success of the alternatives, based on its understanding of these markets and consultations between members of the board of directors and our financial advisors, independent accountants and counsel;

  . the flexibility to provide equity incentives to the employees of Comdisco's separate businesses;

  . the ability to raise equity capital to fund the specific need of Comdisco's separate businesses in the future; and

  . the regulatory and tax consequences to Comdisco and the separate businesses of operating under the various alternatives.

Our board of directors concluded in its business judgment that the tracking stock proposal would be most likely to enhance stockholder value and address Comdisco's strategic objectives. The board of directors based its decision on its belief that the proper valuation of certain of our businesses, including our venture financing business, was not reflected in the current equity structure and that there are synergies to be obtained in maintaining Comdisco's current operating structure. In reaching its conclusion, our board of directors consulted with Comdisco's financial advisors, legal counsel and independent accountants. The board of directors considered various strategic, financial, legal and tax implications of the tracking stock proposal and considered the following principal potential advantages of the tracking stock proposal:

  . The initial designation of two series of common stock that would separately track the businesses of Comdisco Group and Comdisco Ventures could increase stockholder value by more specifically tracking the earnings, growth and cash flows of each group;

  . The initial public offering of Ventures Tracking Stock should increase the coverage of the stock by financial analysts, which will help investors to better understand Comdisco Group, Comdisco Ventures and Comdisco as a whole;

  . The expectation that different groups of investors will invest in Ventures Tracking Stock who might otherwise not invest in the existing common stock;

  . Multiple series of common stock should provide Comdisco with additional equity securities that can be used to raise capital and can be issued in connection with acquisitions and investments;

  . By remaining a single enterprise, Comdisco believes it will benefit from synergies between its business groups and Comdisco will retain the benefit of the oversight of certain key members of the current management; and

  . The creation of multiple series of common stock that track its different businesses would provide Comdisco flexibility to link employee incentive compensation plans with the performances of the different businesses.

The board of directors also considered the following potential disadvantages of the tracking stock proposal:

  . Comdisco will incur additional administrative costs in connection with the creation and ongoing maintenance of multiple series of common stock;

  . The tracking stock proposal could create diverging or conflicting interests among tracked business groups and could pose potential conflicts for the board of directors;

  . The creation of multiple series of common stock increases the complexity of Comdisco's capital structure, may not be well understood by investors, and could inhibit the efficient valuation of one or more of the series of common stock;

  . The holders of each series of common stock would continue to be subject to all the risks associated with investing in Comdisco as a whole; and

  . There is no controlling precedent as to the tax treatment of tracking stock, and an adverse change in the tax laws, or in the interpretations of the tax laws, could require us to revise our capital structure.

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Additionally, creating the tracking stocks and establishing the Comdisco
Ventures Management Incentive Plan and amending and restating the stock plans will enable us to issue stock-based compensation tied to the tracking stocks, thereby providing more focused incentives to management and employees of the tracked groups.

The tracking stock proposal also gives the board of directors the flexibility to use its authority to designate additional series of common stock to obtain the benefits of the creation of tracking stock for Comdisco's other business groups as it deems appropriate.

Finally, the increase in the number of shares of authorized common stock contemplated by the tracking stock proposal will ensure that we have a sufficient number of shares of common stock available for:

  . obligations we may have under our rights plan with respect to each series of common stock;

  .  future stock splits or stock dividends;

  .  future designations of additional series of common stock;

  .  future sale or distribution of any series of common stock to the public;
     and

  . issuance of any series of common stock under our stock-based compensation plans.

After considering these factors and others, based upon management's recommendation and after extensive consultation with our financial and legal advisors, the board of directors determined in its business judgment that on balance the potential advantages of the tracking stock proposal outweighed its potential disadvantages. The board of directors ultimately concluded that the tracking stock proposal is advisable, in the best interests of the stockholders and Comdisco and is the best means for achieving Comdisco's strategic goals.

On December 15, 1999, the board of directors considered the tracking stock proposal described in this proxy statement, determined that it is in the best interests of Comdisco and its stockholders, unanimously approved it and resolved to recommend that you vote for it.

Increase in Authorized Common Stock

As part of the tracking stock proposal, our restated charter will increase the number of shares of common stock authorized for issuance from 750,000,000 shares of common stock to 1,800,000,000 shares of common stock.

We need the availability of the additional authorized shares of common stock to successfully implement the tracking stock proposal. In addition to the shares of Ventures Tracking Stock we currently plan to distribute or issue, we must reserve additional Ventures Tracking Stock for distribution under our amended and restated rights plan and in connection with our stock-based compensation plans, as proposed to be established and amended.

Further, the additional authorized shares contemplated by this proposal will facilitate our ability in the future to designate additional series of common stock, or to use our common stock for financings, acquisitions or employee compensation, or to implement stock splits and stock dividends, as we have done in the past.

The additional authorized but unissued shares of common stock provided by the restated charter would be available for issuance by Comdisco from time to time at the discretion of the board of directors as Comdisco Stock, Ventures Tracking Stock, or as additional series of common stock to be designated by the board of directors. The board of directors could authorize issuance of the authorized but unissued shares for any proper corporate purpose, such as raising capital, paying stock dividends, effecting a stock split, providing compensation or benefits to employees or acquiring other companies or businesses. The further approval of the stockholders of Comdisco is not necessary for the designation or issuance of the authorized but unissued shares of common stock, unless such approval is required by Delaware law or NYSE or NASDAQ rules.

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

Other than the stock option grants and restricted stock awards we plan to issue to employees of Comdisco Ventures, we have no present agreements or understandings with respect to the issuance of any of the shares of common stock that will be authorized for issuance. Although our board of directors has no present intention to do so, the additional shares of common stock that would be authorized if the tracking stock proposal is adopted by the stockholders could be issued in one or more transactions (subject to applicable law) that would make a takeover of Comdisco more difficult and less likely to occur, even though such a takeover may be economically beneficial to Comdisco and its stockholders. Our board of directors and our management have no knowledge of any person or entity that intends to seek a controlling interest in, or to make a takeover proposal with respect to, Comdisco.

Initial Issuance of Ventures Tracking Stock

We currently plan to offer to the public, for cash, subject to market and other conditions shares of Ventures Tracking Stock intended to represent approximately 15% of the equity value initially attributed to Comdisco Ventures.

This would leave Comdisco Group with a retained interest intended to represent the remaining equity value initially attributed to Comdisco Ventures that is not represented by issued and outstanding Ventures Tracking Stock. Any retained interest of Comdisco Group in Comdisco Ventures cannot be voted by Comdisco Group or Comdisco.

We expect that the initial public offering of Ventures Tracking Stock would occur some time in our fiscal 2000. However, we could choose to conduct the offering at a later time, or not to make any offering at all, depending on circumstances at the time.

Instead of an initial offering to the public, Comdisco may first issue Ventures Tracking Stock as a dividend to the holders of Comdisco Stock, or by an offer to exchange Ventures Tracking Stock for Comdisco Stock.

Comdisco currently plans to allocate the net proceeds of any initial public offering of Ventures Tracking Stock to Comdisco Ventures. Those proceeds will be used to repay intercompany loans due from Comdisco Ventures and for Comdisco Ventures' general corporate purposes. Pending any specific application of the net proceeds of the initial public offering, those proceeds will be invested in short-term, investment-grade securities.

Options, Awards and rights to Purchase relating to Ventures Tracking Stock

After we first issue Ventures Tracking Stock, we currently plan to grant options to purchase, or make restricted stock awards of, Ventures Tracking Stock to senior management of Comdisco Ventures under the Comdisco Ventures Management Incentive Plan, which is subject to your approval as part of the tracking stock proposal. The aggregate amount of Ventures Tracking Stock available for grant under the Comdisco Ventures Management Incentive Plan will be limited to approximately 15% of the total number of shares of Ventures Tracking Stock that would be deemed issued and outstanding at the time we first issue Ventures Tracking Stock, assuming for this purpose that Comdisco Group's retained interest is represented by issued and outstanding Ventures Tracking Stock.

For example, if we first issue 15,000,000 shares of Ventures Tracking Stock representing 15% of the initial equity value of Comdisco Ventures to the public, Comdisco Group's 85% retained interest, if represented by issued and outstanding Ventures Tracking Stock, would be 85,000,000 shares, for a deemed total issued and outstanding 100,000,000 shares of Ventures Tracking Stock. Using this example, we will grant options or restricted stock awards to Comdisco Ventures employees for up to 15,000,000 shares of Ventures Tracking Stock under the Comdisco Ventures Management Incentive Plan.

We have agreed with senior management of Comdisco Ventures that the exercise price per share of the options to purchase Ventures Tracking Stock granted under the Comdisco Ventures Management Incentive Plan will be based on the net book value of the assets allocated to Comdisco Ventures as of the end of the fiscal quarter immediately preceding the fiscal quarter in which we first issue Ventures Tracking Stock in a public offering as follows:

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

  . if the Comdisco Ventures Option Value is equal to $800 million, the exercise price per share shall be equal to the Aggregate Comdisco Ventures Net Book Value divided by the Aggregate Ventures Tracking Stock Outstanding at IPO;

  . if the Comdisco Ventures Option Value is less than $800 million, the price per share shall be equal to the aggregate Comdisco Ventures Net Book Value less that difference divided by the Aggregate Ventures Tracking Stock outstanding at IPO, but not less than zero;

  . if the Comdisco Ventures Option Value exceeds $800 million, the exercise price per share shall be equal to the Aggregate Comdisco Ventures Net Book Value divided by the Aggregate Ventures Tracking Stock Outstanding at IPO ; and

  . if the Aggregate Comdisco Ventures IPO Value is less than $700 million Comdisco will have no obligation to grant any options.

Where,

 . ""Aggregate Comdisco Ventures IPO Value" is the aggregate market value of the Aggregate Ventures Tracking Stock Outstanding at IPO reflected by the IPO Price Per Share.

 . ""Aggregate Comdisco Ventures Net Book Value" is the net book value of the assets allocated to Comdisco Ventures, as of the quarter ended immediately prior to the close of the initial public offering of Ventures Tracking Stock.

 . ""Aggregate Ventures Tracking Stock Outstanding at IPO" is the number of shares of Ventures Tracking Stock issued in the initial public offering, together with that number of shares of Ventures Tracking Stock that would represent Comdisco's Group's retained interest if those shares were issued and outstanding.

 .  ""Comdisco Ventures Option Value" is the Aggregate Comdisco Ventures IPO
   Value less the Aggregate Comdisco Ventures Net Book Value.

 . ""IPO Price Per Share" is the initial public offering price per share for Ventures Tracking Stock in the initial public offering of Ventures Tracking Stock.

Subsequent Issuances of Ventures Tracking Stock

After we first issue Ventures Tracking Stock, we may issue additional shares of that stock, and further reduce Comdisco Group's retained interest in Comdisco Ventures, from time to time by:

  . distributing a dividend of Ventures Tracking Stock to the holders of Comdisco Stock;

  .  selling Ventures Tracking Stock to the public;

  .  offering to exchange Ventures Tracking Stock for Comdisco Stock;

  . issuing Ventures Tracking Stock or options to purchase Ventures Tracking Stock to employees under compensation plans;

  .  using Ventures Tracking Stock as consideration in an acquisition; or

  .  any combination of the above.

Distribution of Comdisco Group's Retained Interest in Comdisco Ventures

We currently intend to distribute Ventures Tracking Stock representing the remainder of Comdisco Group's retained interest in Comdisco Ventures to the holders of Comdisco Stock, subject to market and other conditions, at some time in the future, although we are not obligated to do so. There can be no assurance as to whether or when this distribution will occur, or what the value of the retained interest will be at the time of the distribution, if it occurs. Even if we initially issue Ventures Tracking Stock, or make further issuances or distributions of that stock, the board of directors, in its sole discretion, may decide not to proceed with the distribution of the remainder of Comdisco Group's retained interest in Comdisco Ventures.

Description of Comdisco Stock and Ventures Tracking Stock

Authorized Stock and Designations of Series of Common Stock

Under our current certificate of incorporation, we are authorized to issue 850,000,000 shares of stock, consisting of 750,000,000 shares of common stock, par value $0.10 per share, and 100,000,000 shares of preferred stock, $0.10 par value per share. As of March 1, 2000, approximately 152,183,133 shares of existing common stock were issued and outstanding. Under our certificate, our board of directors has the authority to designate the preferred stock in one or more series, without stockholder approval. Currently, there exists one series of preferred stock, the Series C Junior Participating Preferred Stock, designated in connection with Comdisco's preferred stock purchase rights described below.

Our restated charter will:

  . authorize Comdisco to issue a total of 1,800,000,000 shares of common stock in multiple series;

  . designate two series of common stock, currently intended to be Comdisco Stock and Ventures Tracking Stock;

  . initially authorize Comdisco to issue 750,000,000 shares of Comdisco Stock and 750,000,000 shares of Ventures Tracking Stock; and

  . re-classify each share of existing common stock as one share of Comdisco Stock.

We intend Ventures Tracking Stock to reflect the performance of Comdisco Ventures, our venture financing business division.

We intend Comdisco Stock to reflect the performance of Comdisco Group, which consists of our other businesses and our retained interest in Comdisco Ventures.

We have allocated, for financial reporting purposes, all of Comdisco's consolidated assets, liabilities, revenue, expenses and cash flow between Comdisco Group and Comdisco Ventures. In the future, we will publish financial statements for each of Comdisco Group and Comdisco Ventures, together with consolidated financial statements of Comdisco covering all of Comdisco Group and Comdisco Ventures.

Under our current certificate, to issue a new class or series of common stock we must obtain stockholder approval. Under the restated charter, our board of directors could, without the need to obtain stockholder approval:

  . designate common stock not previously designated by the board of directors, or previously designated but unissued common stock, into one or more additional new series of common stock; or

  . increase or decrease from time to time the total number of authorized shares of each designated series of common stock.

However, the board of directors could not increase the number of shares of authorized stock of a designated series above a number which, when added to the number of authorized shares of all designated common stock, would exceed the total number of authorized shares of common stock. In addition, the board of directors could not decrease the number of shares authorized of any series of common stock below the number of shares outstanding of such series and shares reserved for options, warrants, the rights plan and, as applicable, any retained interest of one group by another.

At the time it creates any new series of common stock, our board of directors would be authorized to determine and designate the number of shares of each new series and all rights and privileges of each new series, including dividend rights, exchange or redemption provisions, rights upon liquidation or merger, and voting rights.

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


Authorized but unissued shares of Comdisco Stock and Ventures Tracking Stock and previously undesignated common stock would be available for issuance by Comdisco from time to time, as determined by the board of directors, for any proper corporate purpose. These purposes could include raising capital, paying stock dividends, effecting a stock split, providing compensation or benefits to employees or acquiring other companies or businesses, or designating a new series of common stock. Comdisco would not be required to solicit your approval for any issuance described above, unless required by the Delaware law or NYSE or NASDAQ Rules. The board of directors will continue to be able to issue shares of preferred stock in series, without stockholder approval.

Conversion and Redemption

Our current certificate does not provide for either mandatory or optional conversion or redemption of our existing common stock. The restated charter will permit the conversion or redemption of Ventures Tracking Stock as described below.

Dividends

We will be permitted to pay dividends on Comdisco Stock and Ventures Tracking Stock out of assets of Comdisco legally available for the payment of dividends under Delaware law. Our restated charter, however, will provide that the total amounts paid as dividends on any of Comdisco Stock or Ventures Tracking Stock cannot exceed the available dividend amount for each group.

The "available dividend amount" for Comdisco Group at any time is the amount that would then be legally available for the payment of dividends on Comdisco Stock under Delaware law if:

  . Comdisco Group and Comdisco Ventures were each an independent Delaware corporation,

  . Comdisco Group had outstanding (1) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of Comdisco Stock that are then outstanding and (2) a number of shares of preferred stock, par value $0.10 per share, equal to the number of shares that have been attributed to Comdisco Group and are then outstanding,

  . the assumptions about Comdisco Ventures set forth in the following paragraph were true, and

  . Comdisco Group owned a number of shares of Ventures Tracking Stock equal to the number of shares that would be issuable with respect to Comdisco Group's retained interest in Ventures Tracking Stock.

Similarly, the "available dividend amount" for Comdisco Ventures at any time is the amount that would then be legally available for the payment of dividends under Delaware law on Ventures Tracking Stock if Comdisco Ventures were an independent Delaware corporation having outstanding (1) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of Ventures Tracking Stock that are then outstanding plus the number of shares of Ventures Tracking Stock that would be issuable with respect to Comdisco Group's retained interest in Comdisco Ventures and (2) a number of shares of preferred stock, par value $0.10 per share, equal to the number of shares that have been attributed to Comdisco Ventures and are then outstanding.

The amount legally available for the payment of dividends on common stock of a corporation under Delaware law is generally limited to:

  .  the total assets of the corporation

  .  less its total liabilities

  . less the aggregate par value of the outstanding shares of its common and preferred stock.

However, if that amount is not greater than zero, the corporation may also pay dividends out of the net profits for the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As mentioned above, these restrictions will form the basis for calculating the available dividend amounts for Comdisco Group and Comdisco Ventures. These restrictions will also form the basis for calculating the aggregate amount of dividends that Comdisco as a whole can pay on its common stock (regardless of series). Thus, net losses of any business group, and any dividends and distributions on, or repurchases of, any series of common stock, will reduce the assets legally available for dividends on other series of common stock.

Subject to the foregoing limitations (and to any other limitations set forth in any future series of preferred stock or in any agreements binding on Comdisco from time to time), we have the right to pay dividends on none, any or all of the series of common stock, in equal or unequal amounts, notwithstanding the performance of any business group, the amount of assets available for dividends on any series, the amount of prior dividends declared on any series or any other factor.

At the time of any dividend on the outstanding shares of Ventures Tracking Stock (including any dividend required as a result of a disposition of all or substantially all of the assets of Comdisco Ventures), we will credit to Comdisco Group, and charge against Comdisco Ventures a corresponding amount in respect of Comdisco Group's retained interest in that group for purposes of calculating available dividend amounts for future dividends. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend times (2) a fraction, the numerator of which is the number of shares that would be issuable with respect to Comdisco Group's retained interest in Comdisco Ventures and the denominator of which is the number of shares of Ventures Tracking Stock then outstanding.

Mandatory Dividend, Redemption or Conversion of Ventures Tracking Stock

If we sell or dispose of all or substantially all of the properties and assets of Comdisco Ventures in a transaction other than one described below under "-- Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs," we will:

  . pay a dividend to the holders of Ventures Tracking Stock in cash and/or securities or other property having a value equal to their proportionate interest in the net proceeds of the disposition; or

  . if the disposition involves all of the properties and assets, redeem all outstanding shares of Ventures Tracking Stock in exchange for cash and/or securities or other property having a value equal to the proportionate interest the holders of Ventures Tracking Stock have in the net proceeds of the disposition; or

  . if the disposition involves substantially all, but not all, of the properties and assets, redeem a number of whole shares of Ventures Tracking Stock having an aggregate average market value, during the 20 trading day period beginning on the 16th trading day following consummation of such transaction, equal to the proportionate interest the holders of Ventures Tracking Stock have in the value of the net proceeds of the disposition; or

  . convert each outstanding share of the series of Ventures Tracking Stock into a number of shares of Comdisco Stock equal to 115% of the ratio of the average market value of one share of Ventures Tracking Stock to the average market value of one share of Comdisco Stock during the 20-trading day period ending on the fifth trading day prior to the first public announcement of such disposition transaction.

We will determine the proportionate interest of the holders of Ventures Tracking Stock in the net proceeds of a disposition by assuming that Comdisco Group's retained interest in Comdisco Ventures is represented by issued and outstanding shares of Ventures Tracking Stock.

We may only pay a dividend or redeem shares of a series class of common stock if we have legally available funds under Delaware law. We will pay the dividend or complete the redemption or conversion on or prior to the 90th trading day following the disposition date.

For purposes of determining whether a disposition has occurred, "substantially all of the properties and assets" attributed to a group means a portion of the properties and assets that represents at least 80% of the value of the properties and assets attributed to that group.

The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after any payment of, or reasonable provision is made as determined by our board of directors for:

  . any taxes payable by us, or which would have been payable but for the utilization of tax benefits attributable to the groups not subject to the disposition, in respect of the disposition or in respect of any resulting dividend or redemption;

  . any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

  . any liabilities of or attributed to the group whose assets are disposed, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to that group.

We may elect to pay the dividend or redemption price either in the same form as the proceeds of the disposition or in any other combination of cash, securities or other property that our board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the value of the net proceeds.

Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs. We are not required to take any of the above actions for any disposition of all or substantially all of the properties and assets attributed to the group making such disposition in a transaction or series of related transactions that results in our receiving for those properties and assets primarily equity securities of any entity which:

  . acquires those properties or assets or succeeds to the business conducted with those properties or assets or controls such acquirer or successor; and

  . is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the group making such disposition prior to the disposition, as determined by our board of directors.

The purpose of this exception is to enable us technically to dispose of properties or assets of a group to other entities engaged or proposing to engage in businesses similar or complementary to those of that group without requiring a dividend on, or a conversion or redemption of, the class of common stock of that group, so long as we hold an equity interest in that entity. A joint venture in which we own a direct or indirect equity interest is an example of such an acquirer. We are not required to control that entity, whether by ownership or contract provisions.

We are also not required to effect a dividend, redemption or conversion if:

  . the disposition is of all or substantially all of our properties and assets in one transaction or a series of related transactions in connection with our dissolution, liquidation or winding up and the distribution of our assets to stockholders;

  . the disposition is on a pro rata basis, such as in a spin-off, to the holders of all outstanding shares of the group;

  . the disposition is made to any person or entity controlled by us, as determined by the board of directors;

  . the disposition is made at a time when only one series of common stock is outstanding; or

  . before the 30th trading day following the disposition, we have mailed a notice stating that we are exercising our right to convert all of the outstanding shares of Ventures Tracking Stock, as applicable, into newly issued shares of Comdisco Stock as contemplated under "Conversion of Common Stock at Option of Comdisco" below.

Sale of less than substantially all the assets of a group. The proceeds from any disposition of assets that do not comprise all or substantially all of the properties and assets attributed to a group will be allocated to that group and used for its benefit, subject to the policies described under "--Certain Management and Allocation Policies" beginning on page 63.

Conversion of Ventures Tracking Stock at Option of Comdisco

We will have the right, at any time, to convert each share of Ventures Tracking Stock into a number of shares of Comdisco Stock initially equal to 125% of the ratio of the average market value of one share of Ventures Tracking Stock to the average market value of one share of Comdisco Stock over a 20-day trading period ending on the fifth trading day prior to the mailing of the conversion notice for conversions occurring in the first quarter after the original issuance of Ventures Tracking Stock. The percentage applied to the ratio of market values will decline ratably each quarter over a period of ten quarters to 115%.

If, however, we convert Ventures Tracking Stock into Comdisco Stock as a result of a tax event (as defined below), we will have the right to convert shares of Ventures Tracking Stock into a number of shares of Comdisco Stock equal to a percentage, which will not be more than 110% or less than 100% (as determined by our board of directors, at the time the restated charter is filed, to be in the best interests of our stockholders), applied to the ratio of the average market values of the Ventures Tracking Stock and the Comdisco Stock described above, regardless of when such adverse tax law changes take place.

The conversion ratio that will result in the specified premium will be calculated based on the average market value of one share of Ventures Tracking Stock as compared to the average market value of one share of Comdisco Stock during the 20 consecutive trading day period ending on, and including, the 5th trading day immediately preceding the date on which we mail the notice of conversion to holders of Ventures Tracking Stock.

"Tax event" means Comdisco's receipt of an opinion of our tax counsel that, as a result of:

  . any amendment to, or change in, the laws or regulations interpreting the laws of the United States or any political subdivision or taxing authority thereof or therein, including any announced proposed change in such regulations by an administrative agency; or

  . any official or administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations (regardless of whether such pronouncement, action or judicial decision involves Comdisco), it is more likely than not that for U.S. Federal income tax purposes:

  . Comdisco or our stockholders are, or at any time in the future will be, subject to tax upon the issuance of shares of any of Comdisco Stock or Ventures Tracking Stock, or

  . any Comdisco Stock or Ventures Tracking Stock is not or at any time in the future will not be treated solely as stock of Comdisco, or

  .  any Comdisco Stock or Ventures Tracking Stock is or will be treated as section 306 stock under the Internal Revenue Code.

For purposes of rendering this opinion, tax counsel will assume that any administrative proposals will be adopted as proposed. However, in the event of an announced proposed legislative change, tax counsel shall render an opinion only in the event of enactment.

These provisions allow us the flexibility to recapitalize our outstanding series of common stocks into one class of common stock that would, after the recapitalization, represent an equity interest in all of our businesses. The optional conversion could be exercised at any future time if our board of directors determines that, under the facts and circumstances then existing, an equity structure consisting of multiple series of common stocks was no longer in the best interests of all of our stockholders. A conversion could be exercised, however, at a time that is disadvantageous to the holders of either or both Comdisco Stock or Ventures Tracking Stock. For additional information on the risks of a conversion and the limited remedies available to stockholders, see "Risk Factors--Conversion of Ventures Tracking Stock into Comdisco Stock may adversely affect the holders of Ventures Tracking Stock or the holders of Comdisco Stock" on page 27.

Conversion would be based upon the relative market values of Comdisco Stock, on the one hand, and Ventures Tracking Stock, on the other. Many factors could affect the market values of Comdisco Stock and Ventures Tracking Stock, including our results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by our board of directors or our management that investors perceive to affect adversely one series of common stock compared to the other. These decisions could include changes to our management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

Redemption of Ventures Tracking Stock in Exchange for Stock of Subsidiary

Although it currently has no intention to do so, the board of directors may redeem on a pro-rata basis all of the outstanding shares of Ventures Tracking Stock for shares of the common stock of one or more of our wholly owned subsidiaries which own all of the assets and liabilities attributed to Comdisco Ventures (and no other assets or liabilities), as applicable. We may redeem shares of Ventures Tracking Stock for subsidiary stock only if we have legally available funds under Delaware law. In connection with any such exchange, in the event that we have a retained interest in Comdisco Ventures, we could retain any remaining shares of common stock of the subsidiary holding Comdisco Ventures' assets or distribute those shares as a dividend on Comdisco Stock.

As a result of a redemption in exchange for stock of a subsidiary, holders of the series of common stock redeemed would hold securities of a separate legal entity. This redemption could be authorized by the board of directors at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure comprised of multiple series of common stock designated as tracking stocks is no longer in the best interests of all of our stockholders as a whole.

General Conversion and Redemption Provisions

Notices Upon Disposition of Group Assets. Not later than the 20th trading day after the consummation of a sale of all or substantially all of the assets of a group, we will announce publicly by press release:

  .  the estimated net proceeds of the disposition;

  . the number of shares of the series of common stock outstanding that tracks the group whose assets were disposed of;

  . the number of shares of any series of common stock into which the series of common stock that tracks the group whose assets were disposed of is convertible and the conversion, exchange or exercise price of those convertible securities; and

  . if the group is not Comdisco Group, the number of shares issuable with respect to Comdisco Group's retained interest in that group.

Not later than the 40th trading day after the consummation of the disposition, we will announce publicly by press release whether we will:

  . pay a dividend or redeem shares of the series of common stock that tracks the group whose assets have been disposed with the net proceeds of the disposition; or

  . convert the shares of the series of common stock that tracks the group whose assets are disposed into another series of common stock.

We will mail to each holder of shares of the series of common stock that tracks the group whose assets were disposed any additional notices and other information required by our restated charter.

Notice upon Optional Conversion or Redemption in Exchange for Stock of a Subsidiary. If Comdisco determines to convert shares of Ventures Tracking Stock into shares of Comdisco Stock or into shares of stock of a

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

subsidiary as described above, Comdisco will send each holder of Ventures Tracking Stock that is being converted or redeemed a notice not less than 30 nor more than 45 days prior to the conversion or redemption date. Such notice will contain:

  . a statement that all outstanding shares of Ventures Tracking Stock will be converted or redeemed, as applicable;

  .  the conversion or redemption date;

  . the number of shares of Comdisco Stock or the number of shares of stock of the subsidiary, as the case may be, which each holder of Ventures Tracking Stock will receive;

  .  the place or method for redemption or conversion; and

  .  any other information required by our restated charter.

Selection of Shares for Redemption. If less than all of the outstanding shares of Ventures Tracking Stock are to be redeemed, we will redeem those shares proportionately from among the holders of outstanding shares of Ventures Tracking Stock or by such method as may be determined by our board of directors to be equitable.

Fractional Interests; Transfer Taxes. We will not be required to issue fractional shares of any capital stock or any fractional securities to any holder of Ventures Tracking Stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, we will pay cash instead of that fraction.

We will pay all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares. We would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which Ventures Tracking Stock so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to Comdisco the amount of any such tax or establishes to our satisfaction that such tax has been paid.

Stockholder Rights Upon Conversion or Redemption. If shares of Ventures Tracking Stock are converted or redeemed as previously described, after such conversion or redemption, all rights of a holder of shares of Ventures Tracking Stock that were converted or redeemed will cease. The only right a holder of shares of Ventures Tracking Stock converted or redeemed would have at that time is the right to receive the cash and/or the certificates representing shares of capital stock, securities or other property into which Ventures Tracking Stock was converted or for which it was redeemed, together with any payments for fractional shares or rights to dividends, as provided above, without interest. No holder of a certificate that prior to the conversion or redemption represented shares of Ventures Tracking Stock converted or redeemed will be entitled to receive any dividends or other distribution or interest payment with respect to shares of any kind of capital stock into, or in exchange for which, shares of the Ventures Tracking Stock were converted or redeemed until surrender of such holder's certificate in exchange for a certificate(s) representing shares of such capital stock. Upon the surrender of the holder's certificate, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, Comdisco will, however, be entitled to treat the certificates for Ventures Tracking Stock that have not yet been surrendered for conversion as being evidence of the ownership of the number of whole shares of capital stock into which the shares of Ventures Tracking Stock represented by those certificates should have been converted, notwithstanding the failure to surrender such certificates.

Voting Rights

Holders of Comdisco Stock and Ventures Tracking Stock will generally vote as a single class on all matters requiring a stockholder vote.

Until the 31st trading day following the effective date of the restated charter, on all matters as to which all series of common stock will vote together as a single class:

  .  each share of Comdisco Stock will have one vote; and

  .  each share of Ventures Tracking Stock will have one vote.

On and after that 31st trading day, at each vote of stockholders, the aggregate voting power of the Comdisco Stock and Ventures Tracking Stock will be adjusted as follows:

  .  each share of Comdisco Stock will have one vote; and

  . each share of Ventures Tracking Stock will have a number of votes (or a fraction of a vote) based on the ratio of the average market value of one share of Ventures Tracking Stock to the average market value of one share of Comdisco Stock during the 20 consecutive trading days ending on (and including) the record date of the vote.

For example, if the average market value of one share of Ventures Tracking Stock for the period specified above was $20.00, and the average market value of one share of the Comdisco Stock for the period specified above was $40.00, each share of Comdisco Stock would have one vote and each share of Ventures Tracking Stock would have 0.5 votes based on the following calculation:

                             $20.00
                             ----  = 0.5 votes per share
                             $40.00


However, in the event that the foregoing calculation results in the holders of Ventures Tracking Stock holding in excess of 35% of the total voting power of all outstanding shares of common stock, the vote of each share of Ventures Tracking Stock that exceeds such amount will be reduced such that all of the outstanding shares of Ventures Tracking Stock in the aggregate represent 35% of the total voting power of all outstanding shares of Comdisco's common stock.

The voting formula above is intended to equate the relative voting rights of the series of common stock to their relative market capitalization at the time of each adjustment. The periodic adjustments could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of Comdisco's outstanding stock to acquire that percentage of all series of common stock, and would limit the ability of investors in one class to acquire for the same consideration relatively more or less votes per share than investors in the other series.

Because, of the limitations on the voting power of Ventures Tracking Stock, when the holders of Comdisco Stock and Ventures Tracking Stock vote together as a single class, the holders of Comdisco Stock will be in a position to control the outcome of a majority vote even if the matter involves a conflict of interest between the holders of Comdisco Stock and Ventures Tracking Stock.

If shares of only one series of common stock are outstanding, each share of that series will have one vote. If any series of common stock is entitled to vote as a separate class with respect to any matter, each share of that series will, for purposes of such vote, have one vote on such matter.

If the tracking stock proposal is approved by our stockholders and implemented by our board of directors, we would set forth the number of outstanding shares of Comdisco Stock and Ventures Tracking Stock in our annual and quarterly reports filed pursuant to the Exchange Act, and disclose in any proxy statement for a stockholder meeting the number of outstanding shares and per share voting rights of each of Comdisco Stock and Ventures Tracking Stock.

The holders of Comdisco Stock and Ventures Tracking Stock will not have any rights to vote separately as a class on any matter coming before our stockholders, except for the limited class voting rights provided under Delaware law described below or by NYSE or NASDAQ rules.

Liquidation

Currently, in the event of our liquidation, dissolution or winding up (whether voluntary or involuntary), after payment, or provision for payment, of our debts and other liabilities and the payment of full preferential amounts to which the holders of any preferred stock are entitled, holders of existing common stock are entitled to share equally in our remaining net assets.

Under the restated charter, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of Comdisco Stock and Ventures Tracking Stock will be entitled to receive our assets, if any, remaining for distribution to stockholders (after payment of or provision for all liabilities, including contingent liabilities, and payment of the liquidation preference payable to any holders of our preferred stock), on a per share basis in proportion to the liquidation units per share of each series. Each share of Comdisco Stock will have one liquidation unit. Each share of Ventures Tracking Stock will have a number of liquidation units, including a fraction of one liquidation unit, equal to the ratio of the average market value of a share of Ventures Tracking Stock over the last 20 consecutive trading day period ending 300 days after the effective date of the Comdisco restated charter, to the average market value of a share of Comdisco Stock over the same period, expressed as a decimal fraction rounded to the nearest five decimal places.

If the voluntary or involuntary liquidation, dissolution or winding-up of Comdisco occurs prior to that 300th day, the average market value will be determined based on:

    (1) the 20 consecutive trading day period ending immediately prior to the liquidation, dissolution or winding-up event, or

    (2) the actual number of consecutive trading days prior to the liquidation, dissolution or winding-up event if that event occurs prior to the 21st trading day after the effective date of the Comdisco restated charter.

After the number of liquidation units with respect to Ventures Tracking Stock has been calculated in accordance with this formula, the number will not be changed except as provided below. Thus, the liquidation rights of the holders of the respective series may not bear any relationship to the relative market values or the relative voting rights of the series.

The liquidation units of the Comdisco Stock and Ventures Tracking Stock were determined by Comdisco in consultation with our financial advisors and are based upon, among other factors, each group's initial level of debt and equity capitalization, each group's recent historical financial performance, the market prices of shares of comparable companies that are publicly traded and the current state of the markets for public offerings and other stock transactions.

After the number of liquidation units with respect to Ventures Tracking Stock has been calculated as provided above, if Comdisco subdivides, by stock split, reclassification or otherwise, or combines, by reverse stock split, reclassification or otherwise, the outstanding shares of Comdisco Stock or Ventures Tracking Stock, the number of liquidation units of the Comdisco Stock or Ventures Tracking Stock, as applicable, shall be adjusted as determined by the board of directors so as to avoid any dilution in the aggregate liquidation rights of either series of common stock.

In the absence of a public trading market for the shares of Ventures Tracking Stock, our board of directors will exercise its good faith judgment to determine the market value of a share of that stock for purposes of this formula.

Comdisco considers that its complete liquidation is a remote contingency, and its financial advisors believe that, in general, these liquidation provisions are immaterial to the value of Comdisco Stock and Ventures Tracking Stock.

In the case of our dissolution, liquidation or winding up:

  . no holder of Comdisco Stock will have any special right to receive specific assets of Comdisco Group; and

  . no holder of Ventures Tracking Stock will have any special right to receive specific assets of Comdisco Ventures.

Neither a merger nor consolidation of Comdisco into or with any other corporation, nor any sale, transfer or lease of all or any part of our assets, will, alone, be deemed a liquidation or winding up of Comdisco, or cause the dissolution of Comdisco, for purposes of these liquidation provisions.

Retained Interest of Comdisco Group in Comdisco Ventures

The number of shares of Ventures Tracking Stock that, if issued, would initially represent 100% of the equity value of Comdisco Ventures will be determined by the board of directors, following discussion with Comdisco's independent financial advisors, based on:

  . the historical and projected financial and operating information of Comdisco Ventures;

  . the market prices of securities and certain financial and operating information of companies engaged in activities similar to those of Comdisco Ventures;

  .  prevailing equity market conditions; and

  . the range of the initial public offering price of the Ventures Tracking Stock to be issued.

The equity value of Comdisco Ventures remaining after we first sell or otherwise distribute Ventures Tracking Stock initially will be held by Comdisco Group. This retained interest, because it represents an interest between two business groups within Comdisco, would not constitute outstanding shares of common stock and, accordingly, would not be represented by shares of Ventures Tracking Stock and would not be voted on any matter by the Comdisco Group, including any matter requiring the vote of the holders of Ventures Tracking Stock as a separate class. However, the market value attributable to Comdisco Group's retained interest in Comdisco Ventures should be reflected in the market value of the Comdisco Stock, which in turn would affect the aggregate voting power represented by Comdisco Stock on any matter in which holders of Comdisco Stock and Ventures Tracking Stock vote together as a single class.

We will adjust Comdisco Group's retained interest in Comdisco Ventures to reflect further issuances or repurchases of the stock that relates to that group, capital contributions to, or returns of capital from, that group and certain other events, including any distribution of that stock representing all of our retained interest in that group to holders of Comdisco Stock.

In this proxy statement, we call the percentage interest in Comdisco Ventures intended to be represented at any time by the outstanding shares of the series of common stock that tracks that group the "Outstanding Interest Percentage," and we call the remaining percentage interest in Comdisco Ventures intended to be represented at any time by Comdisco Group's retained interest in that group the "Retained Interest Percentage." At any time, the Outstanding Interest Percentage equals the number of shares outstanding of the series of common stock that tracks a group divided by the total number of notional shares of that series deemed outstanding (expressed as a percentage) and the Retained Interest Percentage equals the number of shares of the series of common stock that tracks that group issuable with respect to Comdisco Group's retained interest in that group divided by the total number of notional shares of that series deemed outstanding (expressed as a percentage). The sum of the Outstanding Interest Percentage and the Retained Interest Percentage always equals 100%.

At the time that we file the restated charter for Comdisco Ventures, the Retained Interest Percentage will be 100% and the Outstanding Interest Percentage will be 0%.

Whenever we decide to issue shares of Ventures Tracking Stock, we would determine, in our sole discretion, whether to attribute that issuance (and the proceeds thereof) to Comdisco Group in respect of its retained interest in Comdisco Ventures (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to Comdisco Ventures (in a manner analogous to a primary offering of common stock). If we issue any shares of Ventures Tracking Stock and attribute that issuance (and the proceeds thereof) to Comdisco Group in respect of its retained interest in Comdisco Ventures, the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would be reduced by the number of shares of that series we issue, the number of outstanding shares of Ventures Tracking Stock would be increased by the same amount, the total number of notional shares deemed outstanding of Ventures Tracking Stock would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If we instead attribute that issuance (and the proceeds thereof) to Comdisco Ventures, the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would remain unchanged, the number of outstanding shares of Ventures Tracking Stock and the total number of notional shares deemed outstanding of Ventures Tracking Stock would be increased by the number of shares we issue, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased.

We have the right to issue shares of Ventures Tracking Stock as a distribution on Comdisco Stock. If we did so, we would attribute that distribution to Comdisco Group in respect of its retained interest in Comdisco Ventures. As a result, the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would be reduced by the number of shares so distributed, the number of outstanding shares of Ventures Tracking Stock would be increased by the same amount, the total number of notional shares deemed outstanding of Ventures Tracking Stock would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If instead we issued shares of Ventures Tracking Stock as a distribution on outstanding shares of Ventures Tracking Stock, we would attribute that distribution to Comdisco Ventures, in which case we would proportionately increase the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures. As a result, the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures and the total number of notional shares deemed outstanding of Ventures Tracking Stock would each be increased by the same percentage as the number of outstanding shares of Ventures Tracking Stock is increased and the Retained Interest Percentage and Outstanding Interest Percentage would remain unchanged.

At the time of any dividend on the outstanding shares of Ventures Tracking Stock (including any dividend required as a result of a disposition of all or substantially all of the assets of Comdisco Ventures, but excluding any dividend payable in shares of Ventures Tracking Stock), we will credit to Comdisco Group, and charge against Comdisco Ventures, a corresponding amount in respect of Comdisco Group's retained interest in Comdisco Ventures. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend times (2) a fraction, the numerator of which is the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures and the denominator of which is the number of shares of Ventures Tracking Stock then outstanding.

If we decide to repurchase shares of Ventures Tracking Stock, we would determine, in our sole discretion, whether to attribute that repurchase (and the cost thereof) to Comdisco Group (in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent) or to Comdisco Ventures (in a manner analogous to an issuer repurchase). If we repurchase shares of Ventures Tracking Stock and attribute that repurchase (and the cost thereof) to Comdisco Group, the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in the Comdisco Ventures would be increased by the number of shares so purchased, the number of outstanding shares of Ventures Tracking Stock would be decreased by the same amount, the total number of notional shares of Ventures Tracking Stock deemed outstanding would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased. If we instead attribute that repurchase of Ventures Tracking Stock (and the cost thereof) to Comdisco Ventures, the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in the Comdisco Ventures would remain unchanged, the number of outstanding shares of Ventures Tracking Stock and the total number of notional shares of Ventures Tracking Stock deemed outstanding would be decreased by the number of shares so repurchased, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly reduced.

We may, in our sole discretion, determine to transfer cash or other property of Comdisco Ventures to Comdisco Group in return for a decrease in Comdisco Group's retained interest in Comdisco Ventures (in a manner analogous to a return of capital) or to transfer cash or other property of Comdisco Group to Comdisco Ventures in return for an increase in Comdisco Group's retained interest in Comdisco Ventures (in a manner analogous to a capital contribution). If we determine to transfer cash or other property of Comdisco Ventures to Comdisco Group in return for a decrease in Comdisco Group's retained interest in Comdisco Ventures, the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures and the total number of notional shares of Ventures Tracking Stock deemed outstanding would each be decreased by an amount equal to the fair value of such cash or other property divided by the market value of a share of Ventures Tracking Stock on the day of transfer, the number of outstanding shares of Ventures Tracking Stock would remain unchanged, the Retained Interest Percentage would be decreased and the Outstanding Interest Percentage would be correspondingly increased. If we instead determine to transfer cash or other property of Comdisco Group to Comdisco Ventures in return for an increase in Comdisco Group's retained interest in Comdisco Ventures, the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures and the total number of notional shares of Ventures Tracking Stock deemed outstanding would each be increased by an amount equal to the fair value of such cash or other property divided by the market value of a share of Ventures Tracking Stock on the day of transfer, the number of outstanding shares of Ventures Tracking Stock would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased.

We may not attribute issuances of Ventures Tracking Stock to Comdisco Group, transfer cash or other property of Comdisco Ventures to Comdisco Group in return for a decrease in Comdisco's retained interest in Comdisco Ventures or take any other action to the extent that doing so would cause the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures to decrease below zero.

For illustrations showing how to calculate the Retained Interest Percentage, the Outstanding Interest Percentage, the number of shares of Ventures Tracking Stock issuable with respect to Comdisco Group's retained interest in Comdisco Ventures, and the total number of notional shares deemed outstanding of Ventures Tracking Stock after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see Annex I--"Illustrations of Certain Terms."

Effectiveness of Certain Terms

The terms described under "--Dividends," "--Mandatory Dividend, Redemption Or Conversion of Tracking Stock," "--Conversion of Ventures Tracking Stock at Option of Comdisco," "--Redemption of Ventures Tracking Stock in Exchange for Stock of a Subsidiary," "--General Conversion and Redemption Provisions," "-- Voting Rights," "--Liquidation" and "--Retained Interest of Comdisco Group in Comdisco Ventures," above apply only when there is Ventures Tracking Stock outstanding.

Determinations by the Board

Our restated charter will continue to provide that any determinations made by our board of directors in good faith under our restated charter or in any certificate of designation filed pursuant thereto would be final and binding on all stockholders of Comdisco, subject to rights under applicable Delaware law and under the federal securities laws.

Preemptive Rights

Holders of Comdisco Stock and Ventures Tracking Stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.

Other Provisions Of Our Charter, Bylaws And Delaware Law

Preferred Stock

We may issue preferred stock from time to time in one or more series and the board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of our common stock and make it more difficult for a third party to gain control of Comdisco. There are no outstanding shares of preferred stock and, other than the Series C junior participating preferred stock discussed below, no designated series of preferred stock. We plan to designate a new Series D junior participating preferred stock in connection with the amendment of our existing rights plan, also as discussed below.

Amended and Restated Rights Agreement

We have issued existing preferred stock purchase rights to all holders of our existing common stock under a rights agreement dated as of November 17, 1997, between Comdisco and ChaseMellon Shareholder Services L.L.C., as rights agent. Each existing right entitles the holder to purchase shares of Series C Junior Participating Preferred Stock under conditions described in the existing rights agreement. The existing rights expire on November 17, 2007.

In connection with the tracking stock proposal, our board of directors has determined to amend and restate the existing rights agreement, effective as of the implementation of the tracking stock proposal, to:

  . provide that each existing right will be redesignated as a Comdisco Stock right, which will continue to allow holders to purchase shares of Series C Junior Participating Preferred Stock of Comdisco if a distribution date occurs; and

  . provide that for each share of Ventures Tracking Stock issued between the date of the amended and restated rights agreement and the expiration date of the rights there shall be issued one Comdisco Ventures Stock right, which will allow holders to purchase shares of a newly designated Series D Junior Participating Preferred Stock of Comdisco if a distribution date occurs.

We refer to the Comdisco Stock rights, and the Comdisco Ventures Stock rights as the "rights." The amended and restated rights agreement contains provisions designed to, among other things:

  .  reflect our new equity structure; and

  . reset the prices at which rights issued under the amended and restated rights agreement may be exercised for shares of the applicable series of junior participating preferred stock.

A "distribution date" will occur upon the earliest of:

  . the tenth day (or a later day determined by our board of directors) after a public announcement that a person or group of affiliated or associated persons other than us, any subsidiary of Comdisco, or any of our or our subsidiaries' employee benefit plans (an "acquiring person") has acquired beneficial ownership of 15% or more of the voting power of all the shares of our common stock; or

  . the tenth business day (or a later day determined by our board of directors) following the commencement of or announcement of the intention to commence a tender or exchange offer that would result in such person or group beneficially owning 15% or more of the voting power of all the shares of our common stock; or

  . the tenth business day after our board of directors declares a person to be an "adverse person."

An acquiring person does not include any person or group that beneficially owned 20% or more of our outstanding common stock on November 17, 1997, until that holder acquires beneficial ownership of 30% or more of the outstanding common stock. An adverse person is a person or group (1) which beneficially owns 10% or more of our outstanding common stock and (2) which our board of directors has determined has interests adverse to ours based on requirements set out in the amended and restated rights agreement.

Until the distribution date, the rights will not be represented by a separate certificate and may be transferred only with their respective class of common stock.

Following the distribution date, holders of rights will be entitled to purchase from us:

  . in the case of a Comdisco Stock right, one one-thousandth of a share of Series C Junior Participating Preferred Stock at a designated purchase price, subject to adjustment; and

  . in the case of a Comdisco Ventures Stock right, one one-thousandth of a share of Series D Junior Participating Preferred Stock at a designated purchase price, subject to adjustment.

The purchase prices discussed above are referred to as the "Series C purchase price" and the "Series D purchase price," and each shall be set by the board of directors at the time of the effectiveness of the amended and restated rights agreement.

Unless the rights are earlier redeemed, if any person or group becomes an acquiring person:

  . a Comdisco Stock right will entitle its holder other than any acquiring person or adverse person (whose rights will thereupon become null and void) to purchase, at the Series C purchase price, a number of one one-thousandths of a share of Series C Junior Participating Preferred Stock with a market value equal to twice such purchase price; and

  . any Comdisco Ventures Stock right will entitle its holder other than any acquiring person or adverse person (whose rights will thereupon become null and void) to purchase, at the Series D purchase price, a number of one one-thousandths of a share of Series D Junior Participating Preferred Stock with a market value equal to twice such purchase price.

After the rights have been triggered, the board of directors may exchange the rights, other than rights owned by an acquiring person or adverse person, at an exchange ratio of:

  . one share of Comdisco Stock per Comdisco Stock right, subject to adjustment, and

  . one share of Ventures Tracking Stock per Comdisco Ventures Stock right, subject to adjustment.

Unless the rights are earlier redeemed, if, following the time a person becomes an acquiring person or adverse person:

  . Comdisco is acquired in a merger or other business combination transaction and Comdisco is not the surviving corporation;

  . any person consolidates or merges with Comdisco and all or part of the common stock is converted or exchanged for securities, cash or property of any other person or of Comdisco; or

  . 50% or more of Comdisco's assets or earning power is sold or transferred,

then, each right, will entitle its holder other than any acquiring person to purchase, for the applicable purchase price, a number of shares of common stock of the surviving entity in any such merger, consolidation or other business combination of or the purchaser in any such sale or transfer with a market value equal to twice the applicable purchase price.

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The rights will expire on November 17, 2007, unless we extend or terminate them as described below.

At any time until the close of business on the tenth day following a public announcement that an acquiring person has become such, our board of directors may redeem all of the rights at a price of $0.005 per right. On the redemption date, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive such redemption price.

So long as the rights are redeemable as described in the preceding paragraph, the board of directors may, without the approval of any holders of rights, supplement or amend any provision of the amended and restated rights agreement in any manner, whether or not such supplement or amendment is adverse to any holders of the rights. At such time as the rights are not redeemable, the board of directors may, without the approval of any holders of rights, supplement or amend the amended and restated rights agreement:

  .  to cure any ambiguity,

  . to correct or supplement any provision that may be defective or inconsistent with any other provision, or

  . in any manner that it may deem necessary or desirable and which does not materially adversely affect the interests of the holders of rights.

A holder of a right will not have any rights as a stockholder of Comdisco, including the right to vote or to receive dividends, until a right is exercised.

The amended and restated rights agreement contains provisions designed to prevent the inadvertent triggering of the rights. A person will not be deemed an acquiring person if the board of directors of Comdisco approved the acquisition by such person of shares of common stock prior to such person otherwise becoming an acquiring person. In addition, the amended and restated rights agreement gives a person who has inadvertently acquired 15% or more of the voting power of all the shares of our common stock and does not have any intention of changing or influencing the control of Comdisco the opportunity to sell a sufficient number of shares so that such acquisition would not trigger the rights. In addition, the rights will not be triggered and a divestiture of shares will not be required by our repurchase of shares of common stock outstanding which could raise the proportion of voting power held by a person to over the applicable 15% threshold. However, any person who exceeds such threshold as a result of our stock repurchases will trigger the rights if the person subsequently acquires an additional 1% of the voting power of all the shares of common stock.

We will file the form of amended and restated rights agreement with the SEC as an exhibit to the registration statement relating to the first of the initial public offerings of Ventures Tracking Stock, if we do an initial public offering. If not, we will file the amended and restated rights agreement on a Current Report on Form 8-K. The form of amended and restated rights agreement also will be available free of charge from Comdisco. We filed the form of the existing rights agreement with the SEC as an exhibit to Comdisco's Current Report on Form 8-K dated November 6, 1997. This description of the existing rights agreement and restated rights agreement is not complete. You should refer to the actual agreements for provisions which may be important to you.

Authorized Shares

Our restated charter will provide that we may from time to time designate and issue shares of common stock or preferred stock in one or more series, the terms of which will be determined by our board of directors, and authorize and issue additional common stock of any previously designated series. We will not solicit further approval of our stockholders to designate, authorize or issue those shares unless our board of directors believes that approval is advisable or is required by NYSE or NASDAQ rules or Delaware law. This could enable our board of directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of Comdisco by means of a merger, tender offer, proxy contest or otherwise, and protect the continuity of our management. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of Comdisco.

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Classified Board of Directors; Removal of Directors; Limitation on Ability to
Call Special Meetings

Our restated charter will continue to provide that our board of directors shall be divided into three classes and shall consist of such number of directors as is set in our bylaws. The bylaws provide that the board of directors will be divided into three classes of an approximately equal number of directors with each class of directors having a three-year term of office. Our restated charter also will continue to provide that a director may be removed for cause only upon the vote of two-thirds of the voting stock of Comdisco. These provisions in our restated charter and bylaws may only be amended by a vote of two-thirds of the voting power of all series of common stock of Comdisco voting together as a class.

Our bylaws will continue to provide that stockholders of Comdisco may not call special meetings of the stockholders.

The provisions regarding classification of our board of directors, removal of directors and the limitations on the stockholders' ability to call special meetings may have the effect of discouraging anyone from attempting to acquire control of Comdisco and thereby of discouraging open market purchases of any series of common stock.

Business Combinations with Substantial Stockholders

Our restated charter will continue to provide that business combinations with substantial stockholders will require the vote of two-thirds of the voting stock of Comdisco to approve such transaction.

A "substantial stockholder" is defined as a person, other than a member of our board of directors as of September 30, 1985 or any of our employee benefit plans, who or which beneficially owns 10% or more of our outstanding shares of common stock.

A "business combination" is defined to mean:

  .  a merger or consolidation of Comdisco with a substantial stockholder;

  . a sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of Comdisco or any subsidiary to a substantial stockholder (defined as 10% of the total book value of the assets);

  . a merger or consolidation of a substantial stockholder with Comdisco or any subsidiary;

  . a sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a substantial stockholder to Comdisco or a subsidiary;

  . any re-classification of our common stock or any recapitalization of Comdisco consummated within five years after a substantial stockholder became a substantial stockholder;

  . issuance of any securities of Comdisco or any subsidiary to a substantial stockholder (except proportionately as a stockholder);

  . acquisition by Comdisco or any subsidiary of securities of a substantial stockholder; or

  .  any agreement providing for any of these types of transactions.

The business combination will not need to receive the two-thirds vote outlined above if the consideration to be paid by the interested stockholder in the business combination meets various tests set forth in our restated charter, designed to ensure that the form and amount of consideration to be paid by the interested stockholder is fair to the other holders of our common stock.

The business combination provisions outlined above may have the effect of discouraging attempts to acquire control of Comdisco and thereby of discouraging open market purchases of our common stock.


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Stockholder Proposals and Nominations

Our bylaws provide that to nominate directors, stockholders must submit a written notice to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of the mailing of the proxy statement for our last annual meeting. The notice must include the name and address of the stockholder and of the nominee, a description of any arrangements between the stockholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

Similarly, to submit proposals at an annual meeting, stockholders must provide our corporate secretary of notice of the proposal not less than 120 days nor more than 150 days before the first anniversary of the date of the mailing of the proxy statement for our last annual meeting. The notice must include:

  .  a description of the proposal;

  .  the reasons for presenting the proposal at the annual meeting;

  .  the text of any resolutions to be presented;

  .  the stockholder's name and address and number of shares held;

  .  any material interest of the stockholder in the proposal; and

  . a representation that the stockholder intends to appear at the meeting, in person or by proxy, to submit the proposals.

In addition, the bylaws provide that only the board of directors, chairman of the board, chief executive officers or president of Comdisco can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders.

Restated Rights Agreement

The restated rights agreement will permit disinterested stockholders to acquire additional shares of our common stock or of an acquiring company at a substantial discount in the event of certain described changes in control. The restated rights agreement is intended to discourage anyone from buying shares of common stock having more than 15% of the voting power of all series of our common stock without prior approval by the board of directors. See "--Amended and Restated Rights Agreement," above at page 58.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to Comdisco. Under certain circumstances, Section 203 limits the ability of an "interested stockholder" to effect various business combinations with Comdisco for a three-year period following the time that such stockholder became an interested stockholder. An "interested stockholder" is defined as a holder of 15% or more of our outstanding voting stock.

An interested stockholder may engage in a business combination transaction with Comdisco within the three-year period only if:

  . our board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

  . the interested stockholder acquired at least 85% of our voting stock in the transaction in which it became an interested stockholder; or

  . our board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of our outstanding voting shares held by all disinterested stockholders approve the transaction.

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

Stock Transfer Agent and Registrar

ChaseMellon Shareholder Services L.L.C. will act as the registrar and transfer agent for Comdisco Stock and Ventures Tracking Stock.

Stock Exchange Listings

The existing common stock is currently listed on the NYSE under the symbol "CDO." Comdisco will apply to the NYSE for redesignation of the existing common stock as Comdisco Stock, which would continue to trade under the symbol "CDO." Comdisco will also apply to the NASDAQ National Market for the listing of Ventures Tracking Stock.

No Dissenters' Rights

Under Delaware law, stockholders will not have appraisal rights in connection with the tracking stock proposal.

Certain Management and Allocation Policies

General

A fundamental objective of our board of directors and management is to highlight the separate performance of each of Comdisco Group and Comdisco Ventures and to allow each group to focus on its own business strategy and financial model. Because Comdisco Group and Comdisco Ventures will not be separate legal entities, Comdisco has carefully considered a number of issues with respect to the financing of each group, competition between groups, inter-group business transactions, corporate opportunities and the allocation of shared services expenses, corporate general and administrative expenses, debt, interest, taxes, retirement benefit costs, and other support activities between the groups. Following is a summary of policies and guidelines that we plan to follow to help us to allocate costs and charges between the groups in a manner that will ensure that transactions between the groups are made on a basis that in management's judgment would be fair and equitable. We are not requesting stockholder approval of these policies, and the policies may be changed at any time without stockholder approval. We anticipate that the board of directors will adopt a statement of policy reflecting these policies, and may establish a committee of the board of directors to oversee the interaction between Comdisco Group and Comdisco Ventures.

Fiduciary and Management Responsibilities

Our directors and officers will have the same fiduciary duties to holders of Comdisco Stock and Ventures Tracking Stock that they currently have to the holders of our existing common stock. Under Delaware law, absent an abuse of discretion, a director or officer will be deemed to have satisfied his or her fiduciary duties to Comdisco and our stockholders if that person is disinterested and acts in accordance with his or her good faith business judgment in the interests of Comdisco and all of our stockholders as a whole. Our board of directors and our chief executive officer, in establishing policies with regard to intracompany matters such as business transactions between groups and allocations of assets, liabilities, debt, shared services expenses, corporate general and administrative costs, taxes, interest, retirement benefit costs, corporate opportunities and other matters, will consider various factors and information which could benefit or cause detriment to the stockholders of the respective groups and will make determinations in the best interests of Comdisco and all of our stockholders as a whole. Comdisco will adhere to the principle that transactions and transfers between groups should be made on a basis that in management's judgment would be fair and equitable.

Preparation of Financial Statements

If the tracking stock proposal is approved and implemented, we will prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for Comdisco Group and Comdisco Ventures and for Comdisco on a consolidated basis. The financial statements of Comdisco Group and Comdisco Ventures taken together will comprise all the accounts included in the corresponding consolidated financial statements of Comdisco. The financial statements of each of Comdisco Group and Comdisco Ventures will reflect the financial condition, results of operations and cash flows of the businesses included in the corresponding group.

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

The financial statements of each group will also include the allocated portions of debt, interest, retirement benefit costs, shared services costs, corporate general and administrative costs and taxes for each group. We will make these allocations for the purposes of preparing the financial statements of each group. However, the holders of Comdisco Stock and Ventures Tracking Stock will still be subject to all of the risks associated with an investment in Comdisco as a whole.

Treasury Activities

Comdisco plans to continue to manage most financial activities on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of common stock. If we transfer cash or other property allocated to one group to another group, we may account for that transfer in one of the following ways:

  . as an adjustment to allocated pooled debt, or as a short-term or long-term loan between groups, or as a repayment of a previous borrowing, as described under "Inter-group Loans" below; or

  .  as a sale of assets between groups; or

  . as a reduction or increase in Comdisco Group's retained interest in Comdisco Ventures.

Our board of directors has not adopted specific criteria to determine which of the foregoing will be applied to a particular transfer of cash or property from one group to another. Our board of directors and management will make these determinations, either in specific instances or by setting generally applicable policies, in the exercise of its business judgment. These determinations will be based on all relevant circumstances, including the financing needs and objectives of the receiving group, the investment objectives of the transferring group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. We will make all transfers of assets from one group to another on a fair and equitable basis for the foregoing purposes.

Although we may allocate our debt and preferred stock between groups, the debt will remain the obligation of Comdisco as a whole and all of our stockholders will be subject to the risks associated with those obligations.

Comdisco Debt and Preferred Stock. We may allocate our debt between the groups or, if we so determine, in its entirety to a particular group, for example, in the case of specific acquisition financing. We will allocate preferred stock, if issued, in a similar manner. We refer to debt and preferred stock allocated between groups as "pooled."

The portion of the pooled debt allocated to Comdisco Ventures will bear interest for purposes of its financial statements at a rate to reflect the board of directors' good faith determination as to the relative credit risks of Comdisco Ventures, and applied to Comdisco Ventures' allocated portion of the pooled debt balance at the beginning of each period for which interest expense is calculable. The remainder of the interest expense on pooled debt for such period will be allocated to Comdisco Group. Preferred stock, if issued and if pooled in a manner similar to the pooled debt, will bear dividends for group financial statement purposes at a rate based on the weighted average dividend rate of the preferred stock similarly calculated and applied. Any expense related to increases in pooled debt or preferred stock will be reflected in the weighted average interest or dividend rate of such pooled debt or preferred stock as a whole.

If we allocate debt for a particular financing in its entirety to one group, that debt will bear interest for group financial statement purposes at the rate applicable to such debt as determined by the board of directors as provided above. If we allocate preferred stock in its entirety to one group, we will charge the dividend cost to that group in a similar manner. Any additional expenses related to debt or preferred stock that is allocated in its entirety to a group will be allocated in whole to that group.

Inter-group Loans. Cash or other property that we allocate to one group that is transferred to another group could be accounted for either as adjustments to allocated pooled debt, or as a short-term loan or as a long-term loan. We will establish guidelines for the terms on which loans between the groups will be made, including the interest rates, amortization schedule, maturity and redemption terms.

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Equity Issuances and Repurchases and Dividends. We will reflect all financial effects of issuances and repurchases of shares of Comdisco Stock or Ventures Tracking Stock entirely in the financial statements of that group. We will reflect financial effects of dividends or other distributions on, and purchases of, shares of Comdisco Stock or Ventures Tracking Stock entirely in the respective financial statements of the related group.

Competition Between Groups

Although Comdisco Group and Comdisco Ventures are engaged in different principal businesses, our board of directors and management recognize that the two groups may engage in indirect competition from time to time. Our board of directors and management expect such competition to continue and it may be necessary, in appropriate circumstances, for the particular businesses that the groups are engaged in, and hence for the benefit of stockholders, for such competition to continue.

Transfers of Assets Between Groups

Our restated charter permits the transfer of assets between groups without stockholder approval. Comdisco has established a policy that all such transfers will be made on a fair and equitable basis, as determined in good faith by our board of directors or management. The consideration for such transfers may be paid by one group to another in cash or other consideration.

Sales of Products and Services Between Groups. The sale of products or services between groups will be on a fair and equitable basis, as determined in good faith by our board of directors or management.

Joint Transactions. Two or more groups may from time to time engage in transactions jointly, including with third parties. Research and development and other services performed by one group for a joint venture or other collaborative arrangement will be charged on a fair and equitable basis.

Review of Corporate Opportunities

Our board of directors will review any significant matter which involves the allocation of a corporate opportunity to either of Comdisco Group or Comdisco Ventures in part to any combination of the groups. Delaware law requires our board of directors to make its determination with regard to the allocation of any such opportunity and the benefit of that opportunity in accordance with their good faith business judgment of the best interests of Comdisco and all of our stockholders as a whole. Among the factors that our board of directors may consider in making this allocation is:

  . whether a particular corporate opportunity is principally related to the business of Comdisco Group or Comdisco Ventures;

  . whether one group, because of its managerial or operational expertise, will be better positioned to undertake the corporate opportunity; and

  .  existing contractual agreements and restrictions.

Shared Services and Support Activities

We will directly charge costs for certain shared services, including support activities, to Comdisco Group and Comdisco Ventures based upon the respective use of such services and activities and the good faith judgment of our board of directors or management. Where determinations based on use alone are not practical, we will use other methods and criteria to provide a reasonable allocation of the cost of shared services, including support activities attributable to the groups. Such allocated shared services, including support activities, represent, among other things, financial and accounting services, information systems services, certain selling and marketing activities, executive management, human resources, corporate finance, legal and corporate planning activities.

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Taxes

We will generally determine the income tax provisions of Comdisco and its subsidiaries on a consolidated basis. We will allocate those consolidated income tax provisions and related tax payments or refunds between the groups based principally on the taxable income and tax credits directly attributable to each group. These allocations will reflect each group's contribution, whether positive or negative, to Comdisco's consolidated taxable income and the consolidated tax liability and tax credit position. We will credit tax benefits that cannot be used by the group generating those benefits but can be used on a consolidated basis to the group that generated such benefits.

Current and deferred taxes and taxes payable or refundable allocated to each group in its historical financial statements may differ from those that would have been allocated to each group had they filed separate income tax returns.

Dividend Policy

The board of directors will retain the discretion whether or not to pay dividends on any series of common stock.

We do not expect to change our current dividend policy for the outstanding existing common stock (which will become Comdisco Stock). We do not expect to pay dividends on Ventures Tracking Stock in the future.

While the board of directors does not currently plan to change the policy for payment of dividends referred to above, the board of directors has the discretion to change this policy at any time. The amount of funds legally available for dividends will reflect the gains or losses of all groups, and Comdisco may be unable to pay dividends on a series of common stock that tracks a group regardless of the financial condition or results of operations of that group. We cannot assure you that there will be amounts available for payment of dividends on any series of common stock.

In addition, subject to the limitations described above, and the limitations set forth generally in this section, the board of directors may in its sole discretion declare and pay dividends on neither series of common stock, on one but not both series of common stock or on both series of common stock. The amount of any dividend may likewise vary between Comdisco Stock and Ventures Tracking Stock in the sole discretion of the board of directors.

We will otherwise be permitted to pay dividends on Comdisco Group Stock out of assets of Comdisco legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on Comdisco Group Stock cannot exceed the available dividend amount for Comdisco Group.

We will otherwise be permitted to pay dividends on Ventures Tracking Stock (and transfer corresponding amounts to Comdisco Group in respect of its retained interest in the relevant group), but the total of the amounts paid as dividends on the shares of Ventures Tracking Stock and the corresponding amounts transferred to Comdisco Group in respect of its retained interest in the relevant group cannot exceed the available dividend amount for that group.

We expect that determinations to pay dividends on Comdisco Stock or Ventures Tracking Stock would be based primarily upon the financial condition, results of operations, capital requirements, any restrictions contained in our financing or other agreements and such other factors as our board of directors deems relevant.

Changes in Policies

Neither our board of directors nor management has any current plans to change the above policies. However, these policies may be modified by the board of directors or management in its or their sole discretion without the approval of stockholders. Any modifications to the above policies will be made by the board of directors or management in its or their good faith business judgment of Comdisco's best interests, taking into consideration the interests of Comdisco and all of Comdisco's stockholders.

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Anti-takeover Considerations

If Comdisco Group and Comdisco Ventures were separate companies and not part of a single enterprise, any person interested in acquiring any group without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend Comdisco Stock and Ventures Tracking Stock to reflect the separate performance of Comdisco Group and Comdisco Ventures, a person interested in acquiring any group without negotiation with Comdisco's management could obtain control of that group only by obtaining control of our outstanding voting stock.

The existence of multiple series of common stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of multiple series of common stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of Comdisco by delaying or preventing such a change in control.

If the tracking stock and stock plans proposal are implemented, there would be
an additional               shares of common stock available for future
issuance without further stockholder approval. One of the effects of the existence of authorized and unissued common stock and preferred stock could be to enable the board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of Comdisco by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of Comdisco.

For additional anti-takeover considerations, see "--Other Provisions of Our Charter, Bylaws and Delaware Law" beginning at page 58.

Certain U.S. Federal Income Tax Considerations

The following discussion summarizes the material United States federal income tax consequences of the tracking stock proposal, based on the Internal Revenue Code of 1986, as amended, Treasury Department regulations, published positions of the IRS, and court decisions as of the date hereof, all of which are subject to change (which may or may not be retroactive). See "Absence of Authority Regarding Tracking Stock; Possible Legislative, Regulatory, or Other Changes" below. This discussion is based on the opinion of Hopkins & Sutter, our special tax counsel.

The discussion below is included for general information only. It does not discuss all aspects of United States federal income taxation that may be relevant to a particular shareholder, nor does it discuss state, local, and foreign tax consequences. Rather, it addresses only federal income tax considerations that may be relevant to United States shareholders who hold their existing Comdisco common stock as capital assets within the meaning of
Section 1221 of the Code, and it may not apply to certain shareholders who are subject to special treatment under the federal income tax laws, such as insurance companies, corporations subject to the alternative minimum tax, banks, dealers in securities, tax-exempt organizations, persons that hold existing common stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, or shareholders who acquired their stocks pursuant to the exercise of employee stock options or otherwise as compensation. Certain U.S. federal income and estate tax consequences to Non-U.S. shareholders are set forth further below.

Each Comdisco shareholder should consult his, her or its own tax advisor as to the application of the Federal income tax laws to their particular situation, as well as to the applicability and effect of any state, local, foreign or other Federal tax laws.


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Reclassification of Existing Common Stock

If the tracking stock proposal is implemented, each share of existing common stock will be reclassified as one share of Comdisco Stock (Reclassification). In the opinion of Hopkins & Sutter, our special tax counsel, for United States federal income tax purposes:

  . Comdisco Stock will be treated as Comdisco stock, and will not constitute "section 306 stock" within the meaning of Section 306(c) of the Code or "nonqualified preferred stock" within the meaning of Section 351(g) of the Code.

  . Neither you nor we will recognize income, gain, or loss as a result of the Reclassification.

  . You will have the same tax basis and holding period for the Comdisco Stock as you have in your existing common stock.

  . The amendment and restatement of the Rights Agreement will not result in income, gain or loss to you.

While it is not clear whether the Reclassification even constitutes an exchange of stock for federal income tax purposes, we intend to take the position that it does and, as such, qualifies as a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Stockholders who exchange their stock in a recapitalization are required to attach an information statement describing the exchange to their tax returns for the year in which the exchange occurs. We intend to mail such a statement to you for this purpose.

Issuance of Ventures Tracking Stock

After the Reclassification, we may sell shares of Ventures Tracking Stock, distribute shares of Ventures Tracking Stock as a dividend on the Comdisco Stock, or issue Ventures Tracking Stock in exchange for outstanding Comdisco Stock. Based on the manner in which we expect to carry out these contemplated transactions, it is the opinion of Hopkins & Sutter, our special tax counsel, that for United States federal income tax purposes:

  . The Ventures Tracking Stock will be treated as Comdisco stock, and will not constitute "section 306 stock" within the meaning of Section 306(c) of the Code or "nonqualified preferred stock" within the meaning of
     Section 351(g) of the Code.

  . Comdisco will not recognize income, gain, or loss on a sale, distribution, or exchange of Ventures Tracking Stock.

  . If we make a pro-rata dividend of Ventures Tracking Stock to all holders of Comdisco Stock, you will not recognize any income, gain, or loss on the receipt of such stock dividend (except where cash is received in lieu of fractional shares). You will be required to allocate your tax basis in the Comdisco Stock immediately before the distribution between the Comdisco Stock and the Ventures Tracking Stock (including any fractional share which is deemed received and sold for cash) in proportion to their respective fair market values immediately after the distribution. Your holding period for the Ventures Tracking Stock will include the period for which you have held the Comdisco Stock.

  . If we issue Ventures Tracking Stock to you in exchange for Comdisco Stock, that exchange will be a tax-free recapitalization under Section 368(a)(1)(E) of the Code. You will not be required to recognize income, gain, or loss upon that exchange Stock for Comdisco Stock held by you, except to the extent that cash is received in lieu of fractional shares. Your tax basis in the Ventures Tracking Stock received in such exchange (including any fractional share which is deemed received and sold for cash) will equal the tax basis in the Comdisco Stock you surrender in the exchange. Your holding period for the Ventures Tracking Stock received in the exchange will include the period for which you have held the Comdisco Stock surrendered in the exchange.

Under certain circumstances, section 305 of the Code requires a stockholder to include the value of stock received in a dividend or recapitalization in gross income (subject to the intercorporate dividends-received deduction in the case of corporate stockholders), if the effect of the stock dividend or recapitalization, in conjunction with other distributions by the corporation, is to cause (i) the receipt of property (other than stock)

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by some stockholders and (ii) an increase in the proportionate interest in the assets or earnings and profits of the corporation by other stockholders. Based on our plan for the distribution of Ventures Tracking Stock, it is Hopkins & Sutter's opinion that this rule will not apply to any distribution of the Ventures Tracking Stock.

Conversion of Ventures Tracking Stock into Comdisco Stock

Hopkins & Sutter has advised that, subject to unanticipated circumstances that may exist at the time of conversion, if we exercise any of our options to convert Ventures Tracking Stock into Comdisco Stock, that conversion will be tax-free to you (except where cash is received in lieu of fractional shares). Your tax basis in the shares you receive as a result of such conversion will equal your adjusted tax basis in the shares you surrender (subject to adjustment for fractional shares redeemed for cash), and your holding period in the shares you receive will include the holding period of the shares you surrender in the exchange.

Dividends

General. In general, stockholders of a corporation are taxed (subject to the intercorporate dividends-received deduction in the case of corporate stockholders) on the receipt of dividends. In addition, under certain circumstances where some shareholders of a corporation receive cash or other dividends from the corporation while other shareholders increase their proportionate equity interest in the corporation, Section 305 of the Code can tax a stockholder whose proportionate equity interest in the earnings and profits or assets of the corporation is increased as if such stockholder received a constructive dividend. Based on the terms and conditions of the tracking stock proposal and other circumstances, we do not believe that this rule will apply to you for the foreseeable future.

Backup withholding. Certain non-corporate holders of Comdisco Stock or Ventures Tracking Stock might be subject to backup withholding at a rate of 31% on the payment of dividends on such stock. Backup withholding will apply only if the shareholder (i) fails to furnish his, her or its Taxpayer Identification Number, (ii) furnishes an incorrect Taxpayer Identification Number, (iii) is notified by the IRS that he, she or it has failed properly to report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he, she or it has furnished a correct Taxpayer Identification Number and has not been notified by the IRS that he, she or it is subject to backup withholding for failure to report payments of interest or dividends. Shareholders should consult their tax advisors regarding their qualifications for a tax exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment of a dividend is allowed as a credit against the shareholder's federal income tax liability and may entitle such shareholder to a refund, provided that the required information is furnished to the IRS.

Absence of Authority Regarding Tracking Stock; Possible Legislative, Regulatory, or Other Changes

The tax treatment of tracking stock has not been authoritatively settled. The IRS has announced that it will not issue advance rulings on the classification of tracking stock, and there are no court decisions or other authorities that control the tax treatment of tracking stock. Hopkins & Sutter's opinion is not binding on the IRS or a court. It is possible, therefore, that the IRS could assert that Comdisco Stock or Ventures Tracking Stock represents property other than stock of Comdisco. In that event, we and/or you could be required to recognize significant taxable income or gain on the sale or distribution of Ventures Tracking Stock, and we might not be permitted to include the operations of Comdisco Ventures in our consolidated federal income tax returns. Alternatively, the IRS could contend that Ventures Tracking Stock received as a dividend or in a recapitalization is section 306 stock, in which case the proceeds from a sale of such stock would generally be taxable as ordinary income. Hopkins & Sutter is of the opinion, however, that the IRS would not prevail in those assertions under current law.

It is also possible that Congress could enact legislation or the IRS could promulgate regulations that would adversely affect the tax treatment of tracking stock. During 1999, the Clinton Administration proposed legislation to tax the issuing corporation on the issuance of tracking stock. Although this proposal was not included in the major tax bill that Congress passed and the President vetoed in 1999, it is possible that the Treasury Department will resurrect this proposal in the future. In addition, the IRS could issue regulations or other administrative guidance, including regulations issued pursuant to its broad authority under Section 337(d) of the Code, or a court could render a decision that changes current law or adversely affects existing interpretations of current law affecting tracking stock. Any such change, which may or may not be retroactive, could alter the tax consequences to us or to our shareholders discussed herein. While it is likely that any such legislative or regulatory change (unless interpretive of existing law) would apply only to tracking stock issued after the effective date of the change, that date could precede a planned sale or distribution of Ventures Tracking Stock, in which case the change would apply to such sale or distribution. In that event, we would have the right to convert all the outstanding shares of Ventures Tracking Stock into a number of shares of Comdisco Stock equal to a factor, which will not be more than 110% or less than 100% (as determined by our board of directors at the time the restated charter is filed to be in the best interests of our stockholders), applied to the ratio of the average market values of the Ventures Tracking Stock and the Comdisco Stock described above.

Certain U.S. Tax Consequences to Non-U.S. Holders

The following discussion applies to you if you are a (1) a nonresident alien individual; (2) a foreign corporation, partnership or other entity; or (3) a foreign estate or trust (Non-U.S. Holder).

Dividends. Dividends paid to a Non-U.S. Holder generally will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, if the dividend is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States, the dividend will instead be taxed at ordinary federal income tax rates on a net income basis. Further, if the Non-U.S. Holder is a corporation, this effectively connected dividend income may also be subject to an additional branch profits tax.

Comdisco must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such investor and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Holder's country of residence.

Sale or other Disposition of Comdisco Stock or Ventures Tracking Stock. A Non-U.S. Holder generally will not be subject to federal income tax on any gain recognized on the sale or other disposition of Comdisco Stock or Ventures Tracking Stock, except in the following circumstances:

  . The gain is effectively connected with a trade or business of the Non-U.S. Holder within the United States.

  . The Non-U.S. Holder is an individual who holds the Comdisco Stock or Ventures Tracking Stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the sale or other disposition, and either the individual has a "tax home" in the United States for federal income tax purposes or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States.

  . The Non-U.S. Holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates.

  . Comdisco is or has been during certain periods a "United States real property holding corporation." Comdisco believes that it will not constitute a United States real property holding corporation immediately after the offering and does not expect to become a United States real property holding corporation; however, no assurance can be given in this regard.


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Backup withholding. Upon the sale or other disposition of Comdisco Stock or
Ventures Tracking Stock by a Non-U.S. Holder to or through a United States office of a broker, such broker may be required to impose backup withholding at a rate of 31% and report the sale to the IRS, unless the investor certifies its foreign status under penalties of perjury or otherwise establishes an exemption from backup withholding. Upon a sale or other disposition to or through a foreign office of a United States broker or a foreign broker with certain types of relationships with the United States, the broker is not required to impose backup withholding. However, the broker is required to report the sale or other disposition to the IRS, unless the broker has documentary evidence in its files that the seller is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

Amounts withheld under these backup withholding rules are generally allowable as a refund or credit against the Non-U.S. Holder's federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Final United States Treasury regulations, effective for payments made after December 31, 2001, will affect the procedures to be followed by a Non-U.S. Holder in establishing such investor's foreign status for purposes of the withholding, backup withholding, and information reporting rules described in the preceding paragraphs. Prospective Non-U.S. Holders should consult their tax advisors concerning such regulations.

Federal Estate Taxes. Comdisco Stock or Ventures Tracking Stock owned or treated as owned by an individual who is not a citizen or a resident of the United States at the time of death will be included in such individual's gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Description of Comdisco Ventures Management Incentive Plan

By approving the tracking stock proposal you will be approving the adoption of the Comdisco Ventures Management Incentive Plan. The following summary of the Management Plan should be read with the full text of the proposed plan set forth as Annex III.

Grants of Awards. We have agreed that if we issue Ventures Tracking Stock to the public, we will grant options and restricted stock awards of Ventures Tracking Stock to senior management of Comdisco Ventures under the Management Plan.

Shares Available for Issuance under the Management Plan. Under the Management Plan, the number of shares of Ventures Tracking Stock that will be available for grant will be limited to approximately 15% of the total issued and outstanding shares of Ventures Tracking Stock deemed issued and outstanding after we first issue Ventures Tracking Stock, assuming for this purpose that Comdisco Group's retained interest in Comdisco Ventures is represented by issued and outstanding Ventures Tracking Stock. Shares subject to an award that expires unexercised, are forfeited, or terminated, or settled in cash instead of Ventures Tracking Stock, and shares tendered to pay for the exercise of an option, will not be available for future grant under the Management Plan.

Types of Awards Under the Management Plan. Once we first issue Ventures Tracking Stock to the public, we have agreed to issue options to purchase, or restricted stock awards of, Ventures Tracking Stock representing all of the shares of Ventures Tracking Stock authorized under the Management Plan to the current senior management of Comdisco Ventures. We will fix the exercise price for these awards as described beginning on page 44. At the present, we do not know the number of shares of Ventures Tracking Stock that will be subject to award under the plan, or the dollar value attributable to those awards.

Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Management Plan.

The grant of an option will create no tax consequences for the participant or Comdisco. A participant will not recognize taxable income upon exercising an incentive stock option (within the meaning of Section 422 of the

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Code) (ISO) except that the alternative minimum tax may apply. Upon exercising an option other than an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. In the case of an employee, withholding will apply to amounts recognized as ordinary compensation income.

If the participant does not hold the common stock acquired upon exercise of an ISO for at least one year from the date of exercise and two years from the date of grant (the "ISO holding period"), the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (2) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option). The ISO holding period for purposes of determining whether such capital gain or loss is long-term or short-term does not begin until the option is exercised.

We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding period prior to disposition of the shares.

With respect to awards of restricted stock, the participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Description of Amended and Restated Stock Plans

By approving the tracking stock proposal you will also be approving the adoption of:

  . the amended and restated Comdisco 1998 Long-Term Stock Ownership Incentive Plan (Incentive Plan);

  . the amended and restated Comdisco 1999 Non-Employee Director Stock Option Plan (Director Plan); and

  . the amended and restated Comdisco U.S. Employee Stock Purchase Plan (Stock Purchase Plan).

These plans have been amended and restated to (1) permit grants of awards under each such plan to be made with respect to any designated series of common stock of Comdisco, including Comdisco Stock and Ventures Tracking Stock, and (2) increase the number of shares of common stock authorized for issuance under each plan.

In order for the tracking stock proposal to be successful, the board of directors believes that Comdisco must be able to use Comdisco Stock, Ventures Tracking Stock and any future series of common stock designated by our board of directors under our compensation plans to provide a more focused incentive compensation for our management and employees. We would also then be able to provide our directors with incentive compensation based on Comdisco Stock, Ventures Tracking Stock and any future series of common stock designated by our board of directors, in order to more directly align their interests with those of all Comdisco stockholders.

We have not previously asked you to approve the Incentive Plan or Directors Plan. Comdisco's stockholders did approve the Stock Purchase Plan at our January, 1998 annual meeting. If the tracking stock proposal is not approved, we will not amend and restate the plans.

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The Amended and Restated Incentive Plan

The amended and restated Incentive Plan will (1) clarify that grants of options and other stock-based awards under the Incentive Plan may be made with respect to any of Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors, in the same manner as currently permitted with respect to existing common stock, and (2) increase the number of shares of common stock, regardless of series, available for issuance under the Incentive Plan. The following summary of the amended and restated Incentive Plan should be read with the full proposed text of the plan set forth as Annex IV.

Grants of Awards. Under the amended and restated Incentive Plan, grants of options, stock appreciation rights, performance units and restricted stock awards and other stock-based awards may be made with respect to any of Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors. Directors, officers, employees and consultants of Comdisco and its subsidiaries generally are eligible to be granted awards under the Incentive Plan, however, executive officers are not eligible to receive stock bonuses.

Shares Available for Issuance under the Amended and Restated Incentive Plan. After the amended and restated Incentive Plan becomes effective, up to 15,000,000 shares of common stock (regardless of series) will be available for issuance out of authorized and unissued or treasury shares, as Comdisco may from time to time determine. The maximum number of shares with respect to which awards may be granted to any one person under the Incentive Plan may not exceed 600,000. Shares subject to an award that expires unexercised, are forfeited, or terminated, or settled in cash instead of common stock, and shares tendered to pay for the exercise of an option, will thereafter again be available for grant under the Incentive Plan.

Types of Awards Under the Incentive Plan. Under the amended and restated Incentive Plan, the incentive compensation plan committee will, in its discretion, be able to grant awards under the amended and restated Incentive Plan with respect to Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors in such amounts and types as it determines in accordance with the terms of the amended and restated Incentive Plan. In determining whether awards in respect of Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors will be made to specific employees, it is anticipated that the incentive compensation plan committee will consider, among other things, the identity of the businesses of Comdisco to which such employee provides services; provided, however, that nothing shall prohibit the incentive compensation plan committee from granting awards with respect to Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors to any participant in the amended and restated Incentive Plan without regard to the businesses of Comdisco for which the participant provides services.

Effect on Outstanding Awards. The approval of the amended and restated Incentive Plan will not result in any adjustment to the outstanding awards under the current Incentive Plan. Each outstanding option for existing common stock under the Incentive Plan will become an option for Comdisco Stock if the tracking stock proposal is approved and implemented.

Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to awards under the amended and restated Incentive Plan.

The grant of an option or a stock appreciation right (SAR) will create no tax consequences for the participant or Comdisco. A participant will not recognize taxable income upon exercising an ISO except that the alternative minimum tax may apply. Upon exercising an option other than an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received. In the case of an employee, withholding will apply to amounts recognized as ordinary compensation income.

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If the participant does not hold the common stock acquired upon exercise of an
ISO for at least one year from the date of exercise and two years from the date of grant, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (2) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option or SAR). The ISO holding period for purposes of determining whether such capital gain or loss is long-term or short-term does not begin until the option or SAR is exercised.

We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding period prior to disposition of the shares.

With respect to awards granted under the Incentive Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture (e.g., restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the shares or other property at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

The Amended and Restated Director Plan

The amended and restated Director Plan will (1) clarify that grants of options under the Director Plan may be made with respect to any of Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors, in the same manner as currently permitted with respect to existing common stock, and (2) increase the number of shares of common stock, regardless of series, available for issuance under the Director Plan. The following summary of the amended and restated Director Plan is not complete and should be read with the full proposed text of the amended and restated Director Plan as set forth in Annex V hereto.

Grants of Awards. Under the amended and restated Director Plan, grants of options may be made, at the discretion of the board of directors, with respect to any of Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors, in the same manner as currently provided for with respect to existing common stock.

Shares Available for Issuance. After the amended and restated Director Plan becomes effective, up to 1,200,000 shares of common stock, regardless of series, will be available for grants or awards.

Types of Awards. Under the amended and restated Director Plan, each Non-Employee Director automatically receives on the first business day after the end of each Comdisco fiscal year a grant of options to purchase 9,450 shares of common stock. These options will be allocated among Comdisco Stock and Comdisco Ventures Stock by a committee of directors who are not eligible to participate in the Plan, based on the relative market capitalizations of Comdisco Group and Comdisco Ventures.

All stock options granted under the Director Plan are granted at an exercise price equal to the fair market value of the common stock on the date of grant, and generally become exercisable six months after the date of grant.

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Effect on Outstanding Awards. The approval of the amendments to the Director
Plan will not result in any adjustment to the outstanding options under the Director Plan. Each outstanding option for existing common stock under the Director Plan will become an option for Comdisco Stock if the tracking stock proposal is approved and implemented.

Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to options granted under the Director Plan.

The grant of an option will create no tax consequences for the Non-Employee Director or Comdisco. Upon exercising an option, the Non-Employee Director generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant. The disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option). The holding period for purposes of determining whether such capital gain or loss is long-term or short-term begins upon the exercise of the option.

The Amended and Restated Stock Purchase Plan

The amended and restated Stock Purchase Plan will clarify that grants of options under the Stock Purchase Plan may be made with respect to any of Comdisco Stock, Ventures Tracking Stock or any future series of common stock designated by our board of directors, in the same manner as currently permitted with respect to existing common stock. The following summary of the amended and restated Stock Purchase Plan should be read with the full proposed text of the amended and restated Stock Purchase Plan as set forth in Annex VI.

Eligibility. All employees of Comdisco and certain subsidiaries designated by the board of directors are eligible to participate in the Stock Purchase Plan if they have been U.S. residents for at least one year, have been employed at least three months and are customarily employed for more than 20 hours a week and more than five months a year.

Shares Subject to Purchase. Under the amended and restated Stock Purchase Plan, participants may purchase common stock of any series that is authorized for purchase by the committee that administers the Stock Purchase Plan, in its discretion, in the same manner as currently permitted with respect to existing common stock. The maximum number of shares of all series of common stock available for sale under the Stock Purchase Plan and the companion plan adopted to cover non-U.S. employees (the "International Plan") adjusts annually. The original maximum number of shares on the Original Effective Date was equal to three percent (3%) of the shares of all series of common stock issued and outstanding on that date. The maximum number of shares of all series of common stock that will be available for sale under the Stock Purchase Plan and the International Plan increases on the first day of each fiscal year by an amount equal to (x) 3% of the shares of all series of common stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Stock Purchase Plan and the International Plan on the last day of the immediately preceding fiscal year, subject to adjustments in the event of stock splits, stock dividends, recapitalizations and the like, and annual adjustments.

Limitations on Shares Available for Purchase. Under the current Stock Purchase Plan, a participant may not purchase:

  .  more than 2,500 shares of existing common stock in any year; or

  . any shares of existing common stock if the participant has, or with that purchase would have, more than 5% of the voting power of Comdisco's common stock. Under the amended and restated Stock Purchase Plan, these limitations would be determined with respect to all series of Comdisco's common stock.

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Effect on Outstanding Options. The approval of the amended and restated Stock
Purchase Plan will not result in any adjustment to the outstanding options to purchase common stock under the current Stock Purchase Plan. Each outstanding option for existing common stock under the current Stock Purchase Plan will become an option for Comdisco Stock if the tracking stock proposal is approved and implemented.

Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to options granted under the amended and restated Stock Purchase Plan.

An employee will not recognize ordinary compensation income upon the exercise of the option granted under the amended and restated Stock Purchase Plan. If an employee disposes of the common stock after the expiration of the applicable holding period, the employee will recognize ordinary compensation income in an amount equal to the lesser of:

  (1) the excess of the fair market value of the common stock upon disposition over the option price thereof; or

  (2) the excess of the fair market value of the common stock at the time of grant over the option price thereof.

Any additional gain upon the sale of the acquired common stock will be long-term capital gain. We will not be entitled to a deduction for any income recognized by the employee pursuant to either the exercise of options granted under the amended and restated Stock Purchase Plan or the sale of the acquired common stock.

If the employee disposes of the common stock acquired upon exercise of the option prior to the end of the holding period, the employee will recognize ordinary compensation income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise over the option price thereof. We will be entitled to an income tax deduction equal to the amount of the ordinary compensation income recognized by the employee. Any additional gain (or loss) on the sale of the common stock by the employee will be taxed as capital gain (or loss). For this purpose the holding period of this stock does not begin until the option is exercised.

Recommendation of the Board of Directors

The board of directors has carefully considered the tracking stock proposal and believes that its approval by the stockholders is in the best interests of Comdisco and its stockholders and, accordingly, unanimously recommends that stockholders vote for the approval of the tracking stock proposal.


                   THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
                  THE APPROVAL OF THE TRACKING STOCK PROPOSAL


                             INDEPENDENT AUDITORS

Representatives of KPMG LLP, Comdisco's independent auditors, will be present at the special meeting. Such representatives will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions at that time.

                                 LEGAL MATTERS

McBride Baker & Coles, Chicago, Illinois, has served as special corporate and securities counsel to Comdisco with respect to the matters described in this proxy statement. Hopkins & Sutter will render an opinion to Comdisco with respect to certain tax matters relating to the re-classification of the existing common stock.

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                                                                         ANNEX I

                ILLUSTRATION OF TERMS OF VENTURES TRACKING STOCK

                                                                        ANNEX I

               ILLUSTRATION OF TERMS OF VENTURES TRACKING STOCK

The following illustrations show how to calculate the:

  .  Retained Interest Percentage;

  .  Outstanding Interest Percentage;

  . Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures; and

  . Total number of notional shares deemed outstanding with respect to Comdisco Ventures after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, in each case based on the assumptions set forth herein.

In these illustrations, the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to below had occurred. Actual calculations may be slightly different due to rounding. The illustrations are not intended to be complete and are qualified in their entirety by the more detailed information contained in this document and the annexes to this document. The following illustrations are purely hypothetical and the numbers used herein, including assumptions of market values, were chosen to simplify the calculations and are not intended to represent estimates of actual numbers or values. Capitalized terms used but not otherwise defined in this illustration of terms have the respective meanings ascribed to them in this document.

"Total number of notional shares deemed outstanding with respect to Comdisco Ventures" means the number of shares of Ventures Tracking Stock outstanding plus the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures.

At any given time, the percentage interest in Comdisco Ventures intended to be represented by the outstanding shares of Ventures Tracking Stock--which we call the Outstanding Interest Percentage--is equal to:

            Number of outstanding shares of Ventures Tracking Stock
     --------------------------------------------------------------
  Total number of notional shares deemed outstanding with respect to Comdisco
                                   Ventures

and the remaining percentage interest in Comdisco Ventures intended to be represented by Comdisco Group's retained interest in Comdisco Ventures--which we call the Retained Interest Percentage--is equal to:

 Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures
  -----------------------------------------------------------------------
  Total number of notional shares deemed outstanding with respect to Comdisco
                                   Ventures

The sum of the Outstanding Interest Percentage and the Retained Interest Percentage would always equal 100%. In our example, before the first issuance of shares of Ventures Tracking Stock the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures is equal to 100, the Retained Interest Percentage is 100% and the Outstanding Interest Percentage is 0%.

Issuance of Tracking Stock

The following illustrations reflect an assumed issuance by Comdisco of 20 shares of Ventures Tracking Stock in the offering.

Offering For Account of Comdisco Ventures

Assume the issuance is attributed to Comdisco Ventures as an increase in its equity, with the net proceeds credited solely to Comdisco Ventures.

      Shares previously issued and outstanding...............................   0
      Newly issued shares for account of Comdisco Ventures...................  20
                                                                              ---
          Total issued and outstanding after the offering....................  20
                                                                              ===

  . The number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) would remain unchanged.

  . As a result, the issued and outstanding shares (20) would represent an Outstanding Interest Percentage of approximately 17%, calculated as follows:

                                      20
                                    ------
                                   20 + 100

The Retained Interest Percentage would accordingly be about 83%.

  . In this case, in the event of any dividend or other distribution paid on the outstanding shares of Ventures Tracking Stock (other than a dividend or other distribution payable in shares of Comdisco Ventures Stock), Comdisco Group would be credited, and Comdisco Ventures would be charged, with an amount equal to 500% (representing the ratio of the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) to the total number of shares of Ventures Tracking Stock issued and outstanding following the offering
     (20)) of the aggregate amount of such dividend or distribution.

Additional Issuance of Tracking Stock

The following illustrations reflect an assumed issuance of an additional 15 shares by Comdisco of Ventures Tracking Stock after the assumed initial issuance of 20 shares attributed to Comdisco Ventures as an increase in its equity.

Additional Offering for Account of Comdisco Group

Assume the issuance is attributed to Comdisco Group in respect of its retained interest, with the net proceeds credited solely to Comdisco Group.

      Shares previously issued and outstanding...............................  20
      Newly issued shares for account of Comdisco Group......................  15
                                                                              ---
          Total issued and outstanding after additional offering.............  35
                                                                              ===

  . The number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would decrease by the number of shares of Ventures Tracking Stock issued for the account of Comdisco Group.

      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures prior to the additional offering...... 100
      Newly issued shares for account of Comdisco Group....................  15
                                                                            ---
      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures after the additional offering.........  85
                                                                            ===

  . As a result, the total issued and outstanding shares (35) would in the aggregate represent an Outstanding Interest Percentage of approximately 29%, calculated as follows:

                                      35
                                     -----
                                    35 + 85

The Retained Interest Percentage would accordingly be reduced to approximately 71%.

  . In this case, in the event of any dividend or other distribution paid on Ventures Tracking Stock (other than a dividend or other distribution payable in shares of Comdisco Ventures Stock), Comdisco Group would be credited, and Comdisco Ventures would be charged, with an amount equal to approximately 243% (representing the ratio of the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (85) to the total number of shares of Ventures Tracking Stock issued and outstanding following the additional offering (35)) of the aggregate amount of such dividend or distribution.

Additional Offering for Account of Tracked Group

Assume the issuance is attributed to Comdisco Ventures as an increase in its equity, with the net proceeds credited solely to Comdisco Ventures.

      Shares previously issued and outstanding...............................  20
      Newly issued shares for account of Comdisco Ventures...................  15
                                                                              ---
          Total issued and outstanding after the additional offering.........  35
                                                                              ===

  . The number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) would remain unchanged.

  . As a result, the total issued and outstanding shares (35) would in the aggregate represent an Outstanding Interest Percentage of approximately 26%, calculated as follows:

                                      35
                                    ------
                                   35 + 100

The Retained Interest Percentage would accordingly be reduced to approximately 74%.

  . In this case, in the event of any dividend or other distribution paid on Ventures Tracking Stock (other than a dividend or the distribution payable in shares of Comdisco Ventures stock), Comdisco Group would be credited, and Comdisco Ventures would be charged, with an amount equal to approximately 286% (representing the ratio of number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) to the total number of shares of Ventures Tracking Stock issued and outstanding following the additional offering (35)) of the aggregate amount of such dividend or distribution.

Offerings of Convertible Securities

If Comdisco were to issue any securities convertible into or exercisable for shares of Comdisco Ventures stock, the Outstanding Interest Fraction and the Retained Interest Fraction would be unchanged at the time of such issuance. If any shares of Ventures Tracking Stock were issued upon conversion or exercise of such securities, however, then the Outstanding Interest Fraction and the Retained Interest Fraction would be affected as shown above under "Additional Offering for Account of Comdisco Group", if such securities were attributed to Comdisco Group, or under "Additional Offering for Account of Comdisco Ventures", if such securities were attributed to Comdisco Ventures.

Repurchases of Comdisco Tracking Stock

The following illustrations reflect an assumed repurchase by Comdisco of 5 shares of Ventures Tracking Stock after the assumed initial issuance of 20 shares of Ventures Tracking Stock attributed to Comdisco Ventures as an increase in its equity.

Repurchase for the Account of Comdisco Group

Assume the repurchase is attributed to Comdisco Group as an increase in its retained interest in Comdisco Ventures, with the cost charged solely against Comdisco Group.

      Shares previously issued and outstanding...............................  20
      Shares repurchased for account of Comdisco Group.......................   5
                                                                              ---
          Total issued and outstanding after repurchase......................  15
                                                                              ===

  . The Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in Comdisco Ventures would be increased by the number of any shares of Ventures Tracking Stock repurchased for the account of Comdisco Group.

      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures prior to repurchase................... 100
      Number of shares repurchased for the account of Comdisco Group.......   5
                                                                            ---
      Number of shares Issuable with respect to Comdisco Group's retained interest in Comdisco Ventures after repurchase...................... 105
                                                                            ===

  . As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of approximately 12.5%, calculated as follows:

                                      15
                                    ------
                                   15 + 105

The Retained Interest Percentage would accordingly be increased to approximately 87.5%.

Repurchase for Account of Comdisco Ventures Without Participation by Comdisco Group

Assume the repurchase is attributed to Comdisco Ventures, with the cost being charged solely against Comdisco Ventures. Further assume that the board of directors does not determine to transfer assets from Comdisco Ventures to Comdisco Group to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.

      Shares previously issued and outstanding...............................  20
      Shares repurchased for account of Comdisco Ventures....................   5
                                                                              ---
          Total issued and outstanding after repurchase......................  15
                                                                              ===

  . The number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) would remain unchanged.

  . As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of approximately 13%, calculated as follows:

                                      15
                                    ------
                                   15 + 100

The Retained Interest Percentage would accordingly be increased to approximately 87%.

Repurchase for Account of Comdisco Ventures With Participation by Comdisco
Group

Assume the repurchase is attributed to Comdisco Ventures, with the cost being charged solely against Comdisco Ventures. Further assume that the repurchase is made in connection with a tender offer for 5, or 25%, of the then outstanding shares at a price of $20 per share, and that the board of directors determines to transfer cash or other assets from Comdisco Ventures to Comdisco Group to hold constant the Outstanding Interest Fraction and Retained Interest Fraction.

      Shares previously issued and outstanding...............................  20
      Shares repurchased for account of Comdisco Ventures....................   5
                                                                              ---
          Total issued and outstanding after repurchase......................  15
                                                                              ===

  . In order to hold constant the Outstanding Interest Fraction and Retained Interest Fraction, the board of directors determines that the market value of a share of Ventures Tracking Stock in this context is $20 and transfers from Comdisco Ventures to Comdisco Group an amount of cash or other assets equal to about 500% (representing the ratio of the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) to the total number of shares of the Ventures Tracking Stock issued and outstanding (20), in each case immediately prior to the repurchase) of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of the Ventures Tracking Stock ($100), for a total of $500.

  . In that case, the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) would be decreased to reflect the amount of cash so transferred ($500) divided by the market value per share of the Ventures Tracking Stock ($20).

      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures prior to transfer.................... 100
      Adjustment in respect of Comdisco Group's retained interest to reflect transfer to Comdisco Group of funds theretofore allocated to Comdisco Ventures...............................................  25
                                                                           ---
      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures after transfer.......................  75
                                                                           ===

  . As a result, the total issued and outstanding shares (15) would in the aggregate continue to represent an Outstanding Interest Percentage of approximately 17%, calculated as follows:

                                      15
                                     -----
                                    15 + 75

The Retained Interest Percentage would accordingly continue to remain 83%.

  . Assuming that the board of directors transferred only half of the $500 amount, or $250, from Comdisco Ventures to Comdisco Group, the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) would decrease by the amount of cash so transferred ($250) divided by the market value per share of Ventures Tracking Stock ($20).

      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures prior to transfer...................  100
      Adjustment in respect of Comdisco Group's retained interest to reflect transfer to Comdisco Group of cash theretofore allocated
       to Comdisco Ventures..............................................   12.5
                                                                           -----
      Number of shares issuable with respect to Comdisco Group's retained
       interest in Comdisco Ventures after transfer......................   87.5
                                                                           =====

  .  In that case, as a result, the total issued and the outstanding shares
     (15) would in the aggregate represent an Outstanding Interest Percentage of a little less than 15%, calculated as follows:

                                      15
                                    ------
                                   15 + 87.5

The Retained Interest Percentage would accordingly be increased to a little more than 85%.

Tracking Stock Dividends

The following illustrations reflect assumed dividends of Ventures Tracking Stock on outstanding shares of Comdisco Stock and outstanding shares of the Ventures Tracking Stock , respectively, after the assumed initial issuance of 20 shares of Ventures Tracking Stock attributed to Comdisco Ventures as an increase in its equity.

Tracking Stock Dividend on Comdisco Stock

Assume 1,000 shares of Comdisco Stock are outstanding and Comdisco declares a dividend of 1/20 of a share of Ventures Tracking Stock on each outstanding share of Comdisco Stock.

     Shares previously issued and outstanding................................  20
     Newly issued shares for account of Comdisco Group.......................  50
                                                                              ---
         Total issued and outstanding after dividend.........................  70
                                                                              ===

  . Any dividend of shares of Ventures Tracking Stock to the holders of shares of Comdisco Stock would be treated as a reduction in the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures.

     Number of shares issuable with respect to Comdisco Group's retained interest in
      Comdisco Ventures prior to dividend.................................. 100
     Number of shares distributed on outstanding shares of Comdisco Stock for account of Comdisco Group........................................  50
                                                                            ---
     Number of shares issuable with respect to Comdisco Group's retained interest in
      Comdisco Ventures after dividend.....................................  50
                                                                            ===

  . As a result, the total issued and outstanding shares (70) would in the aggregate represent an Outstanding Interest Percentage of approximately 58%, calculated as follows:

                                      70
                                     -----
                                    70 + 50

The Retained Interest Percentage would accordingly be reduced to approximately 42%. Note, however, that after the dividend, the holders of Comdisco Stock would also hold 50 shares of the Ventures Tracking Stock, which would represent half the value attributable to Comdisco Ventures originally held by Comdisco Group.

Tracking Stock Dividend on the Tracked Stock

Assume Comdisco declares a dividend of 1/5 of a share of Ventures Tracking Stock on each outstanding share of the Ventures Tracking Stock of the same series.

      Shares previously issued and outstanding..............................   20
      Newly issued shares for account of Comdisco Ventures..................    4
                                                                              ---
          Total issued and outstanding after dividend.......................   24
                                                                              ===

  . The number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would reflect the stock dividend payable in shares of Ventures Tracking Stock to holders of shares of Comdisco Ventures Stock. That is, the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would be increased by a number equal to 500% (representing the ratio of the number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures (100) to the number of shares of Ventures Tracking Stock issued and outstanding (20), in each case immediately prior to such dividend) of the aggregate number of shares issued in connection with such dividend (4), or 20.

      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures prior to dividend.................... 100
      Adjustment in respect of Comdisco Group's retained interest to reflect shares distributed on outstanding shares of the Ventures
       Tracking Stock.....................................................  20
                                                                           ---
      Number of shares Issuable with respect to Comdisco Group's retained interest in Comdisco Ventures after dividend....................... 120
                                                                           ===

  . As a result, the total issued and outstanding shares (24) would in the aggregate represent an Outstanding Interest Percentage of approximately 17%, calculated as follows:

                                      24
                                    ------
                                   24 + 120

The Retained Interest Percentage would accordingly remain approximately 83%.

Capital Transfers of Cash or Other Assets Between Comdisco Group and Tracked
Group

Capital Contribution of Cash or Other Assets From Comdisco Group To Tracked
Group

The following illustration reflects the assumed contribution by Comdisco Group to Comdisco Ventures, after the assumed initial issuance of 20 shares of Ventures Tracking Stock attributed to Comdisco Ventures as an increase in its equity, of $100 of assets allocated to Comdisco Group at a time when the market value of the Ventures Tracking Stock is $20 per share.

      Shares previously issued and outstanding...............................  20
      Newly issued shares....................................................   0
                                                                              ---
          Total issued and outstanding after contribution....................  20
                                                                              ===

  . The number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would increase to reflect the contribution to Comdisco Ventures of assets theretofore allocated by Comdisco Group by a number equal to the value of the assets contributed ($100) divided by the market value of Ventures Tracking Stock at that time ($20), or 5 shares.

      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures prior to contribution................. 100
      Increase to reflect contribution to Comdisco Ventures of assets
       allocated to Comdisco Group.........................................   5
                                                                            ---
      Number of shares issuable with Respect to Comdisco Group's retained interest in Comdisco Ventures after contribution.................... 105
                                                                            ===

  . As a result, the total issued and outstanding shares (20) would in the aggregate represent an Outstanding Interest Percentage of 16%, calculated as follows:

                                      20
                                    ------
                                   20 + 105

The Retained Interest Percentage would accordingly increase to 84%.

Return of Capital Transfer of Cash or Other Assets from Comdisco Ventures To Comdisco Group

The following illustration reflects the assumed transfer by Comdisco Ventures to Comdisco Group, after the assumed initial issuance of 20 shares of Ventures Tracking Stock attributed to Comdisco Ventures as an increase in its equity, of $100 of assets allocated to Comdisco Ventures on a date on which the market value of Ventures Tracking Stock is $20 per share.

      Shares previously issued and outstanding...............................  20
      Newly issued shares....................................................   0
                                                                              ---
          Total issued and outstanding after contribution....................  20
                                                                              ===

  . The number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures would decrease to reflect the transfer to Comdisco Group of assets theretofore allocated to Comdisco Ventures by a number equal to the value of the assets transferred ($100) divided by the market value of Ventures Tracking Stock at that time ($20), or 5 shares.

      Number of shares issuable with respect to Comdisco Group's retained interest in Comdisco Ventures prior to contribution.................  100
      Decrease to reflect transfer to Comdisco Group of assets allocated to
       Comdisco Ventures...................................................    5
                                                                             ---
      Number of shares issuable with respect to Comdisco Group's retained
       interest in Comdisco Ventures after contribution....................   95
                                                                             ===

  . As a result, the total issued and outstanding shares (20) would in the aggregate represent an Outstanding Interest Percentage of approximately 17.4%, calculated as follows:

                                      20
                                    ------
                                    20 + 95

The Retained Interest Percentage would accordingly decrease to approximately 82.6%.

                                                                        ANNEX II


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 COMDISCO, INC.

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                COMDISCO, INC.

Comdisco, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), certifies:

FIRST. That the name under which the Corporation was originally incorporated was Comdisco, Inc. and the date of filing of its original certificate of incorporation was June 28, 1971.

SECOND. That, pursuant to Sections 242 and 245 of the DGCL, the Corporation's Board of Directors and shareholders duly adopted this Amended and Restated Certificate of Incorporation.

THIRD. The text of the Corporation's amended and restated certificate of incorporation is hereby further amended and restated to read in full as follows:

  1. The name of the Corporation is COMDISCO, INC.

  2. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  3. The nature of the business or purposes to be conducted or promoted is:

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

    To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

    To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

    To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, or to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

    To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

    To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property, assets, or any interest therein, wherever situated.

    In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Amended and Restated Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

    The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Amended and Restated Certificate of Incorporation, but the business and purposes identified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

  4. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,900,000,000 consisting of (i) 1,800,000,000 shares of Common Stock, $0.10 par value per share ("Common Stock"), and (ii) 100,000,000 shares of Preferred Stock, $0.10 par value per share ("Preferred Stock").

    A. Common Stock.

      1. Issuance of Common Stock in Series; Designation;
      Reclassification.

              Subject to the provisions of this Article 4(A) and provisions of law, the Corporation shall have the authority to issue shares of Common Stock in multiple series. One series of Common Stock shall be designated as Comdisco Stock ("Comdisco Stock"). The second series of Common Stock shall be designated as Comdisco Ventures Stock ("Ventures Stock"). When the filing of this Amended and Restated Certificate of Incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall automatically be reclassified as one share of Comdisco Stock (and outstanding certificates that had theretofore represented shares of Common Stock shall thereupon represent an equal number of shares of Comdisco Stock despite the absence of any indication thereon to that effect).

              The total number of shares of Comdisco Stock which the Corporation shall have the authority to issue shall initially be 750,000,000, and the total number of shares of Ventures Stock which the Corporation shall have the authority to issue shall initially be 750,000,000. The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions, an increase in the number of authorized shares of Comdisco Stock or Ventures Stock in (but not above a number for either series that, when added to the number of authorized shares of all other designated series of Common Stock would exceed the total number of authorized shares of Common Stock) or a decrease in the number of authorized shares of Comdisco Stock or Ventures Stock (but not below the number of shares then outstanding). The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the Ventures Stock, the number which, immediately prior to such first issuance, will constitute the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in Comdisco Ventures and any other terms which are consistent with applicable law and the provisions of this Article 4(A).

              The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the DGCL, as amended from time to time.

      2. Dividends.

              (a) Dividends. Subject to the preferences and other terms of any outstanding series of Preferred Stock, the holders of any series of Common Stock shall be entitled to receive dividends on their shares of Common Stock if, as, and when declared by the Board of Directors out of the lesser of (i) the funds of the Corporation legally available therefor or (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

              (b) Discrimination Between or Among Series of Common Stock. Subject to paragraph (a) of Section 2 of this Article 4(A) and subject to the preferences and other terms of any outstanding series of Preferred Stock, the Corporation shall have the authority to declare and pay dividends on a single series of Common Stock, or one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of assets available for dividends on either series of Common Stock, the amount of prior dividends paid on either series of Common Stock, the respective voting rights of each series of Common Stock or any other factor.

      3. Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group; Optional Conversion of Comdisco Stock for Ventures Stock; Redemption of Ventures Stock for Stock of a Subsidiary at the Corporation's Option.

              (a) Mandatory Dividend, Redemption or Conversion.

                 (i) In the event of a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, on or before the 90th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor, either:

                     (x) declare and pay a dividend to holders of the series of Common Stock that relates to that Group (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under Section 2 of this Article 4(A), in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;

                     (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock, unless such Disposition involves substantially all, but not all, of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day following the Disposition Date, equal to such amount; or

                     (z) if that Disposition relates to Comdisco Ventures convert each outstanding share of Ventures Stock into a number of shares of Comdisco Stock (rounded, if necessary, to the nearest whole number) equal to 115% of the ratio of the average Market Value of one share of Ventures Stock to the average Market Value of one share of Comdisco Stock during the 20 consecutive Trading Day period ending on (and including) the fifth trading day prior to the first public announcement immediately preceding the Disposition Date).

                 (ii) For purposes of this Section 3 of this Article 4(A), if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

              (b) Optional Conversion of Comdisco Stock for Ventures Stock.

                 (i) The Corporation may, at any time, convert each outstanding share of Ventures Stock into a number of shares of Comdisco Stock (rounded, if necessary, to the nearest whole number) equal to that percentage of the ratio of the average Market Value of one share of Ventures Stock to the average Market Value of one share of Comdisco Stock (the "Applicable Percentage") specified for the applicable conversion date below. The average Market Value of a share of each series of Common Stock shall be determined during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of conversion to holders of Ventures Stock.

             If the Conversion Date Falls
                      During the                        The Applicable Percentage Will
                   Period Indicated                      be the Percentage Specified
                        Below                               for Such Period Below
                   ----------------                     ------------------------------
                   First
                   Quarter                                           125%
                   Second
                   Quarter                                           124%
                   Third
                   Quarter                                           123%
                   Fourth
                   Quarter                                           122%
                   Fifth
                   Quarter                                           121%
                   Sixth
                   Quarter                                           120%
                   Seventh
                   Quarter                                           119%
                   Eighth
                   Quarter                                           118%
                   Ninth
                   Quarter                                           117%
                   Tenth
                   Quarter                                           116%
                   After
                   Tenth
                   Quarter                                           115%

                 For purposes of the foregoing chart, (x) the first "Quarter" is the period from and including the date of first issuance of shares of Ventures Stock to but excluding the third month anniversary of such date (provided that, if the date of first issuance of shares of Ventures Stock is the 29th, 30th or 31st day of any month, the first "Quarter" will be the period from and including such date of first issuance to but excluding the third month anniversary of the first day of the month immediately following the month in which such date of first issuance falls) and (y) each subsequent "Quarter" is the period from and including the day after the end of the prior Quarter to but excluding the third month anniversary of such day.

                 (ii) Notwithstanding the preceding paragraphs, if a Tax Event
                 has occurred, the Applicable Percentage shall equal    %
                 irrespective of when the exchange occurs. "Tax Event" means the receipt by the Corporation of an opinion of a tax advisor experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either Comdisco Stock or Ventures Stock, (2) either Comdisco Stock or Ventures Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation or (3) either Comdisco Stock or Ventures Stock is or will be treated as
                 Section 306 stock under the Internal Revenue Code of 1986, as amended. For purposes of rendering such opinion, a tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, a tax advisor shall render an opinion only in the event of enactment.

              (c) Optional Redemption of Ventures Stock for Stock of a
              Subsidiary.

                 At any time at which all of the assets and liabilities of Comdisco Ventures (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more subsidiaries of the Corporation (the "Group Subsidiaries"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of Ventures Stock shall be redeemed, as of the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to Comdisco Ventures (determined as of the redemption date) and the number of shares of common stock of each such Group Subsidiary held by Comdisco immediately before such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence.

              (d) General Dividend, Conversion and Redemption Provisions.

                 (i) If the Corporation completes a Disposition of All or Substantially All of the Assets of a Group (other than an Exempt Disposition), the Corporation shall, not more than the 20 Trading Days after the consummation of such Disposition, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, redemption or exercise of any convertible or exchangeable securities, options or warrants and the conversion, redemption or exercise prices thereof and (z) if the Group is not Comdisco Group, the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in Section 3(a)(i) of this Article 4(A) it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 45 Trading Days after such consummation and not less than 30 Trading Days before the applicable payment date, redemption date or conversion date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

                     (1) if the Corporation has determined to pay a special dividend, (A) the record date for such dividend, (B) the payment date of such dividend (which cannot be more than 90 Trading Days after such consummation) and
                     (C) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof);

                     (2) if the Corporation has determined to undertake a redemption, (A) the date of redemption (which cannot be more than 90 Trading Days after such consummation), (B) the aggregate amount and type of property to be paid as a redemption price (and the approximate per share amount thereof), (C) if less than all shares of the relevant series of Common Stock are to be redeemed, the number of shares to be redeemed and (D) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

                     (3) if the Corporation has determined to undertake a conversion, (A) the date of conversion (which cannot be more than 90 Trading Days after such consummation), (B) the number of shares of the other series of Common Stock to be issued in the conversion for each outstanding share of such series of Common Stock and (C) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such conversion.

                 (ii) If the Corporation has determined to complete any conversion described in Section 3(b) or (c) of this Article 4(A), the Corporation shall, not less than 30 Trading Days and not more than 45 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the conversion date and the other terms of the conversion and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such conversion.

                 (iii) Neither the failure to mail any notice required by this
                 Section 3(d) of this Article 4(A) to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or conversion contemplated hereby.

                 (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to
                 Section 3(a)(i) of this Article 4(A), the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

                 (v) No holder of shares of a series of Common Stock being converted or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such conversion or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is converted or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not converted or redeemed.

                 (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon conversion, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such conversion, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

                 (vii) From and after the date set for any conversion or redemption contemplated by this Section 3 of this Article 4(A), all rights of a holder of shares of Common Stock being converted or redeemed shall cease except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were converted or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being converted shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being converted are surrendered as contemplated above. Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any conversion, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being converted that were not yet surrendered for conversion as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been converted, notwithstanding the failure to surrender such certificates.

                 (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this Section 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any conversion or redemption contemplated by this Section 3; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

                 (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or conversion contemplated by this Section 3 as the Board of Directors may determine to be appropriate under the circumstances.

      4. Voting Rights.

              At every meeting of stockholders, the holders of Comdisco Stock and the holders of Ventures Stock shall vote together as a single class on all matters as to which common stockholders generally are entitled to vote, unless a separate vote is required by applicable law. On all such matters for which no separate vote is required, (a) holders of Comdisco Stock shall be entitled to one vote per share of Comdisco Stock held and (b) before the 31st Trading Day after the Effective Date, holders of Ventures Stock shall be entitled to one vote per share of Ventures Stock held. On and after the 31st Trading Day after the Effective Date, holders of Ventures Stock shall be entitled to a number of votes per share of Ventures Stock held (calculated to the nearest five decimal places) equal to the Average Market Value of one share of Ventures Stock divided by the Average Market Value of one share of Comdisco Stock during the 20 Trading Day period ending on (and including) the applicable record date; provided that, in no event, shall the total number of votes of all outstanding Ventures Stock exceed 35% of the total number of votes of all outstanding series of Common Stock.

      5. Liquidation Rights.

              In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of Comdisco Stock shall have one liquidation unit. Each share of the other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 300th day after the Effective Date, divided by the average Market Value of one share of Comdisco Stock during such 20 Trading Day period. If the liquidation, dissolution, or winding-up of the Corporation occurs before such 300th day, the average Market Value will be determined based on the 20 consecutive Trading Day period ending immediately before the liquidation, dissolution, or winding-up event, or such lesser number of consecutive Trading Days immediately prior to such event if the liquidation, dissolution, or winding-up event occurs prior to the 21st Trading Day after the Effective Date.

              Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this
              Section 5 of this Article 4(A).

      6. Adjustments to Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in Any Group.

              The Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

                 (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split, reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

                 (b) decreased by (i) if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to Comdisco Group, the number of shares of each series of Common Stock so issued, and (ii) if the Board of Directors reallocates to Comdisco Group any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock related to such Group (as required pursuant to clause (ii) of the proviso to the definition of Comdisco Group below) or in return for a decrease in the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such reallocation; and

                 (c) increased by (i) if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to Comdisco Group, the number of shares of such series of Common Stock so repurchased and (ii) if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to Comdisco Group in return for an increase in the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock related to such Group as of the date of such re-allocation.

              Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds here from) or the repurchase of any series of Common Stock (and the consideration therefor) to Comdisco Group and Delivery or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to Comdisco Group the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of Comdisco Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to Comdisco Group.

      7. Additional Definitions.

              As used in this Article 4, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

              "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of any Group means a portion of such assets that represents at least 80% of the then current Fair Value of the assets of such Group.

              "AVAILABLE DIVIDEND AMOUNT" for Comdisco Group, on any day on which dividends are paid on shares of Comdisco Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of Comdisco Stock under Delaware law if (a) Comdisco Group and each other Group were each a single, separate Delaware corporation, (b) Comdisco Group had outstanding (i) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of Comdisco Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $0.10 per share, equal to the number of shares of Preferred Stock that have been attributed to Comdisco Group and are then outstanding, (c) the assumptions about each Group that is not Comdisco Group set forth in the next sentence were true and (d) Comdisco Group owned a number of shares of each series of Common Stock (other than Comdisco Stock) equal to the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in each Group to which each such series of Common Stock relates.

              "AVAILABLE DIVIDEND AMOUNT" for any Group other than Comdisco Group, on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding
              (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group and (b) a number of shares of preferred stock, par value $0.10 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

              "COMDISCO GROUP" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than Comdisco Group, (b) the rights and obligations of Comdisco Group under any inter-Group debt deemed to be owed to or by Comdisco Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in any Group other than Comdisco Group (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than Comdisco Group) equal to the Retained Interest Percentage; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than Comdisco Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by Section (3)(a) of this
              Article 4(A), then the Board of Directors shall re-allocate from such Group to Comdisco Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

              "COMDISCO VENTURES" means (a) the venture financing business division of the Corporation; and all of the businesses, assets and liabilities of the Corporation and its subsidiaries that the Board of Directors has, as of the Effective Date, allocated to Comdisco Ventures for accounting purposes, (b) any assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to Comdisco Ventures, (c) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to Comdisco Ventures or that the

              Corporation otherwise allocates to Comdisco Ventures in accordance with policies established from time to time by the Board of Directors and (d) the rights and obligations of Comdisco Ventures under any inter-Group debt deemed to be owed to or by Comdisco Ventures (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that:

                 (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of Ventures Stock as a dividend or other distribution on shares of Ventures Stock (other than a dividend or distribution payable in shares of Ventures Stock), or as payment in a redemption of shares of Ventures Stock required by Section 3(a) of this Article 4(A), then the Board of Directors shall re-allocate from Comdisco Ventures to Comdisco Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of such Group outstanding on such date.

              "DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

              "DISPOSITION DATE" is the date of the consummation of a Disposition.

              "EFFECTIVE DATE" means the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

              "EXEMPT DISPOSITION" means any of the following:

                 (a) Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders, (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion),
                 (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion, (d) a dividend, out of any Group's assets, to holders of series of Common Stock related to such Group and a re-allocation of a corresponding amount of such Group's assets to Comdisco Group as required pursuant to clause (ii) of the proviso to the definition of Comdisco Group above, (e) a dividend, out of Comdisco Group's assets, to holders of Comdisco Stock and (f) any other Disposition, if (i) at the time of the Disposition there are no shares of Comdisco Stock outstanding, (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) before the 30th

                 Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of Comdisco Stock as contemplated under Section 3(b) of this Article 4(A).

              "FAIR VALUE" means (a) in the case of cash, the amount thereof,
              (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and
              (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

              "GROUP" initially means Comdisco Group or Comdisco Ventures; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than Comdisco Stock or Ventures Stock, the Board of Directors shall designate the assets and liabilities of Comdisco Group to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article 4.

              "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("NASDAQ NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of any series Common Stock other than Comdisco Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to Comdisco Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Percentage, the "Market Value" of a share any series Common Stock other than Comdisco Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than Comdisco Stock (and the Board of Directors re-allocates to Comdisco Group cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in the manner required by clause (ii) of the proviso to the definition of Comdisco Group above), the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

              "NET PROCEEDS" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption,
              (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
              (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

              "NUMBER OF SHARES ISSUABLE WITH RESPECT TO COMDISCO GROUP'S RETAINED INTEREST" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of Comdisco Group in respect of its retained interest in such Group, as authorized by Section 1 of this
              Article 4(A); provided, however, that such number as in effect from time to time shall automatically be adjusted as required by
              Section 6 of this Article 4(A).

              "OUTSTANDING INTEREST FRACTION" means (i) with respect to Comdisco Group, at any time of determination, and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group.

              "PUBLICLY TRADED" with respect to any security means (a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under

              Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

              "RETAINED INTEREST" means with respect to any Group, other than Comdisco Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group and the denominator of which shall be the number of shares of the series of common stock relating to such Group outstanding on such date.

              "RETAINED INTEREST PERCENTAGE" means (i) with respect to Comdisco Group, at any time of determination, one (1) and (ii) with respect to any Group that is not Comdisco Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to Comdisco Group's Retained Interest in such Group.

              "TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

      8. Effectiveness of Sections 2 through 7 of This Article 4(A).

              The terms of Sections 2 through 7, inclusive, of this Article 4
              (A) shall apply only when there are shares of multiple series of Common Stock outstanding.

      9. Determinations by the Board of Directors.

              Subject to applicable law, any determinations made by the Board of Directors in good faith under this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, including without limitation any such determinations with respect to the businesses, assets and liabilities of either Group, transactions between the Groups or the rights of holders of any series of Common Stock or Preferred Stock made pursuant to or in the furtherance hereof, shall be final and binding on all stockholders of the Corporation. A record of all formal determinations of the Board of Directors made as contemplated hereby shall be filed with the records of the actions of the Board of Directors.

    B. Preferred Stock.

      1. Designation. The Preferred Stock shall be designated and known as "Preferred Stock." The number of shares constituting such Preferred Stock shall be 100,000,000.

      2. Rights and Preferences. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock, which may be redeemed, purchased or acquired by the Corporation, may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

    C. Designation of Series C Junior Participating Preferred Stock

      1. Designation and Amount. Two Hundred Thousand (200,000) of the authorized and unissued shares of Preferred Stock are designated as "Series C Junior Participating Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Junior Participating Preferred Stock.

      2. Dividends and Distributions.

              (a) The holders of shares of Series C Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Comdisco Stock or a subdivision of the outstanding shares of Comdisco Stock (by reclassification or otherwise), declared on the Comdisco Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. In the event the Corporation shall at any time after the date that these Restated and Amended Articles of Incorporation become effective (the "Rights Declaration Date") (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

              (b) The Corporation shall declare a dividend or distribution on the Series C Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Comdisco Stock (other than a dividend payable in shares of Comdisco Stock); provided that, in the event no dividend or distribution shall have been declared on the Comdisco Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

      The Board of Directors may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      3. Voting Rights. The holders of shares of Series C Junior
      Participating Preferred Stock shall have the following voting rights:

              (a) Subject to the provision for adjustment hereinafter set forth, each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

              (b) Except as otherwise provided herein or by law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Comdisco Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (c) (i) If at any time dividends on any Series C Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two
              (2) directors.

              (ii) During any default period, such voting right of the holders of Series C Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) of this Article 4(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Junior Participating Preferred Stock.

              (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

              (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (ii) of this Section 3(c) of this Article 4(C)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph
              (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

              (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Amended and Restated Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Certificate of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and
              (z) in the preceding sentence may be filled by a majority of the remaining directors.

              (d) Except as set forth herein, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      4. Certain Restrictions.

              (a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 of this Article 4(C) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                 up) with the Series C Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or

                 (iv) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section 4 of this Article 4(C), purchase or otherwise acquire such shares at such time and in such manner.

      5. Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      6. Liquidation, Dissolution or Winding Up.

              (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Purchase Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Comdisco Stock shall have received an amount per share (the "Comdisco Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph
              (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Comdisco Stock) (such number in clause (ii), the "Comdisco Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Comdisco Adjustment in respect of all outstanding shares of Series C Junior Participating Preferred Stock and Comdisco Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Comdisco Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Comdisco Adjustment Number to 1 with respect to such Preferred Stock and Comdisco Stock, on a per share basis, respectively.

              (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Comdisco Adjustment, then such remaining assets shall be distributed ratably to the holders of Comdisco Stock.

              (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the Comdisco Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Comdisco Adjustment Number by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

      7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Comdisco Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Comdisco Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Comdisco Stock payable in shares of Comdisco Stock, (ii) subdivide the outstanding Comdisco Stock, or (iii) combine the outstanding Comdisco Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Comdisco Stock outstanding immediately after such event and the denominator of which is the number of shares of Comdisco Stock that were outstanding immediately prior to such event.

      8. No Redemption. The shares of Series C Junior Participating Preferred Stock shall not be redeemable.

      9. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Junior Participating Preferred Stock, voting separately as a class.

      10. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock.

    D. Designation of Series D Junior Participating Preferred Stock

      1. Designation and Amount. Two Hundred Thousand (200,000) of the authorized and unissued shares of Preferred Stock are designated as "Series D Junior Participating Preferred Stock." Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Junior Participating Preferred Stock.

      2. Dividends and Distributions.

              (a) The holders of shares of Series D Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Ventures Stock or a subdivision of the outstanding shares of Ventures Stock (by reclassification or otherwise), declared on the Ventures Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Junior Participating Preferred Stock. In the event the Corporation shall at any time after the date that these Restated and Amended Articles of Incorporation become effective (the "Rights Declaration Date") (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

              (b) The Corporation shall declare a dividend or distribution on the Series D Junior Participating Preferred Stock as provided in Paragraph (y) above immediately after it declares a dividend or distribution on the Ventures Stock (other than a dividend payable in shares of Ventures Stock); provided that, in the event no dividend or distribution shall have been declared on the Ventures Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series D Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

              The Board of Directors may fix a record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      3. Voting Rights. The holders of shares of Series D Junior
      Participating Preferred Stock shall have the following voting rights:

              (a) Subject to the provision for adjustment hereinafter set forth, each share of Series D Junior Participating Preferred Stock shall entitle the holder thereof to the number of votes on all matters submitted to a vote of the stockholders of the Corporation equal to the product of (x) 1,000 and (y) the number of votes then attributed to a share of Ventures Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

              (b) Except as otherwise provided herein or by law, the holders of shares of Series D Junior Participating Preferred Stock and the holders of shares of Ventures Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (c) (i) If at any time dividends on any Series D Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series D Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series D Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two
              (2) directors.

              (ii) During any default period, such voting right of the holders of Series D Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) of this Article 4(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series D Junior Participating Preferred Stock.

              (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

              (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
              (y) any vacancy in the Board of Directors may (except as provided in Paragraph (ii) of this Section 3(c) of this Article 4(D)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

              (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and
              (z) the number of directors shall be such number as may be provided for in the Amended and Restated Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (ii) of this Section 3 of this Article 4(D) (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Certificate of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

              (d) Except as set forth herein, holders of Series D Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      4. Certain Restrictions.

              (a) Whenever quarterly dividends or other dividends or distributions payable on the Series D Junior Participating Preferred Stock as provided in Section 2 of this Article 4(D) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, except dividends paid ratably on the Series D Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                 up) with the Series D Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Junior Participating Preferred Stock; or

                 (iv) purchase or otherwise acquire for consideration any shares of Series D Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series D Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section 4 of this Article 4(D), purchase or otherwise acquire such shares at such time and in such manner.

      5. Reacquired Shares. Any shares of Series D Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      6. Liquidation, Dissolution or Winding Up.

              (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series D Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Purchase Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Ventures Stock shall have received an amount per share (the "Ventures Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph
              (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Ventures Stock) (such number in clause (ii), the "Ventures Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Ventures Adjustment in respect of all outstanding shares of Series D Junior Participating Preferred Stock and Ventures Stock, respectively, holders of Series D Junior Participating Preferred Stock and holders of shares of Ventures Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Ventures Adjustment Number to 1 with respect to such Preferred Stock and Ventures Stock, on a per share basis, respectively.

              (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series D Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Ventures Adjustment, then such remaining assets shall be distributed ratably to the holders of Ventures Stock.

              (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the Ventures Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Ventures Adjustment Number by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

      7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Ventures Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Ventures Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Ventures Stock payable in shares of Ventures Stock, (ii) subdivide the outstanding Ventures Stock, or (iii) combine the outstanding Ventures Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Ventures Stock outstanding immediately after such event and the denominator of which is the number of shares of Ventures Stock that were outstanding immediately prior to such event.

      8. No Redemption. The shares of Series D Junior Participating Preferred Stock shall not be redeemable.

      9. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series D Junior Participating Preferred Stock, voting separately as a class.

      10. Fractional Shares. Series D Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Junior Participating Preferred Stock.

  5. The name and mailing address of each incorporator is as follows:

      Name             Mailing Address
      ----             ---------------
      B.J. Consono     1209 Orange Street
                       Wilmington, Delaware 19899

      F.J. Obara, Jr.  1209 Orange Street
                       Wilmington, Delaware 19899

      J.L. Rivera      1209 Orange Street
                       Wilmington, Delaware 19899

  6. The Corporation is to have perpetual existence.

  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

    To make, alter or repeal the by-laws of the Corporation.

    To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

    To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

    By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

    When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interest of the Corporation.

  8. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not to be by written ballot unless the by-laws of the corporation shall so provide.

  10. Except as expressly provided in this Amended and Restated Articles of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  11. The number of directors which shall constitute the whole board shall be not less than four nor more than fifteen, such number to be set by or in accordance with the by-laws. Such by-law provision can only be amended by the Board of Directors or by the affirmative vote of not less than 66 2/3% of the stock then entitled to vote in an election of directors. The directors shall be divided into three classes as nearly equal in number as possible. At the 1986 annual meeting of stockholders, one class of directors was elected for a one-year term, one class for a two-year term and one class for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires in that year will be elected for a three-year term. A director shall hold office until the annual meeting of stockholders for the year in which his term expires or until his successor is elected and qualified.

  Vacancies and newly created directorships within any class resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, though less than a quorum, and any director so chosen shall hold office for a term which shall coincide with the term of such class to which he is elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

  The affirmative vote of the holders of at least 66 2/3% of the stock then entitled to vote in an election of directors shall be required for the approval of any proposal that (a) any director of the corporation be removed from office for cause; or (b) this Article 11 of this Amended and Restated Certificate of Incorporation be altered, amended or repealed.

  12. A. In addition to the requirements of any applicable statute, the affirmative vote of not less than 66 2/3% of the stock then entitled to vote in an election of directors owned by persons other than a "substantial stockholder" (as hereinafter defined), considered for purposes of this
  Article 12 as one class, shall be required for the approval or authorization of any "business combination" (as hereinafter defined) between the corporation and any substantial stockholders provided, however, that such additional voting requirement shall not be applicable if:

    1. The business combination is solely between the Corporation and another corporation, 50% or more of the voting stock of which is owned by the Corporation and none of which is owned by a substantial stockholder and each holder of common stock of the Corporation receives the same type of consideration in proportion to his holdings; or

    2. All the following conditions are satisfied: (a) the cash or fair market value of the property, securities or "other consideration to be received" (as hereinafter defined) per share in the business combination by holders of the common stock of the corporation is not less than the higher of (i) the highest price per share (including brokerage commissions, soliciting dealers' fees and dealer-manager compensation) paid by such substantial stockholder in acquiring any of its holdings of the Corporation's common stock, or (ii) the highest per share market price of common stock during the three-month period immediately preceding the date of the proxy statement described in (c) below or, if none, during the six-month period prior to the consummation of the business combination; (b) after becoming a substantial stockholder and prior to the consummation of such business combination (i) such substantial stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a substantial stockholder or upon compliance with the provisions of this Article 12 or as a result of a pro rata stock dividend or stock split), and (ii) such substantial stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or made any major changes in the Corporation's business or equity capital structure; and (c) if such proposal otherwise requires stockholder approval, a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to the public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination.

  B. For the purposes of this Article 12:

    1. The term "business combination" shall mean (a) any merger or consolidation of the Corporation with or into a substantial stockholder, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all, or any "substantial part" (as hereinafter defined) of the assets of the Corporation including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a substantial stockholder, (c) any merger or consolidation of a substantial stockholder with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a substantial stockholder to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a substantial stockholder (except proportionately as a stockholder), (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a substantial stockholder (except proportionately as a stockholder), (g) any reclassification of common stock of the Corporation, or any recapitalization involving common stock of the Corporation, consummated within five years after a substantial stockholder becomes a substantial stockholder, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination;

    2. The term "substantial stockholder" shall mean and include any individual, corporation, partnership, "group" or other person or entity which, together with its "affiliates" and "associates", "beneficially" owns (as those terms are defined on the date on which this provision was adopted in Rules 12b-2, 13d-3 and 13d-5(b) of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding shares of common stock of the Corporation, and any affiliate or associate of any such individual, corporation, partnership, group or other person or entity excluding, however, any incumbent members of the Board of Directors as of September 30, 1985 and any employee benefit plan of the corporation or its subsidiaries;

    3. The term "substantial part" shall mean more than 10% of the total book value of assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

    4. Without limitation, any shares of common stock of the Corporation which any substantial stockholder has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants, options, or otherwise, shall be deemed outstanding and beneficially owned by such substantial stockholder for purposes of this
    Article 12 only; and

    5. The phrase "other consideration to be received" shall include, without limitation, common stock of the corporation retained by its existing stockholders other than a substantial stockholder in the event of a business combination with such substantial stockholder in which the corporation is the surviving corporation.

  C. The provisions set forth in this Article 12 may not be repealed or amended in any respect or in any manner including through any merger or consolidation of the corporation with any other corporation unless the surviving corporation's Certificate of Incorporation contains an article to the same effect as this Article 12, except by the affirmative vote of the holders of not less than 66 2/3% of the stock then entitled to vote in an election of directors, subject to the provisions of any series of preferred stock which may at any time be outstanding; provided, however, that if there is a substantial stockholder such action must be approved by not less than 66 2/3% of the stock then entitled to vote in an election of directors owned by persons other than the substantial stockholder.

  13. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification hereof by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be executed as of this        day of        ,
2000.

                                          Comdisco, Inc.


                                          By: _________________________________

                                                                       ANNEX III

                                 COMDISCO, INC.

                  COMDISCO VENTURES MANAGEMENT INCENTIVE PLAN

                                     III-1

                                                                      Annex III

                                COMDISCO, INC.

                  COMDISCO VENTURES MANAGEMENT INCENTIVE PLAN

1. PURPOSE. The purposes of this plan (the "Plan") are to encourage selected members of senior management of Comdisco Ventures, a division of the Company who are capable of having an impact on the performance of the Comdisco Ventures division ("Comdisco Ventures") of Comdisco, Inc., a Delaware corporation (the "Company") to acquire a long term proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity (thus enhancing the value of the Company for the benefit of its stockholders), and to enhance the ability of the Company to attract and retain qualified individuals for the Comdisco Ventures division upon whom the sustained progress, growth, and liability profitability of the Company depend.

2. DEFINITIONS. As used in this Plan, terms defined immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

  (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the 1934 Act.

  (b) "Award" means options or shares of Restricted Stock granted under the Plan.

  (c) "Award Agreement" has the meaning specified in Section 4(c)(v).

  (d) "Board" means the Board of Directors of Comdisco.

  (e) "Cause" includes termination based on the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

  (f) "Code" means the Internal Revenue Code of 1986, as amended. References to a particular section of the Code shall include references to successor provisions.

  (g) "Committee" means the committee of the Board appointed pursuant to
  Section 4.

  (h) "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

  (i) "Effective Date" means                  , 2000 [Date of filing of
  Restated Charter].

  (j) "Fair Market Value" of any security of the Company means, as of any applicable date, except as otherwise determined by the Committee, (i) if such series of Stock is listed on The New York Stock Exchange the closing sale price of the security on the immediately preceding date as reported on The New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale or (ii) if such series of Stock is listed on the Nasdaq National Market the last reported sale price per share of such series of Stock on the Nasdaq National Market, or, if no such reported sale of the Stock shall have occurred on such date, on the next preceding date in which there was such a reported sale. If such security ceases to be listed on The New York Stock Exchange on the Nasdaq National Market, as applicable, the Board shall designate an alternative method of determining the Fair Market Value of the security.

  (k) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

  (l) "Grantee" means an individual who has been granted an Award.

  (m) "Including" or "includes" means "including, without limitation," or "includes, without limitation."

  (n) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.


                                     III-2

  (o) "Option Price" means the per share purchase price of Stock subject to an option.

  (p) "Plan" has the meaning set forth in the introductory paragraph.

  (q) "Restricted Period" shall mean in relation to Restricted Stock, the period, beginning with the first day of the month in which Restricted Stock is granted, during which restrictions on the transferability of the Restricted Stock are in effect.

  (r) "Retirement" means a termination of employment with the Company and its Subsidiaries by a Grantee any time after attaining age 60.

  (s) "SEC" means the Securities and Exchange Commission.

  (t) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

  (u) "Stock" means the Company's Ventures Tracking Stock, par value $0.10 per share.

  (v) "Subsidiary" means any entity in which the Company directly or through intervening subsidiaries owns at least a majority interest of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, at least a majority in the capital and profits.

3. SCOPE OF THE PLAN.

  (a) Subject to the provisions of Section 3(c) and Section 24, the maximum number of shares of Stock that remain available and reserved for delivery on account of the exercise of Awards and payments of benefits in connection with Awards under this Plan is a total of [15% of the deemed outstanding shares of Stock at time of the initial public offering of the stock] shares of Stock.

  Such shares may be treasury shares, newly issued shares, or shares purchased on the open market (including private purchases) in accordance with applicable securities laws, or any combination of the foregoing, as may be determined from time to time by the Board or the Committee.

  (b) If an Award shall be settled in cash instead of Stock or expire or terminate for any reason without having been exercised in full (including a cancellation and re-grant of an option pursuant to Section 17), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are also forfeited), the shares of Stock (including Restricted Stock) associated with such Award shall not be available for other Awards.

  (c) For purposes of this Section 3,

    (i) if an Award (other than a Dividend Equivalent as defined in Section 4(c)(vii)) is denominated in shares of Stock, the number of shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of shares of Stock available for granting Awards under this Plan; and

    (ii) all outstanding shares of Stock issued under this Plan, even if the Stock is subject to restrictions, shall be counted on the date of grant of any Award against the aggregate number of shares of Stock available for granting Awards under this Plan; and

    (iii) the shares of Stock underlying outstanding options shall be counted while the award is outstanding against the aggregate number of shares of Stock available for granting Awards under this Plan; and

    (iv) in the event of a stock-for-stock exercise of an option, the gross number of shares of Stock subject to the option exercised, not the net number of shares actually issued upon exercise shall be counted against the aggregate number of shares of Stock available for granting Awards under this Plan.

4. ADMINISTRATION. (a) Subject to Section 4(b), this Plan shall be administered by a committee of the Board ("Committee") which shall consist of not less than two persons who are directors of the Company. Membership on the Committee may be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to (i) be exempt from liability under Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder and (ii) satisfy the performance-based compensation exception to the $1 million limit under Section 162(m) of the Code.


                                     III-3

(b) The Board may, in its discretion, reserve to itself or delegate to the Chief Executive Officer of the Company or another committee of the Board, any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to the Chief Executive Officer or such other committee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board, the Chief Executive Officer or such other committee.

(c) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, as follows:

  (i) to grant Awards for Stock;

  (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards;

  (iii) to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan;

  (iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules with respect to the exercisability and non-forfeitability of Awards upon the termination of employment of a Grantee;

  (v) to determine the terms and provisions and any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee where required by contract law, to modify any such Award Agreement at any time;

  (vi) to impose, incidental to an Award, conditions with respect to competitive employment or other activities, to the extent such conditions do not conflict with this Plan;

  (vii) to grant Awards under which the Grantee is entitled to receive payments equivalent to dividends or interest ("Dividends Equivalents") with respect to a number of shares of Stock determined by the Committee, and the Committee may provide that such amount (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested;

  (viii) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

  (ix) to delegate its duties and responsibilities under this Plan and with respect to such foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Grantees, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee, and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities;

  (x)to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, or any group of Award for any reason;

  (xi) subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised;

  (xii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of this Plan;

  (xiii) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee;

                                     III-4

  (xiv) to certify attainment of any performance criteria to which Awards are subject, if any; and

  (xv) to prescribe rules and regulations concerning the transferability of any Awards.

The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

5. ELIGIBILITY. Awards may be granted to any member of the senior management of Comdisco Ventures as determined by the Committee. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.

6. CONDITIONS TO GRANTS. (a) General Conditions:

  (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee;

  (ii) The term of each Award shall be a period of not more than 15 years from the Grant Date, and shall be subject to earlier termination as herein provided that the term of an incentive stock option (as defined in Section 6(b)) shall not exceed ten (10) years, except that the term of an incentive stock option which is required to have an Option Price of at least 110% of Fair Market Value, as provided in Section 6(b), shall not exceed five (5) years; and

  (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

(b) Grant of Options and Option Price.

  (i) No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. Options granted under this
  Section 6(b) may be either "incentive stock options" or "non-qualified stock options" as determined in the discretion of the Board. An "incentive stock option" is an option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "non-qualified stock option" is an option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

    (A) The exercise price per share specified in the agreement relating to each non-qualified stock option granted under the Plan may be less than the Fair Market Value of the Stock on the Grant Date; provided that, in no event shall such exercise price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

    (B) The exercise price per share specified in the agreement relating to each incentive stock option granted under the Plan shall not be less than the Fair Market Value per share of Stock on the Grant Date. In the case of an incentive stock option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the price per share specified in the agreement relating to such incentive stock option shall not be less than one hundred ten percent (110%) of the fair market value per share of Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

    (C) Each eligible employee may be granted options treated as incentive stock options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Subsidiary, incentive stock options do not become exercisable for the first time by such employee during any calendar year with respect to stock having a Fair Market Value (determined at the time the

                                     III-5
    incentive stock options were granted) in excess of $100,000. The Company intends to designate any options granted in excess of such limitation as non-qualified stock options, and the Company shall issue separate certificates to the optionee with respect to options that are non-qualified stock options and options that are incentive stock options.

  (ii) The Award Agreement may provide that the option shall be exercisable for Restricted Stock.

  (iii) No incentive stock option shall be granted after               , 2010
  [tenth anniversary of Restatement Date].

(c) Grant of Shares of Restricted Stock.

  (i) The Committee may, in its discretion grant shares of Restricted Stock to any individual eligible under Section 5 to receive Awards.

  (ii) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of Restricted Stock. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. If any such cash consideration is required, payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

  (iii) The Committee may, but need not, provide that all or any portion of a Grantee's Award of Restricted Stock, or Restricted Stock acquired upon exercise of an option shall be forfeited:

    (A) except as otherwise specified in the Award Agreement, upon the Grantee's termination of employment for any reason specified in the Award Agreement within a specified time period after the Grant Date, or

    (B) if the Company or the Grantee does not achieve specified performance objectives (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment, or

    (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement; provided that, subject to Sections 4(c)(xi) and 14, in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

  (iv) If a share of Restricted Stock is forfeited, then (A) if the Grantee was required to pay for such share or acquired such Restricted Stock upon the exercise of an option, the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (1) the amount paid or, if the Restricted Stock was acquired on exercise of an option, the Option Price paid by the Grantee for such share of Restricted Stock, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture;
  (B) the Company shall pay to the Grantee the amount determined under clause
  (A) of this sentence as soon as is administratively practical; and (C) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company's tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee.

  (v) The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until the expiration of the Restricted Period and/or such shares become nonforfeitable or are forfeited. Any share of Restricted Stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Award Agreement. If any shares of Restricted Stock become nonforfeitable, and any applicable Restricted Period has ended, the Company shall cause certificates for such shares to be issued or reissued without such legend.

  (vi) The Committee may provide one or more Restricted Periods applicable to Restricted Stock, at its discretion. Such Restricted Period shall be measured from the first day of the month in which Restricted Stock is granted with respect to such Restricted Period.

                                     III-6

  (vii) Each grant of Restricted Stock shall be evidenced by a written instrument stating the number of shares of Restricted Stock granted, the Restriction Period, the restrictions applicable to such Restricted Stock, the nature and terms of payment of consideration, if any, the consequences of forfeiture that will apply to such Restricted Stock, and any other terms, conditions and rights with respect to such grant.

  (viii) Any other provision of this Plan to the contrary notwithstanding, the Committee may at any time shorten any Restricted Period, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or government regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforeseen, or extraordinary events, so warrant.

7. GRANTEE'S AGREEMENT TO SERVE; OTHER CONDITIONS TO GRANTS OF AWARDS.

(a) Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of this Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

(b) As a condition to the grant of an Award each Grantee will enter into a management contract containing terms and conditions, including reasonable noncompetition provisions, acceptable to the Company. A Grantee's failure to comply with the terms of his or her management contract during the twelve months after any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. At the time Grantee exercises any Award, or receives payment or delivery pursuant to any Award, the Grantee shall certify to the Company in writing that Grantee is in compliance with the provisions of the applicable management contract.

8. NON-TRANSFERABILITY. Except as otherwise provided by the Committee, each Award (other than Restricted Stock) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may in a manner specified by the Committee and to the extent provided in this Plan (a) designate in writing a beneficiary to exercise his/her Award after the Grantee's death and (b) transfer an option to a revocable, inter vivos trust as to which the Grantee is both the settlor and trustee and (c) if the Award Agreement expressly permits, transfer an Award (other than Restricted Stock) for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (x) any member of the Immediate Family of the Grantee to whom such Award was granted,
(y) any trust solely for the benefit of members of the Grantee's Immediate Family, or (z) any partnership whose only partners are members of the Grantee's Immediate Family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; and (ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 4(c). For purposes of this Section 8, "Immediate Family" means, with respect to a particular Grantee, such Grantee's spouse, children and grandchildren. Each share of Restricted Stock shall be nontransferable until such share becomes nonforfeitable and the Restricted Period, if any, lapses.

9. EXERCISE OF OPTIONS. Subject to Sections 4(c)(xi) and 14 and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments.

Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock or shares of Restricted Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

  (a) cash;

                                     III-7

  (b) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise;

  (c) with the approval of the Committee, shares of Restricted Stock held by the Grantee for at least 6 months prior to exercise of the option, each valued at the Fair Market Value of a share of Stock on the date of exercise; or

  (d) by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker or lending institution authorizing them to sell the Stock (or a sufficient portion thereof) acquired upon exercise of an option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Stock acquired through such exercise and any tax withholding obligations resulting from such exercise;

  (e) in the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

If Restricted Stock is used to pay the Option Price for Stock subject to an option ("Tendered Restricted Stock"), then the Committee may, but need not, specify that (i) all the shares of Stock acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option, or (ii) a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

10. LOANS AND GUARANTEES. The Committee may, in its discretion:

  (a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

  (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

Any such payment, deferral or guarantee by the Company pursuant to this
Section 10 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed by the Company. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee enters into a binding obligation to pay the deferred amount. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 10, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

11. NOTIFICATION UNDER CODE SECTION 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option or the grant of any share of Restricted Stock make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12. MANDATORY WITHHOLDING OF TAXES. Whenever under this Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event occurs which subjects the Grantee to income taxes with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery
(i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding

                                     III-8
of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan, or (iii) any combination of the foregoing.

13. ELECTIVE SHARE WITHHOLDING.

(a) Subject to Section 13(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to:

  (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

  (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

(b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

  (i) any Grantee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

  (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;

  (iii) the Grantee's election shall be irrevocable; and

  (iv) no election to have shares of stock withheld from any Award shall be effective with respect to an Award which was transferred by the Grantee in accordance with this Plan.

14. TERMINATION OF EMPLOYMENT.

(a) For Cause. If a Grantee has a termination of employment for Cause,

  (i) the Grantee's shares of Restricted Stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(c)(iv) regarding repayment of certain amounts to the Grantee; and

  (ii) any unexercised option shall thereupon terminate.

(b) On Account of Death or Disability. Except as may otherwise be provided in the Award Agreement if the Grantee has a termination of employment:

  (i) Restricted Stock.

    (A) prior to the shares of Restricted Stock becoming non-forfeitable by reason of:

      (1)death, all Restricted Stock granted to such Grantee shall become non-forfeitable.

      (2)the Disability of Grantee, such termination shall not constitute a termination of employment for purposes of Restricted Stock and such Grantee shall not forfeit any Restricted Stock held by him/her, provided that during the balance of the period in which the Restricted Stock would otherwise remain forfeitable such Grantee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with business engaged in by it. A Grantee who does engage in or assist any business that the Company, in its sole discretion, determines to be in competition with business engaged in by it, shall be deemed to have terminated employment.

    (B)after the Restricted Stock is nonforfeitable but prior to the end of Restricted Period, by reason of death or Disability all Restricted Stock granted to such Grantee shall be immediately payable.

  (ii) Options. By reason of death or Disability, any unexercised option to the extent exercisable on the date of termination of employment upon death or Disability, may be exercised, in whole or in part, at any time

                                     III-9
  within five months after such termination of employment by the Grantee, the Grantee's guardian, legal representative, or, after the Grantee's death, by
  (A) his/her personal representative, executor, administrator, or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Section 8, or (C) the then-acting trustee of the trust described in clause (b) of the first sentence of Section 8 (but only if the condition set forth in such clause (b) has been satisfied); and

(c) On Account of Retirement.

  (i)If a Grantee has a termination of employment on account of Retirement, any unexercised option which is then exercisable, may be exercised, in whole or in part, not later than the 30th day following the Grantee's Retirement, provided that following Retirement, such Grantee does not engage in or assist in any business that the Company, in its sole discretion, determines to be in competition with the business engaged in by it during such period; provided, however, that if such 30th day is not a business day, such option may be exercised not later than the first business day following such 30th day; and provided further, that if the Grantee dies within such thirty-day period, then the exercisability of the Grantee's options shall be determined under Section 14(b).

  (ii)The non-forfeitability and exercisability of the Grantee's Restricted Stock shall be determined under Section 14(d).

(d) Any Other Reason. If a Grantee has a termination of employment for a reason other than for Cause, death of the Grantee, the Grantee's Disability, and, with respect to options, the termination of employment is for reasons other than the Grantee's Retirement,

  (i)Restricted Stock. The Grantee's shares of Restricted Stock, to the extent forfeitable on the date of the Grantee's termination of employment, shall be forfeited on such date. If the termination of employment occurs after the Restricted Stock becomes nonforfeitable but prior to the end of a Restricted Period, such termination shall not have any effect on any Restricted Period, unless the Committee, in its sole discretion, finds that the circumstances so warrant and determines that the Restricted Period shall end on an earlier date as determined by the Committee, and that shares held by the Company shall be paid as soon as practicable following such earlier date; and

  (ii)Options. Any unexercised option, to the extent exercisable on the date of the Grantee's termination of employment, may be exercised in whole or in part, not later than the 30th day following the Grantee's termination of employment; provided, however, that if such 30th day is not a business day, such option may be exercised not later than the first business day following such 30th day; and provided further, that if the Grantee dies within such thirty-day period, then the exercisability of the Grantee's options shall be determined under Section 14(b).

(e) Extension of Term. In the event of termination of employment other than for Cause, the term of any Award which by its terms would otherwise expire after the Grantee's termination of employment but prior to the end of the period following the Grantee's termination of employment described in Sections
(b), (c), and (d) above for exercise of Awards shall be extended so as to permit any unexercised portion thereof to be exercised at any time within such period to the extent exercisable on the date of the Grantee's termination of employment; provided, however, that in no event may the term of any Award expire or be exercisable more than 15 years after the Grant Date of such Award.

15. CHANGE IN CONTROL. Notwithstanding any other provision of this Plan to the contrary, if, while any Awards remain outstanding under this Plan, a "Change in Control" (as defined below) should occur, then (1) all options that are outstanding at the time of such Change in Control shall become immediately vested and exercisable in full; and (2) all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable. A Change in Control shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                                    III-10

  (i)any person (as defined in Section 3(a)(9) of the 1934 Act, as such term is modified in Sections 13(d) and 14(d) of the 1934 Act), other than (1) any employee plan established by the Company, any Affiliate, or any Subsidiary (2) the Company, an Affiliate or Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding voting securities;

  (ii)a majority of the members of the Board shall cease to be Continuing Members. For this purpose, "Continuing Member" means a member of the Board who either (i) was a member of the Board on the Effective Date hereof and has been such continuously thereafter or (ii) became a member of such Board after the Effective Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Continuing Members then members of the Company's Board (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act);

  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or Subsidiary, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (determined pursuant to clause (i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding voting securities; or

  (iv)the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company's then outstanding voting securities immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

  The Committee may also determine, in its discretion, that a sale or other disposition of a substantial portion of the assets of Comdisco Ventures constitutes a "Change of Control" with respect to Awards held by Grantees.

16. SUBSTITUTED AWARDS. If the Committee cancels any Award (granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award; provided that (a) the Option Price of any new option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the new Award; and (b) no Award shall be canceled without the consent of Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be canceled (and the Grant Date of the new Award shall be the date on which such new Award is granted).


                                    III-11

17. SECURITIES LAW MATTERS. (a) If the Committee deems it necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

(b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

18. FUNDING. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

19. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans. Further, the Company or Subsidiary may at any time dismiss a Grantee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

20. RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of Restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

21. NATURE OF PAYMENTS. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

22. NON-UNIFORM DETERMINATIONS. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements, as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 14, of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

23. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. The Committee shall make such adjustment, as it shall deem equitable, to any or all of:

                                    III-12

  (a) the aggregate numbers of shares of Stock and shares of Restricted Stock available under Section 3(a);

  (b) the number of shares of Stock or shares of Restricted Stock covered by an outstanding Award;

  (c) the Option Price; and

  (d) any other terms or provisions of any outstanding grants of Stock options or Restricted Stock;

to reflect a stock dividend, stock split, reverse stock split, share combination, re-capitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company with respect to the Stock, or, if deemed appropriate, the Committee may make provisions for a cash payment to the holder of an outstanding Award; provided, however, in each case, that the number of shares subject to any Award denominated in shares of Stock shall always be a whole number. Notwithstanding any part of the foregoing to the contrary, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options previously granted become exercisable, and any shares of Restricted Stock that have not become nonforfeitable shall become nonforfeitable.

24. AMENDMENT OR TERMINATION OF THE PLAN. The Board may amend or terminate this Plan at any time; provided, however, that subject to Section 23, no amendment or termination may, in the absence of written consent to the change by the affected Grantee (or, if the Grantee is not then living, the affected beneficiary), adversely affect the rights of any Grantee or beneficiary under any Award granted under this Plan prior to the date such amendment is adopted by the Board.

25. OTHER COMPENSATION PLANS. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

26. NO ILLEGAL TRANSACTIONS. This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

27. NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and a Grantee or any other person. To the extent that any person acquires a right to receive payments from the Company or Subsidiary pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or Subsidiary.

28. CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to this Plan.

29. TAX LITIGATION. The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to this Plan and that the Company believes to be important to Grantees and to conduct any such contest or any litigation arising therefrom to a final decision.

30. SEVERABILITY. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.


                                    III-13

31. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board or the Committee or otherwise acts with respect to this Plan pursuant to authority delegated to him/her in accordance with this Plan shall be indemnified and held harmless by the Company against and from: (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bylaws of this Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

32. RELIANCE ON REPORTS. Each member of the Board and the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, this Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

33. EXPENSES. The Company shall bear all expenses of administering this Plan.

34. TITLES AND HEADINGS. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                     Adopted by the Board of
                                                     Directors

                                                     and Approved by the
                                                     Stockholders

                                       of the Company as of April  , 2000.

                                    III-14

                                                                        ANNEX IV


                                 COMDISCO, INC.

                              AMENDED AND RESTATED

                         1998 LONG-TERM STOCK OWNERSHIP

                                 INCENTIVE PLAN

                                                                       ANNEX IV

                                COMDISCO, INC.
                             AMENDED AND RESTATED
                 1998 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN

1. PURPOSE. The purposes of this plan (the "Plan") are to encourage selected employees, officers and Directors of Comdisco, Inc., a Delaware corporation (the "Company"), and its Subsidiaries who are capable of having an impact on the performance of the Company to acquire a long term proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity (thus enhancing the value of the Company for the benefit of its stockholders), and to enhance the ability of the Company and its Subsidiaries to attract and retain qualified individuals upon whom the sustained progress, growth, and liability profitability of the Company depend.

2. DEFINITIONS. As used in this Plan, terms defined immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

  (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the 1934 Act.

  (b) "Award" means options, shares of Restricted Stock, Stock Appreciation Rights, Performance Units, or Stock Bonuses granted under the Plan.

  (c) "Award Agreement" has the meaning specified in Section 4(c)(v).

  (d) "Board" means the Board of Directors of Comdisco.

  (e) "Cause" includes termination based on the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

  (f) "Code" means the Internal Revenue Code of 1986, as amended. References to a particular section of the Code shall include references to successor provisions.

  (g) "Committee" means the committee of the Board appointed pursuant to
  Section 4.

  (h) "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

  (i) "Original Effective Date" means January 30, 1998.

  (j) "Fair Market Value" of any security of the Company means, as of any applicable date, except as otherwise determined by the Committee, (i) if the security is listed on The New York Stock Exchange the closing sale price of the security on the immediately preceding date as reported on The New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale or (ii) if such series of Stock is listed on the Nasdaq National Market the last reported sale price per share of such series of Stock on the Nasdaq National Market, or, if no such reported sale of the Stock shall have occurred on such date, on the next preceding date in which there was such a reported sale. If such security ceases to be listed on The New York Stock Exchange on the Nasdaq National Market, as applicable, the Board shall designate an alternative method of determining the Fair Market Value of the security.

  (k) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

  (l)"Grantee" means an individual who has been granted an Award.

  (m) "Including" or "includes" means "including, without limitation," or "includes, without limitation."

  (n) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

  (o) "Option Price" means the per share purchase price of Stock subject to an option.

  (p) "Performance Percentage" has the meaning specified in Section
  6(e)(i)(C).

  (q) "Performance Period" has the meaning specified in Section 6(e)(i)(B).

  (r) "Plan" has the meaning set forth in the introductory paragraph.

  (s) "Restatement Date" means      , 2000 [date of filing of Restated
  Charter].

  (t) "Restricted Period" shall mean (i) in relation to shares of Stock receivable in payment for Performance Units, the period beginning at the end of the applicable performance period during which restrictions on the transferability of such shares of Stock are in effect; and (ii) in relation to Restricted Stock, the period, beginning with the first day of the month in which Restricted Stock is granted, during which restrictions on the transferability of the Restricted Stock are in effect.

  (u) "Retirement" means a termination of employment with the Company and its Subsidiaries by a Grantee any time after attaining age 60.

  (v) "SEC" means the Securities and Exchange Commission.

  (w) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

  (x) "Stock" means any and all series of the Company's common stock authorized by the Company's Amended and Restated Certificate of Incorporation or designated by the Company's Board of Directors in accordance with that certificate and Delaware law.

  (y) "Subsidiary" means any entity in which the Company directly or through intervening subsidiaries owns at least a majority interest of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, at least a majority in the capital and profits.

3. SCOPE OF THE PLAN. (a) Subject to the provisions of Section 3(c) and
Section 24, the maximum number of shares of Stock that remain available and reserved for delivery on account of the exercise of Awards and payments of benefits in connection with Awards under this Plan as of the Restatement Date is a total of 15,000,000 shares of Stock (regardless of series).

Such shares may be treasury shares, newly issued shares, or shares purchased on the open market (including private purchases) in accordance with applicable securities laws, or any combination of the foregoing, as may be determined from time to time by the Board or the Committee.

(b) Subject to adjustment as provided in Section 24, following the Restatement Date the maximum number of shares of Stock for which Awards may be granted to any Grantee in any calendar year shall not exceed 600,000.

(c) To the extent an Award shall be settled in cash instead of Stock or expire or terminate for any reason without having been exercised in full (including a cancellation and re-grant of an option pursuant to Section 17), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are also forfeited), the shares of Stock (including Restricted Stock) associated with such Award shall become available for other Awards.

(d) For purposes of this Section 3,

  (i) if an Award (other than a Dividend Equivalent as defined in Section 4(c)(vii)) is denominated in shares of Stock, the number of shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of shares of Stock available for granting Awards under this Plan; and

  (ii) all outstanding shares of Stock issued under this Plan, even if the Stock is subject to restrictions, shall be counted on the date of grant of any Award against the aggregate number of shares of Stock available for granting Awards under this Plan;

  (iii) the shares of Stock underlying outstanding options, Stock
  Appreciation Rights ("SARs"), and similar Awards shall be counted while the award is outstanding against the aggregate number of shares of Stock available for granting Awards under this Plan;

  (iv) where SARs are exercised for cash, the shares of Stock subject to such SARs shall become available for other Awards; and

  (v) in the event of a stock-for-stock exercise of an option, the gross number of shares of Stock subject to the option exercised, not the net number of shares actually issued upon exercise shall be counted against the aggregate number of shares of Stock available for granting Awards under this Plan.

4. ADMINISTRATION. (a) Subject to Section 4(b), this Plan shall be administered by a committee of the Board ("Committee") which shall consist of not less than two persons who are directors of the Company. Membership on the Committee may be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to (i) be exempt from liability under Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder and (ii) satisfy the performance-based compensation exception to the $1 million limit under Section 162(m) of the Code.

(b) The Board may, in its discretion, reserve to itself or delegate to the Chief Executive Officer of the Company or another committee of the Board, any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to the Chief Executive Officer or such other committee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board, the Chief Executive Officer or such other committee.

(c) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, as follows:

  (i) to grant Awards in any series or in multiple series of common stock;

  (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards;

  (iii) to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan;

  (iv)to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules with respect to the exercisability and non-forfeitability of Awards upon the termination of employment of a Grantee;

  (v)to determine the terms and provisions and any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee where required by contract law, to modify any such Award Agreement at any time;

  (vi)to impose, incidental to an Award, conditions with respect to competitive employment or other activities, to the extent such conditions do not conflict with this Plan;

  (vii) to grant Awards under which the Grantee is entitled to receive payments equivalent to dividends or interest ("Dividends Equivalents") with respect to a number of shares of Stock determined by the Committee, and the Committee may provide that such amount (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested;

  (viii) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

  (ix)to authorize foreign Subsidiaries to adopt plans as provided in Section
  16;

  (x)to delegate its duties and responsibilities under this Plan and with respect to such foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Grantees, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee, and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities;

  (xi)to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, or any group of Award for any reason;

  (xii) subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised;

  (xiii) to make such adjustments or modifications to awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of this Plan;

  (xiv) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee;

  (xv)to certify attainment of any performance criteria to which Awards are subject, if any;

  (xvi) to prescribe rules and regulations concerning the transferability of any Awards granted on or after November 3, 1998.

The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

5. ELIGIBILITY. Awards may be granted to any director (including employee and non-employee directors), officer or full-time employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.

6. CONDITIONS TO GRANTS. (a) General Conditions:

  (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee;

  (ii) The term of each Award shall be a period of not more than 15 years from the Grant Date, and shall be subject to earlier termination as herein provided that the term of an incentive stock option (as defined in Section 6(b)) shall not exceed ten (10) years, except that the term of an incentive stock option which is required to have an Option Price of at least 110% of Fair Market Value, as provided in Section 6(b), shall not exceed five (5) years; and

  (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

(b) Grant of Options and Option Price.

  (i) No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date; provided that the Option Price of an incentive stock option which is issued to a Grantee who holds 10% or more of the outstanding voting securities of the Company on the Grant Date, shall not be less than 110% of the Fair Market Value of the Stock as the Grant Date; and provided further however, that the Option Price of an option shall not be less than 120% of the Fair Market Value of the Stock on the Grant Date for an option held by a Grantee that owns, or holds outstanding options or other rights to purchase, stock possessing more than 20% of the voting power of any series of Stock immediately prior to the exercise of such option or immediately after the exercise of such option. Such price shall be subject to adjustment as provided in Section 24.

  (ii) The Award Agreement may provide that the option shall be exercisable for Restricted Stock.

  (iii) Each option awarded under this Plan prior to the Restatement Date shall be a "non-qualified stock option" for tax purposes. Options granted under this Section 6(b) on or after the Restatement Date may be either "incentive stock options" or "non-qualified stock option" as determined in the discretion of the Board. An "incentive stock option" is an option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "non-qualified stock option" is an option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

  (iv)No incentive stock option shall be granted after the tenth anniversary of the Restatement Date.

  (v) The Fair Market Value (determined at the time the option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year (under the Plan and under any other incentive stock options of the Company) shall not exceed $100,000.

(c) Grant of Shares of Restricted Stock.

  (i) The Committee may, in its discretion, grant shares of Restricted Stock to any individual eligible under Section 5 to receive Awards.

  (ii) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of Restricted Stock. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. If any such cash consideration is required, payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

  (iii) The Committee may, but need not, provide that all or any portion of a Grantee's Award of Restricted Stock, or Restricted Stock acquired upon exercise of an option shall be forfeited:

    (A) except as otherwise specified in the Award Agreement, upon the Grantee's termination of employment for any reason specified in the Award Agreement within a specified time period after the Grant Date, or

    (B) if the Company or the Grantee does not achieve specified performance objectives (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment, or

    (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement; provided that, subject to Sections 4(c)(xi) and 14, in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

  (iv) If a share of Restricted Stock is forfeited, then (A) if the Grantee was required to pay for such share or acquired such Restricted Stock upon the exercise of an option, the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (1) the amount paid or, if the Restricted Stock was acquired on exercise of an option, the Option Price paid by the Grantee for such share of Restricted Stock, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture;
  (B) the

  Company shall pay to the Grantee the amount determined under clause (A) of this sentence as soon as is administratively practical; and (C) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company's tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee.

  (v) The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until the expiration of the Restricted Period and/or such shares become nonforfeitable or are forfeited. Any share of Restricted Stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Award Agreement. If any shares of Restricted Stock become nonforfeitable, and any applicable Restricted Period has ended, the Company shall cause certificates for such shares to be issued or reissued without such legend.

  (vi) The Committee may provide one or more Restricted Periods applicable to Restricted Stock, at its discretion. Such Restricted Period shall be measured from the first day of the month in which Restricted Stock is granted with respect to such Restricted Period.

  (vii) Each grant of Restricted Stock shall be evidenced by a written instrument stating the number of shares of Restricted Stock granted, the Restriction Period, the restrictions applicable to such Restricted Stock, the nature and terms of payment of consideration, if any, the consequences of forfeiture that will apply to such Restricted Stock, and any other terms, conditions and rights with respect to such grant.

  (viii) Any other provision of this Plan to the contrary notwithstanding, the Committee may at any time shorten any Restricted Period, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or government regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforeseen, or extraordinary events, so warrant.

  (ix) The Company may, in its sole discretion, offer a Grantee the right, by execution of a written agreement, to defer receipt of all or a portion of the payment, if any, for Restricted Stock. If such an election to defer is made, the shares of Stock receivable in payment for Restricted Stock shall be deferred as Performance Units equal in number to and exchangeable, at the end of the deferral period, for the number of shares of Stock that would have been paid to the Grantee ("Stock Units"). Such Stock Units shall represent only a contractual right and shall not give the Grantee any interest, right, or title to any shares of Stock during the deferral period. Fractional shares receivable for Restricted Stock shall be deferred as Performance Units payable in cash. Deferred Stock Units may be credited annually with the appreciation factor contained in the deferred compensation agreement, which may include Dividend Equivalents. All other terms and conditions of deferred payments shall be as contained in the written agreement.

(d) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an option, with shares of Restricted Stock, or with Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such option, shares of Restricted Stock, or Performance Units,
(ii) the exercise of such option or Performance Units, or (iii) the date such shares of Restricted Stock become nonforfeitable.

(e) Grant of Performance Units.

  (i) Before the grant of any Performance Unit, the Committee shall:

    (A) determine performance objectives applicable to such grant;

    (B) designate a period of not less than one year nor more than ten years for the measurement of the extent to which performance objectives are attained, which period may begin prior to the Grant Date (the "Performance Period");

    (C) assign a "Performance Percentage" to each level of attainment of performance objectives goals during the Performance Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time;

    (D) determine the Restricted Period, if any; and

    (E) determine whether the Performance Units shall, during the Performance Period be paid Dividend Equivalents.

  (ii) In establishing performance goals, the Committee may consider any performance factor or factors it deems appropriate, including net income, growth in net income, earnings per share, growth of earnings per share, return on stockholder's equity or return on capital, employment for a specified period, or any other factor measured internally or relative to other organizations and before or after extraordinary items. Any such factors, however, shall include all accruals for grants made under this Plan for all other employee benefit plans of the Company. The performance goals may be established for the Company as a whole or for only that part of the Company in which a given Grantee is involved, or a combination thereof. The Committee may, in its discretion, establish intermediate levels at which given proportions of the Performance Units shall be payable. The Committee may, at any time, in its discretion, modify performance goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, (A) the Committee may adjust, change or eliminate the performance goals, the applicable Performance Period, or Restricted Period, if any, as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period; or (B) make a cash payment to the Grantee in an amount determined in accordance with the method described in Section 14(b)(iii), substituting the effective date of such promotion, demotion or transfer for the termination of employment referred to in Section 14(b)(iii).

  (iii) When granted, Performance Units may, but need not, be identified with shares of Stock subject to a specific option, specific shares of Restricted Stock or specific Stock Appreciation Rights of the Grantee granted under the Plan in a number equal to or different from the number of the Performance Units so granted. If Performance Units are identified with shares of Stock subject to an option, shares of Restricted Stock or Stock Appreciation Rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated Performance Units shall terminate upon (A) the expiration, termination, forfeiture or cancellation of such option, shares of Restricted Stock or Stock Appreciation Rights, (B) the exercise of such option or Stock Appreciation Rights or (C) the date such shares of Restricted Stock become nonforfeitable.

  There shall be no limitation on the number of Performance Periods or Restriction Periods established by the Committee, and more than one Performance Period may encompass the same fiscal year.

  (iv) Any provision of the Plan to the contrary notwithstanding, the Committee may at any time adjust performance objectives (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the way performance objectives are measured, or shorten any Performance Period or Restricted Period, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforeseen, or extraordinary events, so warrant.

(f) Grant of Stock Bonuses. The Committee may, in its discretion, grant to any individual eligible under Section 5 to receive Awards shares of Stock or such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock (including, without limitation, securities convertible into shares). Subject to the terms of this Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards.

7. GRANTEE'S AGREEMENT TO SERVE. Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of this Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Original Effective Date.

8. NON-TRANSFERABILITY. Except as otherwise provided by the Committee, each Award (other than Restricted Stock) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may in a manner specified by the Committee and to the extent provided in this Plan (a) designate in writing a beneficiary to exercise his/her Award after the Grantee's death and (b) transfer an option, Stock Appreciation Right or Performance Unit to a revocable, inter vivos trust as to which the Grantee is both the settlor and trustee and (c) if the Award Agreement expressly permits, transfer an Award (other than Restricted Stock) for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (x) any member of the Immediate Family of the Grantee to whom such Award was granted, (y) any trust solely for the benefit of members of the Grantee's Immediate Family, or (z) any partnership whose only partners are members of the Grantee's Immediate Family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; and
(ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 4(c). For purposes of this Section 8, "Immediate Family" means, with respect to a particular Grantee, such Grantee's spouse, children and grandchildren. Each share of Restricted Stock shall be nontransferable until such share becomes nonforfeitable and the Restricted Period, if any, lapses.

9. EXERCISE. (a) Exercise of options. Subject to Sections 4(c)(xi) and 14 and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments.

Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock or shares of Restricted Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

  (i) cash;

  (ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise;

  (iii) with the approval of the Committee, shares of Restricted Stock held by the Grantee for at least 6 months prior to exercise of the option, each valued at the Fair Market Value of a share of Stock on the date of exercise; or

  (iv) by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker or lending institution authorizing them to sell the Stock (or a sufficient portion thereof) acquired upon exercise of an option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Stock acquired through such exercise and any tax withholding obligations resulting from such exercise;

  (v) in the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

If Restricted Stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an option, then the Committee may, but need not, specify that (i) all the shares of Stock acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option, or (ii) a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

(b) Exercise of Stock Appreciation Rights. Subject to Sections 4(c)(xi) and 14 and such terms and conditions as the Committee may impose, each Stock Appreciation Right shall be exercisable not earlier than the first anniversary of the Grant Date of such Stock Appreciation Right, to the extent the option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable and the Restricted Period, if any, has lapsed, or to the extent the Performance Unit with which it is identified, if any, may be exercised unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares of Stock subject to an option, shares of Restricted Stock or Performance Units shall result in the cancellation or forfeiture of such option, shares of Restricted Stock or Performance Units, as the case may be, to the extent of such exercise.

The benefit for each Stock Appreciation Right exercised shall be equal to:

  (i) the Fair Market Value of a share of Stock on the date of such exercise or, if the Committee shall so determine in the case of any such right, at any time during a specified period before or after the date of exercise, reduced by

  (ii) an amount equal to:

    (A) for any Stock Appreciation Right identified with shares of Stock subject to an option, the Option Price of such option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or

    (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed such percentage of the Fair Market Value of a share of Stock on such Grant Date as the Committee shall specify.

The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, may, in its discretion, provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock.

(c) Exercise of Performance Units.

  (i) Subject to Section 14 and such terms and conditions as the Committee may impose, if, with respect to any Performance Unit, the minimum performance objectives have been achieved during the applicable Performance Period, then such Performance Unit shall be exercisable commencing on the later of (A) the first anniversary of the Grant Date or (B) the first day after the end of the applicable Performance Period.

  Performance Units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Performance Units; provided, however, that Performance Units not identified with shares of Stock subject to an option, shares of Restricted Stock or Stock Appreciation Rights shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided in the applicable Award Agreement, the exercise of Performance Units which are identified with shares of Stock subject to an option, shares of Restricted Stock or Stock Appreciation Rights shall result in the cancellation or forfeiture of such shares of Stock subject to option, shares of Restricted Stock or Stock Appreciation Rights, as the case may be, to the extent of such exercise.

  (ii) The benefit for each Performance Unit exercised shall be an amount equal to the product of:

    (A) the Unit Value (as defined below) multiplied by

    (B)the Performance Percentage attained during the Performance Period for such Performance Unit.

  (iii) The Unit Value shall be, as specified by the Committee,

    (A) a dollar amount, or

    (B)an amount equal to the Fair Market Value of one share of Stock on the exercise date of the Performance Unit, including, if so provided in the Award Agreement, an amount ("Dividend Equivalent Amount") equal to the value that would result if dividends paid on a share of Stock on or after the Grant Date and on or before the exercise date were invested in shares of Stock as of each respective dividend payment date, or

    (C)an amount equal to the Fair Market Value of one share of Stock on the Grant Date (plus, if so specified in the Award Agreement, a Dividend Equivalent Amount), or

    (D)an amount equal to the Fair Market Value of one share of Stock on the exercise date of the Performance Unit (plus, if so specified in the Award Agreement, a Dividend Equivalent Amount), reduced by the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit, or

    (E) a number of shares of Stock.

  (iv) The benefit upon the exercise of a Performance Unit shall be payable upon termination of the applicable Restricted Period as soon as is administratively practicable after the later of (A) the date the Grantee exercises or is deemed to exercise such Performance Unit, or (B) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement.

  Such benefit shall be payable in cash or wholly or partly in shares of Stock. If a Restricted Period has been established in relation to a Performance Unit payable, in whole or in part, in shares of Stock ("Stock Performance Unit"), one or more certificates representing the number of shares of Stock equal to the number of shares of Stock payable under the Performance Units shall be registered in the name of the Grantee but shall be held by the Company for the account of the Grantee. Such shares of Stock will be nonforfeitable but restricted as to transferability during the applicable Restricted Period. At the end of the Restricted Period all restrictions applicable to the shares of Stock, and other securities or property received with respect to the shares held by the Company for the accounts of recipients of shares of Stock under Performance Units granted in relation to such Restricted Period shall lapse, and one or more certificates for such shares of Stock, free of the restrictions, shall be delivered to the Grantee.

  In the event the Award Agreement provides that the benefit may be paid wholly in Stock, unless the Committee, in its discretion, specifies at the time of exercise that the benefit shall be paid partly or wholly in cash, the number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the date such benefit is to be paid.

  (v) The Committee may, in its sole discretion, offer a Grantee the right, by execution of a written agreement, to defer the receipt of all or any portion of the payment, if any, of shares of Stock or cash due under a Performance Unit. If such an election to defer is made, the Stock receivable in payment for shares under a Performance Unit shall be deferred as Stock Units equal in number to and exchangeable, at the end of the deferral period, for the number of shares of Stock that should have been paid to the Grantee. Such Stock Units shall represent only a contractual right and shall not give the Grantee any interest, right or title to any Stock during the deferral period. The cash or fractional shares receivable in payment for Performance Units shall be deferred as cash units. Deferred Stock Units and cash units may be credited annually with the appreciation factor contained in the written agreement, which may include Dividend Equivalents. All other terms and conditions of deferred payments shall be as contained in the written agreement.

10. LOANS AND GUARANTEES. The Committee may, in its discretion:

  (a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of a share of Restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

  (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

  Any such payment, deferral or guarantee by the Company pursuant to this
  Section 10 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall not be more favorable to the Grantee than the terms applicable to funds borrowed by the Company. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee enters into a binding obligation to pay the deferred amount. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 10, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

11. NOTIFICATION UNDER CODE SECTION 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option, the grant of any share of Restricted Stock, or the grant of a Performance Unit for Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12. MANDATORY WITHHOLDING OF TAXES. Whenever under this Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event occurs which subjects the Grantee to income taxes with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery
(i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan, or (iii) any combination of the foregoing.

13. ELECTIVE SHARE WITHHOLDING. (a) Subject to Section 13(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to:

  (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

  (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

(b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

  (i) any Grantee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

  (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;

  (iii) the Grantee's election shall be irrevocable; and

  (iv) no election to have shares of stock withheld from any Award shall be effective with respect to an Award which was transferred by the Grantee in accordance with this Plan.

14. TERMINATION OF EMPLOYMENT. (a) For Cause. If a Grantee has a termination of employment for Cause,

  (i) the Grantee's shares of Restricted Stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(c)(iv) regarding repayment of certain amounts to the Grantee; and

  (ii) any unexercised option, Stock Appreciation Right, or Performance Unit shall thereupon terminate.

(b) On Account of Death or Disability. Except as may otherwise be provided in the Award Agreement if the Grantee has a termination of employment:

  (i) Restricted Stock.

    (A) prior to the shares of Restricted Stock becoming non-forfeitable by reason of:

      (1) death, all Restricted Stock granted to such Grantee shall become non-forfeitable.

      (2) the Disability of Grantee, such termination shall not constitute a termination of employment for purposes of Restricted Stock and such Grantee shall not forfeit any Restricted Stock held by him\/her, provided that during the balance of the period in which the Restricted Stock would otherwise remain forfeitable such Grantee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with business engaged in by it. A Grantee who does engage in or assist any business that the Company, in its sole discretion, determines to be in competition with business engaged in by it, shall be deemed to have terminated employment.

    (B) after the Restricted Stock is nonforfeitable but prior to the end of Restricted Period, by reason of death or Disability all Restricted Stock granted to such Grantee shall be immediately payable.

  (ii) Options/SARs. By reason of death or Disability, any unexercised option or Stock Appreciation Right, to the extent exercisable on the date of termination of employment upon death or Disability, may be exercised, in whole or in part, at any time within five months after such termination of employment by the Grantee, the Grantee's guardian, legal representative, or, after the Grantee's death, by (A) his/her personal representative, executor, administrator, or by the person to whom the option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Section 8, or (C) the then-acting trustee of the trust described in clause (b) of the first sentence of Section 8 (but only if the condition set forth in such clause (b) has been satisfied); and

  (iii) Performance Units. (A) By reason of death or Disability, any unexercised Performance Unit, to the extent exercisable on the date of termination of employment on account of the Grantee's death or Disability, may be exercised in whole or in part, at any time within five months after termination of employment by the Grantee, the Grantee's guardian, legal representative, or after the Grantee's death, by (A) his/her personal representative, executor, administrator, or by the person to whom the Performance Unit is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Section 8, or (C) the then-serving trustee of the trust described in clause (b) of the first sentence of Section 8 (but only if the condition set forth in such clause (b) has been satisfied); provided that the benefit payable with respect to any Performance Unit with respect to which the Performance Period has not ended as of the date of such termination of employment shall be equal to the product of the Unit Value multiplied successively by each of the following:

    (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period (the "Time Proration Factor"); and

    (2) a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Performance Period (the "Performance Percentage Factor"); and

provided further, that in the case of Disability and following Disability, such Grantee does not engage in or assist in any business that the Company, in its sole discretion, determines to be in competition with the business engaged in by it during the remainder of the applicable Performance Period. A Grantee who does engage in or assist any business that the Company, in its sole discretion, determines to be in competition with the business engaged in by it shall be deemed to have terminated employment.

(c) On Account of Retirement.

  (i) If a Grantee has a termination of employment on account of Retirement, any unexercised option or Stock Appreciation Right (other than a Stock Appreciation Right identified with a share of Restricted Stock or a Performance Unit) which is then exercisable, may be exercised, in whole or in part, not later than the 30th day following the Grantee's Retirement, provided that following Retirement, such Grantee does not engage in or assist in any business that the Company, in its sole discretion, determines to be in competition with the business engaged in by it during such period; provided, however, that if such 30th day is not a business day, such option or Stock Appreciation Right may be exercised not later than the first business day following such 30th day; and provided further, that if the Grantee dies within such thirty-day period, then the exercisability of the Grantee's options and Stock Appreciation Rights shall be determined under
  Section 14(b).

  (ii) The non-forfeitability and exercisability of the Grantee's Restricted Stock and Performance Units (and any Stock Appreciation Rights identified therewith) shall be determined under Section 14(d).

(d) Any Other Reason. If a Grantee has a termination of employment for a reason other than for Cause, death of the Grantee, the Grantee's Disability, and, with respect to options and Stock Appreciation Rights (other than Stock Appreciation Rights identified with a share of Restricted Stock or a Performance Unit), the termination of employment is for reasons other than the Grantee's Retirement,

  (i) Restricted Stock. the Grantee's shares of Restricted Stock (and any Stock Appreciation Rights identified therewith), to the extent forfeitable on the date of the Grantee's termination of employment, shall be forfeited on such date. If the termination of employment occurs after the Restricted Stock becomes nonforfeitable but prior to the end of a Restricted Period, such termination shall not have any effect on any Restricted Period, unless the Committee, in its sole discretion, finds that the circumstances so warrant and determines that the Restricted Period shall end on an earlier date as determined by the Committee, and that shares held by the Company shall be paid as soon as practicable following such earlier date;

  (ii) Options. any unexercised option or Stock Appreciation Right (other than a Stock Appreciation Right identified with a share of Restricted Stock or Performance Unit) to the extent exercisable on the date of the Grantee's termination of employment, may be exercised in whole or in part, not later than the 30th day following the Grantee's termination of employment; provided, however, that if such 30th day is not a business day, such option or Stock Appreciation Right may be exercised not later than the first business day following such 30th day; and provided further, that if the Grantee dies within such thirty-day period, then the exercisability of the Grantee's options and Stock Appreciation Rights shall be determined under
  Section 14(b).

  (iii) Performance Units. The Grantee's Performance Units (and any Stock Appreciation Rights identified therewith) may become non-forfeitable and may be exercised in whole or in part, but only if and to the extent determined by the Committee in its sole discretion.

(e) Extension of Term. In the event of termination of employment other than for Cause, the term of any Award which by its terms would otherwise expire after the Grantee's termination of employment but prior to the end of the period following the Grantee's termination of employment described in Sections
(b), (c), and (d) above for exercise of Awards shall be extended so as to permit any unexercised portion thereof to be exercised at any time within such period to the extent exercisable on the date of the Grantee's termination of employment; provided, however, that in no event may the term of any Award expire or be exercisable more than 15 years after the Grant Date of such Award.

15. CHANGE IN CONTROL. Notwithstanding any other provision of this Plan to the contrary, if, while any Awards remain outstanding under this Plan, a "Change in Control" (as defined below) should occur, then (1) all options and freestanding SARs that are outstanding at the time of such Change in Control shall become immediately vested and exercisable in full; (2) all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable; and (3) with respect to Awards of Performance Units, all Performance Periods outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance assigned to all Performance Percentages shall be deemed to have been attained, all applicable Restricted Periods shall lapse and a pro rata portion (based on the number of full and partial months which have elapsed with respect to each Performance Period) of each such outstanding Award for all outstanding Performance Periods shall become payable in cash to each Grantee, with the remainder of each such outstanding Award being canceled for no value. A Change in Control shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

  (i) any person (as defined in Section 3(a)(9) of the 1934 Act, as such term is modified in Sections 13(d) and 14(d) of the 1934 Act), other than (1) any employee plan established by the Company, any Affiliate, or any Subsidiary (2) the Company, an Affiliate or Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 35% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities;

  (ii) a majority of the members of the Board shall cease to be Continuing Members. For this purpose, "Continuing Member" means a member of the Board who either (i) was a member of the Board on the Original Effective Date hereof and has been such continuously thereafter or (ii) became a member of such Board after the Original Effective Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Continuing Members then members of the Company's Board (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act);

  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or Subsidiary, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company

  (or similar transaction) in which no person (determined pursuant to clause
  (i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, its Subsidiaries or its Affiliates) representing 35% or more of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; or

  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

  The Committee may also determine, in its discretion, that a sale of a substantial portion of the Company's assets or one of its businesses constitutes a "Change of Control" with respect to Awards held by Grantees employed in the affected operation.

16. EQUITY INCENTIVE PLANS OF FOREIGN SUBSIDIARIES. The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan"). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under this Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of this Plan and which may be more restrictive than those contained in this Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of this Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

17. SUBSTITUTED AWARDS. If the Committee cancels any Award (granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award; provided that (a) the Option Price of any new option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the new Award; and (b) no Award shall be canceled without the consent of Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be canceled (and the Grant Date of the new Award shall be the date on which such new Award is granted).

18. SECURITIES LAW MATTERS. (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

(b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

19. FUNDING. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

20. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans. Further, the Company or Subsidiary may at any time dismiss a Grantee from employment, free from any liability, or any claim under the plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

21. RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award (other than Bonus Stock or Restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of Restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

22. NATURE OF PAYMENTS. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

23. NON-UNIFORM DETERMINATIONS. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements, as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 14, of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

24. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. The Committee shall make such adjustment, as it shall deem equitable, to any or all of:

  (a) the aggregate numbers of shares of Stock, shares of Restricted Stock, and bonus stock available under Sections 3(a) and 3(b);

  (b) the number of shares of Stock, shares of Restricted Stock, Stock Appreciation Rights or Performance Units covered by an outstanding Award;

  (c) the performance objectives for Performance Periods not yet completed, including performance levels and the proportion of payments related thereto;

  (d) the Option Price;

  (e) the Fair Market Value of Stock to be used to determine the amount of the benefit payable under exercise of Stock Appreciation Rights or Performance Units; and

  (f) any other terms or provisions of any outstanding grants of stock options, Restricted Stock, Performance Units or Stock Appreciation Rights:

to reflect a stock dividend, stock split, reverse stock split, share combination, re-capitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company, or, if deemed appropriate, the Committee may make provisions for a cash payment to the holder of an outstanding Award; provided, however, in each case, that the number of shares subject to any Award denominated in shares of Stock shall always be a whole number. Notwithstanding any part of the foregoing to the contrary, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options, Stock Appreciation Rights, and Performance Units previously granted become exercisable, and any shares of Restricted Stock that have not become nonforfeitable shall become nonforfeitable.

25. AMENDMENT OR TERMINATION OF THE PLAN. The Board may amend or terminate this Plan at any time; provided, however, that subject to Section 24, no amendment or termination may, in the absence of written consent to the change by the affected Grantee (or, if the Grantee is not then living, the affected beneficiary), adversely affect the rights of any Grantee or beneficiary under any Award granted under this Plan prior to the date such amendment is adopted by the Board.

26. OTHER COMPENSATION PLANS. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

27. NO ILLEGAL TRANSACTIONS. This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

28. NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and a Grantee or any other person. To the extent that any person acquires a right to receive payments from the Company or Subsidiary pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or Subsidiary.

29. CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to this Plan.

30. TAX LITIGATION. The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to this Plan and that the Company believes to be important to Grantees and to conduct any such contest or any litigation arising therefrom to a final decision.

31. SEVERABILITY. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

32. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board or the Committee or otherwise acts with respect to this Plan pursuant to authority delegated to him/her in accordance with this Plan shall be indemnified and held harmless by the Company against and from: (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and
(ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the By-Laws of this Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

33. RELIANCE ON REPORTS. Each member of the Board and the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, this Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

34. EXPENSES. The Company shall bear all expenses of administering this Plan.

35. TITLES AND HEADINGS. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                        Amended and Restated
                                                        by the Board of
                                                        Directors and
                                                        Approved by the
                                                        Stockholders of the

                                                        Company as of April  ,
                                                        2000.

                                                                         ANNEX V


                                 COMDISCO, INC.

                              AMENDED AND RESTATED

                 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                                                        ANNEX V

                                COMDISCO, INC.
                             AMENDED AND RESTATED
                 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. PURPOSE. The purposes of this plan (the "Plan") are to encourage non-employee Directors of Comdisco, Inc., a Delaware corporation (the "Company"), to acquire a long term proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity (thus enhancing the value of the Company for the benefit of its stockholder), and to enhance the ability of the Company to attract and retain qualified directors upon whom the sustained progress, growth, and liability profitability of the Company depend.

2. DEFINITIONS. As used in this Plan, terms defined immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

  (a) "Award" means options granted under the Plan.

  (b) "Board" means the Board of Directors of Comdisco.

  (c) "Effective Date" means October 1, 1999.

  (d) "Director" means an individual who is a member of the Board and who is not an employee of the Company or any of its subsidiaries.

  (e) "Fair Market Value" of the Stock of the Company means, as of any applicable date, (i) if such series of Stock is listed on The New York Stock Exchange, the closing sale price of the Stock on such date as reported on The New York Stock Exchange Composite Tape, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale or (ii) if such series of Stock is listed on the Nasdaq National Market the last reported sale price per share of such series of Stock on the Nasdaq National Market, or, if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale. If such series of Stock ceases to be listed on The New York Stock Exchange or the Nasdaq National Market, as applicable, the Board shall designate an alternative method of determining the Fair Market Value of the series of common stock.

  (f) "Grant Date" means the date on which an Award shall be duly granted.

  (g) "Grantee" means an individual who has been granted an Award.

  (h) "Including" or "includes" means "including, without limitation," or "includes, without limitation."

  (i) "Option Price" means the per share purchase price of Stock subject to an option.

  (j) "Plan" has the meaning set forth in the introductory paragraph.

  (k) "Restatement Date" means      , 2000 [date of filing of Restated
  Charter].

  (l) "SEC" means the Securities and Exchange Commission.

  (m) "Stock" means any and all series of the Company's common stock, authorized by the Company's Amended and Restated Certificate of Incorporation or designated by the Company's Board of Directors in accordance with that certificate and Delaware law.

3. SCOPE OF THE PLAN. (a) Subject to the provisions of Section 10, from and after the Restatement Date, 1,200,000 shares of Stock, regardless of series, shall remain available and reserved for delivery on account of the exercise of Awards. All options granted under the Plans shall be granted with respect to any series of Common Stock or any combination of series of Common Stock, as determined in the sole discretion of the Board of Directors.

Such shares may be treasury shares, newly issued shares, or shares purchased on the open market (including private purchases) in accordance with applicable securities laws, or any combination of the foregoing, as may be determined from time to time by the Board.

(b) To the extent an Award shall expire or terminate for any reason without having been exercised in whole by the Grantee, the shares of Stock associated with such Award shall become available for other Awards.

4. PARTICIPATION IN THE PLAN. Following the Restatement Date, each individual who is serving as a Director on each subsequent October 1st, or the next business day if said date is not a business day, shall be automatically granted an option for 9,450 shares of Stock (which amount may be adjusted in accordance with Section 10), allocated among the outstanding series of the Company's common stock in accordance with this section. As of each September 30 following the Restatement Date during the term of this Plan, a committee of the Board of Directors comprised of two or more directors who are not eligible to participate in this Plan shall allocate the total of 9,450 shares of Stock subject to option among the various outstanding series of common stock of the Company. This allocation will be made in accordance with the relative market capitalizations of the business groups represented by those outstanding series of common stock determined in good faith by that committee.

5. OPTION TERMS. (a) Option Price. The option price per share of Stock for each option granted under this Plan shall be equal to the Fair Market Value of the Stock on the date of its grant.

(b) Time for Exercising Options. The options shall not become exercisable until six (6) months after the date of grant. Except as set forth in Section 6, any option granted must be exercised within not more than ten (10) years from the date on which granted.

(c) Exercise of Options. Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

  (i) cash;

  (ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise;

  (iii) by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker or lending institution authorizing them to sell the Stock (or a sufficient portion thereof) acquired upon exercise of an option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

  In the event the Grantee elects to make payments as provided in (ii) above, delivery may be accomplished by means of an attestation by the Grantee, at the time of exercise, as to the Grantee's ownership of the number of shares of stock required to cover the total required-option-price of the option being exercised and the Company may deliver the net amount of shares covered by the option exercise after deducting the number of shares required to cover the total option price.

6. TERMINATION OF DIRECTORSHIP OR DEATH. All rights to exercise options shall continue for the period set forth in Section 5, notwithstanding the fact that the Director may no longer be an active director of the Company. If a Director's directorship terminates by reason of death, such Director's duly appointed legal representative, or if none, the designated beneficiary of the Director's estate, as the case may be, shall have the same right, during a six
(6) month period following the termination of the Director's service with the Company by reason of said death, to exercise such option or options as the Director could have exercised at the time of death.

7. TRANSFERABILITY RESTRICTIONS. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may (a) designate in writing a beneficiary to exercise his/her Award after the Grantee's death, (b) transfer an Award to a revocable, inter vivos trust as to which the Grantee is both the settlor and trustee and (c) transfer an Award for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the Immediate Family of the Grantee to whom such Award was granted, (x) any trust solely for the benefit of the Grantee and members of the Grantee's Immediate Family, (y) any partnership or limited liability company whose only partners or members are the Grantee and members of the Grantee's Immediate Family, or (z) any other transferee approved by the Board in advance of the transfer; and further provided that: (i) the transfer of any Award shall not be effective on a date earlier than the date on which the Award is first exercisable as set forth in this plan; (ii) any Permitted Transferee to whom an Award is transferred by a Grantee shall not be entitled to transfer the Award, other than to the Grantee or by will or the laws of descent and distribution; and (iii) the Permitted Transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer. For purposes of this Section 7, "Immediate Family" means, with respect to a particular Grantee, such Grantee's spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, and shall include relationships arising from legal adoption.

8. SECURITIES LAW MATTERS. Each Director electing to purchase shares pursuant to an option shall be required, as a condition to such purchase, to represent to the Company that the Director has access by reason of such Director's service with the Company to sufficient information concerning the Company to enable the Director to evaluate the merits and risks of the prospective investment and has such knowledge and experience in financial and business matters so that the Director is capable of evaluating such investment, and that the Director is acquiring the shares solely for such Director's account and will not sell the securities without registration under the Securities Act of 1933 (which the Company is under no obligation to provide) or exemption therefrom. Share certificates shall bear such legend as the Company may deem necessary.

9. RIGHTS AS A STOCKHOLDER. A Grantee shall not, by reason of any Award have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise until such shares have been delivered to him or her.

10. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION. If prior to actual delivery of certificates for the present Stock of the Company pursuant to any option outstanding hereunder, the said stock shall be increased through stock dividends or stock splits, or decreased by reverse stock splits or otherwise reclassified, or the Company shall be reorganized, consolidated or merged with one or more corporations, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Director, at the time he or she shall be entitled to the delivery of a certificate pursuant to such option, shall receive in place of the certificate or certificates for the present Stock of the Company the same number and kind of shares or the same amount of other property, cash or securities as the Director would have been entitled to receive upon such increase, decrease, reclassification, reorganization, consolidation, merger, sale or exchange, if the Director had been immediately prior to such event the holder of the number of shares of the present Stock of the Company (not previously delivered to the Director hereunder) which such Director would otherwise have been entitled to receive pursuant hereto but for such increase, decrease, reclassification, reorganization, consolidation, merger, sale or exchange.

11. EFFECTIVE DATE, TERMINATION AND AMENDMENT. This Plan first became effective on October 1, 1999, and subsequently was amended and restated as of the Restatement Date. This Plan shall terminate at, and no grants of options shall be made after, the close of business (5 P.M. Chicago, Illinois) on September 30, 2009, unless terminated at an earlier date by action of the Board, except that any options then outstanding shall remain in effect until they have been fully exercised, are surrendered or expire. The Board may amend, suspend, or terminate the Plan.

12. NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person.

13. CONTROLLING LAW. The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to this Plan.

14. SEVERABILITY. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15. TITLES AND HEADINGS. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                 Amended and Restated by the Board of Directors
                                            and Approved by the Stockholders
                                            of the

                                            Company as of April   , 2000.

                                                                        ANNEX VI

                                 COMDISCO, INC.
                              AMENDED AND RESTATED
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                                                       ANNEX VI

                                COMDISCO, INC.
                             AMENDED AND RESTATED
                       1998 EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE OF THE PLAN

The purpose of this Plan is to promote the interests of Comdisco, Inc. by providing eligible employees in the United States with the opportunity to share in the fortunes of the Corporation by acquiring a proprietary interest in the Corporation through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. The Plan Administrator shall have authority to delegate ministerial tasks related to the Plan to the Corporation's Human Resources, Accounting, Tax and Payroll Departments. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. The Plan Administrator shall not be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market, as determined by the Plan Administrator, in its discretion, but subject to the express provisions of the Plan. Subject to the provision for increase, the maximum number of shares of the Corporation's Common Stock which shall be available for sale under the Plan and the International Plan shall be 3% of the shares of the Corporation's Common Stock, regardless of series, issued and outstanding on the Original Effective Date. The maximum number of shares of the Corporation's Common Stock which shall be available for sale under the Plan and the International Plan shall be increased on the first day of each fiscal year beginning in the fiscal year ended September 30, 1999, by an amount equal to (x) 3% of the shares of the Corporation's Common Stock, regardless of series, issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Plan and the International Plan, regardless of series, on the last day of the immediately preceding fiscal year.

B. Should any change be made to any series of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a series without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable in the aggregate under the Plan and the International Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance in the aggregate under the Plan and the International Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-seven
(27) months) as determined by the Plan Administrator prior to the start date. Semi-annual offering periods shall commence as of the first business day in April and October, respectively, and terminate on the last business day in March and September, respectively, of each calendar year, unless otherwise designated by the Plan Administrator.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall be three-month periods ending March 31, June 30, September 30 and December 31 of each year.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date provided he or she remains an Eligible Employee, by completing and submitting the appropriate form at designated times. An employee may actively participate in only one corporation sponsored stock purchase plan at a time.

B. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

C. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment form(s) prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such form(s) with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date. In such forms, the Eligible Employee must state the percentage of Base Salary or Base Salary and Commission/Bonus Payments to be deducted from the Eligible Employee's paycheck. Eligible Employees may enter the Plan only at the beginning of an offering period (the first business day of April and October, respectively). The Eligible Employee will be deemed to have elected to continue to participate at the same contribution previously selected (subject to the limitations in Article VI and VIII) and will automatically be enrolled in subsequent offering periods at the same level unless the Eligible Employee files a new enrollment form, withdraws, changes participation levels or becomes ineligible.

VI. PAYMENT FOR THE SHARES

A. The Participant shall authorize the percentage of Base Salary or Base Salary and Commission Bonus Payments which may be applied to the acquisition of shares of Common Stock under the Purchase Plan during the offering period by such Participant. Such Authorization shall be delivered to the Plan Administrator (or its designate). Such percentage may be any multiple of one percent (1%) of the Base Salary or Base Salary and Commission/Bonus Payments paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). Whenever an increase, decrease or adjustment in a participating employee's Base Salary or Base Salary and Commission/Bonus Payments is reflected on a pay day within a Purchase Interval, the amount of said Participant's deductions will be automatically adjusted to reflect such change, unless the Participant indicates otherwise.

B. The deduction percentage specified by the Participant shall continue in effect throughout the offering period, the Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective on the next Purchase Interval after timely filing of the appropriate form with the Plan Administrator. A Change Authorization must be received in writing by the Plan Administrator (or its designate) at least 15 days before the next Purchase Interval. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

C. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The payroll deductions so collected shall be credited to the Participant's book account under the Plan. Participants shall receive periodic statements detailing their account balances. A Participant may not make any additional payments on such account nor may payment for shares be made other than by payroll deductions. The funds allocated to an employee's account shall remain the property of the respective employee at all times. Except to the extent otherwise provided by the Plan Administrator, no interest shall be paid on the balance from time to time outstanding in such account and the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

D. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right (as set forth in Article VII (E) below) in accordance with the provisions of the Plan.

E. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. As soon as practicable after the Corporation has satisfied the requirements of the applicable federal and state securities laws relating to the offer and sale of Common Stock to Eligible Employees pursuant to this Plan, a Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, regardless of series but subject to Article III (A) hereof, in a series of successive installments over the remainder of such offering period on the condition that such employee remains eligible to participate in the Plan throughout such offering period, upon the terms set forth below; provided however, that any purchase rights or options outstanding on the Restatement Date shall remain an option or right to purchase shares of Comdisco Stock and shall not be exercisable for shares of any other series of common stock designated on or after the Participant's Entry Date. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date. If a Participant is not an Eligible Employee on the last business day of a Purchase Interval, he or she shall not be entitled to exercise his or her Purchase Right.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall for each offering period be established by the Plan Administrator, provided however, that the purchase price shall not be less than eighty five percent (85%) of the lower of (y) the Subscription Price relating to that offering period or
(z) Market Price. The initial purchase price for the initial and each subsequent offering period, until changed by the Plan Administrator, shall be the lesser of 90% (i) the Subscription Price or the (ii) the Market Price.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole or fractional shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price per share in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per participant in any one calendar year shall not exceed two thousand five hundred (2,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

E. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

  (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

  (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

  (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all of the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

F. Transfer of Employment. In the event that an Eligible Employee of the Corporation who is a participant in the Plan is transferred and becomes an Eligible Employee of a Foreign Subsidiary during an offering period in effect under the Plan, such individual shall automatically become a Participant under the International Plan for the duration of the Purchase Interval in effect at that time under the International Plan and shall continue to participate in such plan unless otherwise terminated and the balance in such individual's book account maintained under the Plan shall be transferred as a balance to a book account opened for such individual under the International Plan. Such balance, together with all other payroll deductions collected from such individual by the Foreign Subsidiary for the remainder of the Purchase Interval under the International Plan (as converted into U.S. Dollars), shall be applied on the next Purchase Date to the purchase of Stock under the International Plan.

G. Corporate Transaction. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole or fractional shares of Common Stock at a purchase price per share equal to that percentage then in effect under Article VII (C) (initially 90%) of the lower of (i) the Subscription Price for the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

H. Proration of Purchase Rights. If at the termination of any Purchase Interval the total number of shares which would otherwise be subject to options granted pursuant to Article VII (A) hereof exceeds the number of shares then available under the Plan and the International Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall promptly notify the Participants of the Plan and the International Plan, and shall, in its sole discretion (i) make a pro-rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the offering period without issuance of any shares or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Plan and the International Plan such that all options could be exercised in full.

The Corporation may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuance of any shares under the Plan and the International Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan and the International Plan. The Corporation shall promptly notify Participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A Participant may withdraw all but not less than all payroll deductions credited to his or her account under the Plan at any time prior to such notification from the Corporation. In the event the Corporation determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares.

I. Assignability. The purchase right shall be exercisable during the Participant's lifetime only by the Participant and shall not be assignable or transferable by the Participant other than by will or the laws of descent and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Article VII (E).

J. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights in an amount equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE, RESTATEMENT DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on November 4, 1997 and became effective on the Original Effective Date. The Plan was approved by the Corporation's stockholders in January, 1998. The Plan was amended and restated as of the Restatement Date, and, as amended and restated, was approved by the Corporation's Stockholders in April, 2000.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in December, 2008, (ii) the date on which all shares available for issuance in the aggregate under the Plan and the International Plan shall have been sold pursuant to purchase rights exercised under such plans or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. ISSUANCE OF STOCK

Upon purchase of one or more full or fractional shares by a Participant hereunder, such purchase shall be recorded on the stock transfer records of the Corporation in book entry form in the name of the Participant to reflect the shares purchased at that time. Certificates shall be issued only upon the Participant's request for full shares and also, when necessary to comply with transaction requirements outside the United States. To request certificates, Participant may call Merrill Lynch Service Center at 1-800-621-3777. In the event a Participant terminates his or her account, any fractional share held in the account will be paid to the Participant in cash. Participants shall receive periodic statements detailing their account balances. A Participant will receive Statements of Ownership for stock purchased under the Plan, or may elect to receive stock certificates instead of Statements of Ownership.

Stock purchased under the Plan will be issued only in the name of the Participant, or if his or her Authorization so specifies, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship.

The Plan Administrator, at its sole discretion, may determine that the shares shall be delivered by (1) issuing and delivering to the Participant a certificate for the number of shares purchased by such Participant on an exercise date; (2) issuing and delivering a certificate or certificates for the number of shares purchased by all Participants on an exercise date to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Plan Administrator from time to time, which shares shall be maintained by such member firm in separate brokerage accounts for each Participant; or (3) issuing and delivering a certificate or certificates for the number of shares purchased by all Participants on an exercise date to a bank or trust company or affiliate thereof, as selected by the Plan Administrator from time to time which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant. Each certificate or account, as the case may be, may be in the name of the Participant, or, if the Participant designates on the form prescribed by the Plan Administrator, in the Participant's name jointly with another individual, with right of survivorship.

XI. AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

Any such amendment or termination of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

XII. NOTICES

All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof. All notices or other communications to a Participant by the Corporation shall be deemed to have been duly given when sent by the Corporation by regular mail to the address of the Participant on the human resources records of the Corporation or when posted on any general electronic messaging and bulletin board system utilized by the Corporation.

XIII. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Common Stock for investment and not for resale. The Corporation does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Subject to the Corporation's compliance with applicable federal and state securities laws, Participant may, therefore, sell stock purchased under the Plan at any time he or she chooses. The Participant assumes the risk of any market fluctuations in the price of such stock.

XIV. GOVERNMENTAL REGULATION

The Corporation's obligation to sell and deliver shares of the Corporation's Common Stock under this Plan is subject to the approval of any governmental authority, domestic or foreign, required in connection with the authorization, issuance or sale of such stock.

XV. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation, however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale, other disposition or transfer of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of Illinois without resort to that State's conflict-of-laws rules.

D. As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned applicable provisions of law.

                                   SCHEDULE A

                         CORPORATIONS PARTICIPATING IN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                       AS OF THE ORIGINAL EFFECTIVE DATE

A. General Operating Subsidiaries

  CDC Realty, Inc.
  CDS Foreign Holdings, Inc.
  Comdisco Financial Services, Inc.
  Comdisco Healthcare Group, Inc.
   (f/k/a Comdisco Medical Equipment Group, Inc.
   [f/k/a Comdisco Medical Leasing Group, Inc.])
  Comdisco Investment Group, Inc.
  Comdisco Maintenance Services, Inc.
  Comdisco Medical Exchange, Inc.
  Comdisco Network Services, Inc.
   (f/k/a COM-L 1989-B Corporation)
  Comdisco Systems, Inc.
  Comdisco Trade, Inc.
  Computer Discount Corporation

B. Specific Purpose Subsidiaries

  CFS Railcar, Inc.
  COM-L 1989-A Corporation
  Comdisco Canada Finance, L.L.C. (Delaware Corp.)
  Comdisco Receivables, Inc.
  Commedco, Inc.
  CDO RM, Inc.
  CDO Capital, L.L.C.

                                   APPENDIX

The following definitions shall be in effect under the Plan:

  A. BOARD shall mean the Corporation's Board of Directors.

  B. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

  C. CODE shall mean the U.S. Internal Revenue Code of 1986, as amended.

  D. COMMISSION/BONUS PAYMENTS shall mean all non-Base Salary cash payments paid to a Participant by one or more participating companies during such individuals period of participation in one or more offering periods under the Plan. In addition to Base Salary, exclusions from Commission/Bonus Payments shall include without limitation: (i) all overtime payments (other than those functioning as base salary equivalents) reimbursement for expenses and profit sharing distributions, and (ii) any and all contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

  E. COMMON STOCK shall mean any and all series of the Corporation's common stock authorized by the Corporation's Amended and Restated Certificate of Incorporation, including Comdisco Stock or Comdisco Ventures Stock, or any and all other series of the Corporation's common stock designated by the Corporation's Board of Directors in accordance with that certificate and Delaware law.

  F. CORPORATE AFFILIATE shall mean any "parent" or "subsidiary" corporation of the Corporation, whether now existing or subsequently established. "Parent" and "subsidiary" shall be determined as follows:

    (i)"parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and

    (ii)"subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  G. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

  H. CORPORATION shall mean Comdisco, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Comdisco, Inc. which shall by appropriate action adopt the Plan.

  I. ELIGIBLE EMPLOYEE shall mean any person who is a resident in the United States and who is employed and has been continuously employed for at least one year as of the start date of an offering period by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five
  (5) months per calendar year for earnings considered wages under Code
  Section 340 1(a), and who are not designated by the Corporation as officers under Section 16 of the Securities Exchange Act of 1934, as amended.

  J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Original Effective Date. Unless otherwise provided by the Plan Administrator, all subsequent Entry Dates shall be the first business day in April and October of each calendar year.

  K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

    (i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing sale price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, such price is officially quoted in the composite tape of transactions on such exchange. Initially the primary market is designated to be the New York Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing sale price on the last preceding date for which such quotation exists.

  L. FOREIGN SUBSIDIARY shall mean any Corporate Affiliate which employs Eligible Employees outside the United States and which may be authorized from time to time by the Board to participate in the International Plan.

  M. INTERNATIONAL PLAN shall mean the Corporation's 1998 International Employee Stock Purchase Plan.

  N. MARKET PRICE shall be the closing selling price of the Common Stock on the New York Stock Exchange (or such other Stock Exchange designated as the primary market by the Plan Administrator) on the day prior to the Purchase Date or, if the Corporation purchases such Common Stock, the actual cost to the Corporation per share (exclusive of brokerage fees and expenses) on the Purchase Date.

  O. 1933 ACT shall mean U.S. Securities Act of 1933, as amended.

  P. ORIGINAL EFFECTIVE DATE shall mean the first business day in April, 1998. Any Corporate Affiliate which becomes a Participating Corporation after such Original Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

  Q. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

  R. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized form time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Original Effective Date are listed in the attached Schedule A.

  S. PLAN shall mean the Corporation's 1998 Employee Stock Purchase Plan, as amended, as set forth in this document.

  T. PLAN ADMINISTRATOR shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan, none of whom shall be eligible to participate in the Plan.

  U. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day in June, 1998.

  V. PURCHASE INTERVAL shall mean each successive three (3) month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. The initial Purchase Interval, however, shall end on the last business day in June, 1998.

  W. RESTATEMENT DATE shall mean April   , 2000.

  X. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

  Y. SUBSCRIPTION PRICE shall mean (i) if the Common Stock is listed on a Stock Exchange the closing price of the Common Stock on the New York Stock Exchange (or such other Stock Exchange designated as the primary market by the Plan Administrator) on the start date (the first business day of April and October, respectively) of an offering period or (ii) if the Common Stock is listed on the Nasdaq National Market, the last reported sales price per share if such Common Stock on the Nasdaq National Market on the start date (the first business day of April and October, respectively) of an offering period.

                                           Amended and Restated by the Board
                                           of Directors and approved by the
                                           Stockholders of the Company as of
                                           April   , 2000.

                                                                       ANNEX VII



                                 COMDISCO GROUP

                          DESCRIPTION OF BUSINESS AND

                         COMBINED FINANCIAL INFORMATION

                                     VII-1

                                 COMDISCO GROUP

      INDEX TO DESCRIPTION OF BUSINESS AND COMBINED FINANCIAL INFORMATION

                                                                          Page
                                                                         ------
Description of Business................................................  VII-3

Management's Discussion and Analysis of Financial Condition and Results
 of Operations.........................................................  VII-10

Audited Financial Statements...........................................  VII-20

Independent Auditors' Report...........................................  VII-21

Combined Statements of Earnings--Fiscal years ended September 30, 1999,
 1998 and 1997 and three months ended December 31, 1999 and 1998
 (Unaudited)...........................................................  VII-22

Combined Balance Sheets--September 30, 1999 and September 30, 1998 and
 December 31, 1999 (Unaudited).........................................  VII-23

Combined Statements of Cash Flows--Fiscal years ended September 30,
 1999, 1998 and 1997 and three months ended December 31, 1999 and 1998
 (Unaudited)...........................................................  VII-24

Combined Statements of Division Equity--Fiscal years ended September
 30, 1999, 1998 and 1997 and three months ended December 31, 1999 and
 1998 (Unaudited)......................................................  VII-25

Accumulated Other Comprehensive Income/(Loss)--Fiscal years ended
 September 30, 1999, 1998 and 1997 and three months ended December 31,
 1999 and 1998 (Unaudited).............................................  VII-26

Notes to Comdisco Group Combined Financial Statements..................  VII-27

                                     VII-2

                                COMDISCO GROUP

                            DESCRIPTION OF BUSINESS

You should read this description together with the information provided with respect to Comdisco Group in Comdisco's Form 10-K, as amended by Form 10-K/A, for the 1999 fiscal year and the section entitled "Management Discussion and Analysis of Financial Condition and Results of Operation" below at page VII-12, including various risk factors identified in those documents with respect to the business of Comdisco Group.

Overview

Comdisco provides global technology services to help its customers maximize technology functionality, predictability and availability. Comdisco provides equipment leasing, continuity, managed network services, and desktop management solutions. These services are designed to provide integrated, long-term, cost effective asset and technological planning as well as data and voice availability and recovery to users of high technology equipment. Comdisco also includes its subsidiary, Prism Communication Services, Inc. that is developing a high-speed, always-on digital network, which we believe will provide customers with leading-edge connectivity.

Comdisco Group is:

  . our technology services businesses, including: our continuity services; managed network services; and desktop management solutions;

  . our global leasing and remarketing businesses in areas such as electronics, communications, laboratory and scientific and industrial automation equipment;

  . Prism Communication Services, Inc., our majority-owned subsidiary, through which we provide integrated communications services; and

  .  our retained interest in Comdisco Ventures.

The executive offices of Comdisco Group are located in the Chicago area, at 6111 North River Road, Rosemont, Illinois 60018, and its telephone number is
(847) 698-3000.

General Development Of Business

Comdisco was founded in 1969 and incorporated in Delaware in 1971. Since its incorporation, Comdisco's business, its markets and the services it offers and the way it conducts its business has changed significantly and is expected to continue to change and evolve. These changes are primarily the result of rapid changes in technology (including declining prices, manufacturer consolidations and the rise of new industries such as telecommunications), the rise of new dominant technologies (such as the Internet) and their related impact on customers' needs and requirements. Initially, Comdisco was engaged primarily in the procurement and placement of new and used computer equipment, principally mainframe and related peripherals. Comdisco developed disaster recovery and contingency planning services in 1980. In the mid-1980's Comdisco expanded its operations to include the leasing of non-computer equipment (office equipment, PBX, point-of-sale, and other high-technology equipment), eventually adding healthcare, communications, semiconductor manufacturing and other industry specific equipment leasing, remarketing and other services.

On March 24, 1999, Comdisco announced a major shift in its corporate strategy, including its intent to focus on high-margin service businesses and shed low-margin businesses, such as its mainframe leasing portfolio and medical refurbishing business. In conjunction with its repositioning, Comdisco recorded a one-time pre-tax charge of $150 million, $96 million after tax, or approximately $0.59 per share, in the quarter ended March 31, 1999. The components of this pretax charge include $100 million associated with Comdisco's plans to exit the mainframe residual leasing business, $20 million to exit the medical refurbishing business and $30 million associated with a realignment of the service businesses. Comdisco completed the sale of its mainframe computer leasing portfolio and the sale of the medical refurbishing business in the fiscal quarter ended June 30, 1999. In addition to these sales, Comdisco completed the sale of substantially its entire vendor lease portfolio in September, 1999.

Comdisco finalized the acquisition of Prism during the quarter ended March 31, 1999.


                                     VII-3

The industry in which Comdisco operates is in a state of constant change, and, as part of this environment, Comdisco Group's business is becoming more service oriented, with the business driven by Comdisco Group's service capabilities. Accordingly, Comdisco has realigned its businesses within Comdisco Group to focus on technology services, Prism, and on global leasing businesses in historically high-margin areas such as electronics, communications, medical, laboratory and scientific.

Leasing, Services and Prism

Comdisco Group's operations are organized into three reportable groups of businesses. These groups are Leasing, Services and Prism.

Leasing

General. Leasing and remarketing services for distributed computing systems-- servers, workstations, PCs, local area networks and other high technology equipment; acquisition management; expenditures tracking; and other services that facilitate equipment procurement and expense tracking.

Comdisco Group buys, sells and leases and remarkets PCs and workstations made by most of the leading manufacturers. Comdisco Group's lease transactions also include high-end servers, printers and other desktop related equipment. Comdisco Group's strategy for the distributed systems market is to provide financing, professional services and software tools (see "Services") to its existing and prospective customers. Comdisco Group estimates that approximately 34% of the cost of equipment placed on lease by Comdisco Group (excluding International operations) in fiscal 1999 was distributed equipment.

Industry Specific. Leasing and remarketing, asset management and reconditioning services for industry specific equipment, including semiconductor manufacturers, communication and pharmaceutical companies.

Electronics Comdisco Group. Comdisco Group leases new and used electronic manufacturing, testing and monitoring equipment, including semiconductor production equipment, automated test equipment and assembly equipment. Additionally, Comdisco Group maintains a dedicated refurbishing and sales facility in the Silicon Valley area. The semiconductor manufacturing industry is characterized by rapidly advancing technology, high capital outlays, increased competition, and a growing concern over the total cost of ownership in high technology equipment. Comdisco Group assists its customers in developing an effective strategy for acquiring and managing its high-tech assets.

Healthcare Comdisco Group. Through its healthcare subsidiaries, Comdisco Group leases medical and other high technology equipment to healthcare providers, including used, reconditioned medical equipment. Comdisco Group's portfolio includes angiography, MRI systems, CT Scanners, nuclear imaging devices, test equipment such as oscilloscopes, analyzers and testers and laboratory equipment such as microscopes and centrifuges.

Laboratory and Scientific Comdisco Group. Comdisco Group's laboratory and scientific group assists organizations in the pharmaceutical, chemical, research, healthcare and biotechnology industries through the implementation of an equipment life-cycle management strategy. Its marketing strategy includes financing, technology risk management and remarketing.

Services

Continuity Services. These services include continuity services for large central processing sites, client/server, workstation and PC environments, local and wide area networks and voice availability and recovery capabilities, as well as consulting services in continuity planning, network services and data protection, and other related data processing services throughout the United States, Canada and Europe. Comdisco Group provides backup capabilities for, among others, Digital Equipment Corporation, Hitachi Data Systems, IBM, Hewlett Packard,

                                     VII-4

Sequent, Stratus, Sun Micro Systems, Tandem and Unisys equipment users. Comdisco's services are designed to help customers avoid and minimize the impact of a significant interruption to critical business functions as a result of the inaccessibility to the customer's data processing facility, communications network(s) or workstations.

Through its network and facilities strategy entitled CCS Net, Comdisco Group offers customers access to its North American facilities, including a range of data processing recovery services at hot sites, Customer Control Centers (CCC) and shell sites. Hot sites are equipped computer facilities that include central processing units, peripherals and communications equipment. A CCC interfaces customers to geographically separated hot sites by means of telecommunications lines. Most facilities also include workstation and/or desktop recovery, voice, and network capabilities. Capabilities also include client/server platforms and midrange systems. These facilities were also used for Comdisco Group's Millennium Testing Services, which allowed customers to test their Year 2000 conversion projects.

Of Comdisco Group's approximately forty continuity locations, nine serve as data center recovery environments providing hot site and/or shell site services. These nine regional recovery centers serve major commercial centers, including New York, Chicago, Northern and Southern California, Texas, Georgia, as well as a location in Southern New Jersey that serves the Mid-Atlantic region and a center located in Toronto, Canada. Each recovery center has at least one hot site or CCC and includes telecommunications capabilities, conference rooms, office space, support areas, and appropriate on-site technical personnel. Comdisco believes it operates one of the largest communications networks in North America.

Managed Network Services. Comdisco Network Services offers network assessment, design, implementation, help desk and professional management services designed to reduce the total cost of network technology. Comdisco Group's customer base is primarily North American-based enterprises as its monitoring and on-site support capabilities are predominantly within the United States.

Desktop Management Solutions. Comdisco Group provides strategic solutions for desktop management services to its customers to assist them in managing their information technology assets with the objective of increasing productivity and reducing technology cost and risk. These technology service solutions are built around the collection, integration, and management of information on enterprise assets through the implementation of an integrated database of asset information. These solutions may also include improving, supporting, and managing distributed systems and critical business processes through a single point of contact. The services, which are designed to complement Comdisco Group's leasing activities, include transitional strategies, integration planning and implementation, financing (hardware and software), and continuity planning. Comdisco Group's integrated desktop management software tools let customers order, track and manage their inventory of distributed systems equipment.

Prism

Overview. Prism intends to become a leading integrated communications carrier by directly offering communications services that enhance productivity. Its array of services will include high-speed data connectivity, local and long distance voice, video conferencing, virtual private networks, business continuity and teleworking solutions. Prism will provide these services over a facilities-based network consisting of splitterless, integrated data and voice line card technology from Nortel Networks(TM) (Nortel) and an optical backbone that enables the Company to efficiently transport voice and data traffic from network edge to the Internet, a LAN/WAN or other destinations. Prism intends to build long-term relationships with target customers, which include small and mid-sized businesses, teleworkers and residential power users, by initially providing affordable, reliable data and voice services supported by integrated, simple billing and excellent customer service. Prism intends to build its brand, RED, because it believes a well-recognized brand can reduce costs required to acquire new customers, lower customer turnover and serve as a platform from which to sell additional, complementary business and communications services. In the future, Prism plans to expand its applications offerings, utilizing its customers' high-speed data connectivity to offer broadband content and

                                     VII-5
business-to-business services. Over time, Prism believes such applications will increase in importance to its customers and business model. Through its relationship with Comdisco Group, Prism plans to further extend its service distribution by utilizing Comdisco's strong customer relationships among larger corporations.

Prism Data Services. Prism offers three high-speed data services designed to answer the needs of its various target market segments:

  . RED HomeWork and RED PowerWork are applicable primarily for single users in residential or small office settings requiring a dedicated, "always-on" connection to the Internet and, in the future, a LAN/WAN, or other destinations.

  . RED NetWork serves the small to medium-sized business with capacity for multiple users. Prism includes a router and multiple e-mail accounts with each NetWork package, and customers have the option to support their own Web and e-mail servers behind the router.

In addition to the services noted above, Prism is developing a new family of higher-speed data and voice products, some of which Prism is testing in the greater New York City metropolitan area. Prism plans to bundle together and differentiate these services based on customers' preferences for transmission speeds, security and flexibility to choose transmission paths. Prism anticipates offering some of these services beginning in the second quarter of calendar 2000.

Prism also offers standard 56k and ISDN dial-up services to those customers who are not located in a high-speed service area or who do not wish to take high-speed service. Prism prices such services as $8.00 and $19.95 per month for unlimited use, respectively.

Prism Voice Services. Prism began offering voice services in the greater New York City metropolitan area in the first quarter of calendar 2000 and expects to make a similar offering in every market entered. Prism voice services include local and local toll calling, long distance calling, and a bundle of four features: three-way calling, call waiting, call forwarding and caller ID.

Additional Prism Services. Prism either offers or is planning to offer several services to RED customers by the first quarter of calendar 2000, including domain name hosting, on-line data back-up, web hosting, and, later in calendar 2000, virtual private network capability and broadband content such as media and entertainment presentations.

Customer Service

Prism offers customers a single point of contact for implementation, maintenance, and billing. Prism's network operations center in New York City provides both proactive and customer initiated maintenance services 24 hours a day, seven days a week.

Prism believes that "Hot Cut" provisioning will enable Prism to provision voice and data customers faster than other companies that are required to provide a new copper telephone line as part of the service. Hot Cut Provision avoids the customer line installation process by simply re-terminating the customer's existing local loop from the ILEC switch to Prism's switch within the central office collocation space.

Network Architecture

Prism intends to deploy a national, facilities-based network utilizing Nortel's high-speed digital modem technology. Prism is constructing a voice network using Nortel DMS-500, Access Node Express, RSC, and multiple services access shelf technology using the Universal Edge 9000 and Succession 9000 products. Prism is building its voice network to carrier-grade voice standards found in many of today's copper-based voice networks. Prism's network is designed to be highly secure between the subscriber's premise and the integrated line card located in its collocation. Prism manages its network from its network operations center located in New York City. Prism provides end-to-end network management to its customers using advanced network management tools on a 24-hour-a-day, seven-day-a-week basis. From its network operations center, Prism can monitor its network, including the equipment and circuits in its metropolitan area networks and central offices, and its customers' networks, including individual end user lines and DSL modems.

                                     VII-6

Through its relationship with Nortel, Prism also has the monitoring and diagnosis capabilities of its network management center. This facility provides network surveillance and analysis to remotely address trouble reports and establish preventative maintenance in advance of problems. In addition, Nortel personnel are available for dispatch to assist us in the field.

Comdisco Group Operations

Comdisco Group's operations are conducted through its principal office in the Chicago area and approximately one hundred offices in the United States, Canada, Europe and the Pacific Rim. Subsidiaries in Europe and Canada offer services similar to those offered in the United States.

Each business is directed by its own management team and has its own sales, marketing, product development, operations and customer support personnel. Overall corporate control and coordination are achieved through centralized budgeting, financial and legal reporting, cash management, additional customer support and strategic planning.

Comdisco Group may, from time-to time, enter into marketing relationships with high technology equipment manufacturers and value-added resellers in order to expand its customer base and name recognition. In its marketing operations, Comdisco Group attempts to cross-sell services where and when appropriate.

Customers and Raw Materials

Comdisco Group's business is diversified by customer, customer type, equipment segments, geographic location of its customers and maturity of its lease and notes receivables. Comdisco Group's customers include "Fortune 1000" corporations or companies of a similar size as well as smaller organizations, including privately-held corporations. Comdisco Group's businesses are not dependent on any single customer or on any single source for the purchasing, selling or leasing of equipment, or in connection with its continuity services.

Competition

Comdisco Group competes with different firms in each of its activities.

Leasing and Services

Comdisco Group's competition includes equipment manufacturers such as IBM, Hewlett Packard (HP), Amdahl, Hitachi Data Systems, AT&T, Rolm, Hitachi Medical Systems, Siemens Medical Systems and General Electric, other equipment dealers, brokers and leasing companies (including captive or related leasing companies of IBM, HP and General Electric and others) as well as financial institutions, including commercial banks and investment banking firms. While its competitive methodologies will differ, in general, Comdisco Group competes mainly on the basis of its expertise in remarketing equipment, terms offered in its transactions, its reliability in meeting its commitments, its independence from the manufacturer and its ability to develop and offer alternative solutions and options to high technology equipment users.

Primarily as a result of technological changes, competition has increased in the leasing industry and the number of companies offering competitive services, such as desktop management and other high technology equipment leasing, has increased. Competitive alliances have also impacted the leasing industry.

In PCs, workstations, electronics, healthcare and telecommunications, Comdisco Group believes it competes with the manufacturers and their captive leasing companies and approximately three significant leasing companies, as well as banks and other lessors and financial and lending institutions throughout the United States and Canada. In its other services, Comdisco Group competes with manufacturers and other national and regional consulting and services organizations.

                                     VII-7

In continuity services, Comdisco Group believes that its major domestic competitors are IBM and SunGard Data Systems, Inc. Additionally, it competes with regional firms in the domestic, Canadian and European marketplace, which provide contract continuity services, and that it is the largest international provider of such services.

In managed network services, Comdisco Group competes with telecommunications firms, such as AT&T and MCI Communications, consulting organizations, such as Andersen Consulting and EDS, and other local and regional providers.

In desktop management, Comdisco Group believes it competes with a number of large general contractors such as AT&T, GE Capital ITS, Hewlett-Packard and IBM, all companies with significant resources and with experience in leasing and financing. In addition, other companies, such as Amdahl and Unisys-- companies that have traditionally focused on equipment break/fix and maintenance services--have begun offering more comprehensive asset management strategies.

Prism

Prism believes that its most direct competition for high-speed data communications services will come from traditional telephone companies and other major DSL providers operating in its target markets. However, Prism also anticipates competition from service providers using other technologies.

Traditional Telephone Companies. Traditional telephone companies present in its target markets are conducting technical and/or market trials or have commenced commercial deployment of DSL-based services. Prism recognizes that each traditional telephone company has the potential to quickly overcome many of the obstacles that Prism believes have delayed widespread deployment of DSL services by traditional telephone companies in the past.

Major DSL Providers. Other competitive telecommunications companies plan to offer or have begun offering DSL-based access services in its targeted markets, and others are likely to do so in the future. Competitive telecommunications companies that provide DSL service include Covad Communications Group, Inc., Rhythms NetConnections Inc., NorthPoint Communications Group, Inc. and Network Access Solutions Corporation, but currently, Prism believes such companies only provide data services.

Other Service Providers. Many of its competitors are offering, or may soon offer, technologies and services that will compete with some or all of its broadband service offerings. These technologies include T1, integrated services digital network, satellite, cable modems and analog modems and could be provided by Cable Modem Service Providers, Traditional Long Distance Carriers, Interexchange Carriers, Internet Service Providers and Wireless and Satellite Data Service Providers.

Voice Services. In each designated market area in which Prism introduces voice services, it will face, and expect to continue to face, significant competition from the traditional telephone companies, which currently dominate their local telecommunications markets.

Prism will also face competition from other potential competitors with respect to its local and long distance voice services. In addition to the traditional telephone companies and competitive access providers, potential competitors capable of offering switched local and long distance services include long distance carriers such as AT&T Corp., MCI WorldCom and Sprint Corporation, cable television companies, such as Tele-Communications, Inc. and Time Warner Inc., electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end-users.

Prism also competes with long distance carriers in the provision of long distance services. Although the long distance market is dominated by three major competitors, AT&T, MCI WorldCom and Sprint, hundreds of other companies also compete in the long distance marketplace.

                                     VII-8

Other

Comdisco Group's continued ability to compete is also affected by its ability to attract and retain well qualified personnel and the availability of financing.

Comdisco Group does not own any patents, licenses, or franchises which it considers to be material to Comdisco Group's businesses.

Comdisco Group's businesses are not seasonal, however, quarter-to-quarter results from operations can vary significantly.

Comdisco Group currently believes that the amount of backlog orders is not material to understanding Comdisco Group's business.

Because of the nature of Comdisco Group's business, Comdisco Group is not required to carry significant amounts of inventory either for delivery requirements or to assure continuous availability of goods from suppliers.

Employees

At September 30, 1999, Comdisco Group had approximately 3600 full-time employees, including Prism employees. None of its employees are represented by a labor union or are the subject of a collective bargaining agreement. Comdisco Group has never experienced a work stoppage and believes that its employee relations are good.

Government Regulation

The facilities and services that Prism obtains from traditional telephone companies in order to provide its services are regulated extensively by the FCC and state telecommunications regulatory agencies. To a lesser extent, the FCC and state telecommunications regulators exercise direct regulatory control over the terms under which Prism provides services to the public. Municipalities also regulate limited aspects of the telecommunications business by imposing zoning requirements, permit or right-of-way procedures or fees, among other regulations. The FCC and state regulatory agencies generally have the authority to condition, modify, cancel, terminate or revoke operating authority for failure to comply with applicable laws, or rules, regulations or policies. Fines or other penalties also may be imposed for these violations. Prism cannot assure you that regulators or third parties would not raise issues regarding its compliance or non-compliance with applicable laws and regulations. Prism believes that it operates its business in compliance with applicable laws and regulations of the various jurisdictions in which Prism operate and that it possesses the approvals necessary to conduct its current operations.

                                     VII-9

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

This discussion should be read along with the Comdisco Ventures financial information contained in Annex VIII to this proxy statement. Historical results and percentage relationships may not necessarily be indicative of operating results for any future periods. The financial statements of Comdisco Group include the balance sheets, statements of operation, cash flow and group equity of the following businesses of Comdisco:

  . Comdisco's technology services businesses, including: continuity services; and managed network services and Comdisco's desktop management solutions; and

  . Comdisco's global leasing and remarketing businesses in areas such as electronics, communications, laboratory and scientific and industrial automation equipment.

  . Comdisco's subsidiary Prism Communication Services, Inc. Prism is developing a high-speed, always-on digital network, which will provide customers with leading-edge connectivity.

The Comdisco Group financial statements also include its retained interest in Comdisco Ventures, currently 100 percent.

The stockholders of Comdisco are scheduled to vote on a "tracking stock proposal" to, among other things, amend Comdisco's certificate of incorporation to:

  . authorize Comdisco's board of directors to issue common stock in multiple series, with the initial two series of common stock being Comdisco Stock and Ventures Tracking Stock;

  . re-classify each outstanding share of Comdisco's existing common stock as one share of Comdisco Stock; and

  . increase the total authorized shares of Comdisco's common stock from 750,000,000 to 1,800,000,000.

If the tracking stock proposal is approved by Comdisco's stockholders, the filing of Comdisco's restated charter implementing the proposal will automatically reclassify each share of existing common stock into one share of Comdisco Stock. Subject to stockholder approval of the tracking stock proposal, Comdisco expects to issue shares of Ventures Tracking Stock representing approximately 15% of the equity value initially affiliated to Comdisco Ventures in its fiscal 2000. The effect of any issuances of Ventures Tracking Stock on the retained interest percentage and the outstanding interest percentage would depend upon the number of shares of Ventures Tracking Stock issued and whether Comdisco elects to attribute the net proceeds of such financings to the equity of Ventures Tracking Stock or to Comdisco Group in respect of its retained interest.

The Comdisco Group financial statements and Comdisco Ventures financial statements comprise all of the accounts included in the consolidated financial statements of Comdisco. The separate business financial statements give effect to all allocation and related party transaction policies as adopted by the board of directors of Comdisco. These policies are described in the Notes to Consolidated Financial Statements to the Comdisco Group financial statements. The Comdisco Group financial statements have been prepared in a manner which management believes is reasonable and appropriate. Such financial statements include (i) the financial position, results of operations and cash flows of Comdisco Group, (ii) Comdisco's debt and the effects that such debt had on the related Comdisco Group statements of income and cash flows, and (iii) the effects of a 100 percent retained interest in Comdisco Ventures on the statements of income and balance sheets.

If the tracking stock proposal is approved by Comdisco's stockholders, Comdisco will provide to the holders of Comdisco Stock separate financial statements, financial reviews, descriptions of the business, and other relevant financial information for Comdisco Group and Comdisco Ventures as well as consolidated financial information for Comdisco. Notwithstanding the allocation of assets and liabilities, including contingent liabilities, between Comdisco Group and Comdisco Ventures for the purposes of preparing their respective financial statements, this

                                    VII-10
allocation and the change in the capital structure of Comdisco as a result of the approval of the tracking stock proposal will not result in the distribution or spin-off to stockholders of any of Comdisco's assets and liabilities and will not affect ownership of its assets or responsibility for its liabilities or those of its subsidiaries. Holders of Comdisco Stock will remain common stockholders of Comdisco. The assets attributed to one business will be subject to the liabilities of the other businesses, even if such liabilities arise from lawsuits, contracts or indebtedness that are attributed to the other businesses. If Comdisco is unable to satisfy one business's liabilities out of the assets attributed to it, Comdisco may be required to satisfy those liabilities with assets the Company has attributed to the other businesses. Further, holders of Comdisco Stock and Ventures Tracking Stock will not have any legal rights related to specific assets of either business.

Financial effects from one business that affect Comdisco's consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the other business and the market price of the stock relating to the other business. In addition, net losses of either business and dividends and distribution on, or repurchases of, either series of common stock or repurchases of preferred stock at a price per share greater than par value will reduce the funds we can pay on each class of common stock under Delaware law. Accordingly, the Comdisco Group financial statements should be read in conjunction with Comdisco's audited consolidated financial information and Annual Report on Form 10-K, as amended by Form 10-K/A, and the financial information of Comdisco Ventures contained in Annex VIII of this proxy statement.

Forward Looking Statements

Certain statements herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements are subject to many uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties include, but are not limited to, those risk factors set forth generally throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations and specifically under "Risk Factors that May Affect Future Results" beginning at page VII-19 and in the "Note on Forward-Looking Information" included in this annex.

Overview

Comdisco Group businesses are designed to bring solutions that reduce technology cost and risk to the customer and in supporting the customer's technology infrastructure. These businesses are: 1) Leasing, which includes the leasing and remarketing of distributed systems (PCs, servers, workstations and routers), communications equipment, equipment leasing and technology lifecycle management services for the semiconductor manufacturing, pharmaceutical and communications industries: 2) Technology services, which includes business continuity services, desktop management services (marketed under the company's IT CAP Solutions brand name), managed network services and software tools to support these areas; and 3) Prism, which provides high speed, leading-edge connectivity and other communications services.

Summary

Fiscal 1999 net earnings before the retained interest in Comdisco Ventures (hereinafter referred to as "earnings") were $5 million compared to $136 million and $116 million in fiscal 1998 and 1997, respectively. The decrease in earnings in fiscal 1999 compared to fiscal 1998 was due to $150 million of pre-tax charges (the "Charge") related to the divestiture of low-margin businesses and the realignment of Comdisco's service businesses (see "Business" for a discussion of the Charge) which reduced earnings by $96 million and due to losses attributable to Prism which reduced earnings by approximately $36 million ($23 million after-tax). Excluding the Charge and Prism, earnings for the year ended September 30, 1999 were $124 million.

                                    VII-11

Business

On March 24, 1999, Comdisco announced a major shift in its corporate strategy, including focusing on high-margin service businesses and shedding low-margin businesses, including its mainframe leasing portfolio and medical refurbishing business.

Comdisco finalized the acquisition of Prism during the quarter ended March 31, 1999.

The industry in which Comdisco Group operates is evolving, and Comdisco Group's business is becoming more service oriented, with the business driven by Comdisco Group's service capabilities. Accordingly, Comdisco Group has realigned to focus on technology services, Prism, and on its global leasing businesses in historically high-margin areas such as electronics, communications, medical, laboratory and scientific equipment.

In conjunction with its repositioning, Comdisco recorded a one-time pre-tax charge of $150 million, $96 million after-tax, in the quarter ended March 31, 1999. The components of the Charge include $100 million associated with Comdisco Group's plans to exit the mainframe residual leasing business, $20 million to exit the medical refurbishing business and $30 million associated with a realignment of the service businesses. In the quarter ended June 30, 1999, Comdisco announced it had completed the sale of its mainframe computer leasing portfolio (hereinafter referred to as the "Sale") and the sale of the medical refurbishing business. Comdisco also completed the sale of a majority of its vendor lease portfolio in September 1999.

Leasing volume decreased in fiscal 1999 as compared to fiscal 1998, primarily as a result of Comdisco Group's decision to exit the mainframe leasing business and its focus on technology services. Cost of equipment placed on lease was $2.7 billion in fiscal 1999 compared to cost of equipment placed on lease of $3.2 billion and $3.0 billion in fiscal 1998 and 1997, respectively.

In addition to originating new equipment lease financing, Comdisco Group remarkets used equipment from its lease portfolio. Remarketing is the sale or re-lease of equipment either at original lease termination or during the original lease. These transactions may be with existing lessees or, when equipment is returned, with new customers. Remarketing activities are comprised of earnings from follow-on leases and gross profit on equipment sales. Remarketing activity, an important contributor to earnings, was strong throughout both fiscal 1999 and 1998 and was at record levels in fiscal 1999. Remarketing activity will continue to be an important contributor to quarterly earnings in the near and long term because of the size of Comdisco Group's lease portfolio at September 30, 1999, and as a result of the residual leasing business for communication, electronics, medical, laboratory and scientific equipment. See "Risk Factors That May Affect Future Results" for a discussion of the factors that may affect remarketing activities.

Comdisco Group's technology services attained record revenues in fiscal 1999, however, higher costs, primarily associated with higher personnel costs and continued investment in new service development, negatively impacted margins on Comdisco Group's technology services business. Costs associated with the development and implementation of Comdisco Group's network services infrastructure had a negative impact on the network services earnings contribution. Technology services had pre-tax earnings of $82 million, excluding the pre-tax charge, compared to pre-tax earnings of $71 million and $58 million in fiscal 1998 and 1997, respectively. Comdisco Group's network services as well as its desktop management services had strong growth during fiscal 1999 and should have a positive impact on Comdisco Group's pre-tax earnings in fiscal 2000. Included in the Charge is $30 million associated with the realignment of Comdisco Group's service businesses, including costs associated with the relocation of its network management centers and consolidation and reconfiguration of some of its continuity services facilities worldwide. See "Risk Factors That May Affect Future Results" for a discussion of the factors that may affect earnings contributions from services.

                                    VII-12

Financial Condition

Comdisco Group's operating activities during the year ended September 30, 1999, including capital expenditures for equipment facilities expansion and other capital expenditures, were funded primarily by cash flow from operations (primarily lease receipts), including the realization of residual values through remarketing activities, and external financing. See Note 7 of Notes to Consolidated Financial Statements for information on Comdisco Group's interest-bearing liabilities, including average daily borrowings, effective interest rates and maturities.

During the last five years, equipment purchased for leasing totaled $13 billion. Expenditures for equipment in fiscal 1999 totaled approximately $2.6 billion. Comdisco Group continued to invest additional capital to upgrade its service capabilities and enhance future continuity services revenues. In fiscal 1999, capital expenditures were $151 million, compared to $87 million and $61 million in fiscal 1998 and 1997, respectively. This includes additions in large systems, mid-range systems, network products and expansion of its work areas, as well as continue investment in Advance Recovery Services ("ARS"). ARS is designed to reduce the risk of data loss as well as recovery time across all market-leading platforms. Comdisco Group is also investing in additional personnel to expand its other technology services offerings and to ensure the quality of its services offerings.

During fiscal 1999, Comdisco Group invested approximately $136 million in Prism, including $91 million in the development and expansion of this business. Comdisco Group currently estimates that Prism capital expenditures will be $400 million in fiscal 2000 and $250 million in fiscal 2001, including capital expenditures for the expansion of Prism's network, costs associated with the buildup phase in each metropolitan area (the procurement, design and construction of central office cages, end-user digital subscriber line cards, and expenditures for other elements of network design), and the improvement of Prism's network management, billing and other back office systems.

Comdisco Group believes its existing financial resources are sufficient to fund the expected Prism requirements. However, Comdisco Group is considering alternative funding sources for Prism, including the sale of equity in the public market. See "Risk Factors that May Affect Future Results" for a discussion of Prism liquidity requirements.

Comdisco Group is the primary source of funds for Comdisco Ventures. Comdisco Ventures provides venture debt and venture leasing to emerging technology companies. At September 30, 1999, Comdisco Group had loans to Comdisco Ventures totaling $533 million. The loans bear interest based on markets rates plus a margin. Comdisco Group currently estimates that Comdisco Ventures capital expenditures in fiscal 2000 will be approximately $500 million. Comdisco Group believes its existing financial resources are sufficient to fund the expected Comdisco Ventures' capital requirements. However, Comdisco Group is considering alternative funding sources for Comdisco Ventures, including, but not limited to, the establishment of a limited partnership and the offering of partnership interests to a limited number of accredited investors, including Comdisco. The limited partnership, or possibly partnerships, would become the primary source of liquidity for Ventures for fiscal 2000.

Comdisco Group believes that its estimated cash flow from operations and current financial resources will be sufficient to fund anticipated future growth and operating requirements. In addition, Comdisco Group expects to continue to utilize a variety of financial instruments to fund its short- and long-term needs.

Cash provided by operating activities: Net cash provided by operating activities was $3.0 billion, $2.7 billion and $2.4 billion in fiscal 1999, 1998 and 1997, respectively. During the last five years, net cash provided by operating activities totaled $12.2 billion.

As of September 30, 1999, Comdisco Group estimates that future contractual cash flows from leasing and services could generate gross cash receipts of approximately $6.0 billion, including $2.8 billion in fiscal 2000. Comdisco Group's liquidity is has typically been augmented by the realization of cash from the future remarketing of leased equipment. Assuming realization of independent forecasts of equipment values at lease

                                    VII-13
termination and management estimates, the estimated gross cash receipts to be provided from remarketing in future years totals $1.6 billion.

Credit Lines: At September 30, 1999, Comdisco Group had $1.6 billion of available domestic and international borrowing capacity under various lines of credit from commercial banks and commercial paper facilities, of which approximately $801 million was unused. Comdisco Group had committed credit lines of $1.3 billion established with twenty-nine banks at September 30, 1999.

Senior Notes: Comdisco issued $370 million of medium-term notes in fiscal 1999 pursuant to a registration statement filed in June 1997. In October, 1998, Comdisco filed a registration statement on Form S-3 with the Securities and Exchange Commission for a shelf offering of up to $1.5 billion of senior debt securities with terms to be set at the time of each sale. Pursuant to the 1998 Shelf, Comdisco, in fiscal 1999 issued the following senior notes:

  .  $350 million of 6.00% Notes Due January 30, 2002

  .  $350 million of 5.95% Notes Due April 30, 2002

  .  $300 million of 7.25% Notes Due September 1, 2002

  .  $318 million of Medium-Term Notes

At September 30, 1999, an aggregate of $182 million of medium-term notes remained available for issuance under the 1998 Shelf.

Subject to market conditions, Comdisco plans to continue to be active in issuing senior debt during fiscal 2000, primarily to support the anticipated growth of Comdisco Group's leased assets, services, and, where appropriate, to refinance maturities of interest-bearing liabilities. On September 24, 1999 Comdisco filed a registration statement on Form S-3 with the SEC for a shelf offering of up to $1.5 billion of senior debt securities on terms to be set at the time of each sale. No senior debt has been sold pursuant to the 1999 Shelf. In September 1999, Comdisco established a 500 million Euro Medium Term Note Program under which the company would issue Euro medium term notes. An application has been made to list notes issued under the program on the Luxembourg Stock Exchange and Comdisco may apply for listing on other stock exchanges.

Secured Debt: Proceeds from the discounting of lease rentals were $341 million, $279 million and $430 million in fiscal 1999, 1998 and 1997, respectively. Secured debt is currently utilized as a tool to manage credit risk and concentration risk. However, Comdisco believes that in a changing rate environment, secured debt may offer attractive financing rates during fiscal 2000. Comdisco Group credit committee establishes concentration levels by credit rating and customer.

Maturities: At September 30, 1999, Comdisco Group had debt of $2.5 billion scheduled to mature in fiscal 1999, including $820 million of commercial paper and short-term bank borrowings. At September 30, 1999, Comdisco Group had expected future contractual cash flows from existing lease, and service contracts of $2.8 billion in fiscal 2000. See Notes 6 and 7 of Notes to Consolidated Financial Statements for information on contractual cash flows and interest-bearing liabilities, respectively.

Ratios: The ratio of debt to total stockholders' equity was 5.3:1, 5.1:1 and 5.4:1 at September 30, 1999, 1998 and 1997, respectively. During fiscal 1998, Comdisco redeemed its outstanding preferred stock, which reduced stockholders' equity by $89 million. The 1998 ratio was positively impacted by Comdisco's Shared Investment Plan, under which 106 senior managers of Comdisco purchased over six million shares of Comdisco's existing common stock for approximately $109 million.


                                    VII-14

Revenue

Total revenue of approximately $4.0 billion and $3.1 billion in fiscal 1999 and 1998 represented increases of 26% and 15% respectively, over the prior year periods. The increase in fiscal 1999 compared to fiscal 1998 was primarily due to the Sale, which increased sales revenue by $485 million, and higher revenue from technology services. Total leasing revenue of $2.5 billion for the year ended September 30, 1999 represented an increase of 8% compared to the prior year. Sales-type revenue increased 45% in fiscal 1999 compared to fiscal 1998, reflecting the company's emphasis on, and the importance of, remarketing activities. Technology services revenue increased 21% in fiscal 1999 compared to fiscal 1998. See "Technology Services" for a discussion of technology services revenue and margins and "Sales" for a discussion of sales revenue and margins.

Leasing: Operating lease revenue minus operating lease costs was $346 million, or 19.0% of operating lease revenue (the "Operating Lease Margin"), and $346 million, or 19.1% of operating lease revenue, in fiscal 1999 and 1998, respectively. Comdisco Group expects the Operating Lease Margin to be at approximately current levels throughout fiscal 2000, depending on the mix of equipment leased and product announcements by manufacturers. See "Risk Factors that May Affect Future Results" for a discussion of factors that could affect the Operating Lease Margin. The Sales-type Lease Margin decreased in fiscal 1999 compared to the prior year primarily because of lower margins on distributed and mainframe equipment remarketing.

Sales: Revenue from sales, which includes remarketing and buy/sell activities, in fiscal 1999, 1998 and 1997, was as follows:

                                   1999                   1998                   1997
                          ---------------------- ---------------------- ----------------------
                          Revenue Expense Margin Revenue Expense Margin Revenue Expense Margin
                          ------- ------- ------ ------- ------- ------ ------- ------- ------
Sales...................   $287    $245     15%   $322    $271     16%   $262    $206     21%
Sale of mainframe
 portfolio..............    485     485    --      --      --     --      --      --     --
Sale of vendor
 portfolio..............     95      93      2%
Sale of medical
 refurbishment business.     18      18    --      --      --     --      --      --     --
                           ----    ----    ---    ----    ----    ---    ----    ----    ---
                           $885    $841      5%   $322    $271     16%   $262    $206     21%
                           ====    ====    ===    ====    ====    ===    ====    ====    ===

Margins in fiscal 1997 were unusually high, primarily as a result of significant sales of distributed systems equipment.

Technology services: Revenue from technology services was $522 million, $433 million and $354 million in fiscal 1999, 1998 and 1997, respectively. The increases are primarily the result of the growth in products and services. Revenue from continuity contracts, which is recognized monthly during the noncancelable continuity contract and is therefore recurring and predictable, was approximately $325 million, $298 million and $280 million during fiscal 1999, 1998 and 1997, respectively, representing approximately 62%, 69% and 79% of technology services revenue.

Prism: Prism is a start up company, and, as such, has only recently began developing a revenue base. Revenues were approximately $1 million in fiscal 1999.

Other revenue: Other revenue was $18 million, $31 million and $63 million in fiscal 1999, 1998 and 1997, respectively. Fiscal 1998 and 1997 other revenue includes $5 million and $4 million, respectively, of gains from the sale of direct financing and sales-type receivables. Other revenue for fiscal 1997 includes a gain of $25 million ($16 million after-tax) resulting from the receipt of amounts in settlement of litigation. In addition, fiscal 1997 other revenue includes approximately $11 million of gains from the sale of other investments owned by the company.


                                    VII-15

Costs and Expenses

Total costs and expenses were $3.9 billion and $2.9 billion in fiscal 1999 and 1998, respectively. The increase in fiscal 1999 compared to the prior year is primarily due to the Sale and the Charge. Other factors contributing to the higher costs and expenses in fiscal 1999 and 1998 compared to the prior years were increased leasing costs related to increased operating lease revenue and, in fiscal 1999, increased sales-type revenue, and increased costs associated with the company's technology services.

Selling, General and Administrative: Selling, general and administrative expenses totaled $285 million in fiscal 1999, $239 million in fiscal 1998, and $232 million in fiscal 1997. The increase in fiscal 1999 compared to fiscal 1998 is primarily due to higher compensation and personnel costs. Despite the level of growth in fiscal 1998, cost containment efforts begun in fiscal 1997 resulted in a modest increase in selling, general and administrative costs in fiscal 1998 compared to fiscal 1997.

Interest: Interest expense for fiscal 1999 totaled $313 million in comparison to $315 million in fiscal 1998 and $291 million in fiscal 1997, respectively. In fiscal 1999, the Sale, as well as total net cash from operations, had a positive impact on the company's average daily borrowings compared to the prior year. In addition, the company's average interest rate on borrowings declined in fiscal 1999 and 1998 as compared to the prior year.

Prism: Prism initially introduced its services, marketed under the REDSM brand name, in Manhattan in January 1999 and has subsequently expanded its service to the greater New York area, Newark, Jersey City and Rutherford. Comdisco Group intends to continue Prism's network expansion into a total of 36 cities throughout North America. Since January 1999, Prism's principal activities have included:

  . developing criteria for market selection and analyzing potential markets against these criteria;

  .  obtaining required governmental authorizations;

  . negotiating and entering into interconnection agreements with traditional telephone companies;

  . acquiring space in traditional telephone companies' central offices and installing Prism's network equipment in those offices;

  .  launching service in target markets;

  . selling and marketing to, and installing service for, customers in markets where Prism has established service;

  .  hiring management and other personnel; and

  . developing and implementing operations support systems and other information systems.

Prism has incurred losses in every month since its inception and the company expects to substantially increase its operating expenditures in an effort to rapidly expand its network infrastructure and service areas. Prism expects to incur substantial operating losses, net losses and net operating cash outflows during its network build-out and during the initial penetration of each new market. Its losses and net operating cash outflows are expected to continue and to increase as it expands its operations.

Other: See "Business" for a discussion of the Charge recorded in the second quarter of fiscal 1999.

In the second quarter of fiscal 1997, the company recorded a noncash, non-operating charge of $25 million ($16 million after-tax) as an addition to its equipment valuation allowance.

Income Taxes

The company's effective tax rate was a benefit of 25%, compared to a provision of 36% and 38% in fiscal 1999, 1998 and 1997. Note 9 of Notes to Consolidated Financial Statements provides details about the company's

                                    VII-16
income tax provision and effective tax rates. The primary reason for the decrease in the effective tax rate in fiscal 1999 compared to fiscal 1998 is the net operating loss of Prism.

International Operations

Comdisco Group operates principally in four geographic areas: the United States, Europe, Canada and the Pacific Rim. In its operations, Comdisco Group works with multinational corporations, and Comdisco Group provides global solutions in its services.

Revenue from international operations, excluding export sales, was $905 million in fiscal 1999 compared to $659 million and $570 million in fiscal 1998 and 1997, respectively. International revenues represented 23% of Comdisco Group's total revenue in fiscal 1999 and 21% in both fiscal 1998 and fiscal 1997.

Geographic area data is included in Note 16 of Notes to Consolidated Financial Statements.

Risk Factors That May Affect Future Results

This Annex contains forward-looking statements that involve risks and uncertainties. Comdisco Group's actual revenues and results of operations could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Annex.

Potential Fluctuations in Operating Results: Comdisco Group's operating results are subject to quarterly fluctuations resulting from a variety of factors, including earnings contributions from remarketing activities and services, product announcements by manufacturers, economic conditions and variations in the financial mix of leases written. The financial mix of leases written is a result of a combination of factors, including, but not limited to, changes in customer demands and/or requirements, new product announcements, price changes, changes in delivery dates, changes in maintenance policies and the pricing policies of equipment manufacturers, and price competition from other lessors and finance companies.

Earnings Contributions from Leasing: Lower margins on large systems transactions (mainframes and related peripherals, including DASD and tape drives) have resulted in lower margins on leasing. Although Comdisco Group has sold its mainframe residual leasing business, which may have a positive impact on leasing margins in future quarters, the market for leasing and services is characterized by rapid technological developments, evolving customer demands and frequent new product announcements and enhancements. Failure to anticipate or adapt to new technological developments or to recognize changing market conditions could adversely affect Comdisco Group's business, including its lease volume, leasing revenue and earnings contributions from leasing.

Furthermore, notwithstanding the sale of the mainframe lease portfolio, remarketing has been and will continue to be an important factor in determining quarterly earnings. To meet earnings goals for fiscal 2000, remarketing contributions, primarily for Comdisco Group's global equipment leasing businesses, must be at or above the level achieved in fiscal 1999. Quarterly operating results depend substantially upon the remarketing transactions within the quarter, which are difficult to forecast accurately. While Comdisco Group is devoting resources to its remarketing activities, there can be no assurance that Comdisco Group will achieve the appropriate level of activity necessary to meet or match Comdisco Group's prior and desired operating results.

The emergence of the communications market--facilities-based broadband communications companies, Internet Service Providers and other telecommunications carriers--and the growth of broadband networks, provides Comdisco Group with an industry in which leasing is an attractive alternative to ownership. Comdisco Group's communications equipment customers are generally companies with accumulated net deficits and extensive liquidity requirements. To the extent that these companies are unable to meet their business plans, or unable to

                                    VII-17
obtain funding or funding at reasonable rates to complete their business plans, there could be an increase in Comdisco Group's credit losses above historical levels.

Earnings Contributions from Services: As a result of the evolving nature of its services business, particularly the emerging desktop management and managed network services, Comdisco Group has limited meaningful historical data in which to base its planned operating expenses. Accordingly, a significant portion of Comdisco Group's expense levels (investment in continuity facilities and hardware, consultants, experts and back office personnel) are based in part on its expectations as to future services revenues, and are, to a large extent, fixed. Conversely, Comdisco Group's revenue base has become more diverse with the growth of other technology services revenue, and therefore less recurring and less predictable than in prior years. To attain its services earnings contribution goals for fiscal 2000, Comdisco Group must: meet its obligations under the agreements underlying its transactions in process at September 30, 1999, (also referred to by Comdisco Group as its "sales backlog"); expand its contract subscription base (through new contract signings and contract renewals); increase its revenues from other technology services, develop, promote and sell additional service products, such as IT CAP Solutions, advanced recovery services, availability options, remote computing services and web hosting; and contain costs. Comdisco Group must also successfully compete with organizations offering similar services. Comdisco Group's ability to obtain new business and realize revenue on its sales backlog depends on its ability to anticipate technological changes, develop services to meet customer requirements and achieve delivery of services that meet customer requirements. In addition, there can be no assurance that Comdisco Group will be able to maintain and/or increase its margins on technology services in fiscal 2000.

One of the impacts of Comdisco Group's changing business model is the lengthening of the sales cycle--the length of time between initial sales contact and final delivery of contracts--as compared to its traditional leasing business. This increase in sales cycle results in an increase in negotiations in progress which ultimately impacts the timing of revenue, earnings and volume recognition.

Prism: Prism is a start up company that has incurred operating losses since inception and Comdisco Group expects that Prism's operating losses will continue to increase as it introduces its services throughout New York City and the Northeast corridor. In addition, Prism will require substantial additional capital to support its data network, to expand its services, to increase its sales and marketing efforts and to support its growth. To the extent that revenues do not grow at anticipated rates or that increases in such operating expenses precede or are not subsequently followed by commensurate increases in revenues, or that Comdisco Group is unable to adjust operating expense levels and/or capital expenditures of Prism accordingly, Comdisco Group's business, results of operations and financial condition could be significantly affected. There can be no assurance that in the future Prism will be profitable on a quarterly or annual basis.

Prism operates in a highly regulated environment. Changes in regulatory policies may adversely impact its ability to provide services and increase the costs of providing those services.

Economic Conditions: With respect to economic conditions, a recession can cause customers to put off new investments and increase Comdisco Group's bad debt experience.

Other Factors: Other uncertainties include continued business conditions, trend of movement to client/server environment, competition, including competition from other technology service providers, reductions in technology budgets and related spending plans, and price competition from other technology service providers.

Due to all of the foregoing factors, in some future quarter Comdisco Group's operating results may fall below the expectations of securities analysts and investors. In such an event, the trading price of Comdisco Group's common stock would likely be materially and adversely affected.


                                    VII-18

Comdisco Group undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, further events or otherwise.

Other Matters

Qualitative information about market risk: Comdisco Group's primary market risk exposure is interest rate risk, primarily related to Comdisco Group's interest-bearing obligations. Generally, a changing interest rate environment does not impact Comdisco Group's margins since the effects of higher or lower borrowing costs would be reflected in the rates on newly leased assets. In addition, Comdisco Group attempts to match the maturities of its borrowings with the cash flows from its leased assets, thereby reducing Comdisco Group's interest rate exposure.

Comdisco Group has an on-going program to manage its assets and liabilities. This program includes establishing levels of fixed and floating rate debt, liquidity and duration analysis, monitoring credit quality of the lease portfolio and related account review procedures and oversight of interest rate and foreign exchange hedging policies. This program includes the use of derivatives in certain identifiable situations to manage risk. Comdisco Group does not speculate on interest rates, but rather manages its portfolio of assets and liabilities to mitigate the impact of interest rate fluctuations. Comdisco Group does not use derivatives for trading purposes. See Note 7 of Notes to Consolidated Financial Statements for information on Comdisco Group's average daily borrowings, Comdisco Group's derivative financial instruments, comprising interest rate swaps and foreign currency forward exchange contracts, fair values and effective interest rates.

The table below presents principal (or notional) amounts and related weighted-average interest rates by year of maturity for Comdisco Group's notes payable, term notes and senior notes (in millions).

                                        2000  2001   2002   2003  2004 and after
                                        ----  ----  ------  ----  --------------
   Notes payable
     Fixed rate........................ $820  $--   $  --   $--        $--
     Average interest rate............. 4.87%
   Term notes
     Floating rate.....................  550   --      --    --         --
     Average interest rate............. 5.25%
   Senior notes
     Fixed rate........................  851   857   1,435   268        275
     Average interest rate............. 6.69% 6.51%   6.42% 6.14%      6.13%

As the above table incorporates only Comdisco Group's interest-bearing obligations and not its lease portfolio, the information presented therein has limited predictive value.

Recently Issued Professional Accounting Standards: Comdisco Group does not believe that SFAS 133, Accounting for Derivative Instruments and Hedging Activity, which will become effective in fiscal 2001, will have a material impact on Comdisco Group's financial statements.


Euro Compliance: While Comdisco Group will continue to evaluate the impact of the Euro introduction over time, based on currently available information, management does not believe that the introduction of the Euro currency will have a material adverse impact on Comdisco Group's financial condition or overall trends in results of operations.

Inflation: Comdisco Group does not consider the present rate of inflation to have a significant impact on the businesses in which it operates.

                                    VII-19

                                 COMDISCO GROUP

                              FINANCIAL STATEMENTS
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997

                (with Independent Auditors' Report thereon)

         AND FOR THE THREE MONTHS ENDED DECEMBER 31, 1999 and 1998

                                (unaudited)

                                     VII-20

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors, Comdisco Inc.:

We have audited the accompanying combined balance sheets of Comdisco Group (a division of Comdisco, Inc.) as of September 30, 1999 and 1998, and the related combined statements of earnings, division equity, and cash flows for each of the years in the three-year period ended September 30, 1999. These combined financial statements are the responsibility of Comdisco Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, Comdisco Group is a division of the Company; accordingly the financial statements of Comdisco Group should be read in conjunction with the audited financial statements of Comdisco, Inc.

Comdisco Group has accounted for its interest in Comdisco Ventures in a manner similar to the equity method of accounting. Generally accepted accounting principles require that Comdisco Ventures be consolidated with Comdisco Group.

In our opinion, except for the effects of not consolidating Comdisco Group and Comdisco Ventures as discussed in the preceding paragraph, the combined financial statements referred to above present fairly, in all material respects, the financial position of Comdisco Group at September 30, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1999 in conformity with generally accepted accounting principles.

Chicago, Illinois                         /s/ KPMG LLP
November 2, 1999

                                    VII-21

                                 COMDISCO GROUP

                        COMBINED STATEMENTS OF EARNINGS

                                 (in millions)

                                               Three
                                           Months Ended       Years Ended
                                           December 31,      September 30,
                                           -------------- ---------------------
                                            1999    1998   1999    1998   1997
                                           ------  ------ ------  ------ ------
                                            (unaudited)
Revenue
Leasing:
  Operating...............................   $396    $505 $1,821  $1,814 $1,574
  Direct financing........................     43      39    161     154    139
  Sales-type..............................     78     160    543     375    332
                                           ------  ------ ------  ------ ------
    Total leasing.........................    517     704  2,525   2,343  2,045
Sales.....................................     66      57    885     322    262
Technology services.......................    147     118    522     433    354
Other.....................................      6       6     18      31     63
                                           ------  ------ ------  ------ ------
Total revenue.............................    736     885  3,950   3,129  2,724
                                           ------  ------ ------  ------ ------
Cost and expenses
Leasing:
  Operating...............................    323     412  1,475   1,468  1,254
  Sales-type..............................     60     127    406     263    234
                                           ------  ------ ------  ------ ------
    Total leasing.........................    383     539  1,881   1,731  1,488
Sales.....................................     49      50    841     271    206
Technology services.......................    125     100    440     362    296
Selling, general and administrative.......     75      66    285     239    232
Interest..................................     73      80    313     315    291
Prism Communication Services, Inc.........     27     --      36     --     --
Other.....................................    --      --     150     --      25
                                           ------  ------ ------  ------ ------
  Total costs and expenses................    732     835  3,946   2,918  2,538
                                           ------  ------ ------  ------ ------
Earnings before income taxes and retained
 interest in Comdisco Ventures............      4      50      4     211    186
Provision (benefit) for income taxes......     (1)     18     (1)     75     70
                                           ------  ------ ------  ------ ------
Earnings before retained interest in
 Comdisco Ventures........................      5      32      5     136    116
Net earnings of Comdisco Ventures.........     37       6     43      17     15
                                           ------  ------ ------  ------ ------
Net earnings.............................. $   42  $   38 $   48  $  153 $  131
                                           ======  ====== ======  ====== ======

         See accompanying notes to combined financial statements.

                                     VII-22

                              COMDISCO GROUP

                            COMBINED BALANCE SHEETS

                                 (in millions)

                                                      December 31, September 30,
                                                      ------------ -------------
                                                          1999      1999   1998
                                                      ------------ ------ ------
                                                      (unaudited)
ASSETS
Cash and cash equivalents............................    $  291    $  387 $   63
Cash--legally restricted.............................        32        46     30
Receivables, net.....................................       387       355    274
Inter-group receivable...............................       638       533    189
Inventory of equipment...............................       136       113    164
Leased assets:
  Direct financing and sales-type....................     2,241     2,102  1,772
  Operating (net of accumulated depreciation)........     3,206     3,233  3,938
                                                         ------    ------ ------
    Net leased assets................................     5,447     5,335  5,710
Buildings, furniture and other, net..................       370       228    137
Retained interest in Ventures........................       351       200     71
Other assets.........................................       580       497    404
                                                         ------    ------ ------
                                                         $8,232    $7,694 $7,042
                                                         ======    ====== ======
LIABILITIES AND DIVISION EQUITY
Notes payable........................................    $1,059    $  820 $1,121
Term notes payable...................................       550       550    550
Senior notes.........................................     3,686     3,686  2,768
Accounts payable.....................................       219       262    307
Income taxes:
  Current............................................        36        15     14
  Deferred...........................................       303       295    315
Other liabilities....................................       605       491    392
Discounted lease rentals.............................       546       515    596
                                                         ------    ------ ------
                                                          7,004     6,634  6,063
                                                         ------    ------ ------
Division equity......................................     1,228     1,060    979
                                                         ------    ------ ------
                                                         $8,232    $7,694 $7,042
                                                         ======    ====== ======

         See accompanying notes to combined financial statements.

                                     VII-23

                                 COMDISCO GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in millions)

                                         Three Months
                                             Ended           Years Ended
                                         December 31,       September 30,
                                         --------------  ----------------------
                                          1999    1998    1999    1998    1997
                                         ------  ------  ------  ------  ------
                                          (unaudited)
Increase (decrease) in cash and cash
 equivalents:
Cash flows from operating activities:
 Operating lease and other leasing
  receipts.............................  $  432  $  517  $1,884  $1,921  $1,659
 Direct financing and sales-type
  leasing receipts.....................     239     245     958     905     861
 Sale of direct financing and sales-
  type receivables.....................     --      --      --      125      81
 Leasing costs, primarily rentals
  paid.................................      (5)     (5)    (14)    (19)    (32)
 Sales.................................      99      93     811     329     258
 Sales costs...........................     (28)    (50)   (105)    (68)    (84)
 Technology services receipts..........     138     123     485     408     343
 Technology services costs.............    (114)    (97)   (390)   (278)   (204)
 Other revenue.........................      29       9       7      22      36
 Selling, general and administrative
  expenses.............................     (89)    (77)   (301)   (242)   (220)
 Litigation settlement.................     --      --      --      --       25
 Interest..............................     (73)    (84)   (338)   (326)   (291)
 Income taxes..........................      (2)     (3)    (12)    (34)    (44)
                                         ------  ------  ------  ------  ------
     Net cash provided by operating
      activities.......................     626     671   2,985   2,743   2,388
                                         ------  ------  ------  ------  ------
Cash flows from investing activities:
 Equipment purchased for leasing.......    (745)   (813) (2,632) (2,912) (2,848)
 Investment in continuity and network
  services facilities..................     (55)    (36)   (151)    (87)    (61)
 Notes receivable......................     --       (4)    --      --        6
 Acquisition and investment in Prism
  Communication Services, Inc..........     (76)    --    (136)     (8)     --
 Other.................................     (31)    (16)     14       4     (31)
                                         ------  ------  ------  ------  ------
     Net cash used in investing
      activities.......................    (907)   (869) (2,905) (3,003) (2,934)
                                         ------  ------  ------  ------  ------
Cash flows from financing activities:
 Discounted lease proceeds.............     118     133     341     279     430
 Net increase (decrease) in notes
  payable..............................     239      33    (301)     97    (103)
 Issuance of term notes and senior
  notes................................      25     351   1,842   1,017   1,151
 Maturities of term notes and senior
  notes................................     (25)    (90)   (924)   (617)   (378)
 Principal payments on secured debt....     (87)   (117)   (322)   (425)   (469)
 Decrease (increase) in legally
  restricted cash......................      14      (8)    (16)     15     (18)
 Decrease (increase) in inter-group
  receivable...........................     (64)    (75)   (296)    (33)      2
 Preferred stock purchased.............     --      --      --      (89)    --
 Common stock purchased and placed in
  treasury.............................     (33)    (10)    (82)    (88)    (45)
 Dividends paid on common stock........      (4)     (4)    (15)    (15)    (14)
 Dividends paid on preferred stock.....     --      --      --       (2)     (8)
 Shared Investment Program.............     --      --      --      109     --
 Issuance of Prism Communication
  Services, Inc. common stock..........      10     --      --      --      --
 Other.................................      (8)     (5)     17      38       6
                                         ------  ------  ------  ------  ------
     Net cash provided by financing
      activities.......................     185     208     244     286     554
                                         ------  ------  ------  ------  ------
Net increase (decrease) in cash and
 cash equivalents......................     (96)     10     324      26       8
Cash and cash equivalents at beginning
 of year...............................     387      63      63      37      29
                                         ------  ------  ------  ------  ------
Cash and cash equivalents at end of
 year..................................  $  291  $   73  $  387  $   63  $   37
                                         ======  ======  ======  ======  ======
Reconciliation of net earnings to net
 cash provided by operating activities:
 Net earnings..........................  $   42  $   38  $   48  $  153  $  131
 Adjustments to reconcile net earnings
  to net cash provided by operating
  activities:
   Leasing costs, primarily
    depreciation and amortization......     378     534   1,867   1,712   1,456
   Leasing revenue, primarily principal
    portion of direct financing and
    sales-type lease rentals...........     185      60     325     446     460
   Sale of direct financing and sales-
    type receivables...................     --      --      --      125      81
   Cost of sales.......................      26     --      637     190     122
   Technology services costs, primarily
    depreciation and amortization......      11       3      50      84      92
   Earnings from retained interest in
    Ventures...........................     (37)     (6)    (43)    (17)    (15)
   Income taxes........................      (3)     16     (13)     34      26
   Interest............................     --       (4)    (23)    (11)    --
   Other expense.......................     --      --      150     --      --
   Other--net..........................      24      30     (13)     27      35
                                         ------  ------  ------  ------  ------
     Net cash provided by operating
      activities                         $  626  $  671  $2,985  $2,743  $2,388
                                         ======  ======  ======  ======  ======
Supplemental schedule of noncash
 financing activities:
 Reduction of discounted lease rentals
  in the lease
  portfolio sale.......................  $  --   $  --   $  100  $  --   $  --
                                         ======  ======  ======  ======  ======

         See accompanying notes to combined financial statements.

                                     VII-24

                                 COMDISCO GROUP

                     COMBINED STATEMENTS OF DIVISION EQUITY

           For the Years Ended September 30, 1999, 1998 and 1997

             and for the Three Months Ended December 31, 1999
                                 (in millions)

Balance at September 30, 1996........................................... $  799
Net earnings............................................................    131
Other comprehensive income..............................................    (25)
                                                                         ------
Total comprehensive income..............................................    106
Dividends...............................................................    (22)
Other equity changes, net...............................................    (18)
                                                                         ------
Balance at September 30, 1997...........................................    865
Net earnings............................................................    153
Other comprehensive income..............................................      7
                                                                         ------
Total comprehensive income..............................................    160
Dividends...............................................................    (17)
Other equity changes, net...............................................    (29)
                                                                         ------
Balance at September 30, 1998...........................................    979
Net earnings............................................................     48
Other comprehensive income..............................................     71
                                                                         ------
Total comprehensive income..............................................    119
Dividends...............................................................    (15)
Other equity changes, net...............................................    (23)
                                                                         ------
Balance at September 30, 1999...........................................  1,060
Net earnings (unaudited)................................................     42
Other comprehensive income (unaudited)..................................    124
                                                                         ------
Total comprehensive income..............................................    166
Dividends (unaudited)...................................................     (4)
Other equity changes, net (unaudited)...................................      6
                                                                         ------
Balance at December 31, 1999 (unaudited)................................ $1,228
                                                                         ======

         See accompanying notes to combined financial statements.

                                     VII-25

                                COMDISCO GROUP

          COMBINED ACCUMULATED OTHER COMPREHENSIVE INCOME/(LOSS)

          For the Years Ended September 30, 1999, 1998 and 1997

             and for the Three Months Ended December 31, 1999
                                 (in millions)

                                    Net unrealized             Total accumulated
                                      change in     Currency         other
                                      investment   translation   comprehensive
                                      securities   adjustments   income/(loss)
                                    -------------- ----------- -----------------
September 30, 1996.................      $--          $  5           $  5
Annual change......................       --           (25)           (25)
                                         ----         ----           ----
September 30, 1997.................       --           (20)           (20)
Annual change......................       --             7              7
                                         ----         ----           ----
September 30, 1998.................       --           (13)           (13)
Annual change......................        92          (21)            71
                                         ----         ----           ----
September 30, 1999.................        92          (34)            58
Quarterly change (unaudited).......       139          (15)           124
                                         ----         ----           ----
December 31, 1999 (unaudited)......      $231         $(49)          $182
                                         ====         ====           ====

Net unrealized changes in investment securities are shown net of deferred taxes of $153 million (unaudited) as of December 31, 1999. A deferred tax asset has not been established for currency translation adjustments. Total comprehensive income was $119 million, $160 million and $106 million for 1999, 1998 and 1997, respectively, and $166 million (unaudited) for the three months ended December 31, 1999.

         See accompanying notes to combined financial statements.

                                    VII-26

                                COMDISCO GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS: Comdisco Group ("Group"), a division of Comdisco, Inc., is focused on providing global technology services to help its customers maximize technology functionality, predictability and availability. Group offers a complete suite of information technology services including business continuity, managed network services, and desktop management solutions. Through its subsidiary, Prism Communication Services, Inc., Group is developing a high-speed, always-on digital network, which will provide customers with leading-edge connectivity. Group also offers equipment services to key vertical industries, including electronics, communications, laboratory and scientific, and computer-integrated manufacturing.

Currently, Group provides all the funding for Comdisco Ventures ("Ventures"). Interest income on the inter-group receivable account, which amounted to $24 million, $11 million, and $8 million in the years ended September 30, 1999, 1998, and 1997, respectively, is reflected as a reduction of interest expense in the accompanying financial statements.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF COMBINATION: The combined financial statements include the accounts of Group. Intercompany accounts and transactions have been eliminated in combination.

TRANSLATION ADJUSTMENTS: All assets and liabilities denominated in foreign currencies are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments are deferred as a component of division equity. Gains and losses resulting from foreign currency transactions are included in the combined statements of earnings.

INCOME TAXES: Group is included in the consolidated Federal and state income tax returns of Comdisco, Inc. The income tax expense (benefit) for Group was calculated as if Group filed its own income tax returns.

Group uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

LEASE ACCOUNTING: See the "Leasing" section of the Notes to the Combined Financial Statements for a description of lease accounting policies, lease revenue recognition and related costs.

TECHNOLOGY SERVICES: Revenue from continuity contracts is recognized monthly as subscription fees become due. Revenue from other technology services is recognized over the terms of the related contracts or as the service is provided.

CASH AND CASH EQUIVALENTS: Cash equivalents are comprised of highly liquid debt instruments with original maturities of 90 days or less.

CASH--LEGALLY RESTRICTED: Legally restricted cash represents cash and cash equivalents that are restricted solely for use as collateral in secured borrowings and are not available to other creditors.

                                    VII-27

                              COMDISCO GROUP

INVENTORY OF EQUIPMENT: Inventory of equipment is stated at the lower of cost or market by categories of similar equipment.

INVESTMENT IN EQUITY SECURITIES: Group determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation at each balance sheet date. Marketable securities classified as available-for-sale are carried at fair value, based on quoted market prices, net of market value discount to reflect any restrictions on transferability, with unrealized gains and losses reported as a component of division equity. Equity investments for which there is no readily determinable fair value are carried at cost, less any appropriate valuation allowance.

INVESTMENT IN VENTURES: Group's retained interest in 100% of the division equity of Ventures is reflected as "Retained interest in Ventures" in Group's balance sheets. Similarly, Group's retained interest in 100% of the division net earnings of Ventures is reflected as "Net earnings related to retained interest in Ventures" in Group's combined statements of operations.

Comdisco, Inc. accounts for Group's retained interest in Ventures in a manner similar to the method prescribed under APB No. 18, The Equity Method of Accounting for Investments in Common Stock.

DERIVATIVES: Interest rate differentials on swaps are accrued as interest rates change over the contract period. Amounts receivable under cap agreements are accrued as a reduction of interest expense. Unrealized gains and losses on forward contracts are deferred on the balance sheet until they are exercised. See Note 7 of the Notes to Combined Financial Statements for financial information concerning derivatives.

INTERIM FINANCIAL INFORMATION: The unaudited financial statements as of December 31, 1999 and for the three month periods ended December 31, 1999 and 1998 include, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of Group's financial position, results of operations, and cash flows for such periods.

NOTE 2--ACQUISITION AND SALE OF ASSETS

On February 28, 1999, Group completed the acquisition of Prism Communication Services, Inc. ("Prism") for a cash purchase price of approximately $53 million, of which approximately $45 million was paid in fiscal 1999. Prism is a provider of dedicated high-speed connectivity and other services to small businesses, telecommuters and other power users.

The Prism acquisition has been accounted for by the purchase method of accounting and, accordingly, the results of operations of Prism from February 28, 1999 are included in the accompanying combined financial statements. Assets acquired and liabilities assumed have been recorded at their estimated fair values, and are subject to adjustment when additional information concerning asset and liability valuations is finalized.

The excess of cost over the estimated fair value of net assets acquired was approximately $61 million and has been recorded as goodwill, which is being amortized on a straight-line basis over 10 years. The following selected, unaudited pro forma data is presented to provide a summary of the combined results of Group and Prism as if the acquisition had been made as of the beginning of fiscal 1999. The effect of the acquisition on the year ended September 30, 1998 is not material and, accordingly, has been excluded from the pro forma presentation (in millions except per share data):

                                                                    Year ended
                                                                   September 30,
                                                                       1999
                                                                   -------------
        Total revenue.............................................    $3,950
        Net earnings..............................................    $   35

The selected, unaudited pro forma data is for informational purposes only and may not necessarily reflect the results of operations had the companies operated as one for the year ended September 30, 1999. No effect has been given for synergies, if any, that may be realized through the acquisition. In addition, Group expects to

                                    VII-28

                              COMDISCO GROUP
expand its network within existing and into new regions, which will require significant capital expenditures as well as sales and marketing expenditures. Accordingly, Group expects to incur substantial and increasing operating expenses and net losses from Prism operations for at least the next few years.

On March 24, 1999, Group announced a major shift in corporate strategy, including focusing on high-margin service businesses and shedding low-margin businesses, including its mainframe leasing and vendor lease portfolios and its medical refurbishing business. In conjunction with this repositioning, Group recorded a pre-tax charge of $150 million, $96 million after-tax, in the quarter ended March 31, 1999. The components of the pre-tax charge included $100 million associated with Group's plans to exit the mainframe residual leasing business, $20 million to exit the medical refurbishing business and $30 million associated with the realignment of Group's services businesses. On May 3, 1999, Group announced it had reached an agreement in principle to sell its mainframe computer leasing portfolio. The sale of the mainframe portfolio and the sale of the medical refurbishing business were both concluded in the fiscal quarter ended June 30, 1999. The sale of a majority of the vendor lease portfolio was completed in the quarter ended September 30, 1999.

LEASING

NOTE 3--LEASE ACCOUNTING POLICIES

FASB Statement of Financial Accounting Standards No. 13 requires that a lessor account for each lease by either the direct financing, sales-type or operating method.

Leased Assets:

  . Direct financing and sales-type leased assets consist of the present value of the future minimum lease payments plus the present value of the residual (collectively referred to as the net investment). Residual is the estimated fair market value at lease termination. In estimating the equipment's fair value at lease termination, Group relies on historical experience by equipment type and manufacturer and, where available, valuations by independent appraisers, adjusted for known trends. Group's estimates are reviewed continuously to ensure realization, however the amounts Group will ultimately realize could differ from the estimated amounts.

  . Operating leased assets consist of the equipment cost, less the amount depreciated to date.

Revenue, Costs and Expenses:

  . Direct financing leases--Revenue consists of interest earned on the present value of the lease payments and residual. Revenue is recognized periodically over the lease term as a constant percentage return on the net investment. There are no costs and expenses related to direct financing leases since leasing revenue is recorded on a net basis.

  . Sales-type leases--Revenue consists of the present value of the total contractual lease payments which is recognized at lease inception. Costs and expenses consist of the equipment's net book value at lease inception, less the present value of the residual. Interest earned on the present value of the lease payments and residual, which is recognized periodically over the lease term as a constant percentage return on the net investment, is included in direct financing lease revenue in the statement of earnings.

  . Operating leases--Revenue consists of the contractual lease payments and is recognized on a straight-line basis over the lease term. Costs and expenses are principally depreciation of the equipment. Depreciation is recognized on a straight-line basis over the lease term to Group's estimate of the equipment's fair market value at lease termination, also commonly referred to as "residual" value. In

                                    VII-29

                              COMDISCO GROUP
     estimating the equipment's fair value at lease termination, Group relies on historical experience by equipment type and manufacturer and, where available, valuations by independent appraisers, adjusted for known trends. Group's estimates are reviewed continuously to ensure realization, however the amounts Group will ultimately realize could differ from the amounts assumed in determining depreciation on the equipment in the operating lease portfolio at September 30, 1999.

  . Initial direct costs related to operating and direct financing leases, including salesperson's commissions, are capitalized and amortized over the lease term.

NOTE 4--LEASED ASSETS

The components of the net investment in direct financing and sales-type leases as of September 30 are as follows:

                                                             1999    1998
                                                            ------  ------
                                                            (in millions)
      Minimum lease payments receivable.................... $2,157  $1,782
      Estimated residual values............................    219     203
      Less: unearned revenue...............................   (274)   (213)
                                                            ------  ------
      Net investment in direct financing and sales-type
       leases.............................................. $2,102  $1,772
                                                            ======  ======

Unearned revenue is recorded as leasing revenue over the lease terms. Operating leased assets include the following as of September 30:

                                                              1999    1998
                                                             ------  ------
                                                             (in millions)
      Operating leased assets............................... $5,621  $6,508
      Less: accumulated depreciation and amortization....... (2,388) (2,570)
                                                             ------  ------
      Net................................................... $3,233  $3,938
                                                             ======  ======

NOTE 5--LEASE PORTFOLIO INFORMATION

The size of Group's lease portfolio can be measured by the cost of leased assets at the date of lease inception. Cost at lease inception represents either the equipment's original cost or its net book value at termination of a prior lease. The following table summarizes, by year of lease commencement and by year of projected lease termination, the cost at lease inception for all leased assets recorded at September 30, 1999 (in millions):

                                                    Projected year of lease
        Year                           Cost at            termination
        lease                           lease   -------------------------------
      commenced                       inception  2000   2001   2002  2003 2004+
      ---------                       --------- ------ ------ ------ ---- -----
      1995 and prior.................  $  844   $  510 $  185 $  125 $ 18 $  6
      1996...........................     742      395    264     70    8    5
      1997...........................   1,766      953    324    317  132   40
      1998...........................   2,641      708    962    443  459   69
      1999...........................   2,719      167    633  1,227  315  377
                                       ------   ------ ------ ------ ---- ----
                                       $8,712   $2,733 $2,368 $2,182 $932 $497
                                       ======   ====== ====== ====== ==== ====


                                    VII-30

                                COMDISCO GROUP

The following table summarizes the estimated net book value at lease termination for all leased assets recorded at September 30, 1999. The table is presented by year of lease commencement and by year of projected lease termination (in millions):

                                            Net book    Projected year of lease
                                            value at          termination
      Year lease                              lease    -------------------------
      commenced                            termination 2000 2001 2002 2003 2004+
      ----------                           ----------- ---- ---- ---- ---- -----
      1995 and prior......................   $   37    $ 30 $  2 $  5 $--  $--
      1996................................       80      39   39    2  --   --
      1997................................      215     143   40   31    1  --
      1998................................      424     117  166   63   75    3
      1999................................      440      51  100  196   57   36
                                             ------    ---- ---- ---- ---- ----
                                             $1,196    $380 $347 $297 $133 $ 39
                                             ======    ==== ==== ==== ==== ====

LIQUIDITY

NOTE 6--FUTURE CONTRACTUAL CASH FLOWS

Presented below is a summary of future noncancelable lease rentals on owned equipment and future technology services revenue including noncancelable continuity contracts (collectively, "cash in-flows").

The summary presents expected cash in-flows due in accordance with the contractual terms in existence as of September 30, 1999.

                                            Years Ending September 30,
                                           -----------------------------
                                            2000   2001  2002 2003 2004+ Total
                                           ------ ------ ---- ---- ----- ------
      Expected future cash in-flows:
        Operating leases.................. $1,322 $  803 $362 $ 96 $ 23  $2,606
        Direct financing and sales-type
         leases...........................    989    652  317  118   81   2,157
        Technology services...............    483    353  232  131   45   1,244
                                           ------ ------ ---- ---- ----  ------
          Total........................... $2,794 $1,808 $911 $345 $149  $6,007
                                           ====== ====== ==== ==== ====  ======

FINANCING

NOTE 7--INTEREST-BEARING LIABILITIES

Interest-bearing liabilities include the following:

                               At September 30, 1999       At September 30, 1998
                            --------------------------- ---------------------------
                                             Average                     Average
                                          -------------               -------------
                            Balance Rate  Balance Rate  Balance Rate  Balance Rate
                            ------- ----- ------- ----- ------- ----- ------- -----
                                                 (in millions)
   Notes payable:
     Credit lines and loan
      participation
      contracts............ $  369  4.19% $  593  5.04% $  774  5.39% $  541  6.20%
     Commercial paper......    451  5.42%    586  5.11%    347  5.21%    606  5.72%
   Term notes..............    550  5.25%    550  5.52%    550  5.52%    526  6.41%
   Senior notes............  3,686  6.45%  3,155  6.59%  2,768  6.47%  2,576  6.76%
   Discounted lease
    rentals................    515  6.60%    576  6.76%    596  7.29%    676  7.32%
                            ------  ----- ------  ----- ------  ----- ------  -----
                            $5,571  6.11% $5,460  6.17% $5,035  6.21% $4,925  6.62%
                            ======  ===== ======  ===== ======  ===== ======  =====


                                    VII-31

                                COMDISCO GROUP

The changes in financing activities for the years ended September 30 were as follows (notes payable changes are shown net):

                                               1999                                             1998
                        --------------------------------------------------- ---------------------------------------------
                        Outstanding          Maturities                     Outstanding           Maturities
                         beginning               and            Outstanding  beginning                and     Outstanding
                          of year   Issuance repurchases Other  end of year   of year   Issuances repurchases end of year
                        ----------- -------- ----------- -----  ----------- ----------- --------- ----------- -----------
                                                                 (in millions)
Notes payable:
 Credit lines and loan
  participation
  contracts...........    $  774     $  --     $  (405)  $ --     $  369      $  505     $  269     $   --      $  774
Commercial paper......       347        104        --    $ --        451         519        --         (172)       347
Term notes............       550        --         --    $ --        550         497        100         (47)       550
Senior note...........     2,768      1,842       (924)  $ --      3,686       2,421        917        (570)     2,768
Discounted lease
 rentals..............       596        341       (322)   (100)      515         742        279        (425)       596
                          ------     ------    -------   -----    ------      ------     ------     -------     ------
                          $5,035     $2,287    $(1,651)  $(100)   $5,571      $4,684     $1,565     $(1,214)    $5,035
                          ======     ======    =======   =====    ======      ======     ======     =======     ======

The annual maturities of all interest-bearing liabilities at September 30, 1999 are shown in the following table:

                                                  Years Ending September 30,
                                             ------------------------------------
                                              2000  2001  2002  2003 2004+ Total
                                             ------ ---- ------ ---- ----- ------
                                                        (in millions)
      Notes payable:
        Credit lines and loan participation
         contracts.........................  $  369 $--  $  --  $--  $--   $  369
      Commercial paper.....................     451  --     --   --   --      451
      Term notes...........................     550  --     --   --   --      550
      Senior notes.........................     851  857  1,435  268  275   3,686
      Discounted lease rentals.............     303  139     51   19    3     515
                                             ------ ---- ------ ---- ----  ------
                                             $2,524 $996 $1,486 $287 $278  $5,571
                                             ====== ==== ====== ==== ====  ======

NOTES PAYABLE: Group had the following unsecured bank lines available in the United States and foreign countries at September 30:

                                                                   1999   1998
                                                                  ------ ------
                                                                  (in millions)
      Total credit lines:
        Committed................................................ $1,312 $1,253
        Uncommitted..............................................    289    393
                                                                  ------ ------
                                                                  $1,601 $1,646
                                                                  ====== ======
      Utilized at September 30:
        Committed................................................ $  756 $  644
        Uncommitted..............................................     44    149
                                                                  ------ ------
          Total credit lines.....................................    800    793
        Loan participation contracts.............................     20    328
                                                                  ------ ------
          Total notes payable.................................... $  820 $1,121
                                                                  ====== ======
      Credit lines available at September 30..................... $  801 $  853
                                                                  ====== ======
      Maximum amount outstanding at any month end................ $1,441 $1,304
                                                                  ====== ======


                                    VII-32

                                COMDISCO GROUP

COMMITTED LINES: Group's committed lines have been established with twenty-nine banks, six of which are U.S. banks. A majority of the banks are rated AA or better by rating agencies. At September 30, 1999, Group had committed domestic and foreign unsecured lines of credit as follows:

                                                                    Expiration
      Facility                                    Number of banks      date
      --------                                    --------------- --------------
      Multi-Option Facilities....................        11
        $275 million facility....................                 December, 2002
        $275 million facility....................                 December, 1999
      Global Facilities..........................        17
        $275 million facility....................                 December, 2002
        $275 million facility....................                 December, 1999
      Other credit agreements:
        $ 75 million--domestic and foreign.......         1          April, 2000
        $137 million--foreign....................         5              Various

There are no compensating balance requirements on any of the committed lines. At September 30, 1999, Group had $756 million outstanding under its committed lines, including $451 million supporting Group's commercial paper program.

The multi-option revolving credit agreements and the global revolving credit agreements (collectively, the "Facilities") permit Group to borrow in U.S. dollars or in other currencies, on a revolving credit basis. Interest rates on debt outstanding under the Facilities are negotiated at the time of the borrowings based either on "bid rates" from the participating banks, LIBOR plus twenty basis points or, for the two $275 million facilities expiring December, 1999, twenty-two basis points, or at the banks' then current base rates. The Facilities call for Group to pay a weighted-average annual fee of nine basis points per annum on the total committed amount. The two $275 million facilities are renewable annually and should the banks decide not to renew, include provisions to convert any amounts then outstanding to term loans with a final maturity of December, 2000.

UNCOMMITTED LINES AND LOAN PARTICIPATION CONTRACTS: In addition to the committed lines, Group maintains various domestic and international lines of credit for short-term debt with banks, including approximately $289 million of uncommitted lines of credit, under which Group can borrow on an unsecured basis on such terms as Group and banks may mutually agree. The majority of these arrangements do not have maturity dates, and can be withdrawn at the banks' option. There are no fees or compensating balances associated with either the uncommitted lines or the loan participation contracts.

COMMERCIAL PAPER: At September 30, 1999, Group had $900 million of commercial paper facilities (of which $451 million was outstanding at September 30, 1999) all of which are supported by its committed lines of credit. The facilities were rated D-2 by Duff & Phelps, P-2 by Moody's and A-2 by Standard & Poor's.

TERM NOTES: At September 30, 1999, Group had $550 million of receivable backed commercial paper. This floating rate term note is due during fiscal year 2000.

                                    VII-33

                                COMDISCO GROUP

SENIOR NOTES: Senior notes include the following at September 30:

                                                                   1999   1998
                                                                  ------ ------
                                                                  (in millions)
      Medium term notes (5.75% to 9.95%)......................... $1,461 $1,200
      7.750% Senior Notes due 1999...............................    --      89
      6.500% Senior Notes due 1999...............................    --     250
      6.500% Senior Notes due 2000...............................    200    200
      5.750% Senior Notes due 2001...............................    250    250
      6.375% Senior Notes due 2002...............................    250    250
      6.000% Senior Notes due 2002...............................    350    --
      5.950% Senior Notes due 2002...............................    350    --
      7.250% Senior Notes due 2002(1)............................    300    --
      6.125% Senior Notes due 2003(2)............................    250    250
      6.130% Senior Notes due 2006...............................    275    279
                                                                  ------ ------
          Total senior notes..................................... $3,686 $2,768
                                                                  ====== ======

--------
(1) Group had interest rate swap agreements at September 30, 1999 that effectively converted $100 million of 7.250% Senior Notes to floating rate obligations with an effective interest rate of 6.190%.
(2) Group had interest rate swap agreements at September 30, 1999 that effectively converted $200 million of 6.125% Senior Notes to floating rate obligations with an effective interest rate of 5.152%.

The average remaining terms of these swap agreements was greater than 2 years at September 30, 1999.

There are no sinking fund requirements associated with any of Group's senior notes.

DISCOUNTED LEASE RENTALS: Group utilizes its lease rentals receivable and underlying equipment in leasing transactions as collateral to borrow from financial institutions at fixed rates on a nonrecourse basis. In return for this secured interest, Group receives a discounted cash payment. In the event of a default by a lessee, the financial institution has a first lien on the underlying leased equipment, with no further recourse against Group. Proceeds from discounting are recorded on the balance sheet as discounted lease rentals; as lessees make payments to financial institutions, lease revenue (i.e., interest income on direct financing and sales-type leases and rental revenue on operating leases) and interest expense are recorded. Discounted lease rentals are reduced by the interest method.

Future minimum lease payments and interest expense on leases that have been discounted as of September 30, 1999 are as follows (in millions):

                                               Rentals to
                                                   be
                                              received by  Discounted
                                               financial     lease    Interest
                                              institutions  rentals   expense
                                              ------------ ---------- --------
      Years Ending September 30,
        2000.................................     $331        $303      $28
        2001.................................      150         139       11
        2002.................................       54          51        3
        2003.................................       20          19        1
        2004.................................        3           3      --
                                                  ----        ----      ---
                                                  $558        $515      $43
                                                  ====        ====      ===


                                    VII-34

                                COMDISCO GROUP

Interest expense on discounted lease rentals was $38 million, $49 million, and $55 million in fiscal 1999, 1998 and 1997, respectively.

INTEREST RATE SWAP AGREEMENTS AND OTHER DERIVATIVE FINANCIAL INSTRUMENTS:
Group is a party to interest rate and cross-currency interest rate swap agreements and other financial instruments in order to limit its exposure to a loss resulting from adverse fluctuations in foreign currency exchange and interest rates. Interest rate swap contracts generally represent the contractual exchange of fixed and floating rate payments of a single currency. Cross-currency interest rate swap contracts generally involve the exchange of payments which are based on the interest reference rates available at the inception of the contract on two different currency notional balances that are exchanged. The principal balances are re-exchanged at an agreed upon rate at a specified future date. Credit and market risk exist with respect to these instruments.

The following table presents the contract or notional (face) amounts outstanding and the fair value of the contracts based generally on their termination values at September 30:

                                                       1999           1998
                                                  -------------- --------------
                                                  Notional Fair  Notional Fair
                                                   amount  value  amount  value
                                                  -------- ----- -------- -----
                                                          (in millions)
      Interest rate swap agreements..............   $820    $ 5    $460    $ 2
      Cross-currency interest rate swap
       agreements................................     96     (6)     33      4
      Forwards and futures.......................     86      6      65     (3)

The impact of these contracts on interest expense for fiscal years 1999, 1998 and 1997 was immaterial. The average notional amount outstanding of the floating rate to fixed rate contracts in fiscal 1999, including those noted in the discussions above, was $234 million, with an average pay rate of 5.44% and an average receive rate of 5.18%. The average notional amount outstanding of the fixed rate to floating rate contracts in fiscal 1999 was $29 million, with an average pay rate of 5.265% and an average receive rate of 6.384%. Group is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements. Although contract or notional amounts provide one measure of the volume of these transactions, they do not represent the amount of Group's exposure to credit risk. The amounts subject to credit risk (arising from the possible inability of the counterparties to meet the terms of their contracts) are generally limited to the amounts, if any, by which the counterparties' obligation(s) exceed the obligation(s) of Group. Group controls credit risk through credit approvals, limits and monitoring procedures.

OTHER FINANCIAL INFORMATION

NOTE 8--RECEIVABLES

Receivables include the following as of September 30:

                                                                     1999  1998
                                                                     ----  ----
                                                                        (in
                                                                     millions)
      Notes......................................................... $ 11  $ 10
      Accounts......................................................  289   211
      Income taxes..................................................    6     6
      Other.........................................................   76    64
                                                                     ----  ----
      Total receivables.............................................  382   291
      Allowance for credit losses...................................  (27)  (17)
                                                                     ----  ----
          Total..................................................... $355  $274
                                                                     ====  ====


                                    VII-35

                                COMDISCO GROUP

ALLOWANCE: The allowance for credit loss includes management's estimate of the amounts expected to be lost on specific accounts and for losses on other as of yet unidentified accounts included in receivables at September 30, 1999, including estimated losses on future noncancelable lease rentals and subscription fees, net of estimated recoveries from remarketing of related leased equipment. In estimating the reserve component for unidentified losses within the receivables and lease portfolio, management relies on historical experience, adjusted for any known trends, including industry trends, in the portfolio.

NOTE 9--INCOME TAXES

The geographical sources of earnings before income taxes were as follows:

                                                                 1999  1998 1997
                                                                 ----  ---- ----
                                                                 (in millions)
      United States............................................. $(59) $154 $138
      Outside United States.....................................   63    57   48
                                                                 ----  ---- ----
                                                                 $  4  $211 $186
                                                                 ====  ==== ====

Cumulative unremitted earnings of foreign operations amounting to $179 million after foreign taxes at September 30, 1999, were expected by management to be reinvested. Accordingly, no provision has been made for additional U.S. taxes which would be payable if such earnings were to be remitted to the parent company as dividends. The amount of U.S. taxes, if any, are impracticable to determine.

The components of the income tax provision (benefit) charged (credited) to operations were as follows:

                                                                1999  1998  1997
                                                                ----  ----  ----
                                                                (in millions)
      Current:
        U.S. Federal........................................... $(17) $18   $20
        U.S. state and local...................................  --   --      6
        Outside United States..................................   13   36     8
                                                                ----  ---   ---
                                                                 (4)   54    34
                                                                ====  ===   ===
      Deferred:
        U.S. Federal...........................................   (2)  33    31
        U.S. state and local...................................   (4)   9     1
        Outside United States..................................    9  (21)    4
                                                                ----  ---   ---
                                                                   3   21    36
                                                                ----  ---   ---
          Total tax provision (benefit)........................ $ (1) $75   $70
                                                                ====  ===   ===

The reasons for the difference between the U.S. Federal income tax rate and the effective income tax rate for earnings were as follows:

                                                          1999    1998   1997
                                                          -----   ----   ----
      U.S. Federal income tax rate.......................  35.0 % 35.0 % 35.0 %
      Increase (reduction) resulting from:
        State income taxes, net of U.S. Federal tax
         benefit......................................... (63.6)   2.8    2.9
        Foreign income tax rate differential.............  48.2    2.3     .9
        Tax effect of foreign losses utilized............ (37.6)  (4.6)  (3.3)
        Other, net.......................................  (7.7)   --     2.2
                                                          -----   ----   ----
                                                          (25.7)% 35.5 % 37.7 %
                                                          =====   ====   ====


                                    VII-36

                                COMDISCO GROUP

Deferred tax assets and liabilities at September 30, 1999 and 1998 were as follows:

                                                                  1999   1998
                                                                  -----  -----
                                                                      (in
                                                                   millions)
      Deferred tax assets (liabilities):
        Equity transactions...................................... $ 260  $ 264
        Foreign loss carryforwards...............................    13     12
        U.S. net operating loss carryforwards....................    68     61
        AMT credit carryforwards.................................   120    123
        Deferred income..........................................    47     32
        Deferred expenses........................................   (20)     5
        Other, net...............................................    95     77
        Lease Accounting.........................................  (821)  (861)
        Other comprehensive income...............................    (3)   --
        Foreign..................................................   (26)   (16)
                                                                  -----  -----
      Gross deferred tax liabilities.............................  (267)  (303)
      Less: valuation allowance..................................   (28)   (12)
                                                                  -----  -----
      Net deferred tax liabilities............................... $(295) $(315)
                                                                  =====  =====

NOTE 10--COMPREHENSIVE INCOME

In June 1997, FASB issued Statement of Financial Accounting Standards No. 130--Reporting Comprehensive Income, which requires presentation of comprehensive earnings (net earnings (loss) plus all changes in net assets from non-owner sources) and its components in the financial statements.

Components of other comprehensive earnings (loss) consists of the following:

                                                               1999  1998 1997
                                                               ----  ---- ----
                                                               (in millions)
      Foreign currency translation adjustments................ $(21) $  7 $(25)
      Change in net unrealized gains and losses on marketable
       securities.............................................  152   --   --
      Income tax..............................................  (60)  --   --
                                                               ----  ---- ----
      Other comprehensive income/(loss).......................   71     7  (25)
      Net earnings............................................   48   153  131
                                                               ----  ---- ----
          Total comprehensive income.......................... $119  $160 $106
                                                               ====  ==== ====

                                    VII-37

                                COMDISCO GROUP

NOTE 11--FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of Group's financial instruments are as follows:

                                                    1999             1998
                                               ---------------  ---------------
                                               Carrying  Fair   Carrying  Fair
                                                amount  value    amount  value
                                               -------- ------  -------- ------
                                                        (in millions)
      Assets:
        Cash and cash equivalents............   $  387  $  387   $   63  $   63
        Equity securities....................       54      54       63      63
        Notes receivable including noncurrent
         portion.............................       11      11       10      10
      Liabilities:
        Notes payable and commercial paper...      820     820    1,121   1,121
        Term notes, senior notes and
         discounted lease rentals............    4,751   4,681    3,914   3,729
      Off-balance sheet financial
       instruments:
        Interest rate swap agreements........      --        5      --        2
        Cross-currency interest rate swap
         agreements..........................      --       (6)     --        4
        Forwards and futures.................      --        6      --       (3)

Fair values were determined as follows:

  The carrying amounts of cash and cash equivalents, notes payable and commercial paper approximates fair value because of the short-term maturity of these instruments.

  Equity instruments are based on quoted market prices for available-for-sale securities, and, for non-quoted equity instruments, based on the lower of management's estimates of fair value or cost. Group's investment in warrants of public companies were valued at the bid quotation.

  Notes receivable are estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar business profiles.

  The fair value of term notes, senior notes and discounted lease rentals was estimated based generally on quoted market prices for the same or similar instruments or on current rates offered Group for similar debt of the same maturity.

  Off-balance sheet financial instruments were estimated by obtaining quotes from brokers.

                                    VII-38

                                                                      ANNEX VIII

                               COMDISCO VENTURES
               DESCRIPTION OF BUSINESS AND FINANCIAL INFORMATION



                                     VIII-1

                               COMDISCO VENTURES

                      INDEX TO DESCRIPTION OF BUSINESS AND
                             FINANCIAL INFORMATION

                                                                          Page
                                                                         -------
Description of Business................................................  VIII-3

Management's Discussion and Analysis of Financial Condition and Results
 of Operations.........................................................  VIII-14

Audited Financial Statements...........................................  VIII-20

Report of Independent Auditors.........................................  VIII-21

Statements of Earnings and Division Equity--Years ended September 30,
 1999, 1998 and 1997 and three months ended December 31, 1999 and 1998
 (Unaudited)...........................................................  VIII-22

Balance Sheets--September 30, 1999 and September 30, 1998 and December
 31, 1999 (Unaudited)..................................................  VIII-23

Statements of Cash Flows--Years ended September 30, 1999, 1998 and 1997 and three months ended December 31, 1999 and 1998 (Unaudited).........  VIII-24

Notes to Comdisco Ventures Financial Statements........................  VIII-25

                                     VIII-2

                               COMDISCO VENTURES

                            DESCRIPTION OF BUSINESS

In this description, references to "we", "our", and "us" are to Comdisco Ventures. You should read this description together with the information provided with respect to Comdisco Ventures in Comdisco's Form 10-K, as amended by Form 10-K/A, for fiscal 1999 and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" below at page VIII-14, including the various risk factors identified in those documents with respect to the business of Comdisco Ventures.

Overview

We are a leading provider of venture lease, venture debt and direct equity financing to venture capital-backed companies. Our relationships with certain leading venture capital firms help us to identify what we believe are the best positioned companies in the most attractive high growth industries. We offer a broad range of innovative equity-linked financing products that complement equity from venture capital firms and debt from venture-oriented banks and asset-based lenders. We also plan to offer a number of additional services to our network of customers.

During the last two years, some of our most notable customers include Ariba Technologies, Ask Jeeves, Be Free, Inc., Copper Mountain Networks, Critical Path, e-Loan, e.Piphany, e-Toys, Extreme Networks, Flycast Communications, Gadzoox, Inktomi, Next Card, Northpoint Communications, Siara Systems, and Stratum One Communications.

We provide our customers with financing "commitments'--agreements to provide up to a stated dollar amount of financing over a stated period of time. Comdisco Ventures was formed in 1987, and since that time, we have committed approximately $2 billion in venture debt, venture leasing and equity financings, including $732 million in fiscal 1999 and $310 million in the first quarter of fiscal 2000. Of the 740 companies we have helped finance, over 170 have gone public and over 120 have been acquired.

Net earnings increased 149% to $42.8 million for fiscal 1999, as compared to $17.2 million for fiscal 1998, and were $37.2 million in the first quarter of fiscal 2000.

The Market for Venture Financing

The emergence of Internet-related, communications and other high-technology businesses has been unprecedented in the last few years. The need for capital to support the growth of these industries has likewise been unprecedented. Due to changing dynamics in the marketplace, venture capital-backed companies are currently facing substantial challenges in building their companies. Primary among these challenges are:

  . Compressed timeframes (6-24 months) within which to establish themselves as a leader in a new category; and

  . Increased capital requirements for expenditures such as product and brand development, information technology infrastructure and sales force expansion.




While the volume of venture capital activity has increased along with the availability of venture capital funding, venture capital generally represents the most dilutive and intrusive type of financing for start-up companies. Venture capitalists generally require substantial ownership and exercise substantial control when they make an investment in a company. Typically these positions are reflected in significant equity holdings, contractual shareholder rights and representation on the company's board of directors.

Start-up companies also turn to venture-oriented banks and asset-based lenders for financing. While these financings do not dilute ownership of existing equity holders, they typically involve high monthly cash costs, limitations on the use of funds and adherence to restrictive financial covenants.

                                    VIII-3

These two primary sources of capital are not sufficient to meet the capital needs of start-up companies in the current economic environment. Additionally, their disadvantages highlight the need for cheaper, less intrusive, less dilutive financing resources, creating opportunities for alternative capital providers, like us, to fill those needs.

Our Solution

We believe we provide significant value to entrepreneurs and their venture capital investors through flexible financing products and services which allow them to build their companies quickly, while minimizing the dilution to their equity ownership positions.

We have proven our ability to understand the capital needs of our customers and to develop and customize attractive financings to meet those needs. Currently our primary financing products are venture leases, venture debt and equity financings where we purchase convertible preferred stock and common stock of a customer directly. Venture leases are leases with warrants that compensate venture lessors for providing the leases at more attractive financing terms than leases without warrants. Venture debt is a high-risk loan with warrants or a conversion-to-equity feature with more flexible terms and security conditions than traditional senior secured financing. The warrants or conversion feature of the loan generally give us the ability to buy equity at a price based on the price paid by venture capitalists. The opportunity to realize higher returns from the exercise of the warrants or from the conversion feature enables us to offer these more flexible financing and security terms.

Venture leases and venture debt can be utilized at various stages of a company's development and for various purposes including the following:

  . Early stage capital to supplement the initial venture capital raised and support growth requirements;

  . Expansion capital between venture capital rounds to enable an emerging company to reach milestones and increase the prospect of raising future capital at higher valuations; and

  . Late stage capital to provide financial flexibility to deal with the uncertainty of a liquidity event such as an initial public offering or the sale of the company.

As a result of the specialized nature of venture leases and venture debt, we must have expertise in technology-related industry sectors, access to capital, the ability to assess risk, relationships with venture capital firms, access to deal flow, and the ability to structure transactions appropriately.

In the future, we plan to offer a number of services to our network of customers. These services will be designed to save our customers' time, effort and money as they race to build their businesses.

Our Strategy

We intend to expand our position as a leading provider of venture leases and venture debt to venture capital-backed companies. Our strategy is to continue to leverage our management experience and resources to capitalize on the growing demand for financing by venture capital-backed companies. Components of our strategy include:

  .  Leveraging our relationships with leading venture capitalists;

  .  Providing capital through innovative products;

  .  Maintaining a diversified customer base;

  .  Expanding funding sources;

  .  Capitalizing on the Comdisco affiliation and resources; and

                                    VIII-4

  . Developing complementary service offerings that respond to the changing needs of venture capital-backed companies.

Leveraging our relationships with certain leading venture capitalists

We believe that, increasingly, the best deals are awarded to leading venture capitalists. We have developed long-term strategic relationships with many of these firms, which affords us access to the most attractive financing opportunities. We believe that these venture capitalists view us as an important financial partner for their customers, both at the initial and subsequent stages of growth, due to our financial resources, innovative financing products, and industry expertise.

Providing capital through innovative products

We currently offer a broad range of innovative financing alternatives. Our success has been fueled, in part, by our ability to understand the capital needs of our customers and to develop and customize attractive financings to meet those needs. Currently, our primary financing products are venture leases, venture debt and direct equity financings where we purchase convertible preferred stock and common stock. See below, "Our Products."

Maintaining a diversified customer base

We provide financing products to customers diversified across many industry sectors. The diversification reduces the impact to us should there be a downturn in any sector. The following chart illustrates industry sector diversification by aggregate commitments from October 1, 1996 through December 31, 1999.

                                    [CHART]

We often provide financing to several venture capital-backed companies in a specific industry sector in order to increase the likelihood of aligning ourselves with the most successful companies within that sector. Because most venture capitalists have significant equity ownership, board representation and strategic alignment with management of the companies in which they invest, they can be limited in their abilities to invest in multiple companies within a single industry sector. With our limited ownership, control and strategic involvement (e.g., typically no board representation) in our customers, we generally avoid these kinds of conflict limitations. This allows us to diversify our financings across several start-ups within an industry sector.

                                    VIII-5

Expanding our funding sources

Historically, we have funded our financing activities through cash flow from operations, as well as intergroup borrowings from Comdisco. As demand for our financing products has grown, we have explored possible additional sources of funds for our financing activities. With this in mind, we formed a limited partnership fund in October 1999 to offer our venture debt and direct equity financing products. This Fund is in the process of obtaining capital commitments, initially targeted at $750 million, to fund these activities. We have committed to provide $250 million of these amounts as a limited partner. The Fund began funding direct equity financing in the second quarter of fiscal 2000 and is expected to begin funding venture debt during the third quarter of fiscal 2000. We expect to sell those venture debt transactions that we finance during the second quarter of fiscal 2000 to the Fund when the Fund begins to finance venture debt directly. Until the Fund has invested substantially all of its committed capital, we intend to allocate all venture debt and direct equity investment financing opportunities to the Fund. Once the Fund's capital commitments have been fully invested, we may, depending on market conditions, form additional funding vehicles similar to the Fund. For a more detailed description of the Fund and its relationship to our business, see "Funding Sources--the Fund", on page VIII-8.

Capitalizing on the Comdisco affiliation and resources

As a division of Comdisco, we are able to bring a number of benefits to our customers:

  . Equipment Procurement. As a result of Comdisco's experience in leasing and remarketing equipment and its equipment purchasing power, we are able to offer our customers an equipment procurement service designed to save them time, effort and money.

  . Technology Services. We offer a range of Comdisco's technology services to our customers in order to help them build their businesses more quickly. These services include continuity services, web availability and other hosting services, and managed network services.

  . Post-Venture Stage Services. We can also introduce Comdisco as a potential customer for or partner to our customer as the customer grows beyond the start-up stage.

Developing complementary service offerings to continue to attract the most promising venture-stage companies

In addition to financing products, we intend to provide value-added services to our network of customers in the future. These services will be designed to save our customers' time, effort and money as they race to build their businesses. These services will also be designed to allow our customers to take advantage of opportunities provided by other members of our network of customers.

Our Products

Typically, our products are structured as commitments to provide financing in one or more advances during a specified period of time. The total commitment made available to a customer may or may not be drawn upon and used by that customer over the life of the commitment, although we generally must keep those committed but undrawn amounts available for the customer. We also may agree, as part of a commitment, to purchase a specific amount of equity in a planned future equity round of our customer. We usually receive a fee for providing our financing commitment based on the original amount committed. Our commitment to finance is typically subject to the absence of any default or material adverse change under the loan or lease and compliance by our customers with other loan requirements.

We generally will receive warrants to purchase equity securities or the right to convert some of our debt into equity securities of our customers in connection with the commitment. Warrants typically represent less than 5% of the customer's ownership at the date of origination. The terms of the warrants or equity conversion, including the expiration date, exercise price and terms of the equity security for which the warrant may be exercised, will be negotiated individually with each customer, and will likely be affected by the price and terms of securities issued by the customer to its venture capitalists and other holders. Based upon our past experience, it is anticipated that most warrants will be exercisable for a term of three to ten years. The equity securities for which the warrant will be exercised generally will be convertible preferred stock or common stock.

                                    VIII-6

Venture Lease

Our venture leasing activities consist primarily of the direct origination of non-cancelable, full-payout leases. These leases cover a variety of equipment including information technology, scientific hardware, facilities, software and production equipment. The rental rate and all other transaction terms are individually negotiated with our customers.

Substantially all equipment leases that we originate have specified non-cancelable initial terms ranging from 2 to 5 years. The general terms and conditions of all of our leases are substantially similar and are embodied in a master lease agreement. For each lessee, the lease term, rent interval, lease rate factor and other specific terms for each piece of leased equipment are set forth on equipment schedules, which also incorporate the terms and conditions of our master lease agreement. The lessee is also required to provide to us monthly or quarterly and annual financial information.

During fiscal 1999 and 1998, we originated leases through approximately 230 and 180 separate transactions, respectively, representing total commitments of $332 million and $221 million, respectively.

In the three months ended December 31, 1999, we originated leases through approximately 80 separate transactions, representing total commitments of $136 million.

Venture Debt

Historically, we have originated our subordinated and other debt financings directly with customers pursuant to subordinated, secured loan agreements. The loans bear fixed interest rates over the prime rate and are generally repaid in 36 monthly installments. Typically the customer makes several months of interest-only payments, the balance being amortizing installments of principal and interest. In addition, transaction fees may be paid to us at closing.

Our subordinated loans are typically secured by a lien on all of the customer's assets, which, in most cases, is subordinated to the lien of the customer's senior lenders. Our loan documents usually contain cross-default provisions and may have specific provisions governing future financing or pledging of assets.

It is anticipated that the limited partnership fund we established, will begin funding these subordinated loan financings in the third fiscal quarter of 2000. We expect to sell those subordinated loan transactions that we finance during the second quarter of fiscal 2000 to the Fund when it begins to finance these transactions directly. Until the Fund's capital commitments are substantially invested, we do not expect to offer these products for our own account. Instead, we will participate in the returns generated by these financings as a limited partner of the Fund and as a member of its general partner. See below "Funding Sources--the Fund."

During fiscal 1999 and 1998, we originated subordinated loans through approximately 145 and 30 separate transactions, respectively, representing total commitments of $68 million and $367 million, respectively.

In the three months ended December 31, 1999, we originated subordinated loans through approximately 45 separate transactions, representing total commitments of $140 million.

Direct Equity Financings

Through December 31, 1999, we provided equity financing to our customers by directly purchasing common or preferred convertible stock. We generally purchase equity at a valuation based on the most recent previous financing round to venture capitalists or, as applicable, a current or contemplated financing round.

The Fund began funding direct equity financings in the second fiscal quarter of 2000. Until the Fund's capital commitments are substantially invested, we do not expect to make direct equity financings for our own account. Instead, we will participate in the returns generated by these financings as a limited partner of the Fund and as a member of its general partner. See below "Funding Sources--the Fund."

                                    VIII-7

During fiscal 1999 and 1998, we made direct equity investments with 91 and 36 customers, representing $39 million and $7 million, respectively.

In the three months ended December 31, 1999, we made direct equity financings with 60 customers, representing $36 million. As of December 31, 1999, we have made total direct equity financings with an original investment value of $97 million.

Funding Sources

Since inception, we have funded our financing activities through cash flow from operations and borrowings from Comdisco. To respond to the growing demand for our financing products, and to reduce balance sheet risk to Comdisco's stockholders, we have explored possible additional sources of funds for our financing activities.

The Fund

We formed a Delaware limited partnership in October 1999 to originate venture debt and direct equity financing products. The Fund is in the process of obtaining capital commitments, targeted at $750 million to fund these activities. We have committed the first $250 million of that amount as a limited partner. We may also provide the Fund with short-term loans to facilitate its initial operating activities. The Fund began funding direct equity financings in the second quarter of fiscal 2000 and is expected to fund venture debt beginning in the third quarter of fiscal 2000. We expect to sell any venture debt we finance during the second quarter of fiscal 2000 to the Fund when it begins to finance these transactions. Until the Fund has invested substantially all of its committed capital, all of our venture debt and direct equity financing opportunities will be for the account of the Fund. Once the Fund's capital commitments have been fully invested, we may, depending on market conditions, form additional funding vehicles similar to the Fund. The financing products offered by the Fund are expected to be substantially the same as the venture debt and direct equity financing products that we have offered.

As a limited partner in the Fund and a non-managing member of its general partner, we will participate in the profits and losses of the Fund. Items of profit and loss of the Fund attributable to the short-term investment of idle cash will be allocated among the partners of the Fund in proportion to their respective capital commitments. All other items of net profit of the Fund will be allocated among its partners as follows:

  . First, 100% to all partners in proportion to their respective capital commitments until each partner has been allocated net profits representing an 8% priority return on its unreturned capital contribution;

  . Next, 100% to the general partner until cumulative allocations of net profit over the term of the fund have been made;

    (1) 80% to all partners in proportion to their respective capital commitments; and

    (2) 20% to the general partner as a carried interest;

  . Next, 80% to all partners in proportion to their respective capital commitments and 20% to the general partner as a carried interest.

Net losses of the Fund will be allocated first to reverse prior allocations of net profits and thereafter to the partners in proportion to their respective capital commitments.

Distributions by the Fund to its partners may be made in cash or in securities.

The general partner of the Fund is a Delaware limited liability company. The managing members of the general partner primarily responsible for the Fund's investment activities initially will include our senior management. In addition to its share of the Fund's profits and losses, the general partner will receive an annual management fee equal to 2% of the aggregate capital commitments of the Fund's partners. Beginning in 2005, this fee will be

                                    VIII-8
equal to 2% of the sum of (1) aggregate cost basis of securities held by the Fund and (2) reasonable reserves for the payment of fund expenses and the purchase of portfolio securities under pre-existing binding commitments. We are a non-managing member of this general partner, and in that capacity currently are entitled to 30% of the general partner's profits and losses, a percentage that will increase to 49% upon the initial public offering of Ventures Tracking Stock.

Finally, if Comdisco implements the tracking stock proposal, we will have the right to the same share of any subsequent funds in which any of our current senior management who are managing members of the general partner are substantially involved, provided that Ventures Tracking Stock remains outstanding and we commit to provide at least 25% of the committed capital of any such subsequent funds.

Instead of receiving payments of principal and interest and loan fees associated with venture debt and the payments of sales proceeds associated with our direct equity financings, we will receive returns from venture debt and direct equity financings originated by the Fund, through our limited partnership interests in the Fund and membership interests in the general partner.

Assuming the Fund raises and fully invests its targeted commitments, we anticipate the amounts we will receive as a limited partner and member to be substantially similar to the returns we would receive if we were to provide our venture debt and equity investment financing products directly to our customers.

We currently intend to continue to offer equipment financings directly to our customers.

Overview of Our Financing Commitments and Equity Stakes

We believe we are one of the largest sources of venture debt and venture leases in our market.

New Lease, Debt and Equity Commitments

This table shows total new lease, debt and equity commitments during each of the last five fiscal years and the first quarter of fiscal 2000.

                     Total New Commitments By Fiscal Year

                               1995-Current
                             (Dollars in Millions)

                                                                           1st
                                                                         Quarter
                                       1995   1996   1997   1998   1999   2000
                                       ----- ------ ------ ------ ------ -------
Leases................................ $77.3 $103.5 $144.3 $220.6 $332.1 $135.8
Debt..................................   2.5    7.5   19.5   67.7  367.1  139.5
Equity................................   1.6    3.1    3.7    7.4   39.0   34.7
                                       ----- ------ ------ ------ ------ ------
    Total............................. $81.4 $114.1 $167.5 $295.7 $738.2 $310.0
                                       ===== ====== ====== ====== ====== ======

                                    VIII-9

The following table shows the 15 largest original commitments we have provided through December 31, 1999.

15 Largest Commitments Provided through December 31, 1999

                            Acusphere, Inc.

                            Avici Systems, Inc.

                            Corio Inc.

                            CORVIS Corporation

                     Digital Generation Systems, Inc.

                            Equinix, Inc.

                            Flashcom, Inc.

                            HomeGrocer.com, Inc.

                            Impresse Corporation

                            living.com Inc.

                            New Edge Networks, Inc.

                            NextCard, Inc.

                            OurHouse.com

                            Silicon Access Technology, Inc.

                            Telocity, Inc.


We try to avoid concentrating our financing risks in a few customers. The largest commitment we have made to any single customer is approximately $25 million. No commitment to any individual customer represents more than 3% of the total of the net book value of our assets.

Equity Holdings

Liquidity Events. We have been successful in identifying companies that ultimately proceed to a liquidity event, such as an initial public offering, or IPO, or a merger with or sale to a public company. In addition to our ability to identify these companies, we benefit from the IPO market's wide acceptance of transactions representing venture capital-backed companies. According to the National Venture Capital Association and Venture Economics, approximately 50%, or 271, of the 544 companies that went public in 1999 were venture capital-backed. These liquidity events give us the opportunity to sell or otherwise dispose of our equity interests in those companies in an orderly manner, subject to securities law and contractual lock-up agreements.

Public Equity Holdings. We direct the management of our public equity holdings through a third party asset manager. Historically, our general policy has been to sell our equity positions in an orderly manner as soon as reasonably possible after a liquidity event. In most cases, securities law restrictions on transfer and contractual lock-up provisions restrict our ability to sell our equity position for several months after a liquidity event. Our management consults with our outside manager on at least a quarterly basis and we have adjusted our general policy on occasion to respond to market conditions. However, our policy with respect to disposition of our equity holdings is not intended to, and does not, assure that we will maximize our return on any particular holdings. Going forward, we may review and change this policy. Also, the Fund, while it currently intends to follow the same disposition policy as we do with respect to its equity holdings, may not do so in the future.

                                    VIII-10

As of December 31, 1999, our current public equity holdings had a market value of $435 million and represented ownership in 71 companies. Our 10 largest public equity holdings represented 64% of the total market value of our public equity holdings on that date and are listed in the following table:

         10 Largest Public Equity Stakes As of December 31, 1999

      Company                       Industry Sector
      -------                       ---------------
      Agile Software
       Corporation            Software & Computer Services
      Be Free, Inc.           Internet
      Cacheflow, Inc.         Communications & Networking
      Chemdex Corporation     Internet
      Critical Path, Inc.     Software & Computer Services
      E.Piphany, Inc.         Software & Computer Services
      FlyCast Communications
       Corp.                  Internet
      Keynote Systems, Inc.   Software & Computer Services
      OnDisplay, Inc.         Internet
      Vignette Corporation    Internet

The equity instruments we hold are generally subject to securities law restrictions on transfer and contractual lock-ups restricting our ability to sell them for up to approximately 180 days after an initial public offering or longer. The public market for high-technology and other emerging growth companies is extremely volatile. This volatility may adversely affect both our ability to dispose of those equity securities and the value of those equity securities on or prior to the dates on which they are disposed.

Private Equity Holdings. In addition to our public equity holdings, as of December 31, 1999 we held warrants and other equity positions in approximately 345 companies that are still private.

Financing Procedures

The successful execution of our business and operating strategy is dependent upon our underwriting and investment policies and procedures.

We review business plans generated by our referral network in order to identify potential customers. After identifying potential customers that we believe merit further investigation, we evaluate those potential customers in more depth. This review process, described below, forms the basis of our decision to fund or reject a lease, loan and/or direct equity financing.

Preliminary Evaluation

We meet with the potential customer's management and perform a preliminary investigation of its management, business operations, and prospects. We generally consult with and gather information from industry analysts and other sources to assess the prospects of a potential customer and its industry. We also review the commitments of the existing venture capitalists (including their intention to participate in future financing rounds) and the potential customer's capital structure. The customer also provides projected financial statements, a description of its market and competitive landscape and a description of operations (marketing and sales, research and development, employee issues, and so forth). If we are satisfied with our preliminary investigation of management, operations and prospects, we typically issue a term sheet outlining a proposed transaction. After reaching an agreement on the term sheet, we begin due diligence.

Due Diligence

Our due diligence may initially include on-site visits to the potential customer's headquarters and other facilities, interviews with key management and board members, references from senior management and discussions with industry research analysts, other industry participants, customers and suppliers, where appropriate. We may also review the potential customer's charter, capital structure, subsidiaries, assets, liabilities, employee plans, litigation, tax matters and other relevant legal documentation.

                                    VIII-11

Portfolio Monitoring and Risk Management

We have three primary tools to monitor the performance and quality of our financings:

  . We monitor the progress of product development, cash burn and overall adherence to the business plan.

  . We maintain regular contact with management teams to discuss business environment, cash flow needs and potential financing and other capital structure issues.

  . Finally, we review various financial statements received from our customers on a quarterly basis.

Workouts

All loans that are 60 days or more overdue are classified as a work-out account. Whenever feasible, we attempt to use our position as a lender and equity investor to work with other investors and lenders to rehabilitate, rather than liquidate, defaulted loans. Our primary objective at this stage is to minimize our loss.

Loss experience

Since the initiation of our financing activities, credit losses have been less than 3% of our total commitments originated. This percentage does not reflect any significant loss experience from our subordinated debt products, which were only first introduced on a large scale in fiscal 1998.

We believe that our low level of credit losses are largely a result of our (1) due diligence procedures specifically designed to analyze transactions with emerging growth companies; (2) extensive monitoring and review of those transactions; (3) corrective approach to addressing delinquency; and (4) transaction structuring experience. Our loss experience has also benefitted from the experience and diligence of those leading venture capital firms that typically precede us into our financing relationships.

Competition

Our primary competitors include financial institutions, equipment lessors and manufacturers, venture capital firms, and non-traditional lenders that provide debt and/or equity financing to emerging, high technology companies. An increasing number of public companies also provide substantial capital to companies who might otherwise be candidates for our financing products. We believe that we compete effectively with these competitors based on creative and innovative deal structuring, flexibility, reputation, quality of service, timely credit analysis, and decision-making.

Employees

As of December 31, 1999, we employed 41 people on a full time basis. 12 personnel were involved in marketing and sales, 26 were in processing, servicing and administrative support and 3 were executive employees. No employees are represented by a labor union.

Facilities

Our principal executive offices are located and our venture leasing and venture debt activities are conducted at 3000 Sand Hill Road, Menlo Park, California. We also lease office space in Palo Alto, California, Waltham, Massachusetts and Rosemont, Illlinois.

                                    VIII-12

Regulation, Licenses And Qualifications, Federal And State

Because we are a non-bank, commercial lender, we are not subject to material federal regulation. Nevertheless, under certain circumstances, we may be required to comply with the Equal Credit Opportunity Act ("ECOA"). Under the ECOA, we are required to give full credit applicants notice of the right to receive a written statement of reasons an application for credit is denied, unless the applicant has gross revenues exceeding $1 million during its last fiscal year.

We are not subject to material regulation in most states, although some states do require licensing for certain commercial financing activities. Most states' usury laws, which limit the amount of interest charged on loans originated in such state, either exempt commercial loans or do not extend the benefit of the usury laws to corporate borrowers.

We believe we are currently in material compliance with any applicable state usury laws as well as other applicable federal and state statutes and regulations.

We believe existing federal and state laws and regulations have not had a material adverse effect on our operations. There can, however, be no assurance that future laws and regulatory changes will not occur and will not place additional burdens on our operations.

Legal Proceedings

We are not currently a party to any material litigation.

                                    VIII-13

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

This discussion should be read along with the Comdisco Group financial information contained in Annex VII to this proxy statement. Historical results and percentage relationships may not necessarily be indicative of operating results for any future periods. The financial statements of Comdisco Ventures include the balance sheets, statements of operation, cash flow and group equity of the venture financing business of Comdisco, Inc.

The stockholders are scheduled to vote on a tracking stock proposal to, among other things, amend Comdisco's certificate of incorporation to:

  . authorize Comdisco's board of directors to issue common stock in multiple series, with the initial two series of common stock being Comdisco Stock and Ventures Tracking Stock;

  . re-classify each outstanding share of Comdisco's existing common stock as one share of Comdisco Stock; and

  . increase the total authorized shares of Comdisco's common stock from 750,000,000 to 1,800,000,000.

If the tracking stock proposal is approved by Comdisco's stockholders, the filing of Comdisco's restated charter implementing the proposal will automatically reclassify each share of existing common stock into one share of Comdisco Stock. Subject to stockholder approval of the tracking stock proposal, Comdisco expects to issue shares of Ventures Tracking Stock representing approximately 15% of the equity value initially attributed to Comdisco Ventures in its fiscal year 2000. The effect of any issuances of Ventures Tracking Stock on the retained interest percentage and the outstanding interest percentage would depend upon the number of shares of Ventures Tracking Stock sold and whether Comdisco elects to attribute the net proceeds of such to the equity of Comdisco Ventures or to Comdisco Group in respect of its retained interest.

Comdisco Ventures' financial statements and Comdisco Group financial statements comprise all of the accounts included in the consolidated financial statements of Comdisco. The separate business financial statements give effect to all allocation and related party transaction policies as adopted by the board of directors of Comdisco. These policies are described in Notes to Consolidated Financial Statements of Comdisco Ventures. Comdisco Ventures' financial statements have been prepared in a manner which management believes is reasonable and appropriate. Such financial statements include the financial position, results of operations and cash flows of Comdisco Ventures, presented to give effect to the accounting principles that will be applicable upon implementation of the tracking stock proposal.

If the tracking stock proposal is approved by Comdisco's stockholders, Comdisco will provide to the holders of Ventures Tracking Stock separate financial statements, financial reviews, descriptions of the business, and other relevant financial information for Comdisco Ventures and Comdisco Group as well as consolidated financial information for Comdisco. Notwithstanding the allocation of assets and liabilities, including contingent liabilities, among Comdisco Ventures and Comdisco Group for the purposes of preparing their respective financial statements, this allocation and the change in the capital structure of Comdisco as a result of the approval of the tracking stock proposal will not result in the distribution or spin-off to stockholders of any of Comdisco's assets and liabilities and will not affect ownership of its assets or responsibility for its liabilities or those of its subsidiaries. Holders of Ventures Tracking Stock will remain common stockholders of Comdisco. The assets attributed to one business will be subject to the liabilities of the other businesses, even if such liabilities arise from lawsuits, contracts or indebtedness that are attributed to the other businesses. If Comdisco is unable to satisfy one business's liabilities out of the assets attributed to it, Comdisco may be required to satisfy those liabilities with assets Comdisco has attributed to the other businesses. Further, holders of Ventures Tracking Stock and Comdisco Stock will not have any legal rights related to specific assets of either business and in any liquidation will receive a fixed share of the net assets of Comdisco, which may not reflect the actual trading prices, if any, of the respective businesses at such time.


                                    VIII-14

Financial effects from one business that affect Comdisco's consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the other business and the market price of the stock relating to the other business. In addition, net losses of either business and dividends and distribution on, or repurchases of, either series of common stock or repurchases of preferred stock at a price per share greater than par value will reduce the funds we can pay on each class of common stock under Delaware law. Accordingly, Comdisco Ventures' financial statements should be read in conjunction with Comdisco's audited consolidated financial information and Annual Report on Form 10-K, as amended by Form 10-K/A, and the financial information of Comdisco Group contained in Annex VII of this proxy statement.

Forward Looking Statements

Certain statements herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and Comdisco Ventures intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements are subject to many uncertainties and factors relating to Comdisco Ventures' operations and business environment which may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties include, but are not limited to, those risk factors set forth generally throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations and specifically under "Risk Factors that May Affect Future Results" included at page VIII-18.

Overview

We provide capital to venture lease, venture debt and direct equity financing and venture capital-backed companies. We identify potential customers through our relationships with leading venture capital firms. We are a division of Comdisco, Inc.

Recent Events

On October 15, 1999, we formed a limited partnership fund to act as a funding vehicle for our venture debt and direct equity investment transactions. The fund is in the process of obtaining capital commitments of up to $750 million. We have committed the first $250 million of that amount as a limited partner. In January 2000, the fund began making direct equity financings and expects to begin making venture debt financings in the third quarter of fiscal 2000. The general partner of the fund is entitled to be paid a management fee for managing and investing the partnership funds and will participate in the earnings of the partnership. We are a non-managing member of the general partnership, and entitled to a portion of these amounts.

Revenue

Our revenues are derived primarily from leasing, interest income on notes receivable and from the sale of public equity holdings.

  . Leasing: We lease almost all types of equipment from all manufacturers. Although these leases are "full payout" leases, we record these transactions as operating leases in accordance with FAS 13, "Accounting for Leases" which requires operating lease accounting where the collectablity of the lease payments is not assured. As part of the lease transaction, we receive warrants to purchase an equity interest in the borrower at a price reflecting the customer's venture status.

  . Notes receivable: Our loans are generally structured as equipment loans or subordinated loans. The loans bear fixed interest rates over the prime rate. In addition, fees may be paid to us at loan closing. As part of the loan transaction, we receive warrants to purchase an equity interest in the borrower at an exercise price based upon the price at which the borrower most recently issued equity securities, or has agreed to issue equity securities in the near future.

                                    VIII-15

  . Sale of equity holdings: We also provide financing to our customers by purchasing convertible preferred stock or other equity. We generate capital gains when the equity is sold. In addition, we record the proceeds from the sale of warrants received in conjunction with our lease and loan transactions as income when received.

We also generate revenue from buy/sell activities and from selling equipment at lease termination, generally to the original lessee.

We expect continued growth in all revenue sources in fiscal 2000. In addition, the valuation of our warrant and equity holdings has increased significantly during the last twelve months, primarily as a result of strong equity markets for these securities. Accordingly, we expect, based on current stock market valuations, an increase in revenue and earnings contributions from our equity holdings in fiscal 2000.

Total revenue of approximately $228.5 million and $114.3 million represent increases of 100% and 20%, respectively over the prior year periods. The increases were due to higher total leasing revenue and interest income on notes and, in fiscal 1999, higher revenue from the sale of equity investments.

Leasing: Total leasing revenue of $118.4 million for fiscal 1999 represented an increase of 39% compared to the prior year. Total leasing revenue of $85.1 million in fiscal 1998 represented an increase of 25% over fiscal 1997 total leasing revenue of $68.3 million.

Leasing volume increased in both fiscal 1999 and 1998 as compared to the prior years. Lease volume in the current fiscal year was the highest annual volume in our history. Cost of equipment placed on lease was $205.6 million in fiscal 1999 compared to cost of equipment placed on lease of $114.2 million and $91.3 million in fiscal 1998 and 1997, respectively.

Operating lease revenue minus operating lease costs was $28.8 million, or 24.7% of operating lease revenue (the "Operating Lease Margin") and $23.3 million, or 28.0% of operating lease revenue in fiscal 1999 and 1998, respectively. We expect the Operating Lease Margin to remain at approximately 25% of operating lease revenue in fiscal 2000.

Notes receivable: Interest income on notes receivable was $22.6 million in fiscal 1999 compared to $6.7 million and $3.1 million in fiscal 1998 and 1997, respectively. During fiscal 1999, Comdisco Ventures originated loans totaling $323.9 million, compared to $57.1 million in fiscal 1998 and $34.3 million in fiscal 1997. See Note 3 of Notes to Financial Statements for information concerning our notes receivable and "Risk Factors that May Effect Future Results" for a discussion of factors that may affect earnings contributions from notes receivable and financial condition.

Sale of equity holdings: Warrant sale proceeds and capital gains for fiscal 1999, 1998 and 1997 were as follows:

                                                            1999   1998   1997
                                                            -----  -----  -----
      Proceeds from sale of equity securities.............. $10.9  $ 2.0  $ 3.9
      Less: Cost of equity securities......................  (5.7)   (.6)   (.5)
                                                            -----  -----  -----
      Capital gains........................................   5.2    1.4    3.4
      Warrant sale proceeds................................  75.5   13.5   13.0
                                                            -----  -----  -----
          Total............................................ $80.7  $14.9  $16.4
                                                            =====  =====  =====

                                    VIII-16

Costs and Expenses

We incur costs and expenses in leasing, principally depreciation on equipment, selling, general and administrative, interest and bad debt expense.

Leasing: Costs and expenses are principally depreciation of equipment. Depreciation is recognized on a straight-line basis over the lease term to our estimate of the equipment's fair market value at lease termination. In addition to depreciation, initial direct costs related to operating leases, primarily salesperson's commissions, are capitalized and amortized over the lease term.

Selling, general and administrative: Our selling, general and administrative expenses consist primarily of costs relating to management compensation, personnel, customer service, finance, billing, administrative services, recruiting, insurance, legal services and depreciation expense. Comdisco provides us finance, billing, administrative services, insurance, budgeting, legal services and other functions through a shared services program. In connection with our business plan, we have hired and expect to continue to hire additional employees. As a result, we expect these expenses to increase as the number of employees increases.

Interest: We fund our business with loans from Comdisco. Interest on inter group loans is computed monthly based on the ending balance.

Bad debt expense: We record an expense for credit losses based on management's estimate of the amounts expected to be lost on specific accounts and for losses on other as of yet unidentified accounts included in the lease and notes receivable portfolio.

Total costs and expenses were $157.3 million, $85.8 million and $70.1 million in fiscal 1999, 1998 and 1997, respectively. The increase in fiscal 1999 and 1998 compared to the prior years is primarily due to the growth in leasing volume and loan originations including higher interest and bad debt expense and increased leasing costs related to increased operating lease revenue.

Selling, general and administrative expenses: Selling, general and administrative expenses totaled $18.2 million in fiscal 1999, $5.8 million in fiscal 1998, and $5.4 million in fiscal 1997. Charges for shared services from Comdisco were $3.0 million, $.5 million and $.5 million in fiscal 1999, 1998 and 1997. The primary reason for the increase in selling, general and administrative expenses in fiscal 1999 compared to 1998 was higher compensation costs. Management compensation is based upon our pretax earnings, which increased 150% in fiscal 1999 compared to fiscal 1998. The increase in fiscal 1998 compared to fiscal 1997 is primarily due to increased personnel costs.

Interest: Interest expense for fiscal 1999 totaled $23.4 million in comparison to $10.8 million in fiscal 1998 and $7.7 million in fiscal 1997. The increases in fiscal 1999 and 1998 compared to the prior year is due to higher average daily borrowings resulting from our increased investment in our lease and loan portfolios. Interest rates on inter group loans from Comdisco were 7.5% in fiscal 1999 and 7.0% in fiscal 1998 and 1997.

Bad debt expense: Bad debt expense for fiscal 1999 totaled $23.2 million compared to $4.8 million in fiscal 1998 and $0.8 million in fiscal 1997. The increase in fiscal 1999 compared to the prior year reflects the increase in lease and loan volume.

Liquidity and Capital Resources

Our operating activities during fiscal 1999, including capital expenditures for equipment and loan originations, were funded primarily by inter group loans from Comdisco. Total net cash provided by Comdisco was

                                    VIII-17

$328.0 million in fiscal 1999, compared to $71.1 million and $42.7 million in fiscal 1998 and 1997. The increase is primarily due to increased business opportunities in leasing and loans. In order to continue to be able to pursue these increased opportunities, we are examining alternative means of funding our activities, including, but not limited to, the establishment of a limited partnership and the offering of partnership interests to a limited number of other investors, in addition to us. The limited partnership, or possibly partnerships, would become a significant source of liquidity for us for fiscal 2000. See "Factors that May Affect Future Results" for a discussion of risk factors relating to liquidity and "Recent Events" for a description of the limited partnership.

As of September 30, 1999, we estimate that future contractual cash flows from leasing and loans could generate gross cash receipts of approximately $724 million in the future, including approximately $262 million in fiscal 2000.

Our capital requirements may vary based upon the timing and the success of implementation of our business plan and as a result of competitive developments or if:

  . demand for our services or our cash flow from operations is less than or more than expected;

  .  development plans or projections change or prove to be inaccurate;

  .  we make any acquisitions or commitments in excess of the current plan;
     or

  . we accelerate or otherwise alter the schedule or targets of our business plan implementation.

While Comdisco has been our primary source of funds, Comdisco has made no formal commitments about its ability or willingness to continue to provide funds beyond fiscal year 2000. There can be no assurance that we will be able to establish an alternative funding source or that if established those sources will provide adequate funds. Accordingly, we cannot offer assurance that we will be able to raise sufficient debt or equity capital on terms that it considers acceptable, if at all. If we are unable to obtain adequate funds on acceptable terms, our ability to fund our expansion or respond to competitive pressures would be significantly impaired.

Risk Factors that May Affect Future Results

We have made loans to and equity purchases from various privately held companies. These companies typically are in an early stage of development and may be expected to incur substantial losses. Accordingly, advances to these companies may not result in any return and we may lose our entire investment and/or principal balance.

Equity instruments we hold are subject to lockups restricting our ability to sell until several months after an initial public offering. The public market for high technology and other emerging growth companies is extremely volatile. Such volatility may adversely affect our ability to dispose of the equity securities and the value of those securities on the date of sale.

We have established working relationships with leading venture capital firms. There can be no assurance that these relationships can be maintained or sustained. To the extent that we are unable to maintain these relationships, our ability to identify potential customers may be substantially impaired.

The current economic environment has been sustained over a number of years and is currently the longest continuous period of economic growth in the last thirty years. This environment has encouraged entrepreneurs to conceive, develop and bring to market new products and services. We target these early-stage companies for its services and products. A slow down in economic growth could materially affect the market in which we operate. Furthermore, a slow down would impact potential investors in any limited partnerships we may form, and this in turn, would have a material impact on our liquidity and access to funds.

Many of the companies to which we make loans or provide equity financing are subject to regulatory authorities and requirements. These regulatory agencies serve the public based on perceived needs and the then political environment. These regulatory agencies also control the business environment for mergers and acquisitions. A change in the administration or a tightening in regulatory requirements and oversight would have a material impact on our customer base, and, potentially, our loan collectability, as well as, the fair market value of our equity holdings.

                                    VIII-18

Qualitative Information About Market Risk

Our primary market risk exposures are interest rate risk and market price risk.

Our interest rate risk is primarily related to our interest-bearing obligations to Comdisco. Our leased assets and notes receivable are at fixed rates, whereas Comdisco's interest-bearing obligations are floating. For new lease or loan transactions, the effects of higher or lower borrowing costs would be reflected in the rates on these transactions. However, for the existing lease and loan portfolio at September 30, 1999, a hypothetical increase of 1% in prevailing interest rates would result in a decrease in net earnings of approximately $3 million.

Our equity securities holdings are subject to market price risk. A 10% decrease in market values would reduce the September 30, 1999 carrying value of our publicly traded equity securities by $20 million. Many of these equity securities are highly volatile stocks.

                                    VIII-19

                               COMDISCO VENTURES

                              FINANCIAL STATEMENTS

             For the Years Ended September 30, 1999, 1998 and 1997
                  (With Independent Auditors' Report Thereon)

   and For the Three Months Ended December 31, 1999 and 1998 (Unaudited)




                                    VIII-20

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Comdisco, Inc.:

We have audited the accompanying balance sheets of Comdisco Ventures (a division of Comdisco, Inc., "the Company") as of September 30, 1999 and 1998, and the related statements of earnings and division equity, and cash flows for each of the years in the three-year period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with general accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, Comdisco Ventures is a division of Comdisco, Inc.; accordingly the financial statements of Comdisco Ventures should be read in conjunction with the audited financial statements of Comdisco, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comdisco Ventures at September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

December 2, 1999
Chicago, Illinois

                                    VIII-21

                               COMDISCO VENTURES

                   STATEMENTS OF EARNINGS AND DIVISION EQUITY
                                 (in thousands)

                                  Three Months
                                     Ended
                                  December 31,    Years Ended September 30,
                                ---------------- ---------------------------
                                  1999    1998     1999      1998     1997
                                -------- ------- --------- -------- --------
                                  (unaudited)
Revenue
Leasing:
  Operating...................  $ 37,882 $25,326 $ 116,678 $ 83,147 $ 61,544
  Direct financing............       111     189     1,389    1,073    2,771
  Sales-type..................       --      --        336      866    4,305
                                -------- ------- --------- -------- --------
    Total leasing.............    37,993  25,515   118,403   85,086   68,620
Sales.........................     2,318   1,269     6,142    7,136    6,942
Interest income on notes......    11,759   2,314    22,580    6,655    3,139
Warrant sale proceeds and
 capital gains................    88,725   7,000    80,731   14,938   16,435
Other.........................       408     151       683      483      195
                                -------- ------- --------- -------- --------
  Total revenue...............   141,203  36,249   228,539  114,298   95,331
                                -------- ------- --------- -------- --------
Cost and expenses
Leasing:
  Operating...................    28,294  18,405    87,860   59,884   42,740
  Sales-type..................       --      --        254      479    3,615
                                -------- ------- --------- -------- --------
    Total leasing.............    28,294  18,405    88,114   60,363   46,355
Sales.........................     1,008   1,036     4,460    3,980    4,423
Selling, general and
 administrative...............    18,422   1,562    18,166    5,793    5,436
Interest......................    10,791   4,014    23,373   10,835    7,670
Bad debt expense..............    21,800     800    23,200    4,786    6,250
                                -------- ------- --------- -------- --------
  Total costs and expenses....    80,315  25,817   157,313   85,757   70,134
                                -------- ------- --------- -------- --------
Earnings before income taxes..    60,888  10,432    71,226   28,541   25,197
Income taxes..................    23,685   4,160    28,402   11,381   10,047
                                -------- ------- --------- -------- --------
Net earnings..................  $ 37,203 $ 6,272 $  42,824 $ 17,160 $ 15,150
                                ======== ======= ========= ======== ========
Division equity at beginning
 of period....................  $199,649 $71,080 $  71,080 $ 53,920 $ 38,770
Net earnings..................    37,203   6,272    42,824   17,160   15,150
Other comprehensive income--
 unrealized gains, net of tax.   114,155  16,374    85,745      --       --
                                -------- ------- --------- -------- --------
    Total comprehensive
     income...................   151,358  22,646   128,569   17,160   15,150
                                -------- ------- --------- -------- --------
Division equity at end of
 period.......................  $351,007 $93,726 $ 199,649 $ 71,080 $ 53,920
                                ======== ======= ========= ======== ========


                See accompanying notes to financial statements.

                                    VIII-22

                               COMDISCO VENTURES

                                 BALANCE SHEETS

                                 (in thousands)

                                                                 September 30,
                                                  December 31, -----------------
                                                      1999       1999     1998
                                                  ------------ -------- --------
                                                  (unaudited)
ASSETS
Equity securities................................  $  423,280  $197,335 $ 16,995
Receivables, net.................................     413,815   341,061   66,425
Inventory of equipment...........................       3,825     1,762    1,120
Leased assets:
  Direct financing and sales-type................       4,398     5,106    7,344
  Operating (net of accumulated depreciation)....     326,409   283,241  182,403
                                                   ----------  -------- --------
  Net leased assets..............................     330,807   288,347  189,747
Other assets.....................................      18,478    17,069    6,956
                                                   ----------  -------- --------
                                                   $1,190,205  $845,574 $281,243
                                                   ==========  ======== ========
LIABILITIES AND DIVISION EQUITY
Inter-group payable..............................  $  638,299  $533,297 $189,281
Accounts payable.................................         384       329      561
Deferred income taxes............................     147,973    72,265    4,116
Other liabilities................................      52,542    40,034   16,205
                                                   ----------  -------- --------
                                                      839,198   645,925  210,163
                                                   ----------  -------- --------
Division equity..................................     351,007   199,649   71,080
                                                   ----------  -------- --------
                                                   $1,190,205  $845,574 $281,243
                                                   ==========  ======== ========


                See accompanying notes to financial statements.

                                    VIII-23

                               COMDISCO VENTURES

                            STATEMENTS OF CASH FLOWS

                                 (in thousands)

                           Three Months
                               Ended
                           December 31,        Years Ended September 30,
                         ------------------  -------------------------------
                           1999      1998      1999       1998       1997
                         --------  --------  ---------  ---------  ---------
                            (unaudited)
Cash flows from
 operating activities:
  Operating lease and
   other leasing
   receipts............. $ 40,486  $ 26,239  $ 117,504  $  91,632  $  80,051
  Leasing costs,
   primarily rentals
   paid.................     (193)      (37)       (90)    (1,269)      (111)
  Sales.................    3,527     1,269      6,671      7,220      6,104
  Cost of sales.........   (1,007)      (35)      (113)      (980)      (423)
  Warrant proceeds......   92,044     7,000     80,731     14,938     16,435
  Promissory note
   receipts.............   51,240     8,288     66,912     32,685     15,753
  Other revenue.........    1,172       150     15,231      6,883      3,334
  Selling, general, and
   administrative
   expenses.............   (9,009)   (7,407)    (7,546)    (6,794)    (5,435)
                         --------  --------  ---------  ---------  ---------
      Net cash provided
       by operating
       activities.......  178,260    35,467    279,300    144,315    115,708
                         --------  --------  ---------  ---------  ---------
Cash flows from
 investing activities:
  Equipment purchased
   for leasing..........  (79,447)  (38,942)  (205,624)  (114,188)   (91,297)
  Purchase of property
   and equipment........      (50)       (2)      (324)      (140)      (249)
  Equity investments....  (36,210)   (3,584)   (39,641)    (7,945)    (4,294)
  Issuance of promissory
   notes................ (128,604)  (67,420)  (323,876)   (57,213)   (34,319)
  Other.................    1,690       --      (5,558)     2,366     16,273
                         --------  --------  ---------  ---------  ---------
      Net cash used in
       investing
       activities....... (242,621) (109,948)  (575,023)  (177,120)  (113,886)
                         --------  --------  ---------  ---------  ---------
Cash flows from
 financing activities:
  Net change in inter-
   group loans..........   64,361    74,481    295,723     32,931     (1,948)
  Principal payments on
   nonrecourse debt.....      --        --         --        (126)       126
                         --------  --------  ---------  ---------  ---------
      Net cash provided
       by financing
       activities.......   64,361    74,481    295,723     32,805     (1,822)
                         --------  --------  ---------  ---------  ---------
      Net increase in
       cash and cash
       equivalents......      --        --         --         --         --
Cash and cash
 equivalents at
 beginning of period....      --        --         --         --         --
                         --------  --------  ---------  ---------  ---------
Cash and cash
 equivalents at end of
 period................. $    --   $    --   $     --   $     --   $     --
                         ========  ========  =========  =========  =========
Reconciliation of net
 earnings to net cash
 provided by operating
 activities:
  Net earnings.......... $ 37,203  $  6,272  $  42,824  $  17,160  $  15,150
  Adjustments to
   reconcile net
   earnings to net cash
   provided by operating
   activities:
    Leasing costs,
     primarily
     depreciation and
     amortization.......   28,102    18,368     88,024     59,094     46,244
    Leasing revenue.....    2,493       724      2,238      6,231     11,425
    Principal portion of
     promissory notes...   39,481     5,973     44,332     26,030     12,614
    Cost of sales.......      --      1,001      4,347      3,000      4,000
    Selling, general,
     and administrative
     expenses...........   31,213    (4,954)    33,820      3,785      6,251
    Income taxes........   23,685     4,069     28,402     11,381     10,047
    Interest............   10,791     4,014     23,373     10,835      7,670
    Other--net..........    5,292       --      11,940      6,799      2,307
                         --------  --------  ---------  ---------  ---------
      Net cash provided
       by operating
       activities....... $178,260  $ 35,467  $ 279,300  $ 144,315  $ 115,708
                         ========  ========  =========  =========  =========

                See accompanying notes to financial statements.

                                    VIII-24

                               COMDISCO VENTURES

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Nature of Operations

Formed in 1987 as a division of Comdisco, Inc., Comdisco Ventures (the "Company") provides a wide variety of financing products to venture capital-backed start-up companies. These include equipment leases and loans, subordinated debt, receivables financing, and equity financing. Its principal market is North America.

The Company's cash activity is reflected through the intracompany payable account. Interest expense on each payable account, which amounted to $23,373, $10,835, and $7,670 in the years ended September 30, 1999, 1998, and 1997, respectively, is included in interest expense in the accompanying financial statements.

The Company is allocated certain shared services and support activity of Comdisco, Inc., consisting of, among other things, financial and accounting services, information system services, certain selling and marketing activities, executive management, human resources, corporate finance, legal and corporate planning activities. Such allocated expenses amounted to $3,000 during the year ended September 30, 1999 and $1,000 in both of the years ended September 30, 1998 and 1997. The Company was allocated such expenses based on use and other criteria which management believes is reasonable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company is included in the consolidated Federal and state income tax returns of Comdisco, Inc. Income tax expense has been computed as if the Company filed its own income tax returns. Related current tax liabilities are settled through the intracompany payable account.

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

Lease Accounting

See Note 4 and 5 of Notes to Financial Statements for a description of lease accounting policies, lease revenue recognition and related costs.

Inventory of Equipment

Inventory of equipment is stated at the lower of cost or market by categories of similar equipment.

Furniture and Equipment

Furniture and equipment is carried at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Furniture and equipment is included as a component of other assets.

                                    VIII-25

                               COMDISCO VENTURES

Investments in Equity Securities

The Company determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation at each balance sheet date. Marketable securities classified as available-for-sale are carried at fair value, based on quoted market prices, net of market value discount to reflect any restrictions on transferability, with unrealized gains and losses reported as a separate component of division equity. Equity investments for which there is no readily determinable fair value are carried at cost, less any appropriate valuation allowance.

Warrants

The Company's investments in warrants (received in connection with its lease or other financings) are initially recorded at zero cost and carried in the financial statements as follows:

  . Warrants that meet the criteria for classification as available-for-sale are carried at fair value based on quoted market prices with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

  .Warrants that do not meet the criteria for classification as available-for-sale are carried at zero value.

The proceeds received from the sale or liquidation are recorded as earnings when received.

Stock-Based Compensation

The Company utilizes the intrinsic value based method of accounting for its stock-based compensation arrangements.

Interim Financial Information

The unaudited financial statements as of December 31, 1999 and for the three month periods ended December 31, 1999 and 1998 include, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's financial position, results of operations, and cash flows for such periods.

(2) Equity Securities

The Company invests in equity instruments of privately-held companies in networking, communications, software, Internet-based and other industries. For equity instruments, which are non-quoted investments, the Company's policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values. The Company identifies and records impairment losses on equity securities when events and circumstances indicate that such assets might be impaired. During 1999 and 1998, certain of these investments in privately-held companies became available-for-sale securities when the investees completed initial public offerings.

Equity securities include the following as of September 30:

                                                                  1999    1998
                                                                -------- -------
                                                                 (in thousands)
      Available-for-sale-securities:
        Cost..................................................  $  7,735 $ 3,390
        Unrealized gain.......................................   142,612     --
                                                                -------- -------
        Market value..........................................   150,347   3,390
                                                                -------- -------
      Equity instruments (at cost less valuation adjustments).    46,988  13,605
                                                                -------- -------
        Carrying value........................................  $197,335 $16,995
                                                                ======== =======

Realized gains or losses are recorded upon disposition of investments based upon the difference between the proceeds and the cost basis determined using the specific identification method. All other changes in the valuation

                                    VIII-26

                               COMDISCO VENTURES
of portfolio investments are included as changes in the unrealized appreciation or depreciation of investments in the other comprehensive income. Net realized gains from the sales of equity investments were $5,161, $1,396, and $3,425 in fiscal 1999, 1998 and 1997, respectively. Gross realized gains from the sales of equity securities were $7,646 in fiscal 1999, $2,084 in fiscal 1998, and $3,515 in fiscal 1997.

The Company records the proceeds received from the sale or liquidation of warrants received in conjunction with its lease or other financings as income when received. These proceeds were $75,570, $13,542 and $13,010 in fiscal 1999, 1998, and 1997, respectively.

(3) Receivables

Receivables include the following at September 30:

                                                                1999     1998
                                                              --------  -------
      Equipment loans........................................ $ 85,088  $31,311
      Subordinated loans.....................................  249,565   32,521
      Receivable financing and other.........................    5,477      --
      Nonperforming loans....................................    2,975    1,487
                                                              --------  -------
      Total notes receivable.................................  343,105   65,319
      Accounts...............................................    7,148    3,325
      Other..................................................    7,321    3,781
                                                              --------  -------
      Total receivables......................................  357,574   72,425
      Allowance for credit losses............................  (16,513)  (6,000)
                                                              --------  -------
          Total.............................................. $341,061  $66,425
                                                              ========  =======

The Company provides loans to early-stage high technology privately held companies in networking, communications, software, and Internet-based and other industries. The Company's loans are generally structured as equipment loans or subordinated loans.

The amount of each loan varies, but generally does not exceed $10.0 million. The loans bear fixed interest rates with coupons currently ranging from 8.0% to 13.0% per annum. In addition, loan processing fees typically ranging from 0.75% to 1.5% of the principal amount of the loan may be paid at loan closing. As part of the loan transaction, the Company receives warrants to purchase or the right to convert into an equity interest in the borrower at a nominal exercise price. The amount of the warrants received and the exercise price varies based upon borrower-specific valuation factors. Loans provide current income from interest and fees.

Contractual maturities of total notes receivables as of September 30, 1999, were as follows: 2000--$130,000; 2001--$153,000; 2002--$107,000; 2003 and
thereafter--$13,000. Actual cash flows will vary from contractual maturities due to prepayments and charge-offs

Changes in the allowance for credit losses (combined notes and accounts receivables) for the years ended September 30 were as follows:

                                                        1999     1998     1997
                                                      --------  -------  ------
      Balance at beginning of year................... $  6,000  $ 5,500  $  --
      Provision for credit losses....................   23,200    4,786   6,250
      Net credit losses..............................  (12,687)  (4,286)   (750)
                                                      --------  -------  ------
      Balance at end of year......................... $ 16,513  $ 6,000  $5,500
                                                      ========  =======  ======

                                    VIII-27

                               COMDISCO VENTURES

(4) Lease Accounting Policies

FASB Statement of Financial Accounting Standards No. 13 requires that a lessor account for each lease by either the direct financing, sales-type or operating method.

Leased Assets

  . Direct financing and sales-type leased assets consist of the present value of the future minimum lease payments plus the present value of the residual (collectively referred to as the net investment). Residual is the estimated fair market value at lease termination. In estimating the equipment's fair value at lease termination, the Company relies on historical experience by equipment type and manufacturer and, where available, valuations by independent appraisers, adjusted for known trends. The Company's estimates are reviewed continuously to ensure realization, however the amounts the Company will ultimately realize could differ from the estimated amounts.

  . Operating leased assets consist of the equipment cost, less the amount depreciated to date.

Revenue, Costs and Expenses

  . Direct financing leases--Revenue consists of interest earned on the present value of the lease payments and residual. Revenue is recognized periodically over the lease term as a constant percentage return on the net investment. There are no costs and expenses related to direct financing leases since leasing revenue is recorded on a net basis.

  . Sales-type leases--Revenue consists of the present value of the total contractual lease payments which is recognized at lease inception. Costs and expenses consist of the equipment's net book value at lease inception, less the present value of the residual. Interest earned on the present value of the lease payments and residual, which is recognized periodically over the lease term as a constant percentage return on the net investment, is included in direct financing lease revenue in the statement of earnings.

    Operating leases--Revenue consists of the contractual lease payments and is recognized on a straight-line basis over the lease term. Costs and expenses are principally depreciation of the equipment. Depreciation is recognized on a straight-line basis over the lease term to the Company's estimate of the equipment's fair market value at lease termination, also commonly referred to as "residual" value. In estimating the equipment's fair value at lease termination, the Company relies on historical experience by equipment type and manufacturer and, where available, valuations by independent appraisers, adjusted for known trends. The Company's estimates are reviewed continuously to ensure realization, however the amounts the Company will ultimately realize could differ from the amounts assumed in determining depreciation on the equipment in the operating lease portfolio at September 30, 1999.

  . Initial direct costs related to operating and direct financing leases, including salesperson's commissions, are capitalized and amortized over the lease term.

(5) Leased Assets

The components of the net investment in direct financing and sales-type leases as of September 30 are as follows:

                                 1999    1998
                                ------  ------
      Minimum lease payments
       receivable.............  $5,540  $7,876
      Estimated residual
       values.................     181     717
      Less: unearned revenue..    (615) (1,249)
                                ------  ------
      Net investment in direct
       financing and sales-
       type leases............  $5,106  $7,344
                                ======  ======

                                    VIII-28

                               COMDISCO VENTURES

Unearned revenue is recorded as leasing revenue over the lease terms.

The following is a schedule of future minimum lease payments to be received under direct financing and sales-type leases, based on contractual terms in existence as of September 30, 1999:

                                              Minimum
                                              payments
                                              --------
             Years ending September 30,
               2000..........................  $3,147
               2001..........................   1,954
               2002..........................     422
               2003..........................      17
               2004..........................     --
                                               ------
                                               $5,540
                                               ======

Operating leased assets include the following as of September 30:

                                                               1999      1998
                                                             --------  --------
      Operating leased assets............................... $432,862  $294,352
      Less: accumulated depreciation
       And amortization..................................... (149,621) (111,949)
                                                             --------  --------
      Net................................................... $283,241  $182,403
                                                             ========  ========

The following is a schedule of future minimum rental payments to be received under operating leases, based on contractual terms in existence as of September 30, 1999:

                                              Minimum
                                              payments
                                              --------
             Years ending September 30,
               2000.......................... $129,127
               2001..........................  109,085
               2002..........................   66,515
               2003..........................   10,565
               2004..........................      --
                                              --------
                                              $315,292
                                              ========

(6) Lease Portfolio Information

The size of the Company's lease portfolio can be measured by the cost of leased assets at the date of lease inception. Cost at lease inception represents either the equipment's original cost or its net book value at termination of a prior lease. The following table summarizes, by year of lease commencement and by year of projected lease termination, the cost at lease inception for all leased assets recorded at September 30, 1999:

                                                    Projected year of lease
                                       Cost at            termination
                                        lease   --------------------------------
      Year lease Commenced            inception  2000    2001     2002    2003
      --------------------            --------- ------- ------- -------- -------
      1995 and prior................. $ 10,476  $10,156 $   320 $    --  $   --
      1996...........................   39,838   38,168   1,393      277     --
      1997...........................   77,909   45,338  31,636      461     474
      1998...........................  113,881    3,942  40,899   64,508   4,532
      1999...........................  204,202       13   9,325  115,465  79,399
                                      --------  ------- ------- -------- -------
                                      $446,306  $97,617 $83,573 $180,711 $84,405
                                      ========  ======= ======= ======== =======

                                    VIII-29

                               COMDISCO VENTURES

The following table summarizes the estimated net book value at lease termination for all leased assets recorded at September 30, 1999. The table is presented by year of lease commencement and by year of projected lease termination:

                                        Net book      Projected year of lease
                                        value at            termination
                                          lease    -----------------------------
      Year lease Commenced             termination  2000    2001   2002    2003
      --------------------             ----------- ------- ------ ------- ------
      1996............................   $ 3,625   $ 3,625 $  --  $   --  $  --
      1997............................    10,306     6,421  3,885     --     --
      1998............................    11,790       509  4,549   6,732    --
      1999............................    24,209       --     636  13,710  9,863
                                         -------   ------- ------ ------- ------
                                         $49,930   $10,555 $9,070 $20,442 $9,863
                                         =======   ======= ====== ======= ======

(7) Income Taxes

The Company files its U.S. income tax return as part of the consolidated return with its parent. In accordance with a tax sharing agreement, the Company records its income tax liabilities on a separate return basis.

The components of the income tax provision (benefit) charged (credited) to operations were as follows:

                                                         1999    1998     1997
                                                        ------- -------  -------
      Current:
        U.S. Federal................................... $13,899 $ 9,280  $ 4,776
        U.S. state and local...........................   3,220   2,150    1,106
                                                        ------- -------  -------
                                                         17,119  11,430    5,882
                                                        ------- -------  -------
      Deferred:
        U.S. Federal...................................   9,161     (40)   3,382
        U.S. state and local...........................   2,122      (9)     783
                                                        ------- -------  -------
                                                         11,283     (49)   4,165
                                                        ------- -------  -------
          Total tax provision.......................... $28,402 $11,381  $10,047
                                                        ======= =======  =======

The reasons for the difference between the U.S. Federal income tax rate and the effective income tax rate for earnings were as follows:

                                                                Percent of pre-
                                                                 tax earnings
                                                               -----------------
                                                               1999  1998  1997
                                                               ----- ----- -----
      U.S. Federal income tax rate...........................  35.0% 35.0% 35.0%
      Increase resulting from-state income taxes, Net of U.S.
       Federal tax benefit...................................   4.9%  4.9%  4.9%
                                                               ----- ----- -----
                                                               39.9% 39.9% 39.9%
                                                               ===== ===== =====

                                    VIII-30

                               COMDISCO VENTURES

Deferred tax assets and liabilities at September 30, 1999 and 1998 were as follows:

                                                              1999      1998
                                                            --------  --------
      Deferred tax assets (liabilities):
        Investments........................................ $  3,504  $  3,504
        Accounts receivable................................    1,968       848
        Lease accounting...................................  (18,411)  (11,858)
        Deferred income....................................   (2,450)    3,390
        Accumulated other comprehensive income.............  (56,867)      --
                                                            --------  --------
      Gross deferred tax assets (liabilities)..............  (72,256)   (4,116)
          Less: valuation allowance........................      --        --
                                                            --------  --------
      Net deferred tax assets (liabilities)................ $(72,256) $ (4,116)
                                                            ========  ========

(8) Commitments

The Company leases office spaces under operating leases that expire periodically through February 29, 2004. Under the renewal options of the agreement, the Company may extend the lease terms. Rent expense was $272, $198 and $161 in fiscal 1999, 1998 and 1997, respectively. Minimum lease payments for the office spaces are as follows:

                                         Minimum lease
                                           payments
                                         -------------
             Years ending September 30,
               2000.....................     $214
               2001.....................      218
               2000.....................       25
               2003.....................       25
               2004 and thereafter......       11
                                             ----
                                             $493
                                             ====

(9) Fair Value of financial instruments

The estimated fair value of the Company's financial instruments are as follows:

                                                     1999            1998
                                               ---------------- ---------------
                                               Carrying  Fair   Carrying  Fair
                                                amount   value   amount  value
                                               -------- ------- -------- ------
      Assets:
        Equity securities..................... 197,335  197,335  16,995  16,995
        Notes receivable including noncurrent
         portion.............................. 341,061  341,061  66,425  66,425

Fair values were determined as follows:

  . Equity instruments are based on quoted market prices for available-for-sale securities, and, for non-quoted equity instruments, based on the lower of management's estimates of fair value or cost. The Company's investment in warrants of public companies were valued at the bid quotation.

  . Notes receivable are estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar business profiles.

                                    VIII-31

                               COMDISCO VENTURES

                   NOTES TO FINANCIAL STATEMENTS--(Concluded)


(10) Comprehensive Income

Comprehensive income for the year ended September 30, 1999 is comprised as follows:

      Net income...................................................... $ 42,824
      Other comprehensive income:
        Unrealized gains on marketable equity securities..............  142,612
        Less income tax expense.......................................   56,867
                                                                       --------
          Total comprehensive income.................................. $128,569
                                                                       ========

                                    VIII-32

-------------------------------------------------------------------------------




PROXY
                              [LOGO OF COMDISCO]

   This Proxy is Solicited by the Board of Directors in Connection With the
                        Special Meeting of Stockholders

                           10:00 A.M. (C.S.T.)

                         Thursday, April 20, 2000

              PLACE: Comdisco, Inc.

                  6111 N. River Road
                  Rosemont, Illinois 60018

PROXY: NICHOLAS K. PONTIKES and PHILIP A. HEWES and each of them, are hereby appointed by the undersigned as Proxies with full power of substitution, to vote all the shares of common stock held of record by the undersigned on Thursday, April 20, 2000 at the Special Meeting of Stockholders of Comdisco, Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

  1. Call toll free 1-800-840-1208 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call; or

  2. Vote by Internet at http://www.eproxy.com/cdo; or

  3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

                       TO VIEW OUR PROXY STATEMENT ONLINE
                         GO TO: http://www.comdisco.com

   The Board of Directors recommends a vote FOR the approval of the tracking stock proposal.
-------------------------------------------------------------------------------
                                                              Please mark
                                                             your votes as  [X]
                                                              indicated in
                                                              this example
1. The approval of the tracking stock proposal as described in the accompanying proxy statement.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

                       For        Against        Abstain
                       [_]          [_]            [_]

I consent to future access to the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.
                                    [_]

                                   Date
                                       ----------------------------------------

                                   --------------------------------------------
                                   Signature

                                   --------------------------------------------
                                   Signature, if Jointly Held

                                   Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.


     *** IF YOU WISH TO VOTE BY TELEPHONE OR BY INTERNET, PLEASE READ THE
                            INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

              Your vote is important!    .    Vote 24 hours a day

                     It's your choice: fast, convenient--
               and your vote is immediately confirmed and posted

[X] Vote by Telephone

Just follow these 4 easy steps:

1. Read the accompanying Proxy Statement. Keep this proxy card handy as a reference while you vote.

2. Call the toll-free number 1-800-840-1208 on a touch-tone telephone anytime prior to 3:00 p.m. (C.S.T.) on April 19, 2000. There is no charge for this call.

3. Enter your Control Number located on the lower right-hand corner of this proxy card.

4. Follow the recorded instructions.


or [X] Vote by Internet

Just follow these 4 easy steps:

1. Read the accompanying Proxy Statement. Keep this proxy card handy as a reference while you vote.

2. Go to ChaseMellon's website regis-tration page at http://www.eproxy.com/cdo anytime prior to 3:00 p.m. (C.S.T.) on April 19, 2000.

3. Enter your Control Number located on the lower right-hand corner of this proxy card.

4. Follow the instructions at http://www.eproxy.com/cdo.


Your telephone or Internet vote authorizes the named Proxies to vote in the same manner as if you marked, signed and returned your proxy card. It is not necessary to return the printed proxy card if you vote by telephone or Internet.

                              [LOGO OF COMDISCO]


                         VOTING INSTRUCTION STATEMENT
                        Special Meeting of Stockholders

                              10:00 A.M. (C.S.T.)

                           Thursday, April 20, 2000

                    PLACE: Comdisco, Inc.
                           6111 N. River Road
                           Rosemont, Illinois 60018

      THIS VOTING INSTRUCTION STATEMENT IS CONTINUED ON THE REVERSE SIDE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

   The Board of Directors recommends a vote FOR the approval of the tracking stock proposal.
-------------------------------------------------------------------------------
                                                            Please mark
                                                           your votes as   [X]
                                                           indicated in
                                                           this example

                         VOTING INSTRUCTION STATEMENT

I am a participant in Comdisco's Retirement Plan (the "Plan") which is sponsored by Comdisco, Inc. (the "Company"). I have received and carefully reviewed a copy of the Company's Notice of Special Meeting and Proxy Statement dated March 20, 2000. I hereby instruct the Trustee of the Plan, Putnam Investments ("Plan Trustee"), to vote all of the shares of the Company allocated to my account under the Plan in accordance with the directions given below. I understand that if I, the participant, do not direct the Plan Trustee, my shares will not be voted.

1. The approval of the tracking stock proposal as described in the accompanying proxy statement.

                        For      Withhold      Abstain
                        [_]        [_]           [_]

2. In its discretion, the Plan Trustee is authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

                                   Shares allocated to my Plan account:
                                                                       ---------
                                   Dated                                   ,2000
                                         ----------------------------------

                                   ---------------------------------------------
                                   Print Name

                                   ---------------------------------------------
                                   Print Social Security Number

                                   ---------------------------------------------
                                   Signature

     *** IF YOU WISH TO VOTE BY TELEPHONE OR BY INTERNET, PLEASE READ THE
                            INSTRUCTIONS BELOW ***

================================================================================
                             FOLD AND DETACH HERE

                           Your vote is important!

             Instruct the Plan Trustee how to vote 24 hours a day

          It's your choice: fast, convenient--and your instruction is immediately confirmed and posted

[X] By Telephone

Just follow these 4 easy steps:

1. Read the accompanying Proxy Statement. Keep this voting instruction card handy as a reference while you vote.

2. Call the toll-free number 1-800-840-1208 on a touch-tone telephone anytime prior to 3:00 p.m. (C.S.T.) on April 19, 2000. There is no charge for this call.

3. Enter your Control Number located on the lower right-hand corner of this voting instruction card.

4. Follow the recorded instructions.


or [X] By Internet

Just follow these 4 easy steps:

1. Read the accompanying Proxy Statement. Keep this voting instruction card handy as a reference while you vote.

2. Go to ChaseMellon's website registration page at http://www.eproxy.com/cdo anytime prior to 3:00 p.m. (C.S.T.) on April 19, 2000.

3. Enter your Control Number located on the lower right-hand corner of this voting instruction card.

4. Follow the instructions at http://www.eproxy.com/cdo.


 Your telephone or Internet instruction authorizes the Plan Trustee to vote in the same manner as if you marked, signed and returned your voting instruction card. It is not necessary to return the printed voting instruction card if you provide your instruction by telephone or Internet.

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

     PLAN PARTICIPANTS MAY INSTRUCT THE PLAN TRUSTEE HOW TO VOTE THE SHARES
             ALLOCATED TO THEIR ACCOUNT IN ONE OF THREE WAYS:

  1. Call toll free 1-800-840-1208 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call; or

  2. Vote by Internet at http://www.eproxy.com/cdo; or

  3. Mark, sign and date your voting instruction statement and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

                       TO VIEW OUR PROXY STATEMENT ONLINE
                         GO TO: http://www.comdisco.com